Use these links to rapidly review the document

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on July 16, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pintec Technology Holdings Limited
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant's name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

216, 2/F East Gate, Pacific Century Place
No. A2 Gongti North Road
Chaoyang District, Beijing
People's Republic of China
+86 (10) 8564-3600
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
(302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen's Road Central, Hong Kong +852 3740-4700	Chris K.H. Lin, Esq. Daniel Fertig, Esq. Simpson Thacher & Bartlett LLP c/o 35th Floor, ICBC Tower 3 Garden Road Central, Hong Kong +852 2514-7600

Approximate date of commencement of proposed sale to the public:
as soon as practicable after the effective date of this registration statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☒

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Class A ordinary shares, par value US$0.000125 per share(2)(3)	US$70,000,000	US$8,715.00

(1)
Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)
Includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public, and also includes Class A ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.

(3)
American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No.333-          ). Each American depositary share represents            Class A ordinary shares.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated                        , 2018

American Depositary Shares

Pintec Technology Holdings Limited

Representing            Class A Ordinary Shares

        This is the initial public offering of American depositary shares, or ADSs, of Pintec Technology Holdings Limited.

        We are offering            ADSs. Each ADS represents            of our Class A ordinary shares, par value US$0.000125 per share.

        Prior to this offering, there has been no public market for our ADSs or our ordinary shares. We intend to list the ADSs on the Nasdaq Global Market under the symbol "PT."

        We are an "emerging growth company" under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

        Immediately prior to the completion of this offering, our outstanding share capital will consist of Class A ordinary shares and Class B ordinary shares, and our three core founders, Mr. Wei Wei, Mr. Jun Dong and Ms. Xiaomei Peng, will beneficially own all of our issued Class B ordinary shares. These Class B ordinary shares will constitute approximately        % of our total issued and outstanding share capital immediately after the completion of this offering and        % of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering, assuming the underwriters do not exercise their over-allotment option. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote, and is not convertible into Class B ordinary share under any circumstances. Each Class B ordinary share is entitled to fifteen votes, subject to certain conditions, and is convertible into one Class A ordinary share at any time by the holder thereof.

        Investing in our ADSs involves a high degree of risk. See "Risk Factors" beginning on page 18.

        Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Total

Initial public offering price	US$	US$

Underwriting discount	US$	US$

Proceeds, before expenses, to us	US$	US$

        To the extent the underwriters sell more than            ADSs, the underwriters have a 30-day option to purchase up to an additional            ADSs from us at the initial public offering price less the underwriting discount.

        The underwriters expect to deliver the ADSs against payment in U.S. dollars to purchasers on or about                        ,  2018.

Goldman Sachs (Asia) L.L.C.	Deutsche Bank Securities	Citigroup

Prospectus dated                                    , 2018

BUSINESS
PARTNERS
FINANCIAL
PARTNERS

We are a

TECHNOLOGY COMPANY

We enable partners to provide financial services more efficiently and effectively

PINTEC
品钛

        You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the ADSs only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ADSs.

        We have not taken any action to permit a public offering of the ADSs outside the United States or to permit the possession or distribution of this prospectus or any filed free writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any filed free writing prospectus must inform themselves about and observe any restrictions relating to the offering of the ADSs and the distribution of this prospectus or any filed free writing prospectus outside the United States.

        Until                    , 2018 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade ADSs, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

 PROSPECTUS SUMMARY

        The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our ADSs discussed under "Risk Factors," before deciding whether to buy our ADSs. This prospectus contains information from a report commissioned by us and prepared by Oliver Wyman, an independent management consulting firm, to provide information on the online consumer finance industry and online wealth management industry in China.

Our Business

        We operate a leading independent technology platform enabling financial services in China in terms of loan volume facilitated, according to Oliver Wyman. We connect business partners and financial partners on our open platform and enable them to provide financial services to end users efficiently and effectively. We empower our business partners by providing them with the capability to add a financing option to their product offerings. We help our financial partners adapt to the new digital economy by enabling them to access the online population that they could not otherwise reach efficiently or effectively.

        Our independent platform enables us to meet the wide range of needs of our partners and their customers. We offer point-of-sale financing solutions, personal installment loan solutions, business installment loan solutions, wealth management solutions and insurance solutions that are tailored to the needs of our business and financial partners. We also provide them with other tools that supplement those solutions. Our partners can adopt our solutions to provide financial services as a white label solution, through co-branding or under our own brand, allowing them to leverage our expertise while focusing on their own core businesses. As we continue to grow rapidly, serve more partners and end users and accumulate more data, our platform also generates strong network effects for everyone involved.

  •
  Business partners.  Our business partners include both online and offline businesses and both consumer-facing and business-facing ones, and they cover a wide range of industry verticals including online travel, e-commerce, telecommunications, online education, SaaS platform, financial technology, internet search, and online classifieds and listings. We enable our business partners to fulfill the financial needs of their customers with point-of-sale financing, personal and business installment loans, wealth management products and insurance products. Our solutions help our business partners generate additional incremental sales of their own products, increase customer satisfaction and better monetize their customer base. We have 179 business partners as of March 31, 2018.

  •
  Financial partners.  Our financial partners include banks, brokers, insurance companies, investment funds and trusts, consumer finance companies, peer-to-peer platforms and other similar institutions. We enable our financial partners to efficiently expand the scope of their products and services to new areas such as internet point-of-sale installment loans and online wealth management products and extend their reach to a much wider customer base. Our solutions and tools provide our financial partners both data and the means to process, analyze, and use the data to access and serve their customers on a large scale in a cost-efficient manner. We have 81 financial partners as of March 31, 2018.

  •
  End users.  Most end users are the customers of our business partners who have borrowed loans, invested in wealth management products or purchased insurance products through one of the solutions that we provide to our business partners. Our solutions provide end users with more accessible and affordable credit and tailored wealth management and insurance products. We have approximately 21.0 million registered users for our point-of-sale financing and our personal and business installment loan solutions as of March 31, 2018. Since our inception, we have facilitated loans by our financial partners for over 3.8 million cumulative unique borrowers with an aggregate of RMB23.9 billion (US$3.8 billion) in loans as of March 31, 2018, and have facilitated transactions for over 168,000 cumulative unique investors through our wealth management solutions with a cumulative transaction amount of RMB3.7 billion (US$590 million). Unique investors and unique borrowers are identified by their government-issued identification numbers, which they are required to provide when registering on our platform, borrowing loans and making investments.

        Our massive big data storage, which we call Data Lake, and our highly scalable external data querying and computation system, which we call Data Service Bus, drive our advanced risk assessment and our credit assessment engine. Data Lake is a dynamic data pool that is constantly evolving with increasing credit bureau data, transactional data, behavioral data, social data and demographic data accumulated on our platform and additional data accessed from third parties. With the support of strong underlying infrastructure such as Data Lake and Data Service Bus, we designed and patented our industry leading risk assessment and credit assessment engine, which evaluates both fraud and credit risks on the basis of over 10,000 data points and a series of different credit models utilizing machine learning technologies to automatically provide personalized, accurate and instant credit decisions with risk-based pricing. The combination of our advanced risk assessment and credit assessment engine, Data Lake and Data Service Bus enables us to make pricing decisions in most cases within seconds with no manual intervention. We apply big data analytics and machine learning technologies to the entire value chain of our lending solutions, from user acquisition to credit assessment, user valuations, customer management and collection services. As an independent platform, we do not rely only on proprietary data from a single ecosystem and thus can aggregate data from a variety of sources and serve the many different needs of our partners and end users. We also partner with a few independent third parties with unique in-house data to customize a set of data features specifically catered for our lending and wealth management solutions.

        Our scalable and reliable technology infrastructure enables a very high degree of automation and exceptional connectivity and stability for partners to integrate our solutions, which enable us to improve our operating efficiency and to rapidly scale our network of partners. We have a number of lending solution modules and wealth management solution modules which can be customized in different configurations to produce standalone or end-to-end financial solutions across the value chain, as needed. Some modules can also be set up and prepared within our partners' systems. Seamless integration with our partners' systems enables us to better serve their needs and maintain long-term relationships with them. Our technology infrastructure is continually being developed and extended by our experienced team of 199 technology employees, representing 47% of our total employees, as of March 31, 2018.

        We have experienced significant growth since we launched our first product in June 2015. In 2016 and 2017, our solutions facilitated over 8.5 million and 21.3 million loan applications, respectively, and a total of RMB4.8 billion and RMB15.2 billion (US$2.4 billion) in loans, respectively. In the first quarter of 2017 and 2018, we facilitated over 4.4 million and 4.8 million loan applications, respectively, and a total of RMB2.3 billion and RMB3.8 billion (US$0.6 billion) in loans, respectively. Our total revenues grew from RMB54.9 million in 2016 to RMB568.7 million (US$90.7 million) in 2017, and increased from RMB63.6 million in the first quarter of 2017 to RMB279.4 million (US$44.5 million) in the first quarter of 2018. Our net loss decreased by 57.7% from RMB200.5 million in 2016 to RMB84.9 million (US$13.5 million) in 2017, and changed from a net loss of RMB35.5 million in the first quarter of 2017 to a net income of RMB14.6 million (US$2.3 million) in the first quarter of 2018. Our adjusted net loss, which is a non-GAAP measure, decreased significantly from RMB174.8 million in 2016 to RMB53.8 million (US$8.5 million) in 2017, and changed from an adjusted net loss of RMB27.8 million in the first quarter of 2017 to an adjusted net income of RMB23.5 million (US$3.8 million) in the first quarter of 2018. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measure."

Our Industry

        Technology enablement is a new type of business model in the financial services industry that is different from mainstream financial services. Technology enablement platforms act as a link between business ecosystems and traditional financial institutions and deliver "technology as a service" to bring financial services to platforms that look to provide such services. The emergence of technology enablement platforms has empowered both business ecosystems and traditional financial institutions to reach the unserved or underserved market and engage customers more effectively.

        The rapid development of both the consumer finance industry and the wealth management industry, and in particular the rise of online and mobile channels to deliver financial products and services, has prompted the development of consumer finance enablement platforms and wealth management enablement platforms, as well as enablement platforms with unified offerings. According to Oliver Wyman, the outstanding balance of the consumer finance market in China is projected to grow to RMB23.2 trillion (US$3.7 trillion) by the end of 2022, representing a compound annual growth rate, or CAGR, of 23.2% between 2017 and 2022. In addition, it is expected that the growth in the outstanding balance of loans facilitated through online consumer finance enablement platforms in China will be significant, reaching RMB723.2 billion (US$115.3 billion) in 2022, representing a CAGR of 35.3% between 2017 and 2022 according to Oliver Wyman. On the other hand, assets under management of non-traditional financial institutions are expected to grow to RMB19.6 trillion (US$3.1 trillion) by the end of 2022, representing a CAGR of 27.9% between 2017 and 2022, suggesting significant growth opportunities for wealth management enablement platforms and newly emerging robo-advisory services.

        The following factors are key for technology enablement platforms to succeed in the financial service industry:

  •
  Comprehensive products and services that monetize cross-selling opportunities

  •
  Quantity, diversity and stickiness of business ecosystem partners and traditional financial institution partners

  •
  Open platform that generates network effects

  •
  Strong technology in risk management, credit assessment and robo-advisory services

  •
  Efficient and professional operational capabilities

Our Strengths

        We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

  •
  Leading independent financial technology platform enabling financial services in China

  •
  Diverse and broad network of partners with powerful network effects

  •
  Comprehensive and integrated financial solutions

  •
  Scalable and robust technology infrastructure and strong technology team

  •
  Advanced and dynamic risk assessment capability with proven performance

  •
  Entrepreneurial management team with exceptional breadth of experience

Our Strategies

        We intend to achieve our goals by pursuing the following strategies:

  •
  Further grow our network of business partners

  •
  Expanding our network of financial partners

  •
  Deepen relationships with partners with our comprehensive financial solutions

  •
  Continue to invest in technology infrastructure

  •
  Continue to develop and provide more innovative solutions

  •
  Expand into new regions through partnerships with local partners

Our Challenges

        Our ability to execute our strategies is subject to risks and uncertainties, including:

  •
  Our limited operating history

  •
  Regulatory uncertainties relating to online consumer finance in China

  •
  Limitations on credit enhancement

  •
  Limitations on interest and fees that may be charged to borrowers

  •
  Publicity regarding the consumer finance industry and the evolving regulatory environment governing this industry in China

  •
  The impact of current or future PRC laws or regulations on wealth management financial products

  •
  Our reliance on a limited number of business partners

  •
  Our reliance on Jimu Group for a significant portion of our funding and the need to further diversify our financial partners

  •
  Our history of net losses

  •
  The condition of China's credit market and the competitive landscape of the industry in which we operate

Recent Developments

Operating Data

        We regularly review a number of metrics to evaluate our business, measure our performance, identify trends, formulate financial projections and make strategic decisions. The main metrics we consider are set forth in the two tables below.

	As of and For the Three Months Ended June 30,
	2017	2018
	RMB	RMB	US$
	(in thousands)
Total amount of loans facilitated during the period	3,922,461	4,904,165	781,839
Point-of-sale installment loans	1,960,951	986,444	157,262
Personal installment loans	1,858,573	3,525,289	562,014
Business installment loans	102,937	392,432	62,563
Outstanding balance	3,326,350	7,494,262	1,194,762
Point-of-sale installment loans	866,919	1,137,096	181,280
On-balance sheet	866,510	984,692	156,983
Off-balance sheet	409	152,404	24,297
Personal installment loans	2,271,126	5,795,910	924,004
On-balance sheet	—	431,847	68,846
Off-balance sheet	2,271,126	5,364,063	855,158
Business installment loans (off-balance sheet)	188,305	561,256	89,478

	As of and for the Three Months Ended June 30,
	2017	2018
	(in thousands)
Cumulative registered users as of the end of the period	11,013	24,455
Unique borrowers for the period(1)	1,121	821
Unique borrowers of point-of-sale installment loans	898	558
Unique borrowers of personal and business installment loans	315	280
Number of loans facilitated during the period	4,247	1,921
Number of point-of-sale installment loans facilitated	3,669	1,562
Number of personal and business installment loans facilitated	578	359

(1)
The number of unique borrowers for the period is less than the sum of the following two lines because a person who borrows both point-of-sale installment loans and personal installment loans during the same period only counts as one unique borrower for the period.

        See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Key Operating and Financial Metrics" for earlier periods.

        The table below sets forth the funding from different types of financial partners for our lending solutions in terms of outstanding loans as at June 30, 2018:

	As at June 30, 2018
	RMB	US$
	(in thousands)
Online consumer finance platform	5,648,305	900,473
Public asset-backed securities	201,711	32,158
Trusts and other structured finance	722,659	115,209
Non-structured direct funding	473,495	75,486
Unsecured general loan and others(1)	448,092	71,436

Total	7,494,262	1,194,762

(1)
Others include receivables held by Minheng before those receivables are funded by our financial partners and those receivables that have been delinquent within 90 days and repurchased by us but not yet written off.

        See "Business—Our Network of Partners—Our Financial Partners" for earlier periods.

        The table below sets forth certain information about the loans we have facilitated in the second quarter of 2018.

	Point-of-sale Installment Loans	Personal Installment Loans	Business Installment Loans
Loans facilitated	RMB986 million (US$157 million)	RMB3,525 million (US$562 million)	RMB392 million (US$62 million)
Outstanding loans as of June 30, 2018	RMB1,137 million (US$181 million)	RMB5,796 million (US$924 million)	RMB561 million (US$89 million)
Loan size	RMB500 to RMB30,000 (US$80 to US$4,783)	RMB1,000 to RMB200,000(1) (US$159 to US$31,885)	RMB1,000 to RMB600,000 (US$159 to US$95,654)
Average loan size(2)	RMB631 (US$101)	RMB10,323 (US$1,646)	RMB22,304 (US$3,556)
Loan term	1 to 24 months	1 to 36 months(3)	3 to 24 months
Average loan term(4)	6.5	14.1	10.9
Weighted average APR(5)	12.5%	26.4%	17.7%

(1)
The loan size of personal installment loans originated online and offline is RMB1,000 (US$159) to RMB50,000 (US$7,971) and RMB20,000 (US$3,188) to RMB200,000 (US$31,885), respectively.

(2)
Average loan size is calculated as the total amount of loans facilitated in the period divided by the total number of loans facilitated in the period.

(3)
The loan term of personal installment loans originated online and offline is 1 to 24 months and 6 to 36 months, respectively.

(4)
Average loan term is weighted by loan origination amount for each loan originated in the period.

(5)
APR is the annualized percentage rate of all-in interest costs and fees to the borrower over the net proceeds received by the borrower. Weighted average APR is weighted by loan origination amount for each loan originated in the period. We do not charge any interest fees to customers who select a one-month loan term for our point-of-sale installment loans and these loans are excluded from the calculation of weighted average APR for point-of-sale installment loans.

        See "Business—Our Financial Solutions" for earlier periods.

        The following table provides our delinquency rates for all loans as of June 30, 2018:

	Delinquent for
	16 - 30 days	31 - 60 days	61 - 90 days
June 30, 2018	1.09%	2.06%	1.43%

        See "Business—Risk Management—Credit Performance" for earlier periods.

PRC Regulation

        In May 2017, the China Banking Regulatory Commission, together with sixteen other departments, issued the "Notice on Further Improving the Rectification of Internet Financial Risks," also known as Circular 119. Circular 119 requires internet financial institutions to gradually eliminate current non-compliant business operations and not to start new non-compliant business operations.

        In June 2018, the Beijing Office of the Leading Group for the Special Rectification for Internet Financial Risks issued an informal notice to further reinforce the requirements in Circular 119. It also requires that all P2P platforms registered in its jurisdiction not expand their business scale.

        Although the exact definition of some of the requirements remains unclear, Jimu Box, which is our major funding partner for 75% of the outstanding loans facilitated through our platform as of June 30, 2018, has taken certain measures as a result of these regulatory notices to limit its business expansion. Such measures could limit the growth of our own business since we may lack sufficient alternative funding capacity to offset the impact of Jimu's business being constrained.

        We already began to take measures to reduce our dependency on Jimu Group as a financial partner in 2017, including seeking other financial partners and exploring other funding product types, which is consistent with the regulatory requirements as stated in the informal notice mentioned above. Consequently, the percentage of the outstanding loans facilitated through our platform for which Jimu Box was the funding source was 99% as of December 31, 2016, 82% as of December 31, 2017, 72% as of March 31, 2018, and 75% as of June 30, 2018.

        If the regulatory agencies require Jimu Box to further constrain or downsize its business scale in the future, and if we are unable to find sufficient alternate funding capacity by that point in time, our business may be materially and adversely affected.

Corporate History and Structure

        Our predecessor, Jimu Holdings Limited, formerly known as Pintec Holdings Limited, commenced its peer-to-peer lending business in July 2012. We refer to this business as the Jimu business. Beginning in 2015, our predecessor started to diversify its business by offering various lending and wealth management solutions to business partners, financial partners and end users. It launched Dumiao, our lending solutions platform, in June 2015 and commenced its wealth management business by launching the Hongdian platform in September 2015 and the Polaris platform in June 2016. In 2016, in order to focus on developing an independent technology platform that enables financial services as its core competency, our shareholders initiated a restructuring and reorganization of our predecessor by separating our business and the Jimu business and consolidating them into separate entities. Since September 2016, our business and the Jimu business have been operating substantially independent of each other.

        In December 2017, we entered into a share purchase agreement, a shareholders agreement and other transaction documents with the existing shareholders of our predecessor to issue and distribute our shares to them in proportion to our predecessor's then shareholding structure. We refer to our restructuring and the related agreements and transactions in this prospectus as the Reorganization. The Reorganization was completed in March 2018.

        The following diagram illustrates our corporate structure as of the date of this prospectus, including our principal subsidiaries and our variable interest entities:

        Immediately after the issuance of our shares in connection with the Reorganization, each of our shareholders had the same shareholding interest in our company and in Jimu Group's holding company, Jimu Holdings Limited, although their interests in our company will be diluted by this offering. In addition, we and Jimu Group's holding company share certain board members: three of the directors on our board, namely, Jun Dong, Xiaomei Peng and Feng Hong, also sit on the board of Jimu Holdings Limited. The overlap in shareholding and in directors between our company and Jimu Group's holding company may create conflicts of interest, especially given the continued cooperation expected between our company and Jimu Group after this offering. See "Risk Factors—Risks Relating to Our Business—We may have conflicts of interest due to related party transactions with Jimu Group." Our audit committee will be responsible for reviewing and approving all proposed related party transactions, including ones with Jimu Group, in accordance with the audit committee charter and related party transaction policy that we will adopt before the completion of this offering.

Implications of Being an Emerging Growth Company

        As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an "emerging growth company" pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company's internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

        We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a "large accelerated filer" under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our ADSs that are held by non-affiliates exceeded US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Corporate Information

        Our principal executive offices are located at 216, 2/F East Gate, Pacific Century Place, No. A2 Gongti North Road, Chaoyang District, Beijing, People's Republic of China. Our telephone number at this address is +86 (10) 8564-3600. Our registered office in the Cayman Islands is located at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711.

        Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.pintec.com. The information contained on our website is not a part of this prospectus.

Conventions Which Apply to this Prospectus

        Unless we indicate otherwise, all information in this prospectus reflects no exercise by the underwriters of their option to purchase up to             additional ADSs representing            Class A ordinary shares from us.

        Except where the context otherwise requires and for purposes of this prospectus only:

  •
  "ADSs" refer to our American depositary shares, each of which represents            Class A ordinary shares;

  •
  "China" or the "PRC" refers to the People's Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

  •
  "Jimu Group" refers to our predecessor and its subsidiaries and variable interest entities that operate the peer-to-peer lending business;

  •
  "Class A ordinary shares" are to our Class A ordinary shares, par value US$0.000125 per share;

  •
  "Class B ordinary shares" are to our Class B ordinary shares, par value US$0.000125 per share;

  •
  "shares" or "ordinary shares" are to our ordinary shares, par value US$0.000125 per share, and upon and after the completion of this offering, are to our Class A and Class B ordinary shares, par value US$0.000125 per share;

  •
  "our predecessor" refers to Jimu Holdings Limited, formerly known as Pintec Holdings Limited;

  •
  "registered users" are individuals who have registered on our platform with their name, government-issued identification number and mobile phone number; and

  •
  "RMB" and "Renminbi" refer to the legal currency of China.

        Our reporting currency is the Renminbi. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations from Renminbi to U.S. dollars were made at RMB6.2726 to US$1.00, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on March 30, 2018. We make no representation that the Renminbi or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Renminbi, as the case may be, at any particular rate or at all. The PRC government restricts or prohibits the conversion of Renminbi into foreign currency and foreign currency into Renminbi for certain types of transactions. On July 6, 2018, the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board was RMB6.6396 to US$1.00.

 THE OFFERING

        The following assumes that the underwriters will not exercise their option to purchase additional ADSs in the offering, unless otherwise indicated.

Offering Price	We expect that the initial public offering price will be between US$ and US$ per ADS.
ADS Offered	ADSs, including:
ADSs to be allocated by the underwriters for the U.S. offering, and
ADSs to be allocated by the underwriters for the international offering
Any ADSs that are not allocated by the underwriters for the international offering will be allocated by the underwriters for the U.S. offering
ADSs Outstanding Immediately After This Offering	ADSs (or ADSs if the underwriters exercise their option to purchase additional ADSs in full).
Ordinary Shares Outstanding Immediately After This Offering

                        ordinary shares, comprised of                        Class A ordinary shares and                        Class B ordinary shares (or                        ordinary shares if the underwriters exercise their over-allotment option in full, comprised of                        Class A ordinary shares and                        Class B ordinary shares). if the underwriters exercise their over-allotment option in full). This number assumes the conversion, on a one-for-one basis, of all outstanding preferred shares into ordinary shares immediately upon the completion of this offering.

Nasdaq Global Market symbol	PT
The ADSs	Each ADS represents Class A ordinary shares. The ADSs may be evidenced by ADRs.
The depositary will hold the shares underlying your ADSs and you will have rights as provided in the deposit agreement.

We do not expect to pay dividends in the foreseeable future. If, however, we declare dividends on ordinary shares, the depositary will pay you the cash dividends and other distributions it receives on our Class A ordinary shares, after deducting its fees and expenses in accordance with the terms set forth in the deposit agreement.

You may surrender your ADSs to the depositary in exchange for our Class A ordinary shares. The depositary will charge you fees for any exchange. We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the "Description of American Depositary Shares" section of this prospectus. You should also read the deposit agreement, which is filed as an exhibit to the registration statement that includes this prospectus.

Option to purchase additional ADSs	We have granted to the underwriters an option, exercisable within 30 days from the date of this prospectus, to purchase up to an additional ADSs.
Ordinary shares

Our ordinary shares will be divided into Class A ordinary shares and Class B ordinary shares immediately prior to the completion of this offering. Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Each Class A ordinary share is entitled to one vote, and is not convertible into Class B ordinary share under any circumstances. Each Class B ordinary share is entitled to fifteen votes, subject to certain conditions, and is convertible into one Class A ordinary share at any time by the holder thereof. Upon any sale of Class B ordinary shares by a holder thereof to any person other than our three core founders, Mr. Wei Wei, Mr. Jun Dong and Ms. Xiaomei Peng, or any entity which is not affiliated with any of the three core founders, such Class B ordinary shares are automatically and immediately converted into the same number of Class A ordinary shares. Each Class B ordinary share beneficially owned by any core founder is automatically converted into one Class A ordinary share, if at any time the core founder ceases to be a director or employee of our company or ceases to have the capability to make business decisions on behalf of our company due to health reasons. For a description of Class A ordinary shares and Class B ordinary shares, see "Description of Share Capital."

Use of Proceeds

We estimate that we will receive net proceeds of approximately US$           million from this offering (or US$           million if the underwriters exercise their option to purchase additional ADSs in full), after deducting the underwriting discounts, commissions and estimated offering expenses payable by us and assuming an initial public offering price of US$          per ADS, being the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus.

We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include investment in product development, sales and marketing activities, technology infrastructure, capital expenditures, and other general and administrative matters. We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments.

See "Use of Proceeds" for additional information.

Lock-up

We, [our directors and executive officers, and all of our existing shareholders] have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or otherwise dispose of any ADSs, ordinary shares or similar securities for a period of 180 days after the date of this prospectus. See "Underwriting" for more information.

Listing

We intend to apply to have the ADSs listed on the Nasdaq Global Market under the symbol "PT." Our ADSs and shares will not be listed on any other stock exchange or traded on any automated quotation system.

Risk Factors	See "Risk Factors" and other information included in this prospectus for a discussion of the risks you should carefully consider before investing in the ADSs.
Depositary	The Bank of New York Mellon

        The number of ordinary shares that will be outstanding immediately after this offering:

  •
  is based upon 236,123,759 ordinary shares outstanding as of the date of this prospectus, assuming the conversion of all outstanding preferred shares into 164,664,569 Class A ordinary shares immediately upon the completion of this offering;

  •
  assumes no exercise of the underwriters' option to purchase additional ADSs representing Class A ordinary shares;

  •
  excludes            ordinary shares issuable upon the exercise of options outstanding as of the date of this prospectus, at a weighted average exercise price of US$        per share; and

  •
  excludes            ordinary shares reserved for future issuances under our share incentive plan.

Summary Consolidated Financial Data

        The following summary consolidated statements of operations and comprehensive loss data for the years ended December 31, 2016 and 2017 and summary consolidated balance sheet data as of December 31, 2016 and 2017 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated statements of operations data for the three months ended March 31, 2017 and 2018 and summary consolidated balance sheets data as of March 31, 2018 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. You should read this Summary Consolidated Financial Data section together with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2016		2017			2017		2018
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(In thousands, except percentages)
Selected Consolidated Statements of Comprehensive (Loss)/Income Data:
Revenues:
Technical service fees	34,171	62.3	425,311	67,805	74.8	50,511	79.4	189,594	30,226	67.9
Installment service fees	16,394	29.9	139,862	22,297	24.6	12,242	19.3	88,118	14,048	31.5
Wealth management service fees	4,309	7.8	3,547	565	0.6	832	1.3	1,688	269	0.6

Total revenues	54,874	100.0	568,720	90,667	100.0	63,585	100.0	279,400	44,543	100.0

Cost of revenues:(1)
Funding cost (including RMB1,120 thousand, RMB1,235 thousand, RMB185 thousand and RMB1,009 thousand to a related party, respectively)	(16,643)	(30.3)	(78,831)	(12,567)	(13.9)	(9,079)	(14.3)	(51,433)	(8,200)	(18.4)
Provision for credit loss	(16,124)	(29.4)	(115,920)	(18,480)	(20.4)	(7,011)	(11.0)	(37,119)	(5,918)	(13.3)
Origination and servicing cost (including RMB2,732 thousand, RMB2,720 thousand, RMB390 thousand and RMB152 thousand to a related party, respectively)	(27,087)	(49.4)	(177,662)	(28,324)	(31.2)	(26,905)	(42.3)	(82,223)	(13,108)	(29.4)

Cost of revenues	(59,854)	(109.1)	(372,413)	(59,371)	(65.5)	(42,995)	(67.6)	(170,775)	(27,226)	(61.1)

Gross (loss)/profit	(4,980)	(9.1)	196,307	31,296	34.5	20,590	32.4	108,625	17,317	38.9

Operating expenses:(1)
Sales and marketing expenses (including RMB35,444 thousand, RMB18,215 thousand, RMB7,165 thousand and RMB1,639 thousand to a related party, respectively)	(72,010)	(131.2)	(72,076)	(11,491)	(12.7)	(14,463)	(22.7)	(22,042)	(3,514)	(7.9)
General and administrative expenses (including RMB60,623 thousand, RMB45,533 thousand, RMB12,067 thousand and RMB7,969 thousand to a related party, respectively)	(72,849)	(132.8)	(106,323)	(16,950)	(18.6)	(25,045)	(39.5)	(43,886)	(6,996)	(15.7)
Research and development expenses (including RMB40,975 thousand, RMB35,795 thousand, RMB14,639 thousand and RMB3,803 thousand to a related party, respectively)	(51,172)	(93.2)	(71,517)	(11,401)	(12.6)	(16,553)	(26.0)	(18,714)	(2,983)	(6.7)

Total operating expenses	(196,031)	(357.2)	(249,916)	(39,842)	(43.9)	(56,061)	(88.2)	(84,642)	(13,493)	(30.3)

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2016		2017			2017		2018
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(In thousands, except percentages)
Operating (loss)/profit	(201,011)	(366.3)	(53,609)	(8,546)	(9.4)	(35,471)	(55.8)	23,983	3,824	8.6
Change in fair value of convertible loans	—	—	(7,042)	(1,123)	(1.2)	—	—	(663)	(106)	(0.2)
Share of loss from equity method investments	—	—	(2,455)	(391)	(0.4)	—	—	(221)	(35)	(0.1)
Impairment from long term investments	—	—	(2,000)	(319)	(0.4)	—	—	—	—	—

Other income/(loss), net	684	1.2	(1,238)	(197)	(0.2)	(63)	(0.1)	3,206	511	1.1

(Loss)/income before income tax expense	(200,327)	(365.1)	(66,344)	(10,576)	(11.6)	(35,534)	(55.9)	26,305	4,194	9.4
Income tax expense	(167)	(0.3)	(18,516)	(2,952)	(3.3)	—	—	(11,700)	(1,865)	(4.2)

Net (loss)/income	(200,494)	(365.4)	(84,860)	(13,528)	(14.9)	(35,534)	(55.9)	14,605	2,329	5.2
Other comprehensive income	—	—	841	134	0.1	—	—	4,475	713	1.6

Total comprehensive (loss)/income	(200,494)	(365.4)	(84,019)	(13,394)	(14.8)	(35,534)	(55.9)	19,080	3,042	6.8

(1)
Share-based compensation expenses are allocated in cost of revenues and operating expense items as follows:

	For the Years Ended December 31,			For the Three Months Ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Share-based compensation expenses included in
Cost of revenues	(27)	(27)	(4)	(7)	(9)	(1)
Sales and marketing expenses	(1,986)	(2,470)	(394)	(617)	(768)	(122)
General and administrative expenses	(21,524)	(25,263)	(4,028)	(6,270)	(7,092)	(1,131)
Research and development expenses	(2,128)	(3,258)	(519)	(814)	(1,050)	(167)

	As of December 31,			As of March 31,
	2016	2017		2018
	RMB	RMB	US$	RMB	US$
	(in thousands)
Summary Consolidated Balance Sheet Data:
Cash and cash equivalents	27,292	370,891	59,129	280,945	44,789
Short-term financing receivables, net	359,433	1,506,179	240,120	1,333,227	212,548
Amounts due from related parties	109,701	229,026	36,512	195,146	31,111
Total assets	561,971	2,450,797	390,714	2,212,924	352,794
Short-term funding debts (including amounts of the consolidated VIEs of RMB382,281 thousand, RMB1,220,884 thousand and RMB1,244,783 thousand, respectively)	382,281	1,220,884	194,638	1,244,783	198,448
Amounts due to related parties (including amounts of the consolidated VIEs of RMB162,955 thousand, RMB344,028 thousand and RMB170,940 thousand, respectively)	162,995	375,369	59,843	207,212	33,034
Total liabilities	571,176	2,512,992	400,630	2,247,063	358,236
Total invested deficit/shareholders' deficit	(9,205)	(62,195)	(9,916)	(731,121)	(116,559)

	For the Years Ended December 31,			For the Three Months Ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Summary Consolidated Cash Flows Data:
Net cash (used in)/provided by operating activities	(123,066)	197,438	31,476	30,590	(150,786)	(24,040)
Net cash (used in)/provided by investing activities	(108,178)	(1,444,773)	(230,332)	(247,492)	103,521	16,504
Net cash provided by/(used in) financing activities	256,700	1,595,968	254,436	265,127	(38,014)	(6,060)
Net increase/(decrease) in cash, cash equivalents and restricted time deposits	25,456	348,599	55,575	47,424	(89,946)	(14,340)
Cash, cash equivalents and restricted time deposits at beginning of the period	1,836	27,292	4,351	27,292	375,891	59,926
Including:
Cash and cash equivalents at beginning the period	1,836	27,292	4,351	27,292	370,891	59,129
Restricted time deposits at beginning of the period	—	—	—	—	5,000	797
Cash, cash equivalents and restricted time deposits at end of the period	27,292	375,891	59,926	74,716	285,945	45,586
Including:
Cash and cash equivalents at end the period	27,292	370,891	59,129	74,716	280,945	44,789
Restricted time deposits at end of the period	—	5,000	797	—	5,000	797

Non-GAAP Financial Measure

        We use adjusted operating expenses and adjusted net loss, which are non-GAAP financial measures, in evaluating our operating results and for financial and operational decision-making purposes. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be distorted by the effect of the expenses that we include in total operating expenses, loss from operations and net loss. We believe that these non-GAAP financial measures also provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.

        These non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. They should not be considered in isolation or construed as alternatives to total operating expenses, net loss or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review these historical non-GAAP financial measures in light of the most directly comparable GAAP measures, as shown below. The non-GAAP financial measures presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

        Adjusted operating expenses represents total operating expenses before share-based compensation expense. Adjusted net loss represents net loss before share-based compensation expenses.

        The table below sets forth a reconciliation of these non-GAAP financial measures for the periods indicated:

	For the Years Ended December 31,			For the Three Months Ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Total operating expenses	(196,031)	(249,916)	(39,842)	(56,061)	(84,642)	(13,493)
Add: share-based compensation expenses	25,665	31,018	4,945	7,708	8,919	1,421
Adjusted operating expenses	(170,366)	(218,898)	(34,897)	(48,353)	(75,723)	(12,072)
Net (loss)/income	(200,494)	(84,860)	(13,528)	(35,534)	14,605	2,329
Add: share-based compensation expenses	25,665	31,018	4,945	7,708	8,919	1,421

Adjusted net (loss)/income	(174,829)	(53,842)	(8,583)	(27,826)	23,524	3,750

RISK FACTORS

Risks Relating to Our Business

We have a limited operating history, which makes it difficult to evaluate our future prospects.

        We have a limited operating history. Dumiao, our lending solutions platform, was launched in June 2015. Our Hongdian and Polaris wealth management platforms were launched in September 2015 and June 2016, respectively. We have been operating our financial solutions business separately from Jimu's peer-to-peer funding business only since June 2015, and we have been operating our company substantially as a stand-alone company only since September 2016. We operate in China's online consumer finance and wealth management industries, which are rapidly evolving and may not develop as we anticipate. There are few established players and no proven business model yet in this new market. The regulatory framework governing these industries is currently uncertain and rapidly evolving and is expected to remain uncertain for the foreseeable future. Our business partners and financial partners may have difficulty distinguishing our platform, services and solutions from those of our competitors. As the industry and our business develops, we may modify our business model or change our platform, services and solutions. These changes may not achieve expected results and may have a material and adverse impact on our financial condition and results of operations.

        You should consider our business and future prospects in light of the risks and challenges we may encounter in this rapidly evolving industry, including, among other things, our ability to:

  •
  expand the network of our business partners and financial partners;

  •
  provide diversified and distinguishable services and solutions to financial service providers;

  •
  enhance our data analytical and risk management capabilities;

  •
  navigate an uncertain and evolving regulatory environment;

  •
  anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape;

  •
  decrease our reliance on Jimu Group for funding and diversify our funding sources;

  •
  maintain a reliable, secure, high-performance and scalable technology infrastructure;

  •
  attract, retain and motivate talented employees; and

  •
  improve our operational efficiency.

        If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.

Regulatory uncertainties relating to online consumer finance in China could harm our business, financial condition and results of operations.

        Our business may be subject to a variety of PRC laws and regulations governing financial services. The application and interpretation of these laws and regulations is ambiguous and may be interpreted and applied inconsistently between different government authorities. In addition, the PRC government is in the process of developing and implementing a regulatory framework to govern the online consumer finance market. For example, in December 2017, the National Internet Finance Rectification Office and the National Online Lending Rectification Office jointly issued the Notice on Regulating and Rectifying "Cash Loan" Business, or Circular 141, which could affect our business in a number of ways. See "PRC Regulation—Regulations Relating to Loans between Individuals." It is difficult for us to predict how our business might have to evolve under these changing circumstances to remain in compliance. As of the date of this prospectus, we have not been subject to any material fines or other penalties under any PRC laws or regulations on our business operations. However, if the PRC government adopts a stringent regulatory framework for the online and mobile consumer finance market in the future and imposes specific requirements (including capital requirements, reserve requirements and licensing requirements) on market participants, our business, financial condition and prospects could be materially and adversely affected. It may be costly for us to comply with applicable PRC laws and regulations. If our ability to continue our current practices, such as our factoring of financial receivables, were to be restricted, our access to funding may be materially constrained. In addition, while we are not currently subject to any license requirements, new license requirements may be imposed on us in the future. If we are unable to obtain any licenses that may be required in the future or if our practice is deemed to violate any existing or future laws and regulations, we may face injunctions, including orders to cease illegal activities, and may be subject to other penalties as determined by the relevant government authorities.

        Pursuant to the Guidelines on Promoting the Healthy Development of Internet Finance, or the Internet Finance Guidelines jointly issued by ten PRC regulatory agencies, including the People's Bank of China and the MIIT in July 2015, or the Internet Finance Guidelines, (i) "online peer-to-peer lending" is defined as direct loans between parties through an Internet platform, (ii) "online peer-to-peer lending" is regarded as private lending transaction. In addition, under The Interim Measures for Administration of the Business Activities of Online Lending Information Intermediary Institutions promulgated in August 2016, or the Interim Measures, (i) "online lending" refers to direct lending between natural persons, legal persons or other organizations, through Internet platforms, which definition is consistent with the "online peer-to-peer lending" as defined in the Internet Finance Guidelines, and (ii) "online lending information intermediary institutions" refer to financial information intermediaries that are engaged in the lending information business and directly provide peers with lending information services, such as information collection and publication, credit rating, information interaction and loan facilitation between borrowers and lenders for them to form direct peer-to-peer lending relationships. As the Internet Finance Guidelines defines the online peer-to-peer lending as private lending transaction, the Interim Measures only apply to private lending transactions. Loans funded by financial institutions licensed by financial regulatory authorities are not private lending transactions as defined in the Private Lending Judicial Interpretation issued by the Supreme People's Court in August 2015. Therefore, facilitation of loans funded directly by such licensed financial institutions is not subject to the regulation set forth in the Interim Measures.

        Our lending solutions platform, Dumiao Wallet, does not itself engage in any direct loan facilitation between peers, but merely facilitates loans funded by the financial partners. As such, we do not consider Dumiao Wallet as an "online information intermediary institution" regulated under the Interim Measures. However, due to the uncertainties regarding the interpretations and applications of existing and future PRC laws, regulations and rules, we cannot assure you that the China Banking and Insurance Regulatory Commission or other regulatory authorities would not expand the application of the Interim Measures and/or otherwise regard Dumiao Wallet as an online lending information intermediary. In the event that Dumiao Wallet is deemed as an online lending information intermediary in the future, Dumiao Wallet may be required to register with local financial regulatory authorities in accordance with the Interim Measures and other laws and regulations applicable to online lending information intermediaries. If any of the foregoing were to occur, our business, financial conditions and results of operations could be materially and adversely affected.

Limitations on credit enhancement may adversely affect our access to funding.

        As part of our cooperation with our financial partners, Lerong Duoyuan (Beijing) Technology Co. Ltd., a subsidiary of Jimu Group with no qualification to engage in guarantee business, provides credit enhancement measures to our financial partners, including providing deposits in amounts calculated as a percentage of the total loans funded by those financial partners, undertaking deficiency payments and purchasing the overdue loans. In addition, in the fourth quarter of 2017, we started to provide credit enhancement through our own subsidiaries for loans that we facilitate with certain financial partners. However, Circular 141 and the Implementation Plans of Internet Micro Finance Companies both prohibit financial institutions from accepting credit enhancement services provided by institutions with no relevant qualifications. We cannot assure you that our current arrangement with Lerong Duoyuan (Beijing) Technology Ltd. and our financial partners or between our own subsidiaries and our financial partners would be deemed to be in compliance with those requirements. If we were no longer allowed to continue with our current business practices in this regard, we would need to make adjustments to ensure compliance with relevant laws and regulations, including securing qualified sources to provide credit enhancement services for the borrowers. However, it is uncertain whether our financial partners would accept such adjustments on commercially reasonable terms. As of the date of this prospectus, we are in the process of negotiating with some of our financial partners and certain independent guarantee companies, and intend to enter into agreements to allow independent guarantee companies to provide credit enhancement services to the end users of our financial partners as soon as practicable. Moreover, due to the lack of interpretation and implementation rules and the fact that the applicable laws and regulations are rapidly evolving, we cannot assure you that we would not be required to make further changes to our business model in the future. If any of the foregoing were to occur, our business, financial condition and results of operations could be materially and adversely affected.

The current fee arrangements with certain of our financial partners and borrowers may have to be modified to comply with existing or future laws or regulations.

        Circular 141 and the Implementation Plans of Internet Micro Finance Companies both prohibit third parties that cooperate with financial institutions and internet micro finance companies from directly charging any interest or fees to borrowers. In our cooperation with certain of our financial partners in the past, including with micro finance companies and banks, we directly charged interest and fees to borrowers for loans funded by those financial partners. We have stopped this practice in response to Circular 141 and no longer charge borrowers directly in cooperation with some of our financial partners. Circular 141 and the Implementation Plans of Internet Micro Finance Companies are subject to further interpretation, and detailed implementation rules may be promulgated in the future. We cannot assure you that our current fee arrangements would be deemed to be in compliance with existing or new interpretations or rules. In the event that we are required to modify the current fee arrangements with our financial partners again, our financial partners may be unwilling to cooperate with us to make those adjustments on commercially reasonable terms, or at all. If any of the foregoing were to occur, our business may be materially and adversely affected.

Limitations on interest and fees that may be charged to borrowers may adversely affect our ability to collect fees.

        In accordance with the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People's Court in 2015, agreements between a lender and a borrower for loans with annual interest rates below 24% are valid and enforceable. For loans with annual interest rates between 24% and 36%, the courts will likely refuse a borrower's request for the return of the interest payment if the interest on the loans has already been paid to the lender, provided such payment has not damaged the interest of the state, the community or any third parties. If the annual interest rate of a private loan is higher than 36%, the obligation to make interests payment in excess of 36% is void and the court will uphold the borrower's claim for the return of the excess portion to the borrower. The Certain Opinions Regarding Further Strengthening the Financial Judgment Work, issued by the Supreme People's Court in August 2017, provide more detailed rules regarding the legal limits on interest and fees charged in connection with a loan and specify that intermediary service fees charged by an online lending intermediary to circumvent the statutory limit on interest rates for private lending will be held invalid. Circular 141 further clarifies that not just the interest but the total amount of interest and fees charged to borrowers must be within the limit set forth in the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases.

        The annual interest and fees charged to our customers in connection with the loans we have facilitated may exceed 24% per year. Therefore, our customers may be entitled to refuse to repay the interest or fees in excess of 24% and the judicial authorities would be unlikely to uphold any claim for remedies that we might make, or they may make a claim for any excess that they paid over 36% per year and the judicial authorities may grant their claim. Since March 1, 2018, the annual interest and fees charged to our customers in connection with the loans we facilitate have been no more than 36%. However, the regulatory authorities may require us to lower our service fees or other fees or require our financial partners to lower the interest rate that they charge to comply with regulatory requirements, and we cannot assure you that we would not be subject to administrative penalties resulted for having charged excessive interest and fees. If we were unable to collect the full amount of interest and fees on outstanding loans, if we were required to return any amounts that we had already collected or if we were required to reduce the interest and fees on new loans, our business, financial condition, results of operations and prospects would be materially and adversely affected.

The trading price of our ADSs is likely to be volatile due to publicity regarding the online consumer finance industry and the evolving regulatory environment governing this industry in China.

        The trading price of our ADSs is likely to be volatile and could fluctuate widely due to publicity regarding the online consumer finance industry and the evolving regulatory environment governing this industry in China. While we are not regulated as a financial service provider, we may be affected by PRC financial regulations as a result of the financial products on our platform and our relationships with our financial partners. In addition, we may be associated with any negative publicity regarding those industries in which our financial and business partners operate. The tremendous growth of the online consumer finance industry has recently led to the offering of commercially unreasonable products in the marketplace from certain market players with questionable business ethics and practices. The negative publicity regarding these players has led to swift and drastic regulatory actions from the relevant governmental authorities to further tighten the regulations, and may lead to further actions in the future. As a result, a number of Chinese companies operating in the online consumer finance industry who have listed their securities in the United States experienced significant volatility and sudden price declines. The regulatory environment of the online consumer finance industry may continue to evolve in response to factors beyond our control. Any rumors of or perceived changes to the regulations, even if proven to be untrue or completely unrelated or inapplicable to our business, may cause wide fluctuations in the trading price of our ADSs, and in certain cases significantly declines, which could result in substantial losses to investors. See also "—Risks Relating to Our ADSs and This Offering—The trading price of our ADSs is likely to be volatile, which could result in substantial losses to investors."

If any wealth management financial product or service on our platform or the business practices of us or any of our financial partners are deemed to violate any new or existing PRC laws or regulations, our business, financial condition and results of operations could be materially and adversely affected.

        Financial products and financial service providers are strictly regulated in China. While we are not regulated as a financial service provider, we may be affected by PRC financial regulations as a result of the wealth management financial products on our platform and our relationships with our financial partners. For example, our Hongdian platform lists mutual funds while our Polaris platform constructs portfolios with mutual funds and other assets provided by our financial partners. If any financial product on Polaris or Hongdian is deemed to violate any PRC laws or regulations, we may be liable for distributing the product or assisting in offering the product on our platform, even if we are not its direct provider. If any of our financial partners is deemed to violate any PRC laws or regulations, we may be jointly liable due to the services or solutions we provide. We may have to remove financial products from our platform or terminate our relationships with financial partners. As a result of any of the foregoing, our business, financial condition and prospects will be materially and adversely affected.

We generate the majority of our revenues through a limited number of business partners.

        We generate the majority of our total revenues through a limited number of business partners. We generated 70.2%, 65.1% and 55.3% of our total revenues through cooperation with our top five business partners in 2016, 2017, and the first three months of 2018, respectively, among which 55.8%, 46.2% and 27.2% of our total revenues was generated through cooperation with Qunar, respectively. Our partnerships with these business partners are not on an exclusive basis, and the contract durations are short. If these business partners change their policies, terminate their partnership or do not renew their cooperation agreements with us, our business and result of operations may be materially and adversely affected. If we are not able to expand into new verticals and increase penetration in existing verticals to increase the number of our business partners, retain our existing business partners or renew our existing contracts with major business partners on terms favorable to us, our results of operations will be materially and adversely affected.

We have historically relied on Jimu Group for most of the funding for the loans we have facilitated, and we will continue to rely on Jimu Group for a significant portion of that funding for some time in the future.

        The growth and success of our operations depends on the availability of adequate funding to meet user demand for loans on our platform. We have historically relied on Jimu Group for most of that funding. Jimu Box, Jimu Group's online peer-to-peer lending platform, was the funding source for 99% of the outstanding loans facilitated through our platform as of December 31, 2016, 82% of the outstanding loans as of December 31, 2017, and 72% of the outstanding loans as of March 31, 2018. Any adverse change in Jimu Group's funding capability may adversely affect our access to stable funding. As we expand the scale of our business, Jimu Group may be unable to meet our demand for funding, and without further diversification of our financial partners, we may be unable to obtain the funding that we need. If adequate funds are not available to meet the demand for loans, we may not be able to attract new business partners or further develop our relationship with existing business partners, which may cause us to lose market share or experience slower-than-expected growth and harm our business, financial condition and results of operations.

        According to The Notice on Inspection of Rectification of Online Lending Information Intermediaries, or Circular 57, which was released on December 8, 2017, an online lending information intermediary may not outsource its core business functions. In addition, a company that is carved out from its predecessor online lending information intermediary and maintains its cooperation only with its predecessor online lending information intermediary would be deemed as an integral part of its predecessor online lending information intermediary and be subject to rigorous inspection under the relevant laws and regulations related to online lending intermediaries.

        We have been operating our financing solutions business separately from Jimu Group's peer-to-peer funding business since June 2015, and we have been operating our company substantially as a standalone company since September 2016. However, we and Jimu Group continue to cooperate in various aspects of our business. In particular, Jimu Box has been the single largest funding source for loans facilitated through our platform, and we expect it to remain so for the foreseeable future. Because we have been expanding our cooperation with additional financial partners and Jimu Box is not our only financial partner, and because we have been developing new lines of business unrelated to the Jimu business, we believe that Circular 57 is not applicable to us. However, if Circular 57 were deemed to be applicable to us and we were deemed to be a part of Jimu Box, we could be subject to inspection as part of Jimu Box, and if we or Jimu Box failed such an inspection, our main funding source and hence our business could be materially and adversely affected.

We have incurred net losses in the past and may incur net losses in the future.

        We had net losses of RMB200.5 million in 2016 and RMB84.9 million (US$13.5 million) in 2017. Although we had net income of RMB14.6 million (US$2.3 million) in the first quarter of 2018, we cannot assure you that we will be able to generate net income in the future. We anticipate that our operating expenses will increase in the foreseeable future as we seek to continue to grow our business, attract business partners and financial partners and further enhance and develop our platform. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. There are other factors that could negatively affect our financial condition, such as the availability of funding or laws and regulations negatively impacting our business. Furthermore, we have adopted a share incentive plan, and we will grant equity-based awards to eligible participants from time to time under the plan, which will result in share-based compensation expenses to us. As a result of the foregoing and other factors, our revenue growth may slow, we may incur additional net losses in the future and we may not be able to achieve or maintain profitability on a quarterly or annual basis.

        Our gross margin for point-of-sale lending solutions has historically been low compared to the gross margin for our personal installment loans. The relatively low fees we charge for point-of-sale lending solutions are an inducement for business partners to share traffic with us. Borrowers pay higher fees and interest rates for personal installment loans than point-of-sale installment loans but also have more freedom in deciding how to spend the proceeds. Our success in attracting users of point-of-sale installment loans to borrow personal installment loans or to engage in other transactions that we facilitate will play a significant role in our ability to achieve profitability. If we cannot properly manage our point-of-sale installment loans in a way that continues to attract new users while allowing us to improve our gross margins over time, we may be unable to achieve profitability.

If our platform, services and solutions do not achieve sufficient market acceptance, our growth prospects and competitive position will be harmed.

        The attractiveness of our technology-based services and solutions to our business and financial partners, and our online platform to users, depend on our ability to innovate. To remain competitive, we must continue to develop and expand our platform, services and solutions. We must also continue to enhance and improve our data analytics and technology infrastructure. These efforts may require us to develop or license increasingly complex technologies. In addition, new services, solutions and technologies developed and introduced by competitors could render our services and solutions obsolete if we are unable to update or modify our own technology. Developing and integrating new services, solutions and technologies into our existing platform and infrastructure could be expensive and time-consuming. Furthermore, any new features and functions may not achieve market acceptance. We may not succeed in implementing new technologies, or may incur substantial costs in doing so. Our platform, services and solutions must achieve high levels of market acceptance in order for us to recoup our investments. Our platform, services and solutions could fail to attain sufficient market acceptance for many reasons, including:

  •
  our credit assessment models may not be accurate;

  •
  we may fail to predict market demand accurately and to provide financial services that meet this demand in a timely fashion;

  •
  business partners and financial partners using our platforms may not like, find useful or agree with any changes;

  •
  there may be defects, errors or failures on our platforms;

  •
  there may be negative publicity about our financial services or our platform's performance or effectiveness; and

  •
  there may be competing services or solutions introduced or anticipated to be introduced by our competitors.

        If our platform, services or solutions do not achieve adequate acceptance in the market, our competitive position, results of operations and financial condition could be materially and adversely affected.

If our credit assessment system is flawed or ineffective, or if we otherwise fail or are perceived to fail to manage credit risk of loans facilitated through our platform, our reputation and market share would be materially and adversely affected, which would adversely impact our business and results of operations.

        Our ability to attract business partners and financial partners to our platform and gain their trust is significantly dependent on our ability to effectively evaluate users' credit profiles and the likelihood of default. To conduct this evaluation, we analyze a variety of information such as basic personal background, third-party bureau data, credit card and bankcard transactional information and transactional information from e-commerce websites. However, our proprietary credit assessment models may inaccurately predict future loan losses under certain circumstances. For instance, after initial credit lines are granted, a user's risk profile may change due to a variety of factors, such as deteriorating personal finances, which may not be captured by our proprietary credit assessment models in a timely manner. We may also expand our network of business partners and serve new user groups with which we have less experience, and our proprietary credit assessment system may be unable to accurately predict future loan losses of the new user groups. In addition, the model and algorithms used by our proprietary credit assessment engine may contain errors, flaws or other deficiencies that may lead to inaccurate credit assessment. If we fail to continuously refine the algorithms and the data processing and machine learning technologies that we use in our proprietary credit assessment engine, or if these efforts introduce programming or other errors or is otherwise ineffective, or if we fail to continuously expand our data sources or the data provided by customers or third parties is incorrect or obsolete, our loan pricing and approval process could be negatively affected, resulting in mispriced or misclassified loans or incorrect approvals or denials of loan requests. Our business partners and financial partners may decide not to cooperate with us, or users may choose not to use our platform, and our reputation and market share would be materially and adversely affected, which would adversely impact our business and results of operations.

We face credit risks in certain funding situations.

        Our main business model is to connect business partners and financial partners and enable them to provide financial services to users, and all the loans that we facilitate are funded by our financial partners. However, we bear the credit risk in some funding situations. We currently bear credit risk in connection with most of the point-of-sale installment loans that we facilitate. We do not bear risk under most funding arrangements for personal and business installment loans, but in some cases we fund these loans through trust structures where we retain some liability, and in other cases we provide credit enhancement through our subsidiaries for personal and business installment loans, and in both of these cases we do bear credit risk as well. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Funding Sources and Credit Risk" for more details.

        As of March 31, 2018, we had short-term financing receivables, net, of RMB1,333.2 million (US$212.5 million) and long-term financing receivables, net, of RMB211.8 million (US$33.8 million) on our balance sheet. We maintain an allowance for credit losses that is determined at a level believed to be reasonable to absorb probable losses inherent in the portfolio of the financing receivables as of each balance sheet date. The allowance is based on assessments which we perform both on an individual loan basis and on a collective basis. The expected loss rates are applied to the outstanding loan balances to determine the allowance for credit loss for each reporting period. We had an allowance for credit losses of RMB75.6 million (US$12.1 million) as of March 31, 2018. If our credit assessment and risk management system are not effective, we may suffer material unexpected losses, which would harm our financial performance.

Our business may be affected by the condition of China's credit market and competitive landscape of industries in which we operate.

        Changes in the condition of China's credit markets generally impact the demand and supply of financial products, which in turn will affect the demand for financial services and solutions we provide to our business partners. The range, pricing and terms of financial products available in the market partly result from competition among our financial partners and other financial service providers. In a rising interest rate environment, end users may seek funding through other means. In a declining interest rate environment, end users may choose to refinance their loans with lower-priced financial products, which may not be available through our partners. There can be no assurance that our financial partners can respond to fluctuations in interest rates in a timely manner.

        In addition, changes in the competitive landscape of the China's online consumer finance and wealth management industries may affect our business. For example, our business partners and financial partners may accumulate more experience and develop more expertise in using our financial solutions, thus they may develop their own capabilities and forgo using the services provided by independent technology platforms such as ours.

        A credit crisis or prolonged downturn in the credit markets could severely impact our operating environment. A credit crisis or prolonged downturn in the credit markets might cause tightening in credit guidelines, limited liquidity, deterioration in credit performance and increased foreclosure activities. Since we predominantly generate our revenues from fees charged for our sales and marketing services and not on the basis of outstanding loan amounts, a decrease in transaction volumes could cause a material decline in our revenues for the duration of the crisis, even though we do not bear credit risk in the event of borrower default. Moreover, a financial and credit crisis may be coupled with or trigger a downturn in the macroeconomic environment, which could cause a general decrease in lending activity over a longer period of time. If a credit crisis were to occur, particularly in China's credit markets, our business, financial performance and prospects could be materially and adversely affected.

Our quarterly results may fluctuate significantly and may not fully reflect the underlying performance of our business.

        We experience some seasonality in our business, primarily reflecting seasonality in our business partners' businesses. Our seasonality is associated with seasonal demands for consumer loans and travel and for consumption in general, as users use point-of-sale installment loans to finance installment purchases from our business partners. For example, we generally experience more activity during national holidays in China, particularly around the Chinese New Year holiday season in the first quarter of each year. Our quarterly results of operations, including the levels of our revenues, expenses, net loss or income and other key metrics, may vary significantly in the future due to a variety of factors, some of which are outside of our control, and period-to-period comparisons of our operating results may not be meaningful, especially given our limited operating history. In particular, rising default rates will negatively impact our performance if we are not able to maintain our profit margin with a more favorable pricing strategy, but the effect may be masked temporarily for the off-balance sheet loans that we facilitate if the terms of our agreements with our financial partners who take credit risk are renegotiated only at set intervals. For example, our current agreement with Jimu Group calls for a renegotiation of terms every six months. Changes in terms may be larger in magnitude than if terms were renegotiated more frequently, and as a result, our financial results may fluctuate to a greater degree from quarter to quarter than might otherwise be the case. We have experienced an increase in delinquency rates since the end of 2017. This increase has not materially affected our results of operations for off-balance sheet loans as of the end of the first quarter of 2018 because we do not directly bear the default risk on these loans. However, our financial partners for off-balance sheet loans may subsequently renegotiate their terms with us due to these increased delinquencies, resulting in an impact on our financial results in the future. Accordingly, the results for any one quarter are not necessarily an indication of future performance.

If we do not compete effectively, our results of operations could be harmed.

        We may fail to compete for business partners and financial partners against any of our current or future competitors. Online consumer finance, wealth management and insurance are emerging industries in China. We enable our business and financial partners to provide innovative consumer finance, wealth management and insurance services to the users. With respect to consumer finance enablement, Baidu Finance shares a similar business model where it provides technology enablement services to business partners and financial partners, and we compete with respect to acquiring partners and customers. Other independent platforms also provide such enablement services to partners as one segment of their business. With respect to wealth management and robo-advisory enablement, we compete with companies such as Yingmi.cn and Clipper Advisor. We also compete across consumer finance, wealth management and insurance with platforms affiliated with major internet companies and business ecosystems in China, such as Webank, Ant Financial, JD Finance and Ping An One Connect. In addition, our business and financial partners may develop their own in-house capabilities that compete with the services we currently provide. Some of our larger competitors have substantially broader product or service offerings and greater financial resources to support their spending on sales and marketing. Current or potential competitors may have substantially greater brand recognition and may have more financial, research, marketing and distribution resources than we do. Our competitors may introduce platforms with more effective features, or services or solutions with competitive pricing or better performance. In addition, some of our competitors may have more resources to develop or acquire new technologies and react quicker to the changing demands of business partners and financial partners.

Our business model is unproven.

        We work with business partners and financial partners on our platform and enable them to provide financial services to end users efficiently and effectively. This is a relatively new and unproven business model in the financial services industry, and it has evolved, and may continue to evolve, over time. Our business model differs significantly from that of traditional financial service providers and other internet online lending solutions providers in several ways, including our focus on business to business services. The success of our business model depends on its scalability and on our ability to acquire more business partners and financial partners and achieve higher transaction volumes on our platform. If we are unable to efficiently acquire partners, address the business needs of our partners or offer a superior user experience to end users, our results of operation would likely suffer.

Any failure by us or our financial partners or other funding sources to comply with applicable anti-money laundering laws and regulations could damage our reputation.

        We have adopted various policies and procedures, such as internal controls and "know-your-customer" procedures, for anti-money laundering purposes. The Internet Finance Guidelines purport, among other things, to require internet finance service providers to comply with certain anti-money laundering requirements, including the establishment of a customer identification program, the monitoring and reporting of suspicious transactions, the preservation of customer information and transaction records, and the provision of assistance to the public security department and judicial authority in investigations and proceedings in relation to anti-money laundering matters. The Fund Sale Measures require independent fund sales institutions to comply with certain anti-money laundering requirements, including establishing a customer identification program, monitoring and reporting suspicious transactions and preserving customer information and transaction records. The Notice on Anti-Money Laundering Operations of the Insurance Industry requires insurance brokerage agencies to establishing anti-money laundering internal control systems and provide assistance to public security departments and judicial authorities in investigations. There is no assurance that our anti-money laundering policies and procedures will protect us from being exploited for money laundering purposes or that we will be deemed to be in compliance with applicable anti-money laundering implementing rules, if and when adopted, given that our anti-money laundering obligations in the Internet Finance Guidelines, the Fund Sale Measures and the Notice on Anti-Money Laundering Operations of the Insurance Industry are not specified. Any new requirement under money laundering laws could increase our costs, and may expose us to potential sanctions if we fail to comply. Furthermore, our financial partners are required to have their own appropriate anti-money laundering policies and procedures as stipulated in the applicable anti-money laundering laws and regulations, and our other funding sources may also be required to comply with the applicable anti-money laundering laws and regulations. If we or any of our financial partners or other funding sources fail to comply with applicable anti-money laundering laws and regulations, our reputation could suffer and we could become subject to regulatory intervention, which could have a material adverse effect on our business, financial condition and results of operations. Any negative perception of the industry, such as those that arise from any failure of other internet finance service providers to detect or prevent money laundering activities, could compromise our image or undermine the trust and credibility we have established. If any of the foregoing were to occur, our reputation, business, financial condition and results of operations might be materially and adversely affected.

Failure to protect confidential information of our end users and our network against security breaches could damage our reputation and brand and substantially harm our business and results of operations.

        Our business involves the collection, storage, processing and transmission of end users' personal data. The highly automated nature of our platform may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to protect confidential information that we have access to, our security measures could be breached. Any accidental or willful security breaches or other unauthorized access to our platform could cause confidential information to be stolen and used for criminal purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our software are exposed and exploited, our relationships with our business partners and financial partners could be severely damaged, and we could incur significant liability. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

        The global macroeconomic environment is facing challenges, including the end of quantitative easing by the U.S. Federal Reserve, the economic slowdown in the Eurozone since 2014 and uncertainties over the impact of Brexit. The Chinese economy has shown slower growth compared to the previous decade since 2012 and the trend may continue. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world's leading economies, including the United States and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe and Africa, which have resulted in market volatility. There have also been concerns on the relationship between China and other countries, including the surrounding Asian countries, which may potentially have economic effects. Economic conditions in China are sensitive to global economic conditions, as well as changes in domestic economic and political policies and the expected or perceived overall economic growth rate in China. Any severe or prolonged slowdown in the global or Chinese economy may materially and adversely affect our business, results of operations and financial condition.

We may be required to obtain value-added telecommunication service licenses by the PRC regulatory authorities.

        Both Anquying (Shanghai) Investment Consulting Co., Ltd. and Beijing Hongdian Fund Distributor Co., Ltd., or Beijing Hongdian, conduct value-added telecommunications businesses, for which they are required to obtain value-added telecommunications service licenses. See "Regulation—Regulations Relating to Value-Added Telecommunication Service." Failure to comply with the regulations relating to value-added telecommunications services may result in fines and other administrative sanctions. Although Beijing Hongdian has obtained a value-added telecommunications service license for its operations on its website and Anquying (Shanghai) Investment Consulting Co., Ltd. has applied for a value-added telecommunication service license for its website, neither has obtained a license for its operations on its mobile applications. There is a lack of further interpretations or explicit and detailed laws and regulations regarding the value-added telecommunications service license for a mobile applications provider, and the governmental authorities are not issuing value-added telecommunication service licenses to mobile applications providers to the best of our knowledge. However, to the extent that the PRC regulatory authorities require value-added telecommunication service licenses to be obtained for the operation of our mobile applications, we may be subject to the sanctions described above if we do not obtain such licenses, and our business, financial condition and results of operations maybe materially and adversely affected.

Limitations on micro finance companies and online lending information intermediaries may adversely affect our access to funding.

        Circular 141 requires online micro finance companies to suspend the funding of micro-loans that are unrelated to the circumstances of their use and to gradually reduce the volume of their existing business relating to such loans and to complete rectifications within a given period of time. Circular 141 also prohibits online lending information intermediaries from facilitating loans with no designated use of loan proceeds. Although we now require the end users of our personal and business installment loans to specify the intended use of the loan proceeds, and the intended use is stipulated in the loan agreement between the borrower and the lender, it is unclear whether personal and business installment loans that we have facilitated through our solutions would be deemed to be loans with no designated use of loan proceeds and thus subject to the foregoing requirement of Circular 141. If such personal and business installment loans were deemed to be loans with no designated use of loan proceeds, we would need to take measures to track the actual use of loans, and our financial partners would also need to take measures to track the actual use of loans and may require us to cooperate with them and upgrade our system, both of which could cause us to incur substantial additional expenses. If we were unable to effectively implement the foregoing or other rectification measures, we might need to reduce or even cease the funding and facilitation of such personal and business installment loans. If that were to occur, our business, financial condition and results of operations would be materially and adversely affected.

We may not be able to obtain additional capital when desired, on favorable terms or at all.

        Our consolidated financial statements have been prepared on a going concern basis. While we incurred net losses in the past, we anticipate that the net proceeds we receive from this offering, together with our current cash, will be sufficient to meet our current and anticipated needs for general corporate purposes for at least the next 12 months. However, we need to make continued investments in facilities, hardware, software and technological systems and to retain talents to remain competitive. In addition, we invest some of our own capital in structured finance products as part of our strategy to expand our network of financial partners and diversify our funding sources. Due to the unpredictable nature of the capital markets and our industry, there can be no assurance that we will be able to raise additional capital on terms favorable to us, or at all, if and when required, especially if we experience disappointing operating results. If adequate capital is not available to us as required, our ability to fund our operations, expand our business, take advantage of unanticipated opportunities, develop or enhance our infrastructure or respond to competitive pressures could be significantly limited, which would adversely affect our business, financial condition and results of operations. In such an event, there may also be doubt as to our ability to continue as a going concern. If we do raise additional funds through the issuance of equity or convertible debt securities, the ownership interests of our shareholders could be significantly diluted. These newly issued securities may have rights, preferences or privileges senior to those of existing shareholders.

Our financial information included in this prospectus may not be representative of our financial condition and results of operations if we had been operating as a stand-alone company.

        We entered into various transaction agreements in connection with the Reorganization in December 2017 and completed the Reorganization in March 2018. We made numerous estimates, assumptions and allocations in our historical financial statements because we will not operate as a stand-alone company prior to the completion of the Reorganization. In particular, our consolidated balance sheets include those assets and liabilities that are specifically identifiable to our business, and our consolidated statements of operations include all costs and expenses related to us, including costs and expenses allocated from Jimu Group to us. Although we believe that the assumptions underlying our historical financial statements and the above allocations are reasonable, our historical financial statements may not necessarily reflect our results of operations, financial position and cash flows as if we had operated as a stand-alone company during those periods. Therefore, you should not view our historical results as indicators of our future performance. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the notes to our consolidated financial statements included elsewhere in this prospectus for our historical cost allocation.

Our agreements with Jimu Group may be less favorable to us than similar agreements negotiated between unaffiliated third parties. In particular, our non-competition agreement with Jimu Group limits the scope of business that we are allowed to conduct.

        We have entered into a series of agreements with Jimu Group and the terms of such agreements may be less favorable to us than would be the case if they were negotiated with unaffiliated third parties. In particular, under our non-competition agreement with Jimu Group, we agreed not to compete with Jimu Group in any peer-to-peer lending business and any other businesses as we and Jimu Group may mutually agree from time to time, during the non-competition period. The non-competition period will last until the later of (i) the date that is 15 calendar days after the first quarter-end date that the common shareholding between Jimu Group's holding company and Pintec drops below 20%; and (ii) the 15th anniversary of the date of completion of this offering. In addition, pursuant to a cooperation framework agreement with Jimu Group, Jimu Group agrees to fund the loans to borrowers referred and approved by us up to an aggregate of no less than 50% of all of the loans matched on Jimu Group's online peer-to-peer lending platform each month. See "Corporate History and Structure—Our Relationship with Jimu Group." These agreements may affect our ability to diversify our revenue and funding sources and may materially and adversely impact our business and prospects. Also, the allocation of assets and liabilities between Jimu Group and our company may not reflect the allocation that would have been reached by two unaffiliated parties. Moreover, we may not be able to bring a legal claim against Jimu Group in the event of contractual breach, notwithstanding our contractual rights under the agreements described above and other inter-company agreements entered into from time to time.

We may have conflicts of interest due to related party transactions with Jimu Group.

        We and Jimu Group are under the control of the same shareholders. Immediately after the completion of the Reorganization, each of these shareholders will have the same shareholding interest in our company and in Jimu Group's holding company, Jimu Holdings Limited, but their interests in our company will be diluted by this offering, so they will generally have a higher proportion of shareholding in Jimu Group's holding company than in us. In addition, we and Jimu Group's holding company share three board members, and these members constitute a majority of each board. The overlap in shareholding and in directors between our company and Jimu Group's holding company could create, or appear to create, conflicts of interest when these persons are faced with decisions with potentially different implications for Jimu Group and us.

        Conflicts of interest may arise between Jimu Group and us in a number of areas relating to our ongoing relationships. Potential conflicts of interest that we have identified include the following:

  •
  Employee recruiting and retention.  Because both we and Jimu Group are engaged in businesses relating to consumer finance in China, we may compete with Jimu Group in the hiring of new employees, in particular with respect to risk management.

  •
  Allocation of business opportunities.  Under our non-compete agreement with Jimu Group, we agree not to compete with Jimu Group in any peer-to-peer lending business. In addition, other business opportunities may arise that both we and Jimu Group find attractive and which would complement our respective businesses.

  •
  Related party transactions.  Jimu Group is expected to continue to be a major funding source for our platform under a cooperation framework agreement on terms and conditions similar to those we have with third party funding providers. However, if our arrangements with Jimu Group are perceived by our other financial partners to be not on commercially reasonable terms, our reputation may be damaged and our business and results of operations may be adversely affected.

Any negative development in Jimu Group's market position, brand recognition or financial condition may materially and adversely affect the strength of our brand.

        Historically, we have benefited significantly from the fact that we and Jimu Group operated as a single entity to develop our businesses and achieve market recognition, and we expect to continue to benefit significantly from our association with Jimu Group in marketing our brand and our services. Our business, including Dumiao, Polaris and Hongdian, was previously operated under the Jimu umbrella brand. Our services historically have been associated with Jimu Group, and they may continue to be commonly associated with Jimu Group. We benefit from Jimu Group's strong brand recognition in China, which provides us credibility and a broad marketing reach. If Jimu Group loses its market position, the effectiveness of our marketing efforts through our association with Jimu Group may be materially and adversely affected. In addition, any negative publicity associated with Jimu Group or any negative development in respect of Jimu Group's market position, financial conditions, or compliance with legal or regulatory requirements in China will likely have an adverse impact on the effectiveness of our marketing as well as our reputation and brand.

        On the other hand, we have actively engaged in marketing our own brands, including Pintec, Dumiao, Polaris and Hongdian, to distinguish our services from those provided by Jimu Group. However, there is no assurance that such efforts will be successful. Continued association of our services with Jimu Group may hinder our future marketing endeavor and brand recognition, and as a result, our financial conditions, results of operations and strength of our brand may be materially and adversely affected.

Any negative publicity with respect to us, our financial service providers or the industry in which we operate may materially and adversely affect our business and results of operations.

        The reputation of our brand is critical to our business and competitiveness. Any malicious or negative publicity about our products or services, whether or not accurate and whether or not we are negligent or at fault, including but not limited to publicity relating to our management, business, compliance with the law, financial conditions or prospects, whether with or without merit, could severely compromise our reputation and harm our business and operating results.

        As China's online consumer finance and wealth management industry is new and the regulatory framework for this industry is also evolving, negative publicity about this industry and the market segment in which we or our business or financial partners operate may arise from time to time. Negative publicity about China's online consumer finance industry in general may also have a negative impact on our reputation, regardless of whether we have engaged in any inappropriate activities. The PRC government is in the process of developing and implementing a regulatory framework to govern the online consumer finance market. Any publicity about players in China's online consumer finance industry who are not in compliance with the new regulatory framework may adversely impact the reputation of the industry as a whole. Furthermore, any negative development or perception of the online consumer finance industry as a whole, even if factually incorrect or based on isolated incidents or as result of conduct by other market players, could compromise our image, undermine our credibility and negatively impact our ability to attract new business and financial partners. Negative developments in the online consumer finance industry, such as widespread customer defaults, fraudulent behavior, the closure of other online consumer finance platforms, or incidents indirectly resulting from the accumulation of large amounts of debt and inability to repay by any particular customer, may also lead to tightened regulatory scrutiny of the sector and limit the scope of permissible business activities that may be conducted by online consumer finance platforms. For instance, there have been a number of reports since 2015 of business failures, accusations of fraud and unfair dealing regarding certain companies in the online consumer finance industry in China. If users or business and financial partners associate our company with these companies, they may be less willing to engage in borrowing or funding activities on our platform. If any of the foregoing takes place, our business and results of operations could be materially and adversely affected.

If we fail to promote and maintain our brand in a cost-efficient way, our business and results of operations may be harmed.

        We believe that developing and maintaining awareness of our brand effectively is critical to attracting new partners and users to our platform and retaining existing ones. This depends largely on the effectiveness of our customer acquisition strategy, our marketing efforts, our cooperation with our business partners and the success of the channels we use to promote our platform. If any of our current user acquisition strategies or marketing channels become less effective, more costly or no longer feasible, we may not be able to attract new partners and users in a cost-effective manner or convert potential partners and users into using our financial services and solutions.

        Our efforts to build our brand have caused us to incur expenses, and it is likely that our future marketing efforts will require us to incur additional expenses. These efforts may not result in increased revenues in the immediate future or any increases at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring additional expenses, our results of operations and financial condition would be adversely affected, and our ability to grow our business may be impaired.

If users are dissatisfied with the performance of the financial products we offer on Hongdian or the portfolios we construct and offer through our Polaris robo-advisory services, our brand may suffer and our business and results of operations may be harmed.

        The users access the financial products we offer through our Hongdian platform and the portfolios we construct and offer through our Polaris robo-advisory services. Our reputation and brand may suffer if these products do not provide expected investment returns or otherwise perform poorly, even if we do not provide the underlying investment assets. Although we have established standards to screen financial partners before listing their products, we have limited control over the financial products themselves and no control over how they perform. If users become dissatisfied with the financial products available on our platform or the financial products that they acquired through our platform, our business, reputation, financial performance and prospects could be materially and adversely affected.

Misconduct and errors by our employees could harm our business and reputation.

        We are exposed to many types of operational risks, including the risk of misconduct and errors by our employees. Our business depends on our employees to interact with users and partners, process large numbers of transactions and support loan servicing, all of which involve the use and disclosure of personal information. We could be materially and adversely affected if transactions were redirected, misappropriated or otherwise improperly executed, if personal information were disclosed to unintended recipients or if an operational breakdown or failure were to occur in the processing of transactions, whether as a result of human error, purposeful sabotage or fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal information and interact with partners and users through our platforms is governed by various PRC laws. It is not always possible to identify and deter misconduct or errors by employees, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our employees take, convert or misuse funds, documents or data or fail to follow protocol when interacting with partners and users, we could be liable for damages and subject to regulatory actions and penalties. We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability.

Fraudulent activity on our platforms could negatively impact our operating results, brand and reputation and cause the use of our products and services to decrease.

        We may be vulnerable to fraudulent activity on our platform, sometimes through sophisticated schemes or collusion. Certain of our own employees, on their own or in collusion with others inside or outside our company, may participate in fraudulent or otherwise illegal activities. Our resources, technologies, fraud detection tools and risk management system may be insufficient to accurately detect and timely prevent fraud and misconduct. Significant increases in fraudulent activity could negatively impact our brand and reputation, cause losses to users and financial service providers, and reduce user activity on our platform. We may need to adopt additional measures to prevent and reduce fraud, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention, and may divert our management's attention and cause us to incur additional expenses and costs. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

We rely on data from third parties and users for the successful operation of our platform, and this data may be inaccurate or may not accurately reflect users' creditworthiness, which may cause us to inaccurately price loans facilitated through our platform and cause our reputation to be harmed.

        Our ability to accurately price loans depends on credit, identification, employment and other relevant information that we receive. Unlike many developed countries, China does not have a well-developed centralized credit reporting system. As an open platform, we have access to data from users, business partners, financial partners and third-party data partners. We synthesize multiple sources of data with our data analytics capability, which drives our credit assessment engine. We cannot ensure the accuracy and timeliness of the various sources of data that we use.

        While we strive to predict the likelihood of default of a user through our credit assessment models, we may not accurately predict a user's actual creditworthiness because we may receive outdated, incomplete or inaccurate data. We do not verify information obtained from third parties, other than as indicated elsewhere in this prospectus. Low quality or inaccurate data could materially affect the accuracy and validity of our assessment capability, services and solutions, which could adversely affect our reputation and financial performance.

        In addition, there is a risk that, following the date we obtain and review the information, a user's personal circumstances may have changed. The user may have become delinquent in the payment of an outstanding obligation, defaulted on a pre-existing debt obligation, taken on additional debt or otherwise had their ability to repay the loan reduced. We cannot ensure that the data that we use is always up to date, and this may cause us to inaccurately price loans and lead to a higher loss rate.

We have obligations to verify information relating to users and detecting fraud. If we fail to perform such obligations to meet the requirements of relevant laws and regulations, we may be subject to liabilities.

        Our business of facilitating the offer of financial products by our partners to users constitutes an intermediary service, and our contracts with partners and users are intermediation contracts under the PRC Contract Law. Under the PRC Contract Law, an intermediary that intentionally conceals any material information or provides false information in connection with the conclusion of the proposed contract and so harms the client's interests may not claim for any service fee for its intermediary services and is liable for any damage incurred by the users. Therefore, if we fail to verify the truthfulness of the information provided by or in relation to our users and to actively detect fraud, we could be subject to liability as an intermediary under the PRC Contract Law, and our results of operations and financial condition could be materially and adversely affected.

If our ability to collect delinquent loans is impaired, our business and results of operations might be materially and adversely affected.

        Our ability to collect loans is dependent on the user's continuing financial stability, and consequently, collections can be adversely affected by job loss, divorce, death, illness or personal bankruptcy. Our collection activities are highly automated, done through digital means such as payment reminder notifications in our app, reminder text messages, voice messages and e-mails and supplemented by direct phone calls. We generally refer the delinquent account to an outside collection agent. All of our collection efforts have been outsourced as of July 1, 2017. The collection agency will charge collection fees, which will increase our expenses. If our third-party service providers' collection methods are not effective and we fail to respond quickly and improve our collection methods, our delinquent loan collection rate may decrease and our financial partners may suffer loss, which may affect our business and reputation. Our service fees also depend on the collectability of the loans that we facilitate. If we experience an unexpected significant increase in the number of users who fail to repay their loans or an increase in the principal amount of the loans that are not repaid, we will be unable to collect our entire service fee for such loans and our revenue could be materially and adversely affected.

We may be held responsible for illegal or unethical practices by third parties that we use to collect delinquent loans.

        We generally refer delinquent accounts to third party collection service providers. All of our collection efforts have been outsourced as of July 1, 2017. While we have implemented and enforced policies and procedures relating to collection activities by third-party service providers, if those collection methods are viewed by the users or regulatory authorities as harassment, threats or other illegal conduct, we may be subject to lawsuits initiated by the users or prohibited by the regulatory authorities from using certain collection methods. If this were to happen and we fail to adopt alternative collection methods in a timely manner or the alternative collection methods are proven to be ineffective, we might not be able to maintain our delinquent loan collection rate, and the transaction volumes on our platform may decrease and our business and the results of operations could be materially and adversely affected.

If we fail to effectively manage our growth, our business and operating results could be harmed.

        We continue to experience rapid growth in our business and operations, which will continue to place significant demands on our management, operational and financial resources. We may encounter difficulties as we expand our operations, data and technology, sales and marketing, and general and administrative capabilities. We expect our expenses to continue to increase in the future as we enhance data analytical capabilities, launch new technology development projects and build additional technology infrastructure. Continued growth could also strain our ability to maintain the quality and reliability of our platform and services, develop and improve our operational, financial, legal and management controls, and enhance our reporting systems and procedures. Our expenses may grow faster than our revenues, and our expenses may be greater than we anticipate. Managing our growth will require significant expenditures and allocation of valuable management resources. If we fail to achieve the necessary level of efficiency in our organization as it grows, our business, operating results and financial condition could be harmed.

Our business depends on the continued efforts of our senior management. If one or more of our key executives were unable or unwilling to continue in their present positions, our business may be severely disrupted.

        Our business operations depend on the continued services of our senior management, particularly the executive officers named in this prospectus. While we have provided incentives to our management, we cannot assure you that we can continue to retain their services. If one or more of our key executives were unable or unwilling to continue in their present positions, we might not be able to replace them easily or at all, our future growth may be constrained, our business may be severely disrupted and our financial condition and results of operations may be materially and adversely affected. In addition, although we have entered into confidentiality and non-competition agreements with our management, there is no assurance that any member of our management team will not join our competitors or form a competing business. If any dispute arises between our current or former officers and us, we may have to incur substantial costs and expenses in order to enforce such agreements in China or we may not be able to enforce them at all.

We may not be able to attract and retain the qualified and skilled employees needed to support our business.

        We believe our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training new employees, and our ability to serve users and financial service providers could diminish, resulting in a material adverse effect to our business.

Our proprietary robo-advisory engine may be flawed or ineffective at providing investment advices, which may subject us to additional risks.

        We have provided investment advisory services to users on our Polaris platform and our financial partners through our proprietary robo-advisory services, which construct investment portfolios that cater to the specific risk appetites of our users and to achieve targeted risk-adjusted returns. We believe that our proprietary robo-advisory services provide users with a cost-efficient, competitively priced, easy-to-use automated wealth management solution intended to maximize portfolio returns based on a user's specific risk appetite. If our proprietary robo-advisory engine is flawed or ineffective, our reputation and market share would be materially and adversely affected, which would severely impact our business and results of operations. Additional risks associated with these investment advisory activities through robo-advisory engine include those that might arise from unsuitable investment recommendations, inadequate due diligence, inadequate disclosure and fraud. Realization of these risks could lead to liability for client losses, regulatory fines, civil penalties and harm to our reputation and business.

Our platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

        Our platform and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of the software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for use. Errors or other design defects within the software on which we rely may result in a negative experience for users and financial service providers, delay introductions of new features or enhancements, result in errors or compromise our ability to protect data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of users or financial service provider partners or liability for damages, any of which could adversely affect our business, results of operations and financial conditions.

Any significant disruption in service on our platform or in our computer systems, including events beyond our control, could reduce the attractiveness of our platform, services and solutions and result in a loss of users or financial service provider partners.

        In the event of a system outage and physical data loss, the performance of our platform, services and solutions would be materially and adversely affected. The satisfactory performance, reliability and availability of our platform, services and solutions and the technology infrastructure that underlies them are critical to our operations and reputation and our ability to retain existing and attract new users and partners. Much of our system hardware is hosted in a leased facility located in Beijing that is operated by our IT staff. We also maintain a real-time backup system in the same facility and a remote backup system at a separate facility also located in Beijing. Our operations depend on our ability to protect our systems against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or other attempts to harm our systems, criminal acts and similar events. If there is a lapse in service or damage to our leased facilities in Beijing, we could experience interruptions and delays in our service and may incur additional expense in arranging new facilities.

        Any interruptions or delays in the availability of our platform or solutions, whether accidental or willful, and whether as a result of our own or third-party error, natural disasters or security breaches, could harm our reputation and our relationships with users and partners. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage and such recovery may take a prolonged period of time. These factors could damage our brand and reputation, divert our employees' attention and subject us to liability, any of which could adversely affect our business, financial condition and results of operations.

Our operations depend on the performance of the internet infrastructure and telecommunications networks in China.

        Almost all access to the internet in China is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the Ministry of Industry and Information Technology. We primarily rely on a limited number of telecommunication service providers to provide us with data communications capacity through local telecommunications lines and internet data centers to host our servers. We have limited access to alternative networks or services in the event of disruptions, failures or other problems with China's internet infrastructure or the fixed telecommunications networks provided by telecommunication service providers. With the expansion of our business, we may be required to upgrade our technology and infrastructure to keep up with the increasing traffic on our platform. We cannot assure you that the internet infrastructure and the fixed telecommunications networks in China will be able to support the demands associated with the continued growth in internet usage. In addition, we have no control over the costs of the services provided by telecommunication service providers. If the prices we pay for telecommunications and internet services rise significantly, our financial performance may be adversely affected. Furthermore, if internet access fees or other charges to internet users increase, our user traffic may decline and our business may be harmed.

We may not be able to prevent others from making unauthorized use of our intellectual property, which could harm our business and competitive position.

        We regard our software registrations, trademarks, domain names, know-how, proprietary technologies and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality and non-compete agreements with our employees and others to protect our proprietary rights. See "Business—Intellectual Property." Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, parts of our business rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms, or at all.

        It is often difficult to maintain and enforce intellectual property rights in China. Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Confidentiality and non-compete agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China. Preventing any unauthorized use of our intellectual property is difficult and costly and the steps we take may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. To the extent that our employees or consultants use intellectual property owned by others in their work for us, disputes may arise as to the rights in related know-how and inventions. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

        We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademarks, patents, copyrights, know-how or other intellectual property rights held by third parties. From time to time in the future, we may be subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be third-party trademarks, patents, copyrights, know-how or other intellectual property rights that are infringed by our products, services or other aspects of our business without our awareness. Holders of such intellectual property rights may seek to enforce such intellectual property rights against us in China, the United States or other jurisdictions. If any third-party infringement claims are brought against us, we may be forced to divert management's time and other resources from our business and operations to defend against these claims, regardless of their merits.

        Additionally, the application and interpretation of China's intellectual property right laws and the procedures and standards for granting trademarks, patents, copyrights, know-how or other intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis. If we were found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. As a result, our business and results of operations may be materially and adversely affected.

If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

        Prior to this offering, we were a private company with limited accounting personnel and other resources with which to address our internal control and procedures. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. In the course of auditing our consolidated financial statements for the year ended December 31, 2017, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting as of December 31, 2017, in accordance with the standards established by the Public Company Accounting Oversight Board of the United States.

        The material weakness that has been identified relates to our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and reporting requirements set forth by the SEC. We have implemented and are continuing to implement a number of measures to address the material weakness that has been identified. For details, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Internal Control Over Financial Reporting." However, we cannot assure you that we will be able to continue implementing these measures in the future, or that we will not identify additional material weaknesses in the future.

        Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report for the fiscal year ending December 31, 2018. In addition, once we cease to be an "emerging growth company" as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

        During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our ADSs.

        Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

We have limited insurance coverage which could expose us to significant costs and business disruption.

        We maintain various insurance policies to safeguard against risks and unexpected events. Additionally, we provide social security insurance including pension insurance, unemployment insurance, work-related injury insurance, maternity insurance and medical insurance for our employees. However, as the insurance industry in China is still in an early stage of development, insurance companies in China currently offer limited business-related insurance products. We do not maintain business interruption insurance or general third-party liability insurance, nor do we maintain product liability insurance or key-man insurance. We consider our insurance coverage to be in line with that of other companies in the same industry of similar size in China, but we cannot assure you that our insurance coverage is sufficient to prevent us from any loss or that we will be able to successfully claim our losses under our current insurance policies on a timely basis, or at all. If we incur any loss that is not covered by our insurance policies, or the compensated amount is significantly less than our actual loss, our business, financial condition and results of operations could be materially and adversely affected.

Future investments in and acquisitions of complementary assets, technologies and businesses may fail and may result in equity or earnings dilution or significant diversion of management attention.

        We may invest in or acquire assets, technologies and businesses that are complementary to our existing business. Our investments or acquisitions may not yield the results we expect. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions, and integrating the acquired businesses into ours, may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. In the event that our investments and acquisitions are not successful, our financial condition and results of operations may be materially and adversely affected.

Our plans for international expansion may expose us to additional risks.

        We are looking into opportunities to expand our platform into regions outside of China. Such expansion may expose us to additional risks, including:

  •
  challenges associated with relying on local partners in markets that are not as familiar to us, including local joint venture partners to help us establish our business;

  •
  increased demands on our management's time and attention to deal with potentially unique issues arising from local circumstances;

  •
  potentially adverse tax consequences from operating in multiple jurisdictions;

  •
  complexities and difficulties in obtaining protection and enforcing our intellectual property in multiple jurisdictions;

  •
  the burden of compliance with additional regulations and government authorities in a highly regulated industry; and

  •
  general economic and political conditions internationally.

        We have entered into two joint ventures outside of China to offer our solutions in additional markets in conjunction with local partners. In October 2017, we formed a joint venture named PIVOT Fintech Pte. Ltd. together with FWD Group and certain angel investors to provide robo-advisory services in Southeast Asia. In April 2018, we formed a joint venture named Avatec.ai(S) Pte. Ltd. together with United Overseas Bank Limited to offer credit services and solutions primarily in Southeast Asian countries.

We face risks related to natural disasters and health epidemics.

        Our business could be materially and adversely affected by natural disasters, health epidemics or other public safety concerns affecting the PRC, and particularly Beijing. Natural disasters may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to operate our platform and provide services and solutions. Our business could also be adversely affected if our employees are affected by health epidemics. In addition, our results of operations could be adversely affected to the extent that any health epidemic harms the Chinese economy in general. Our headquarters are located in Beijing, where most of our directors and management and the majority of our employees currently reside. Most of our system hardware and back-up systems are hosted in facilities located in Beijing. Consequently, if any natural disasters, health epidemics or other public safety concerns were to affect Beijing, our operation may experience material disruptions, which may materially and adversely affect our business, financial condition and results of operations.

Risks Relating to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to our variable interest entities and their subsidiaries do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.

        We are a Cayman Islands company and our PRC subsidiaries are considered foreign-invested enterprises. To comply with PRC laws and regulations, we set up a series of contractual arrangements entered into among Sky City (Beijing) Technology Co., Ltd., or Sky City Beijing, Pintec (Beijing) Technology Co., Ltd., or Pintec Beijing, our variable interest entities, and their shareholders to conduct our operations in China. For a detailed description of these contractual arrangements, see "Corporate History and Structure." As a result of these contractual arrangements, we exert control over our variable interest entities and their subsidiaries and consolidate their operating results in our financial statements under U.S. GAAP.

        Foreign ownership of internet-based businesses, such as distribution of online information and other value-added telecommunication services, are subject to restrictions under current PRC laws and regulations. For example, foreign investors are generally not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider with certain exceptions relating to e-commerce business, and any such foreign investor must have experience in providing value-added telecommunications services overseas and maintain a good track record in accordance with the Guidance Catalog of Industries for Foreign Investment. Our online mutual fund distribution platform, Hongdian, which is operated by Beijing Hongdian, our variable interest entity, has obtained certain value-added telecommunications service license for its operations from the Beijing Administration of Telecommunications in March, 2018, which will remain valid until June 2021. Furthermore, it is uncertain if our variable interest entities and their subsidiaries will be required to obtain an operating license with respect to our mobile applications in addition to the value-added telecommunications business license.

        Under current PRC laws and regulations, foreign-invested companies engaged in the onshore insurance brokerage business are subject to stringent requirements compared with Chinese domestic enterprises. Specifically, according to the guidance published on the official website of the China Insurance Regulatory Commission, the foreign investors of foreign-invested insurance brokerage companies are required to have, among other things, at least US$200 million of total assets and at least a 30-year track record in the insurance business. As a result, neither our PRC subsidiaries nor any of their subsidiaries currently meet all the requirements and therefore none of them is permitted to engage in the onshore insurance brokerage business. Myfin Insurance Broker Co., Ltd., or Beijing Myfin, a subsidiary of our variable interest entity Pintec Jinke (Beijing) Technology Information Co., Ltd., or Beijing Jinke, has obtained the license for insurance brokerage issued by the China Insurance Regulatory Commission, which allows Beijing Myfin to conduct onshore insurance brokerage business within the territory of the PRC and will remain valid until June 2019. Current PRC regulations relating to foreign investments in the onshore insurance brokerage business in China do not contain detailed explanations and operational procedures, and are subject to interpretations by relevant governmental authorities in China. However, most of these regulations have not been interpreted by the relevant authorities in the context of a corporate structure similar to ours. Therefore, there are substantial uncertainties regarding the applicability of these regulations to our business. Moreover, new regulations may be adopted and interpretations of existing regulations may develop and change, which may materially and adversely affect our ability to conduct our onshore insurance brokerage business.

        Under current PRC laws and regulations, there is no explicit restriction or prohibition for foreign-invested companies to be engaged in fund distribution business. However, in practice, the China Securities Regulatory Commission, or the CSRC, which has significant discretion to interpret and implement these statutory provisions, actually hesitates in issuing fund distribution license to foreign-invested companies. As a result, it is difficult for our PRC subsidiaries or their subsidiaries, as foreign-invested companies and subsidiaries of foreign-invested companies to apply for a fund distribution license. Our variable interest entity Beijing Hongdian, has obtained the license relating to the publicly raised securities investment fund distribution business issued by the CSRC, which allows Beijing Hongdian to conduct both publicly raised securities investment fund distribution business and privately-raised investment fund distribution business. Current PRC regulations relating to foreign investments in the fund distribution business in China do not contain detailed explanations and operational procedures, and are subject to interpretations by relevant governmental authorities in China. However, most of these regulations have not been interpreted by the relevant authorities in the context of a corporate structure similar to ours. Therefore, there are substantial uncertainties regarding the applicability of these regulations to our business. Moreover, new regulations may be adopted and interpretations of existing regulations may develop and change, which may materially and adversely affect our ability to conduct our fund distribution business, and the robo-advisory service business, in most cases, provided by Beijing Xuanji to Beijing Hongdian according to the business cooperation.

        In the opinion of our PRC counsel, Beijing Shihui Law Firm, the ownership structures of Sky City Beijing, Pintec Beijing, and our variable interest entities, currently do not, and immediately after giving effect to this offering, will not, result in any violation of the applicable PRC laws or regulations currently in effect; and the contractual arrangements among Sky City Beijing, Pintec Beijing and our variable interest entities and their shareholders, are governed by PRC laws or regulations, and are currently valid, binding and enforceable in accordance with the applicable PRC laws or regulations currently in effect, and do not result in any violation of the applicable PRC laws or regulations currently in effect, except that the equity pledge under the equity pledge agreement entered among Pintec Beijing, Beijing Hongdian and its shareholders, would not be deemed validly created until it is registered with the competent government authorities. However, Beijing Shihui Law Firm has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations, and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

        It is uncertain whether any new PRC laws, regulations or rules relating to the "variable interest entity" structure will be adopted or if adopted, what they would provide. In particular, in 2015, the Ministry of Commerce published a discussion draft of a proposed Foreign Investment Law for public review and comments. See "—Risks Relating to Doing Business in China—Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations." It is uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft.

        If the ownership structure, contractual arrangements and business of our company, our PRC subsidiaries or our variable interest entities are found to be in violation of any existing or future PRC laws or regulations or the stringent regulatory requirements applicable to foreign-invested companies engaged in relevant business, or we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities, would have broad discretion in dealing with such violation or failures, including, without limitations, levying fines, confiscating our income or the income of our PRC subsidiaries, variable interest entities or their subsidiaries, revoking the business licenses and/or operating licenses of such entities, shutting down our servers or blocking our online platforms, discontinuing or placing restrictions or onerous conditions on our operations, requiring us to undergo a costly and disruptive restructuring, restricting or prohibiting our use of proceeds from this offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of Myfin Beijing, Beijing Hongdian, our other variable interest entities and their subsidiaries that most significantly impact its economic performance or to receive economic benefits from Beijing Myfin, Beijing Hongdian, our other variable interest entities and their subsidiaries, we may not be able to consolidate Beijing Myfin, Beijing Hongdian, our other variable interest entities and their subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with our variable interest entities and their shareholders, for a significant portion of our business operations, which may not be as effective as direct ownership in providing operational control.

        We have relied and expect to continue to rely on contractual arrangements with our variable interest entities and their shareholders to operate our business activities. For a description of these contractual arrangements, see "Corporate History and Structure." These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entities and their subsidiaries. For example, our variable interest entities or their shareholders may fail to fulfill their contractual obligations with us, by, among other things, failing to maintain our website and use the domain names and trademarks in a manner as stipulated in the contractual arrangements, or taking other actions that are detrimental to our interests.

        If we had direct ownership of our variable interest entities, we would be able to exercise our rights as shareholders to effect changes in their board of directors, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by our variable interest entities and their shareholders of their obligations under the contractual arrangements to exercise control over our variable interest entities and their subsidiaries. The shareholders of our variable interest entities may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portion of our business through the contractual arrangements with our variable interest entities and their shareholders. Although we have the right to replace any shareholder of such entities under the contractual arrangements, if any of these shareholder is uncooperative or any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC laws and arbitration, litigation and other legal proceedings, the outcome of which will be subject to uncertainties in the PRC legal system. Therefore, our contractual arrangements with our variable interest entities and their shareholders may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership would be.

Any failure by our variable interest entities or their respective shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.

        We have entered into a series of contractual arrangements with our variable interest entities and their shareholders. For a description of these contractual arrangements, see "Corporate History and Structure." If our variable interest entities or their shareholders fail to perform their respective obligations under the contractual arrangements, we may incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of our variable interest entities were to refuse to transfer their equity interests in such entities to us or our designee when we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal action to compel them to perform their contractual obligations.

        All the agreements under our contractual arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration in China. Accordingly, these contracts would be interpreted in accordance with PRC laws and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal the arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our variable interest entities and their subsidiaries, and our ability to conduct our business may be negatively affected. See "—Risks Related to Doing Business in China—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us."

The shareholders of our variable interest entities may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.

        The equity interests of each of our variable interest entities are held by one or more of Ms. Xiaomei Peng, Mr. Wei Wei, Mr. Wei Hu, and Mr. Bingqing Chen. These shareholders may have potential conflicts of interest with us. These shareholders may breach, or cause our variable interest entities to breach, the existing contractual arrangements, which would have a material adverse effect on our ability to effectively control our variable interest entities and their subsidiaries and receive economic benefits from them. For example, these shareholders may be able to cause our agreements with our variable interest entities to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.

        Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in our variable interest entities to a PRC entity or individual designated by us, to the extent permitted by PRC laws. If we cannot resolve any conflict of interest or dispute between us and these shareholders, we would have to rely on legal proceedings, which could result in the disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings

Contractual arrangements in relation to our variable interest entities, may be subject to scrutiny by the PRC tax authorities and they may determine that we, or our variable interest entities and their subsidiaries, owe additional taxes, which could negatively affect our financial condition and the value of your investment.

        Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. The Enterprise Income Tax Law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm's length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements among Sky City Beijing, Pintec Beijing, our variable interest entities and their shareholders were not entered into on an arm's length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, regulations and rules, and adjust income of our variable interest entities in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our variable interest entities for PRC tax purposes, which could in turn increase their tax liabilities without reducing Sky City Beijing or Pintec Beijing's tax expenses. In addition, if Sky City Beijing or Pintec Beijing requests the shareholders of our variable interest entities to transfer their equity interests at nominal or no value pursuant to these contractual arrangements, such transfer could be viewed as a gift and subject Sky City Beijing or Pintec Beijing to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on our variable interest entities for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially adversely affected if our variable interest entities' tax liabilities increase or if they are required to pay late payment fees and other penalties.

We may lose the ability to use and benefit from assets held by our variable interest entities that are material to the operation of our business if the entity goes bankrupt or becomes subject to a dissolution or liquidation proceeding.

        Our variable interest entities hold certain assets that are material to the operation of our business, including, among others, intellectual properties, hardware and software. Beijing Hongdian holds our value-added telecommunication business license and the license relating to the publicly raised securities investment fund distribution business. Beijing Myfin, a wholly-owned subsidiary of our variable interest entity, holds our license for insurance brokerage business. Under the contractual arrangements, our variable interest entities may not, and the shareholders of our variable interest entities may not cause them to, in any manner, sell, transfer, mortgage or dispose of their assets or their legal or beneficial interests in the business without our prior consent. However, in the event these shareholders breach these contractual arrangements and voluntarily liquidate our variable interest entities, or our variable interest entities declare bankruptcy and all or part of their assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to continue some or all of our business activities, which could materially adversely affect our business, financial condition and results of operations. If our variable interest entities undergo a voluntary or involuntary liquidation proceeding, the independent third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.

Risks Relating to Doing Business in China

Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business, financial conditions and results of operations.

        Substantially all of our operations are located in China. Accordingly, our business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

        The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China are still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China's economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

        While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, the Chinese economy has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us.

        The PRC legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

        In particular, PRC laws and regulations concerning the internet finance, online consumer finance and online wealth management industries are developing and evolving. Although we have taken measures to comply with the laws and regulations that are applicable to our business operations, and avoid conducting any noncompliant activities under the applicable laws and regulations, the PRC government authority may promulgate the other new laws and regulations regulating the internet finance, online consumer finance and online wealth management industries in the future. We cannot assure you that our practice would not be deemed to violate any new PRC laws or regulations relating to internet finance, online consumer finance and online wealth management. Moreover, developments in the internet finance, online consumer finance and online wealth management industries may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies that may limit or restrict wealth management platform, online mutual fund distribution platform and technology platform enabling financial services provider like us, which could materially and adversely affect our business and operations.

        From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of the proposed Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations.

        In 2015, the Ministry of Commerce published a discussion draft of a proposed Foreign Investment Law for public review and comments. Among other things, the proposed Foreign Investment Law purports to introduce the principle of "actual control" in determining whether a company is considered a foreign-invested enterprise. The proposed Foreign Investment Law specifically provides that entities established in China but "controlled" by foreign investors will be treated as foreign-invested enterprises. In this connection, "control" is broadly defined in the proposed Foreign Investment Law to cover any of the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision-making bodies, or having the voting power to exert material influence on the board, the shareholders' meeting or other equivalent decision-making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity's operations, financial matters or other key aspects of its business operations. Once an entity is determined to be a foreign-invested enterprise, and its investment amount exceeds certain thresholds or its business operation falls within the "catalog of special management measures" proposed to be separately issued by the State Council in the future, market entry clearance by the Ministry of Commerce or its local counterparts would be required.

According to the proposed Foreign Investment Law, variable interest entities would also be deemed as foreign-invested enterprises, if they are ultimately "controlled" by foreign investors, and be subject to restrictions on foreign investments. However, the proposed Foreign Investment Law has not taken a position on what actions will be taken with respect to the existing companies with the "variable interest entity" structures, whether or not these companies are controlled by Chinese parties.

        The "variable interest entity" structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. See "Risk Factors—Risks Relating to Our Corporate Structure" and "Corporate History and Structure." Under the proposed Foreign Investment Law, VIEs that are controlled via contractual arrangement would also be deemed as foreign-invested enterprises, if they are ultimately "controlled" by foreign investors. Therefore, for any companies with a VIE structure in an industry category that is on the "catalog of restrictions," the VIE structure may be deemed a domestic investment only if the ultimate controlling person(s) is/are of PRC nationality (either PRC companies or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the VIEs will be treated as foreign-invested enterprises and any operation in the industry category on the "catalog of restrictions" without market entry clearance may be considered as illegal.

        In addition, the proposed Foreign Investment Law does not indicate what actions shall be taken with respect to the existing companies with a VIE structure, whether or not these companies are controlled by Chinese parties. Moreover, it is uncertain whether the internet finance, online consumer finance and online wealth management industries will be subject to the foreign investment restrictions or prohibitions set forth in the "catalog of special management measures" applied to the proposed Foreign Investment Law. If the enacted version of the proposed Foreign Investment Law and the final "catalog of special management measures" mandate further actions, such as the Ministry of Commerce market entry clearance, to be completed by companies with an existing VIE structure like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. If we are not able to obtain such clearance when required, our variable interest entity structure may be regarded as invalid and illegal. As a result, we would not be able to (i) continue our business in China through our contractual arrangements with our variable interest entities and their subsidiaries, (ii) receive the economic benefits of our variable interest entities and their subsidiaries under such contractual arrangements, or (iii) consolidate the financial results of our variable interest entities and their subsidiaries. Were this to occur, our results of operations and financial condition would be materially and adversely affected and the market price of our ADSs may decline.

        The proposed Foreign Investment Law, if enacted as proposed, may also materially impact our corporate governance practice and increase our compliance costs. For instance, the proposed Foreign Investment Law imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable foreign-invested enterprises. Aside from an investment information report required at each investment, and investment amendment reports, which shall be submitted upon alteration of investment specifics, it is mandatory for entities established by foreign investors to submit an annual report, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

        We are a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require our PRC subsidiaries to adjust its taxable income under the contractual arrangements it currently has in place with our variable interest entities and their subsidiaries, in a manner that would materially and adversely affect their ability to pay dividends and other distributions to us.

        Under PRC laws and regulations, our PRC subsidiaries, as wholly foreign-owned enterprises in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

        In response to the persistent capital outflow and the Renminbi's depreciation against the U.S. dollar in the fourth quarter of 2016, the People's Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries' dividends and other distributions may be subjected to tighter scrutiny in the future. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also "—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders."

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

        Any funds we transfer to our PRC subsidiaries, either as a shareholder loan or as an increase in registered capital, are subject to filing or registration with the relevant governmental authorities in China. Capital contributions to our PRC subsidiaries are subject to the requirement of making filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China. In addition, any foreign loan procured by our PRC subsidiaries is required to be registered with SAFE, or its local branches, and each of our PRC subsidiaries may not procure loans which exceed its statutory limit. Any medium or long-term loan to be provided by us to our variable interest entity must be recorded and registered by the National Development and Reform Committee and SAFE or its local branches. We may not complete such recording or registrations on a timely basis, if at all, with respect to future capital contributions or foreign loans by us to our PRC subsidiaries. If we fail to complete such recording or registration, our ability to use the proceeds of this offering and to capitalize our PRC operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

        In 2008, SAFE promulgated the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or Circular 142, which used to regulate the conversion by foreign-invested enterprises of foreign currency into Renminbi by restricting the usage of converted Renminbi. In 2015,

SAFE promulgated the Circular on Reforming the Management Approach Regarding the Foreign Exchange Capital Settlement of Foreign-Invested Enterprises, or Circular 19. Circular 19 superseded Circular 142. Circular 19 launched a nationwide reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises and allows foreign-invested enterprises to settle their foreign exchange capital at their discretion, but continues to prohibit foreign-invested enterprises from using the Renminbi fund converted from their foreign exchange capitals for expenditures beyond their business scopes. In June 2016, SAFE promulgated the Circular on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange, or Circular 16. Circular 19 and Circular 16 continue to prohibit foreign-invested enterprises from, among other things, using the Renminbi fund converted from its foreign exchange capitals for expenditure beyond its business scope, investment and financing (except for security investment or guarantee products issued by bank), providing loans to non-affiliated enterprises or constructing or purchasing real estate not for self-use. Circular 19 and Circular 16 may significantly limit our ability to transfer to and use in China the net proceeds from this offering, which may adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our ADSs.

        The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China's foreign exchange policies. In July 2005, the PRC government changed its longstanding policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

        Our revenue and costs are mostly denominated in Renminbi and our reporting currency is Renminbi. Significant revaluation of the Renminbi may have a material and adverse effect on your investment. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would reduce the Renminbi amount we would receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of paying dividends or for other business purposes, appreciation of the U.S. dollar against the Renminbi would reduce the U.S. dollar amount available to us.

        Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to hedge our exposure adequately or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency.

Governmental control of currency conversion may limit our ability to utilize our operating revenues effectively and affect the value of your investment.

        The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our operating revenues in Renminbi. Under our current corporate structure, our company in the

Cayman Islands relies on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiaries are able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

        In light of the substantial capital outflows of China in 2016 due to the weakening of the Renminbi, the PRC government has imposed more restrictive foreign exchange policies and stepped up scrutiny of major outbound capital movement. More restrictions and substantial vetting processes have been put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may at its discretion further restrict access to foreign currencies in the future for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our ADSs.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees' salaries as required by PRC regulations may subject us to penalties.

        Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees' salaries based on the actual salary of each employee upon payment. As of the date of this prospectus, we have made employee benefit payments and withheld individual income tax. However, as the interpretation and implementation of labor-related laws and regulations are still uncertain and evolving in China, with respect to the underpaid employee benefits, we may be required by the relevant governmental authorities to make additional contributions to these plans as well as to pay late fees and fines; with respect to the underwithheld individual income tax, we may be required by the relevant governmental authorities to make additional withholding and pay late fees and fines. If we are subject to late fees or fines in relation to the aforementioned additional employee benefits and individual income tax, our financial condition and results of operations may be adversely affected.

PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

        The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the Ministry of Commerce shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the Ministry of Commerce that became effective in 2011 specify that mergers and acquisitions by foreign investors that raise "national defense and security" concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise "national security" concerns are subject to strict review by the Ministry of Commerce, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the Ministry of Commerce or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries' ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

        SAFE promulgated the Circular on Relevant Issues Relating to PRC Resident's Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Circular 37, in 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC residents or entities, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. In 2015, SAFE released the Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving the Policies of Foreign Exchange Administration Applicable to Direct Investment, or Circular 13, which has amended Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

        If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiaries may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

        Mr. Wei Hu, Mr. Hao Dong, Mr. Yuyang Li, Mr. Wei Wei, Ms. Xiaomei Peng, and Mr. Jun Dong, who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us as being PRC residents, have completed the foreign exchange registrations in accordance with Circular 37. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with the requirements of Circular 37. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, Circular 37. Failure by such shareholders or beneficial owners to comply with Circular 37, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities and limit our PRC subsidiaries' ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

        Pursuant to Circular 37, PRC residents who participate in stock incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose vehicles. In the meantime, our directors, executive officers and other employees who are PRC citizens, subject to limited exceptions, and who have been granted stock options by us, may follow the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plan of Overseas Publicly Listed Companies, promulgated by SAFE in 2012. PRC citizens and non-PRC citizens who reside in China for a continuous period of no less than one year who participate in any stock incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiaries of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of stock options and the purchase or sale of shares and interests. We and our directors, executive officers and other employees who are PRC citizens or who reside in the PRC for a continuous period of no less than one year and who have been granted stock options will be subject to these regulations when our company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions, and may also limit our ability to contribute additional capital into our PRC subsidiaries and limit our PRC subsidiaries' ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law. See "Regulation—Regulations Relating to Foreign Currency Exchange—Share Option Rules."

        The State Administration of Taxation has issued certain circulars concerning employee stock options and restricted shares. Under these circulars, our employees working in China who exercise stock options or are granted restricted shares will be subject to PRC individual income tax. Our PRC subsidiaries have obligations to file documents related to employee stock options or restricted shares with relevant tax authorities and to withhold individual income taxes of those employees who exercise their share options. If our employees fail to pay or we fail to withhold their income taxes according to relevant laws and regulations, we may face sanctions imposed by the tax authorities or other PRC governmental authorities. See "Regulation—Regulations Relating to Foreign Currency Exchange—Share Option Rules."

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders.

        Under the Enterprise Income Tax Law and its implementation rules, enterprises that are registered in countries or regions outside the PRC but have their "de facto management bodies" located within China may be considered as PRC resident enterprises and are therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. For detailed discussions of applicable laws, regulations and implementation rules, see "PRC Regulation—Regulations Relating to Tax—Enterprise Income Tax."

        We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. See "PRC Regulation—Regulations Relating to Tax." However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term "de facto management body." As substantially all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that Pintec Technology Holdings Limited or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then Pintec

Technology Holdings Limited or such subsidiary could be subject to PRC tax at a rate of 25% on its worldwide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, dividends that we pay and gains realized on the sale or other disposition of our ADSs or ordinary shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such dividends or gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the ADSs or ordinary shares.

We may not be able to obtain certain tax benefits for dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries.

        Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate on dividends paid by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. See "PRC Regulation—Regulations Relating to Tax—Dividend Withholding Tax." We cannot assure you that our determination regarding our qualification to enjoy the preferential tax treatment will not be challenged by the relevant PRC tax authority that or we will be able to complete the necessary filings with the relevant PRC tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiaries to Sky City Hong Kong Limited and Next Hop Hong Kong Limited, our Hong Kong subsidiaries.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

        According to the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Circular 7, promulgated by the State Administration of Taxation in 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in a public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer will be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price minus the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%. Under the terms of Circular 7, a transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes: (i) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (ii) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company's revenue is directly or indirectly derived from PRC territory; (iii) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; and (iv) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties.

        We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries or investments. Our company may be subject to filing obligations or taxed or subject to withholding obligations in such transactions, under Circular 7. For transfer of shares in our company by investors that are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under Circular 7. As a result, we may be required to expend valuable resources to comply with Circular 7 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The audit report included in this prospectus is prepared by an auditor who is not inspected by the Public Company Accounting Oversight Board and, as such, our investors are deprived of the benefits of such inspection.

        Our independent registered public accounting firm that issues the audit report included in our prospectus filed with the U.S. Securities and Exchange Commission, or the SEC, as auditors of companies that are traded publicly in the United States and a firm registered with the U.S. Public Company Accounting Oversight Board, or the PCAOB, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in the PRC, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Chinese authorities, our auditors are not currently inspected by the PCAOB.

        Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. This lack of PCAOB inspections in China prevents the PCAOB from regularly evaluating our auditor's audits and its quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

        The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor's audit procedures or quality control procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

Proceedings instituted by the SEC against the "big four" PRC-based accounting firms, including our independent registered public accounting firm, could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act.

        In late 2012, the SEC commenced administrative proceedings under Rule 102(e) of its Rules of Practice and also under the Sarbanes-Oxley Act against the Chinese affiliates of the "big four" accounting firms (including our auditors). The Rule 102(e) proceedings initiated by the SEC relate to these firms' inability to produce documents, including audit work papers, in response to the request of the SEC pursuant to Section 106 of the Sarbanes-Oxley Act, as the auditors located in the PRC are not in a position lawfully to produce documents directly to the SEC because of restrictions under PRC law and specific directives issued by the CSRC. The issues raised by the proceedings are not specific to our auditors or to us, but affect equally all audit firms based in China and all China-based businesses with securities listed in the United States.

        In January 2014, the administrative judge reached an Initial Decision that the "big four" accounting firms should be barred from practicing before the SEC for six months. Thereafter, the accounting firms filed a Petition for Review of the Initial Decision, prompting the SEC Commissioners to review the Initial Decision, determine whether there had been any violation and, if so, determine the appropriate remedy to be placed on these audit firms.

        In February 2015, the Chinese affiliates of the "big four" accounting firms (including our auditors) each agreed to censure and pay a fine to the SEC to settle the dispute and avoid suspension of their ability to practice before the SEC and audit U.S. listed companies. The settlement requires the firms to follow detailed procedures and to seek to provide the SEC with access to the Chinese firms' audit documents via the CSRC. If future document productions fail to meet the specified criteria, the SEC retains the authority to impose a variety of additional measures (e.g., imposing penalties such as suspensions, restarting the administrative proceedings).

        In the event that the SEC restarts the administrative proceedings, depending upon the final outcome, listed companies in the United States with major PRC operations may find it difficult or impossible to retain auditors in respect of their operations in the PRC, which could result in financial statements being determined to not be in compliance with the requirements of the Exchange Act, and could result in delisting. Moreover, any negative news about the proceedings against these audit firms may cause investor uncertainty regarding China-based, United States-listed companies and the market price of our shares may be adversely affected. If our independent registered public accounting firm was denied, temporarily, the ability to practice before the SEC and we were unable to timely find another registered public accounting firm to audit and issue an opinion on our financial statements, our financial statements could be determined to not be in compliance with the requirements of the Exchange Act.

Risks Relating to Our ADSs and This Offering

An active trading market for our ordinary shares or our ADSs may not develop and the trading price for our ADSs may fluctuate significantly.

        We have applied to list our ADSs on the Nasdaq Global Market. Prior to the completion of this offering, there has been no public market for our ADSs or our ordinary shares, and we cannot assure you that a liquid public market for our ADSs will develop. If an active public market for our ADSs does not develop following the completion of this offering, the market price and liquidity of our ADSs may be materially and adversely affected. The initial public offering price for our ADSs will be determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our ADSs after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their ADSs.

The trading price of our ADSs is likely to be volatile, which could result in substantial losses to investors.

        The trading price of our ADSs is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies' securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our ADSs, regardless of our actual operating performance.

        In addition to market and industry factors, the price and trading volume for our ADSs may be highly volatile for factors specific to our own operations, including the following:

  •
  variations in our revenues, earnings and cash flow;

  •
  announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

  •
  announcements of new services and expansions by us or our competitors;

  •
  changes in financial estimates by securities analysts;

  •
  detrimental adverse publicity about us, our services or our industry;

  •
  additions or departures of key personnel;

  •
  release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

  •
  potential litigation or regulatory investigations.

        Any of these factors may result in large and sudden changes in the volume and price at which our ADSs will trade.

        In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management's attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ADSs, the market price for our ADSs and trading volume could decline.

        The trading market for our ADSs will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our ADSs, the market price for our ADSs would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our ADSs to decline.

The sale or availability for sale of substantial amounts of our ADSs could adversely affect their market price.

        Sales of substantial amounts of our ADSs in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ADSs and could materially impair our ability to raise capital through equity offerings in the future. The ADSs sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be            ADSs (equivalent to            Class A ordinary shares) outstanding immediately after this offering, or            ADSs (equivalent to            Class A ordinary shares) if the underwriters exercise their option to purchase additional ADSs in full. In connection with this offering, we and [our officers, directors and existing shareholders] have agreed not to sell any ordinary shares or ADSs for 180 days after the date of this prospectus without the prior written consent of the underwriters, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ADSs. See

"Underwriting" and "Shares Eligible for Future Sale" for a more detailed description of the restrictions on selling our securities after this offering.

Our dual-class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares and ADSs may view as beneficial.

        Immediately prior to the completion of this offering, we expect to create a dual-class share structure such that our ordinary shares will consist of Class A ordinary shares and Class B ordinary shares. In respect of matters requiring the votes of shareholders, holders of Class B ordinary shares will be entitled to fifteen votes per share, subject to certain conditions, while holders of Class A ordinary shares will be entitled to one vote per share based on our proposed dual-class share structure. We will sell Class A ordinary shares represented by our ADSs in this offering. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale of Class B ordinary shares by a holder thereof to any person other than our three core founders, Mr. Wei Wei, Mr. Jun Dong and Ms. Xiaomei Peng, or any entity which is not affiliated with any of the three core founders, such Class B ordinary shares are automatically and immediately converted into the same number of Class A ordinary shares. Each Class B ordinary share beneficially owned by any core founder is automatically converted into one Class A ordinary share, if at any time the core founder ceases to be a director or employee of our company or ceases to have the capability to make business decisions on behalf of our company due to health reasons.

        Immediately prior to the completion of this offering, our three core founders, Mr. Wei Wei, Mr. Jun Dong and Ms. Xiaomei Peng, will beneficially own all of our issued Class B ordinary shares. These Class B ordinary shares will constitute approximately        % of our total issued and outstanding share capital immediately after the completion of this offering and        % of the aggregate voting power of our total issued and outstanding share capital immediately after the completion of this offering due to the disparate voting powers associated with our dual-class share structure, assuming the underwriters do not exercise their over-allotment option. See "Principal Shareholders." As a result of the dual-class share structure and the concentration of ownership, holders of Class B ordinary shares will have considerable influence over matters such as decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A ordinary shares and ADSs may view as beneficial.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ADSs for return on your investment.

        We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ADSs as a source for any future dividend income.

        Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ADSs will likely depend entirely upon any future price appreciation of our ADSs. There is no guarantee that our ADSs will appreciate in value after this offering or even maintain the price at which you purchased the ADSs. You may not realize a return on your investment in our ADSs and you may even lose your entire investment in our ADSs.

Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution.

        If you purchase ADSs in this offering, you will pay more for each ADS than the corresponding amount paid by existing shareholders for their ordinary shares. As a result, you will experience immediate and substantial dilution of approximately US$            per ADS (assuming that no outstanding options to acquire ordinary shares are exercised). This number represents the difference between (1) our pro forma net tangible book value per ADS of US$            as of March 31, 2018, after giving effect to this offering and (2) the assumed initial public offering price of US$            per ADS, the midpoint of the estimated initial public offering price range set forth on the front cover of this prospectus. See "Dilution" for a more complete description of how the value of your investment in our ADSs will be diluted upon the completion of this offering.

We have not determined a specific use for a portion of the net proceeds from this offering, and we may use these proceeds in ways with which you may not agree.

        We have not determined a specific use for a portion of the net proceeds of this offering, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase our ADS price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or ordinary shares.

        A non-U.S. corporation, such as our company, will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company's unbooked intangibles associated with active business activity are taken into account as non-passive assets.

        In addition, we will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Although the law in this regard is unclear, we treat our variable interest entities as being beneficially owned by us for U.S. federal income tax purposes because we control their management decisions, we are entitled to substantially all of the economic benefits associated with these entities, and, as a result, we consolidate their results of operations in our U.S. GAAP financial statements.

        We believe our income from and assets used in the installment-sale business are treated as passive under the PFIC provisions. Accordingly, based on our current income and assets and the expected value of our ADSs, it is possible that we could be a PFIC for our current taxable year or in the foreseeable future. Even if we are not currently a PFIC, changes in the nature of our income or assets, or fluctuations in the market price of our ADSs, may cause us to become a PFIC for future taxable years. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization following the close of this offering, which may fluctuate over time. Among other factors, if our market capitalization is less than anticipated or subsequently declines, we may be or become classified as a PFIC for the current or future taxable years. Under circumstances where revenues from our installment sale business or other activities that produce passive income increase relative to our revenues from activities that produce non-passive income or where we determine not to deploy significant amounts of cash for working capital or other purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, if it were determined that that we are not the beneficial owner of our variable interest entities for U.S. federal income tax purposes, we may be treated as a PFIC for our current taxable year and in future taxable years.

        If we are classified as a PFIC for any year during which a U.S. Holder (as defined below) holds our ADSs or ordinary shares, such U.S. Holder may incur significantly increased U.S. federal income tax on gain recognized on the sale or other disposition of our ADSs or ordinary shares and on the receipt of distributions on our ADSs or ordinary shares to the extent such gain or distribution is treated as an "excess distribution" under the U.S. federal income tax rules. If we are so classified during a U.S. Holder's holding period, our ADSs or ordinary shares will generally continue to be treated as shares in a PFIC for all succeeding years during which such U.S. Holder holds our ADSs or ordinary shares, even if we cease to be a PFIC, unless certain elections are made. See the discussion under "Taxation—United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules" concerning the U.S. federal income tax considerations of an investment in our ADSs or ordinary shares if we are or become classified as a PFIC, including the possibility of making certain elections.

The approval of the China Securities Regulatory Commission may be required in connection with this offering under PRC law.

        The M&A Rules, which were adopted in 2006 by six PRC regulatory agencies, including the CSRC, purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and this offering may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain how long it will take us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, results of operations and financial condition.

        Our PRC counsel, Beijing Shihui Law Firm, has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the listing and trading of our ADSs on the Nasdaq Global Market because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation, and (ii) our wholly owned PRC subsidiary was established by foreign direct investment, rather than through a merger or acquisition of a domestic company as defined under the M&A Rules. However, we cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel, and hence we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of the ADSs. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the ADSs offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such approval requirement could have a material adverse effect on the trading price of the ADSs.

Our memorandum and articles of association contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares and ADSs.

        We will adopt amended and restated memorandum and articles of association that will become effective immediately prior to the completion of this offering. Our new memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our ADSs may fall and the voting and other rights of the holders of our ordinary shares and ADSs may be materially and adversely affected.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

        We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law (2018 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

        Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

        Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

        As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Law of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see "Description of Share Capital—Differences in Corporate Law."

Certain judgments obtained against us by our shareholders may not be enforceable.

        We are a Cayman Islands company and all of our assets are located outside of the United States. Substantially all of our current operations are conducted in China. In addition, a majority of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and China, see "Enforceability of Civil Liabilities."

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

        We are an "emerging growth company," as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 for so long as we are an emerging growth company until the fifth anniversary from the date of our initial listing.

        The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies, and as a result of this election our financial statements may not be comparable to those of companies that comply with public company effective dates, including other emerging growth companies that have not made this election.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

        Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  •
  the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

  •
  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  •
  the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

        We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Global Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The voting rights of holders of ADSs are limited by the terms of the deposit agreement, and you may not be able to exercise your right to vote your Class A ordinary shares.

        As a holder of our ADSs, you will only be able to exercise the voting rights with respect to the underlying Class A ordinary shares in accordance with the provisions of the deposit agreement. Under the deposit agreement, you must vote by giving voting instructions to the depositary. If we ask for your instructions, then upon receipt of your voting instructions, the depositary will try to vote the underlying Class A ordinary shares in accordance with these instructions. You will not be able to directly exercise your right to vote with respect to the underlying shares unless you withdraw the shares. Under our amended and restated memorandum and articles of association that will become effective immediately prior to the completion of this offering, the minimum notice period required for convening a general meeting is 14 days. When a general meeting is convened, you may not receive sufficient advance notice to withdraw the shares underlying your ADSs to allow you to vote with respect to any specific matter. If we ask for your instructions, the depositary will notify you of the upcoming vote and will arrange to deliver our voting materials to you. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for their manner of carrying out your voting instructions. This means that you may not be able to exercise your right to vote and you may have no legal remedy if the shares underlying your ADSs are not voted as you requested.

The depositary for our ADSs will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs if you do not vote at shareholders' meetings, except in limited circumstances, which could adversely affect your interests.

        Under the deposit agreement for the ADSs, if you do not vote, the depositary will give us a discretionary proxy to vote our Class A ordinary shares underlying your ADSs at shareholders' meetings unless:

  •
  we have failed to timely provide the depositary with notice of meeting and related voting materials;

  •
  we have instructed the depositary that we do not wish a discretionary proxy to be given;

  •
  we have informed the depositary that there is substantial opposition as to a matter to be voted on at the meeting;

  •
  a matter to be voted on at the meeting would have a material adverse impact on shareholders; or

  •
  the voting at the meeting is to be made on a show of hands.

        The effect of this discretionary proxy is that if you do not vote at shareholders' meetings, you cannot prevent our Class A ordinary shares underlying your ADSs from being voted, except under the circumstances described above. This may make it more difficult for shareholders to influence the management of our company. Holders of our ordinary shares are not subject to this discretionary proxy.

You may not receive dividends or other distributions on our ordinary shares and you may not receive any value for them, if it is illegal or impractical to make them available to you.

        The depositary of our ADSs has agreed to pay you the cash dividends or other distributions it or the custodian receives on Class A ordinary shares or other deposited securities underlying our ADSs, after deducting its fees and expenses. You will receive these distributions in proportion to the number of Class A ordinary shares your ADSs represent. However, the depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any holders of ADSs. For example, it would be unlawful to make a distribution to a holder of ADSs if it consists of securities that require registration under the Securities Act but that are not properly registered or distributed under an applicable exemption from registration. The depositary may also determine that it is not feasible to distribute certain property through the mail. Additionally, the value of certain distributions may be less than the cost of mailing them. In these cases, the depositary may determine not to distribute such property. We have no obligation to register under U.S. securities laws any ADSs, ordinary shares, rights or other securities received through such distributions. We also have no obligation to take any other action to permit the distribution of ADSs, ordinary shares, rights or anything else to holders of ADSs. This means that you may not receive distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you. These restrictions may cause a material decline in the value of our ADSs.

You may experience dilution of your holdings due to inability to participate in rights offerings.

        We may, from time to time, distribute rights to our shareholders, including rights to acquire securities. Under the deposit agreement, the depositary will not distribute rights to holders of ADSs unless the distribution and sale of rights and the securities to which these rights relate are either exempt from registration under the Securities Act with respect to all holders of ADSs or are registered under the provisions of the Securities Act. The depositary may, but is not required to, attempt to sell these undistributed rights to third parties, and may allow the rights to lapse. We may be unable to establish an exemption from registration under the Securities Act, and we are under no obligation to file a registration statement with respect to these rights or underlying securities or to endeavor to have a registration statement declared effective. Accordingly, holders of ADSs may be unable to participate in our rights offerings and may experience dilution of their holdings as a result.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
AND INDUSTRY DATA

        This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

        You can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "likely to" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

  •
  our goals and strategies;

  •
  our future business development, financial condition and results of operations;

  •
  expected changes in our revenues, costs or expenditures;

  •
  our expectations regarding demand for and market acceptance of our services;

  •
  competition in our industry; and

  •
  government policies and regulations relating to our industry.

        You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

        You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable. The market data contained in this prospectus involves a number of assumptions, estimates and limitations. The consumer finance market, financial services market and related markets in China may not grow at the rates projected by market data, or at all. The failure of these markets to grow at the projected rates may have a material adverse effect on our business and the market price of our ADSs. If any one or more of the assumptions underlying the market data turns out to be incorrect, actual results may differ from the projections based on these assumptions. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in "Risk Factors" and elsewhere in this prospectus. You should not place undue reliance on these forward-looking statements.

 USE OF PROCEEDS

        We estimate that we will receive net proceeds from this offering of approximately US$            million, or approximately US$             million if the underwriters exercise their option to purchase additional ADSs in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates are based upon an assumed initial offering price of US$            per ADS, the midpoint of the range shown on the front cover page of this prospectus. A US$1.00 change in the assumed initial public offering price of US$            per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease the net proceeds of this offering by US$             million, or approximately US$             million if the underwriters exercise their option to purchase additional ADSs in full, assuming no change to the number of            ADSs offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

        The primary purposes of this offering are to create a public market for our shares for the benefit of all shareholders, retain talented employees by providing them with equity incentives, and obtain additional capital. We plan to use the net proceeds of this offering primarily for general corporate purposes, which may include investment in product development, sales and marketing activities, technology infrastructure, capital expenditures, and other general and administrative matters. We plan to use approximately US$             million to repay a part of the loans from shareholders that we incurred in July 2018. We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, although we have no present commitments or agreements to enter into any acquisitions or investments. The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

        In utilizing the proceeds of this offering, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiary or make additional capital contributions to our PRC subsidiary to fund its capital expenditures or working capital. We cannot assure you that we will be able to obtain these government registrations or approvals on a timely basis, if at all. See "Risk Factors—Risks Relating to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business."

        Pending use of the net proceeds, we intend to hold our net proceeds in demand deposits or invest them in interest-bearing government securities.

 DIVIDEND POLICY

        We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

        We are a holding company incorporated in the Cayman Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See "Risk Factors—Risks Relating to Doing Business in China—We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business."

        Our board of directors has discretion as to whether to distribute dividends, subject to applicable laws. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. If we pay any dividends on our shares, ADS holders will receive payment to the same extent as holders of our ordinary shares, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. See "Description of American Depositary Shares." Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

CAPITALIZATION

        The following table sets forth our capitalization as of March 31, 2018:

  •
  on an actual basis;

  •
  on a pro forma basis to reflect (i) the redesignation of            ordinary shares beneficially owned by our three core founders, Mr. Wei Wei, Mr. Jun Dong and Ms. Xiaomei Peng, into Class B ordinary shares on a one-for-one basis immediately prior to the completion of this offering, (ii) the redesignation of all of the remaining ordinary shares into Class A ordinary shares on a one-for-one basis immediately prior to the completion of this offering, and (iii) the automatic conversion of all of our outstanding preferred shares into                Class A ordinary shares upon the completion of this offering; and

  •
  on a pro forma as adjusted basis to reflect (i) the redesignation of            ordinary shares beneficially owned by our three core founders, Mr. Wei Wei, Mr. Jun Dong and Ms. Xiaomei Peng, into Class B ordinary shares on a one-for-one basis immediately prior to the completion of this offering, (ii) the redesignation of all of the remaining ordinary shares into Class A ordinary shares on a one-for-one basis immediately prior to the completion of this offering, and (iii) the automatic conversion of all of our outstanding preferred shares into                Class A ordinary shares immediately upon the completion of this offering; and (iv) the sale of            Class A ordinary shares in the form of ADSs by us in this offering at an assumed initial public offering price of US$            per ADS, the midpoint of the estimated range of the initial public offering price shown on the front cover of this prospectus, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

        You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

As of March 31, 2018
	Actual	Pro forma	Pro forma as adjusted
(in US$ thousands, except for share and per share data)
Mezzanine Equity:
Mezzanine equity (US$0.000125 par value; shares authorized, shares issued and outstanding on an actual basis; none outstanding on a pro forma or pro forma as adjusted basis)
Total mezzanine equity
Shareholders' Equity:
Ordinary shares (US$0.000125 par value; shares authorized, shares issued and outstanding on an actual basis; outstanding on a pro forma basis; outstanding on a pro forma as adjusted basis)
Additional paid-in capital(1)
Statutory reserves
Accumulated other comprehensive income
Retained earnings
Total shareholders' equity
Total mezzanine equity and shareholders' equity

(1)
A US$1.00 increase (decrease) in the assumed initial public offering price of US$            per ADS, the mid-point of the estimated range of the initial public offering price shown on the cover page of this prospectus, would increase (decrease) each of additional paid-in capital, total shareholders' equity and total capitalization by US$             million, assuming the number of ADSs offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

 EXCHANGE RATE INFORMATION

        Our reporting currency is the Renminbi because our business is mainly conducted in China and all of our revenues are denominated in Renminbi. This prospectus contains translations of Renminbi amounts into U.S. dollars at specific rates solely for the convenience of the reader. The conversion of Renminbi into U.S. dollars in this prospectus is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Renminbi to U.S. dollars and from U.S. dollars to Renminbi in this prospectus were made at a rate of RMB6.2726 to US$1.00, the exchange rate on March 30, 2018 set forth in the H.10 statistical release of the Federal Reserve Board. We make no representation that any Renminbi or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or Renminbi, as the case may be, at any particular rate, the rates stated below, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign trade. On July 6, 2018, the rate was RMB6.6396 to US$1.00.

        The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated. These rates are provided solely for your convenience and are not necessarily the exchange rates that we used in this prospectus or will use in the preparation of our periodic reports or any other information to be provided to you.

	Certified Exchange Rate
Period	Period End	Average(1)	Low	High
	(RMB per US$1.00)
2012	6.2301	6.2990	6.3879	6.2221
2013	6.0537	6.1478	6.2438	6.0537
2014	6.2046	6.1620	6.2591	6.0402
2015	6.4778	6.2827	6.4896	6.1870
2016	6.9430	6.6400	6.9580	6.4480
2017	6.5063	6.7350	6.9575	6.4773
2018
January	6.2841	6.4233	6.5263	6.2841
February	6.3280	6.4232	6.3471	6.2649
March	6.2726	6.3174	6.3565	6.2685
April	6.3325	6.2967	6.3340	6.2655
May	6.4096	6.3701	6.4175	6.3325
June	6.6171	6.4651	6.6235	6.3850
July (through July 6)	6.6396	6.6434	6.6632	6.6341

Source: Federal Reserve Statistical Release

(1)
Annual averages were calculated by using the average of the exchange rates on the last day of each month during the relevant year. Monthly averages are calculated by using the average of the daily rates during the relevant month.

DILUTION

        Our net tangible book value as of March 31, 2018 was approximately US$            per ordinary share and US$            per ADS. Net tangible book value per ordinary share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Pro forma net tangible book value per ordinary share is calculated after giving effect to the automatic conversion of all of our outstanding preferred shares. Dilution is determined by subtracting pro forma net tangible book value per ordinary share from the assumed public offering price per ordinary share. Because the Class A ordinary shares and Class B ordinary shares have the same dividend and other rights, except for voting and conversion rights, the dilution is presented based on all issued and outstanding ordinary shares, including Class A ordinary shares and Class B ordinary shares.

        Without taking into account any other changes in such net tangible book value after December 31, 2016, other than to give effect to our issuance and sale of            ADSs in this offering at an assumed initial public offering price of US$            per ADS, the midpoint of the estimated public offering price range, and after deduction of underwriting discounts and commissions and estimated offering expenses payable by us (assuming the over-allotment option is not exercised), our pro forma as adjusted net tangible book value as of December 31, 2016 would have been US$            per outstanding ordinary share, including ordinary shares underlying our outstanding ADSs, or US$            per ADS. This represents an immediate increase in net tangible book value of US$            per ordinary share, or US$            per ADS, to existing shareholders and an immediate dilution in net tangible book value of US$            per ordinary share, or US$            per ADS, to purchasers of ADSs in this offering. The following table illustrates such dilution:

Assumed initial public offering price per ordinary share	US$
Net tangible book value per ordinary share	US$
Pro forma net tangible book value per ordinary share after giving effect to the automatic conversion of all of our outstanding preferred shares, as of December 31, 2016	US$
Pro forma net tangible book value per ordinary share as adjusted to give effect to the automatic conversion of all of our outstanding preferred shares and this offering, as of December 31, 2016	US$
Amount of dilution in net tangible book value per ordinary share to new investors in the offering	US$
Amount of dilution in net tangible book value per ADS to new investors in the offering	US$

        A US$1.00 change in the assumed public offering price of US$            per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease our pro forma as adjusted net tangible book value after giving effect to the offering by US$             million, the pro forma as adjusted net tangible book value per ordinary share and per ADS after giving effect to this offering by US$            per ordinary share and per US$            ADS and the dilution in pro forma as adjusted net tangible book value per ordinary share and per ADS to new investors in this offering by US$            per ordinary share and US$            per ADS, assuming no change to the number of ADSs offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses. The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our ADSs and other terms of this offering determined at pricing.

        The following table summarizes, on a pro forma basis as of March 31, 2018, the differences between the shareholders as of March 31, 2018 and the new investors with respect to the number of ordinary shares purchased from us, the total consideration paid and the average price per ordinary share paid at an assumed initial public offering price of US$            per ADS before deducting estimated underwriting discounts and commissions and estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration
Average Price Per Ordinary Share
Average Price Per ADS
	Number	Percent	Amount	Percent
Existing shareholders
New investors

Total

        A US$1.00 change in the assumed public offering price of US$            per ADS would, in the case of an increase, increase and, in the case of a decrease, decrease total consideration paid by new investors, total consideration paid by all shareholders, average price per ordinary share and average price per ADS paid by all shareholders by US$            , US$            , US$            and US$            , respectively, assuming no change to the number of            ADSs offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        The discussion and tables above also assume no exercise of any outstanding stock options outstanding as of the date of this prospectus. As of the date of this prospectus, there were             ordinary shares issuable upon exercise of outstanding stock options at a weighted average exercise price of US$            per ordinary share, and there were             ordinary shares available for future issuance upon exercise of future grants under our share incentive plans. To the extent that any of these options are exercised, there will be further dilution to new investors.

 ENFORCEABILITY OF CIVIL LIABILITIES

        We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws than the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

        Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

        We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with this offering under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with this offering under the securities laws of the State of New York.

        Travers Thorp Alberga, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (2) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

        Travers Thorp Alberga has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment in personam obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a competent foreign court with jurisdiction to give the judgment, (b) imposes a specific positive obligation on the judgment debtor (such as an obligation to pay a liquidated sum or perform a specified obligation), (c) is final and conclusive, (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

        Beijing Shihui Law Firm, our counsel as to PRC law, has advised us that (1) it would be highly unlikely that the courts of the PRC would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, and (2) there is uncertainty as to whether the courts of the PRC would entertain original actions brought in the PRC against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.

        Beijing Shihui Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law. Beijing Shihui Law Firm has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it would be highly unlikely that a PRC court would enforce judgments rendered by U.S. courts.

CORPORATE HISTORY AND STRUCTURE

        We commenced our business in June 2015 as a business unit within our predecessor, Jimu Holdings Limited, formerly known as Pintec Holdings Limited, which is a British Virgin Islands holding company. Our predecessor had commenced a peer-to-peer lending business in July 2012. We refer to this business as the Jimu business. Beginning in 2015, our predecessor started to diversify its business by offering various lending and wealth management solutions to business partners, financial partners and end users. It launched Dumiao, our lending solutions platform, in June 2015 and commenced its wealth management business by launching the Hongdian platform in September 2015 and the Polaris platform in June 2016. In 2016, in order to focus on developing an independent technology platform that enables financial services as its core competency, our shareholders initiated a restructuring and reorganization of Pintec Holdings Limited by separating our business and the Jimu business and consolidating them into separate entities. We have been operating our financing solutions business separately from Jimu Group's peer-to-peer funding business since June 2015, and we have been operating our company substantially as a stand-alone company since September 2016. However, Jimu Group has been our significant financial partner and we collaborate with Jimu Group to provide services to end users of the platform.

        Pursuant to the Reorganization, we have executed the following restructuring and reorganization steps and established our current corporate structure. In addition, the agreements we entered into with Jimu Group in relation to the Reorganization set forth certain provisions relating to, among other things, the transfer of assets between us and Jimu Group, change of employment relationships and the restructuring and reorganization of the subsidiaries and variable interest entities of Jimu Group and us in China. The Reorganization was completed in March 2018.

        In October 2016, our director and chief executive officer, Mr. Wei Wei, incorporated Pintec Technology Holdings Limited (BVI) in the British Virgin Islands. The name of this entity was later changed to Wise Plus Limited. Our subsidiaries in the British Virgin Islands, Next Hop Holdings Limited and Sky City Holdings Limited, had previously been incorporated, the former by Mr. Jun Dong in January 2016 and the latter by our predecessor in June 2016. In December 2016, Wise Plus Limited acquired all the equity interests of Next Hop Holdings Limited and Sky City Holdings Limited.

        Next Hop Holdings Limited has a wholly owned subsidiary in Hong Kong, Next Hop Hong Kong Limited, which was established by Mr. Jun Dong and then transferred to Next Hop Holdings Limited in January 2016. Next Hop Hong Kong Limited further established Pintec (Beijing) Technology Co., Ltd., or Pintec Beijing, as its wholly owned subsidiary in China in December 2016. Sky City Holdings Limited established a wholly owned subsidiary in Hong Kong, Sky City Hong Kong Limited, in August 2016, and Sky City Hong Kong Limited further established Sky City (Beijing) Technology Co., Ltd., or Sky City Beijing, as its wholly owned subsidiary in China in December 2016.

        In March 2017, Wise Plus Limited incorporated Pintec Technology Holdings Limited (Cayman) in the Cayman Islands. In April 2017, Next Hop Holdings Limited and Sky City Holdings Limited became our wholly owned subsidiaries through a share swap, through which Wise Plus Limited transferred all its equity interests in those two companies to Pintec Technology Holdings Limited (Cayman), in exchange for one ordinary share of Pintec Technology Holdings Limited (Cayman).

        Pintec Jinke (Beijing) Technology Information Co., Ltd., or Beijing Jinke, was established in China in February 2014. Beijing Hongdian Fund Distributor Co., Ltd., or Beijing Hongdian, was established in China in April 2015. Anquying (Tianjin) Business Information Consulting Co., Ltd., or Tianjin Anquying, was established in China in January 2016. Xuanji Intelligence (Beijing) Technology Co., Ltd., or Beijing Xuanji, was established in China in May 2016. We refer to these entities collectively as our variable interest entities. In December 2017, we obtained control and became the primary beneficiary of our variable interest entities by entering into a series of contractual arrangements between our wholly foreign owned entities, our variable interest entities and the shareholders of our variable interest entities. In the same month, we entered into a share purchase agreement, a shareholders agreement and other transaction documents with the existing shareholders of our predecessor to issue and distribute our shares to them in proportion to our predecessor's then shareholding structure.

        The following diagram illustrates our corporate structure as of the date of this prospectus, including our principal subsidiaries and our variable interest entities:

(1)
The shareholders of Anquying (Tianjin) Information Consulting Co., Ltd. include Mr. Wei Wei (78%), our director and chief executive officer, and Ms. Xiaomei Peng (22%), our director.

(2)
The shareholders of Xuanji Intelligence (Beijing) Technology Co., Ltd. include Mr. Wei Wei (78%) and Ms. Xiaomei Peng (22%).

(3)
The shareholders of Pintec Jinke (Beijing) Technology Information Co., Ltd. include Mr. Bingqing Chen (45%), who is an employee of our company, Mr. Hao Dong (5%), who beneficially owns shares of our company, and Mr. Wei Wei (50%).

(4)
The shareholder of Beijing Hongdian Fund Distributor Co., Ltd. is Mr. Wei Hu (100%), who beneficially owns shares of our company.

Our Relationship with Jimu Group

        We and Jimu Group are under the control of our existing shareholders as of the date of this prospectus. Our predecessor, Jimu Holdings Limited, formerly known as Pintec Holdings Limited, was founded in 2013 and has grown to become a large financial services company focusing on providing peer-to-peer lending and financial solutions in China. Prior to the Reorganization and the establishment of Pintec Technology Holdings Limited, our business was carried out by various subsidiaries and variable interest entities of our predecessor. Since September 2016, our business and the Jimu business have been operating substantially independent of each other. Pursuant to the Reorganization, all of the shares of Pintec Technology Holdings Limited were issued to the shareholders of Jimu Group's holding company such that Pintec Technology Holdings Limited has the same shareholders, in the same proportions and with the same rights, as Jimu Group's holding company does. In addition, three of the directors on our board, namely, Jun Dong, Xiaomei Peng and Feng Hong, also sit on the board of Jimu Holdings Limited. We entered into various transaction agreements in connection with the Reorganization in December 2017. The Reorganization was completed in March 2018. The peer-to-peer lending business and provision of related services are now carried out by Jimu Group, while our business is carried out by our own subsidiaries and variable interest entities and their subsidiaries.

        Jimu Box has been the single largest funding source for loans facilitated through our platform, and we expect it to remain so for the foreseeable future, even as we seek to reduce our reliance on it. Jimu Box was the funding source for 99% of the outstanding loans facilitated through our platform as of December 31, 2016, 82% of the outstanding loans as of December 31, 2017, and 72% of the outstanding loans as of March 31, 2018. See "Risk Factors—Risks Relating to Our Business—We have historically relied on Jimu Group for substantially all of our funding, and we will continue to rely on Jimu Group for a significant portion of our funding for some time in the future. We need adequate funding at reasonable cost to successfully operate our business, and access to adequate funding at reasonable cost cannot be assured." In addition, to facilitate our cooperation with our financial partners, we have historically depended on Jimu Group and recognition of its brand to have more accessible funding sources by way of relying on certain guarantee arrangement between a subsidiary of our predecessor, Lerong Duoyuan (Beijing) Technology Co., Ltd., and our financial partners. Jimu Group currently owns Lerong Duoyuan (Beijing) Technology Co., Ltd. We intend to cease our reliance on Jimu Group for the provision of any guarantee services.

        We have entered into a series of agreements with Jimu Group with respect to the Reorganization and post-reorganization relationship between us and Jimu Group, including a master transaction agreement, a cooperation framework agreement, a non-competition agreement and an intellectual property license agreement. The following are summaries of these agreements. For the complete text of these agreements, please see the copies included as exhibits to the registration statement filed with the SEC, of which this prospectus is a part.

Master Transaction Agreement

        The master transaction agreement contains provisions relating to the Reorganization and our post-reorganization ongoing relationship with Jimu Group. Pursuant to this agreement, we are responsible for all financial liabilities associated with our business, whether current or historical, and operations that have been conducted by or transferred to us, and Jimu Group is responsible for financial liabilities associated with all of Jimu Group's other current and historical businesses and operations, in each case regardless of the time those liabilities arise. The master transaction agreement also contains indemnification provisions under which we and Jimu Group agree to indemnify each other with respect to breaches of the master transaction agreement or any related inter-company agreement.

        In addition, we agree to indemnify Jimu Group against liabilities arising from misstatements or omissions in this prospectus or the registration statement of which it is a part, except for misstatements or omissions relating to information that Jimu Group provided to us specifically for inclusion in this prospectus or the registration statement of which it forms a part. Jimu Group agrees to indemnify us against liabilities arising from misstatements or omissions in its subsequent filings, if any, or with respect to information that Jimu Group provided to us specifically for inclusion in this prospectus, the registration statement of which this prospectus forms a part, or our annual reports or other SEC filings following the initial filing of the registration statement with the SEC of which this prospectus is a part, but only to the extent that the information pertains to Jimu Group or the Jimu business or to the extent we provide Jimu Group prior written notice that the information will be included in our annual reports or other SEC filings and the liability does not result from our action or inaction.

        The master transaction agreement also contains a general release, under which the parties will release each other from any liabilities arising from events occurring on or before the initial filing date of the registration statement of which this prospectus forms a part, including in connection with the activities undertaken to implement this offering. The general release does not apply to liabilities allocated between the parties under the master transaction agreement or the other inter-company agreements.

        The master transaction agreement will automatically terminate five years after the completion of this offering. This agreement can be terminated early or extended by mutual written consent of the parties. The termination of this agreement will not affect the validity and effectiveness of the cooperation framework agreement, the non-competition agreement and the intellectual property license agreement.

Cooperation Framework Agreement

        Under the cooperation framework agreement, Jimu Group agrees to fund the loans to borrowers referred and approved by us up to an aggregate of no less than 50% of all of the loans matched on Jimu Group's online peer-to-peer lending platform each month. We agree to provide Jimu Group with certain services and support, including borrower referral, repayment management and transaction and technology support.

        We and Jimu Group agree that the fee rate, if any, charged by one party to the other party in connection with any of the foregoing areas of cooperation will be negotiated on an arm's length basis. We will enter into separate specific agreements from time to time as necessary and appropriate for the purpose of the cooperation.

        This agreement will be effective on the date of completion of this offering and expire on the later of (i) the date that is 15 calendar days after the first quarter-end date that the common shareholding between Jimu Group's holding company and Pintec drops below 20%; and (ii) the 15th anniversary of the date of completion of this offering.

Non-competition Agreement

        Our non-competition agreement with Jimu Group provides for a non-competition period beginning upon the completion of this offering and ending on the later of (i) the date that is 15 calendar days after the first quarter-end date that the common shareholding between Jimu and Pintec drops below 20%; and (ii) the 15th anniversary of the date of completion of this offering.

        We agree not to compete with Jimu Group during the non-competition period in any business that is of the same nature as the peer-to-peer lending business, excluding, for the avoidance of doubt, any part of the business that we currently conduct or contemplate to conduct. Jimu Group agrees not to compete with us during the non-competition period in the businesses conducted by us, other than any peer-to-peer lending business, excluding, for the avoidance of doubt, any part of the business that we currently conduct or contemplate to conduct.

        The non-competition agreement also provides for a mutual non-solicitation obligation that neither Jimu Group nor we may, during the non-competition period, hire or solicit for hire any active employees of or individuals providing consulting services to the other party, or any former employees of or individuals that provided consulting services to the other party within the previous six months, without the other party's consent, except for solicitation activities through generalized non-targeted advertisement not directed to such employees or individuals that do not result in a hiring within the non-competition period.

Intellectual Property License Agreement

        Under the intellectual property license agreement, Jimu Group grants us and our subsidiaries and variable interest entities a worldwide, royalty-free, fully paid-up, sublicensable, non-transferable, unlimited, exclusive license of certain intellectual property owned by Jimu Group to use, reproduce, modify, prepare derivative works of, perform, display, transfer or otherwise exploit, until and unless, with respect to each intellectual property, such intellectual property is transferred to our company or any of our subsidiaries or consolidated variable interest entities.

        This agreement has become effective and will expire on the date on which all relevant intellectual property have been transferred to Pintec.

Contractual Arrangements with Our Variable Interest Entities

        PRC laws and regulations impose restrictions on foreign ownership and investment in internet-based businesses such as distribution of online information, insurance brokerage, fund distribution and other value-added telecommunications services. We are a Cayman Islands company and our PRC subsidiaries are considered foreign-invested enterprises. To comply with PRC laws and regulations, we have entered into a series of contractual arrangements, through our wholly foreign owned entities, with our variable interest entities and the shareholders of our variable interest entities to obtain effective control over our variable interest entities and their subsidiaries.

        We currently conduct our business through our variable interest entities and their subsidiaries based on these contractual arrangements, which allow us to:

  •
  exercise effective control over our variable interest entities and their subsidiaries;

  •
  receive substantially all of the economic benefits from our variable interest entities and their subsidiaries; and

  •
  have an exclusive option to purchase all or part of the equity interests in our variable interest entities and when and to the extent permitted by PRC law.

        As a result of these contractual arrangements, we have become the primary beneficiary of our variable interest entities under U.S. GAAP. We have consolidated the financial results of our variable interest entities and their subsidiaries in our consolidated financial statements in accordance with U.S. GAAP.

        The following is a summary of the currently effective contractual arrangements between our wholly-owned subsidiaries, our wholly foreign owned entities, our variable interest entities and their shareholders.

Agreements that Allow Us to Receive Economic Benefits from Our Variable Interest Entities

        Exclusive Business Cooperation Agreements.    Our wholly foreign owned entities entered into exclusive business cooperation agreements with each of our variable interest entities. Pursuant to these agreements, our wholly foreign owned entities or their designated parties have the exclusive right to provide our variable interest entities with comprehensive business support, technical support and consulting services. Without our wholly foreign owned entities' prior written consent, our variable interest entities shall not accept any consulting and/or services covered by these agreements from any third party. Our variable interest entities agree to pay service fees based on services provided and their commercial value on a quarterly basis or other service fees for specific services as required and as otherwise agreed by both parties. Our wholly foreign owned entities own the intellectual property rights arising out of the services performed under these agreements. Unless our wholly foreign owned entities terminate these agreements or pursuant to other provisions of these agreements, these agreements will remain effective for ten years. These agreements can be terminated by our wholly foreign owned entities with 30 days' advance written notice, our variable interest entities have no right to unilaterally terminate these agreements, subject to certain exceptions.

Agreements that Provide Us with Effective Control over Our Variable Interest Entities

        Power of Attorney.    Through a series of powers of attorney, each shareholder of our variable interest entities irrevocably authorizes our wholly foreign owned entities or any person(s) designated by our wholly foreign owned entities to act as its attorney-in-fact to exercise all of such shareholder's voting and other rights associated with the shareholder's equity interest in our variable interest entities, including but not limited to the right to attend shareholder meetings on behalf of such shareholder, the right to appoint legal representatives, directors, supervisors and chief executive officers and other senior management, and the right to sell, transfer, pledge and dispose of all or a portion of the shares held by such shareholder. The power of attorney is irrevocable and remains in force continuously upon execution.

        Equity Pledge Agreement.    Our wholly foreign owned entities have entered into an equity pledge agreement with each shareholder of our variable interest entities. Pursuant to these equity pledge agreements, each shareholder of our variable interest entities has pledged all of his or her equity interest in our variable interest entities to our wholly foreign owned entities to guarantee the performance by such shareholder and our variable interest entities of their respective obligations under the exclusive business cooperation agreements, the power of attorney, the exclusive option agreements, and any amendment, supplement or restatement to such agreements. If our variable interest entities or any of their shareholders breach any obligations under these agreements, our wholly foreign owned entities, as pledgee, will be entitled to dispose of the pledged equity and have priority to be compensated by the proceeds from the disposal of the pledged equity. Each of the shareholders of our variable interest entities agrees that before his or her obligations under the contractual arrangements are discharged, he or she will not dispose of the pledged equity interests or create or allow any encumbrance on the pledged equity interests which may result in the change of the pledged equity that may have adverse effects on the pledgee's rights under these agreements without the prior written consent of our wholly foreign owned entities. These equity pledge agreements will remain effective until our variable interest entities and their shareholders discharge all their obligations under the contractual arrangements, except that the equity pledge under the equity pledge agreements entered into by and among Pintec Beijing, Beijing Hongdian and Beijing Hongdian's shareholder, and Pintec Beijing, Beijing Jinke and Beijing Jinke's shareholders would not be deemed validly created until it is registered with the competent government authorities.

Agreements that Provide Us with the Option to Purchase the Equity Interest in Our Variable Interest Entities

        Exclusive Option Agreements.    Our wholly foreign owned entities have entered into exclusive option agreements with our variable interest entities and their respective shareholders. Pursuant to these exclusive option agreements, the shareholders of our variable interest entities have irrevocably granted our wholly foreign owned entities or any third party designated by our wholly foreign owned entities an exclusive option to purchase all or part of their respective equity interests in our variable interest entities. In addition, our variable interest entities have irrevocably granted our wholly foreign owned entities or any third party designated by our wholly foreign owned entities an exclusive option to purchase all or part of their respective assets in our variable interest entities. The purchase price of equity interests in our variable interest entities will be the lower of RMB1.00 per share or the lowest price permitted by law. The purchase price of assets in our variable interest entities will be the lower of the book value of the asset or the lowest price permitted by law. Without our wholly foreign owned entities' prior written consent, our variable interest entities shall not, among other things, amend their articles of association, increase or decrease the registered capital, sell, dispose of or set any encumbrance on their assets, business or revenue, enter into any material contract outside the ordinary course of business, merge with any other persons, make any investments or distribute dividends. The shareholders of our variable interest entities also undertake that they will not transfer, gift or otherwise dispose of their respective equity interests in our variable interest entities to any third party or create or allow any encumbrance on their equity interests within the term of these agreements. These agreements will remain effective for ten years and will be extended at the sole discretion of our wholly foreign owned subsidiaries.

        In the opinion of Beijing Shihui Law Firm, our PRC counsel: the ownership structures of our variable interest entities, currently do not, and immediately after giving effect to this offering, will not result in any violation of the applicable PRC laws or regulations currently in effect; and the contractual arrangements among our wholly owned foreign subsidiaries, our variable interest entities and their shareholders, are governed by PRC laws or regulations, and are currently valid, binding and enforceable in accordance with the applicable PRC laws or regulations currently in effect, and do not result in any violation of the applicable PRC laws or regulations currently in effect, except that the equity pledge under the equity pledge agreements entered into by and among Pintec Beijing, Beijing Hongdian and Beijing Hongdian's shareholder, and Pintec Beijing, Beijing Jinke and Beijing Jinke's shareholders would not be deemed validly created until it is registered with the relevant government authorities. However, Beijing Shihui Law Firm has also advised us that there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations and there can be no assurance that the PRC government will ultimately take a view that is consistent with the opinion of our PRC counsel.

        However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. In particular, in 2015, the Ministry of Commerce published a discussion draft of a proposed Foreign Investment Law for public review and comments. Among other things, the proposed Foreign Investment Law expands the definition of foreign investment and introduces the principle of "actual control" in determining whether a company is considered a foreign-invested enterprise. Under the proposed Foreign Investment Law, our variable interest entities would also be deemed as foreign-invested enterprises, if they are ultimately "controlled" by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the "variable interest entity" structure, whether or not these companies are controlled by Chinese parties. It is uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. Accordingly, the PRC regulatory authorities may in the future take a view that is contrary to the above opinion of our PRC counsel. If the PRC government finds that the agreements that establish the structure for operating our internet-based businesses such as distribution of online information, insurance brokerage, fund distribution and other value-added telecommunications services do not comply with PRC government restrictions on foreign investment in these areas, we could be subject to severe penalties, including being prohibited from continuing operations. See "Risk Factors—Risks Relating to Our Corporate Structure" and "—Risks Related to Doing Business in China."

SELECTED CONSOLIDATED FINANCIAL DATA

        The following selected consolidated statements of operations and comprehensive loss data for the years ended December 31, 2016 and 2017 and selected consolidated balance sheet data as of December 31, 2016 and 2017 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following selected consolidated statements of operations data for the three months ended March 31, 2017 and 2018 and selected consolidated balance sheets data as of March 31, 2018 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. You should read this Selected Consolidated Financial Data section together with our consolidated financial statements and the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2016		2017			2017		2018
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(In thousands, except percentages)
Selected Consolidated Statements of Comprehensive (Loss)/Income Data:
Revenues:
Technical service fees	34,171	62.3	425,311	67,805	74.8	50,511	79.4	189,594	30,226	67.9
Installment service fees	16,394	29.9	139,862	22,297	24.6	12,242	19.3	88,118	14,048	31.5
Wealth management service fees	4,309	7.8	3,547	565	0.6	832	1.3	1,688	269	0.6

Total revenues	54,874	100.0	568,720	90,667	100.0	63,585	100.0	279,400	44,543	100.0

Cost of revenues:(1)
Funding cost (including RMB1,120 thousand, RMB1,235 thousand, RMB185 thousand and RMB1,009 thousand to a related party, respectively)	(16,643)	(30.3)	(78,831)	(12,567)	(13.9)	(9,079)	(14.3)	(51,433)	(8,200)	(18.4)
Provision for credit loss	(16,124)	(29.4)	(115,920)	(18,480)	(20.4)	(7,011)	(11.0)	(37,119)	(5,918)	(13.3)
Origination and servicing cost (including RMB2,732 thousand, RMB2,720 thousand, RMB390 thousand and RMB152 thousand to a related party, respectively)	(27,087)	(49.4)	(177,662)	(28,324)	(31.2)	(26,905)	(42.3)	(82,223)	(13,108)	(29.4)

Cost of revenues	(59,854)	(109.1)	(372,413)	(59,371)	(65.5)	(42,995)	(67.6)	(170,775)	(27,226)	(61.1)

Gross (loss)/profit	(4,980)	(9.1)	196,307	31,296	34.5	20,590	32.4	108,625	17,317	38.9

Operating expenses:(1)
Sales and marketing expenses (including RMB35,444 thousand, RMB18,215 thousand, RMB7,165 thousand and RMB1,639 thousand to a related party, respectively)	(72,010)	(131.2)	(72,076)	(11,491)	(12.7)	(14,463)	(22.7)	(22,042)	(3,514)	(7.9)
General and administrative expenses (including RMB60,623 thousand, RMB45,533 thousand, RMB12,067 thousand and RMB7,969 thousand to a related party, respectively)	(72,849)	(132.8)	(106,323)	(16,950)	(18.6)	(25,045)	(39.5)	(43,886)	(6,996)	(15.7)
Research and development expenses (including RMB40,975 thousand, RMB35,795 thousand, RMB14,639 thousand and RMB3,803 thousand to a related party, respectively)	(51,172)	(93.2)	(71,517)	(11,401)	(12.6)	(16,553)	(26.0)	(18,714)	(2,983)	(6.7)

Total operating expenses	(196,031)	(357.2)	(249,916)	(39,842)	(43.9)	(56,061)	(88.2)	(84,642)	(13,493)	(30.3)

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2016		2017			2017		2018
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(In thousands, except percentages)
Operating (loss)/profit	(201,011)	(366.3)	(53,609)	(8,546)	(9.4)	(35,471)	(55.8)	23,983	3,824	8.6
Change in fair value of convertible loans	—	—	(7,042)	(1,123)	(1.2)	—	—	(663)	(106)	(0.2)
Share of loss from equity method investments	—	—	(2,455)	(391)	(0.4)	—	—	(221)	(35)	(0.1)
Impairment from long term investments	—	—	(2,000)	(319)	(0.4)	—	—	—	—	—

Other income/(loss), net	684	1.2	(1,238)	(197)	(0.2)	(63)	(0.1)	3,206	511	1.1

(Loss)/income before income tax expense	(200,327)	(365.1)	(66,344)	(10,576)	(11.6)	(35,534)	(55.9)	26,305	4,194	9.4
Income tax expense	(167)	(0.3)	(18,516)	(2,952)	(3.3)	—	—	(11,700)	(1,865)	(4.2)

Net (loss)/income	(200,494)	(365.4)	(84,860)	(13,528)	(14.9)	(35,534)	(55.9)	14,605	2,329	5.2
Other comprehensive income	—	—	841	134	0.1	—	—	4,475	713	1.6

Total comprehensive (loss)/income	(200,494)	(365.4)	(84,019)	(13,394)	(14.8)	(35,534)	(55.9)	19,080	3,042	6.8

(1)
Share-based compensation expenses are allocated in cost of revenues and operating expense items as follows:

	For the Years Ended December 31,			For the Three Months Ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Share-based compensation expenses included in
Cost of revenues	(27)	(27)	(4)	(7)	(9)	(1)
Sales and marketing expenses	(1,986)	(2,470)	(394)	(617)	(768)	(122)
General and administrative expenses	(21,524)	(25,263)	(4,028)	(6,270)	(7,092)	(1,131)
Research and development expenses	(2,128)	(3,258)	(519)	(814)	(1,050)	(167)

	As of December 31,			As of March 31,
	2016	2017		2018
	RMB	RMB	US$	RMB	US$
	(in thousands)
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	27,292	370,891	59,129	280,945	44,789
Short-term financing receivables, net	359,433	1,506,179	240,120	1,333,227	212,548
Amounts due from related parties	109,701	229,026	36,512	195,146	31,111
Total assets	561,971	2,450,797	390,714	2,212,924	352,794
Short-term funding debts (including amounts of the consolidated VIEs of RMB382,281 thousand, RMB1,220,884 thousand and RMB1,244,783 thousand, respectively)	382,281	1,220,884	194,638	1,244,783	198,448
Amounts due to related parties (including amounts of the consolidated VIEs of RMB162,995 thousand, RMB344,028 thousand and RMB170,940 thousand, respectively)	162,995	375,369	59,843	207,212	33,034
Total liabilities	571,176	2,512,992	400,630	2,247,063	358,236
Total invested deficit/shareholders' deficit	(9,205)	(62,195)	(9,916)	(731,121)	(116,559)

	For the Years Ended December 31,			For the Three Months Ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Selected Consolidated Cash Flows Data:
Net cash (used in)/provided by operating activities	(123,066)	197,438	31,476	30,590	(150,786)	(24,040)
Net cash (used in)/provided by investing activities	(108,178)	(1,444,773)	(230,332)	(247,492)	103,521	16,504
Net cash provided by/(used in) financing activities	256,700	1,595,968	254,436	265,127	(38,014)	(6,060)
Net increase/(decrease) in cash, cash equivalents and restricted time deposits	25,456	348,599	55,575	47,424	(89,946)	(14,340)
Cash, cash equivalents and restricted time deposits at beginning of the period	1,836	27,292	4,351	27,292	375,891	59,926
Including:
Cash and cash equivalents at beginning of the period	1,836	27,292	4,351	27,292	370,891	59,129
Restricted time deposits at beginning of the period	—	—	—	—	5,000	797
Cash, cash equivalents and restricted time deposits at end of the period	27,292	375,891	59,926	74,716	285,945	45,586
Including:
Cash and cash equivalents at end of the period	27,292	370,891	59,129	74,716	280,945	44,789
Restricted time deposits at end of the period	—	5,000	797	—	5,000	797

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled "Selected Consolidated Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under "Risk Factors" and elsewhere in this prospectus. See "Special Note Regarding Forward-Looking Statements."

Overview

        We operate a leading independent technology platform enabling financial services in China in terms of loan volume facilitated, according to Oliver Wyman. We connect business partners and financial partners on our open platform and enable them to provide financial services to users efficiently and effectively.

        We enable our business partners to fulfill the financial needs of their users. We enable our financial partners to efficiently expand the scope of their products and services and extend them to a wider user base. Our solutions provide end users, who are the customers of our business partners and financial partners, with access to more affordable credit and better wealth management investment opportunities. We have 179 business partners, 81 financial partners and approximately 21.0 million registered users for our point-of-sale financing and our personal and business installment loan solutions as of March 31, 2018.

        Our independent platform enables us to meet the wide range of needs of our partners and their customers. We offer point-of-sale financing solutions, personal installment loan solutions, business installment loan solutions, wealth management solutions and insurance solutions that are tailored to the needs of our business and financial partners. We also provide them with other tools that supplement those solutions. Our partners can adopt our solutions to provide financial services as a white label solution, through co-branding or under our own brand, allowing them to leverage our expertise while focusing on their own core businesses.

        We generate our revenues primarily from technical service fees and installment service fees. When we match end users to financial partners on our platform for personal and business installment loans, we collect technical service fees for credit assessment, loan servicing and other services that we provide. When an end user makes a purchase from one of our business partners using a point-of-sale installment loan, we finance the purchase and recognize installment service fee revenue over the terms of financing receivables using the effective interest rate method. We bear credit risk in connection with most of the point-of-sale installment loans and a small portion of the personal and business installment loans that we facilitate. See "—Funding Sources and Credit Risk."

        We have experienced significant growth since we launched our platform in June 2015. In 2016 and 2017, we facilitated over 8.5 million and 21.3 million loan applications, respectively, and a total of RMB4.8 billion and RMB15.2 billion (US$2.4 billion) in loans, respectively. In the first quarter of 2017 and 2018, we facilitated over 4.4 million and 4.8 million loan applications, respectively, and a total of RMB2.3 billion and RMB3.8 billion (US$0.6 billion) in loans, respectively. Our total revenues grew from RMB54.9 million in 2016 to RMB568.7 million (US$90.7 million) in 2017, and increased from RMB63.6 million in the first quarter of 2017 to RMB279.4 million (US$44.5 million) in the first quarter of 2018. Our net loss decreased by 57.7% from RMB200.5 million in 2016 to RMB84.9 million (US$13.5 million) in 2017, and changed from a net loss of RMB35.5 million in the first quarter of 2017 to a net income of RMB14.6 million (US$2.3 million) in the first quarter of 2018. Our adjusted net loss, which is a non-GAAP measure, decreased significantly from RMB174.8 million in 2016 to

RMB53.8 million (US$8.6 million) in 2017, and changed from an adjusted net loss of RMB27.8 million in the first quarter of 2017 to an adjusted net income of RMB23.5 million (US$3.8 million) in the first quarter of 2018. See "—Non-GAAP Financial Measure."

Key Factors Affecting Our Results of Operations

  Consumer Finance Market

        The consumer finance market in China has grown rapidly in recent years, as Chinese consumers have been more willing to incur debt to support their lifestyle. Consumption growth has been outpacing GDP growth since 2008. According to Oliver Wyman, the outstanding balance of the consumer finance market in China has been growing rapidly at a compound annual growth rate, or CAGR of 40.0% between 2015 and 2017, reaching RMB8.2 trillion (US$1.3 trillion) at the end of 2017, and is projected to further grow to RMB23.2 trillion (US$3.7 trillion) by the end of 2022, representing a CAGR of 23.2% between 2017 and 2022. We expect that continued growth in the consumer finance market will create favorable conditions for our company to continue to grow, provided that PRC government fiscal and economic policies remain broadly supportive of growth in debt-financed consumption. In addition, macroeconomic conditions affect consumers' willingness to incur debt more generally, though not necessarily in a straightforward way. For example, consumers may be willing to incur more debt when they are confident about their future, but they may also feel compelled to incur debt when they suffer a reduction or interruption in their income. Adverse economic conditions would likely cause defaults to increase.

  Ability to Collaborate with Business Partners

        The growth of our business will depend in part on our ability to expand into new verticals and increase penetration in existing verticals to increase the number of our business partners, in particular business partners with large user bases. We acquire substantially all of our users through our business partners, not only the users who borrow point-of-sale installment loans when buying goods or services from our business partners but also the users who borrow personal installment loans. Whether and how quickly we can add new business partners, whether in new verticals or in existing verticals, and especially business partners with large user bases, will have a significant impact on the rate of growth of our revenues.

  Ability to Collaborate with Financial Partners

        The growth of our business will depend on our ability to source sufficient funding for the loans that we facilitate on our platform. Jimu Box was the funding source for 99% of the outstanding loans facilitated through our platform as of December 31, 2016, but we succeeded in reducing this to 82% of the outstanding loans as of December 31, 2017 and 72% of the outstanding loans as of March 31, 2018, while at the same time significantly growing the total amount of loans we facilitated. We plan to continue to reduce our dependency on Jimu Group as a funding source by seeking other financial partners and exploring other funding product types. We are likely to need more capital as we acquire additional financial partners and expand our business in both domestic and international markets.

  Ability to Manage Risk

        We offer risk management solutions to our partners, including both anti-fraud and risk-based pricing capabilities. If we are unable to prevent fraud or price risk properly, our partners may choose not to continue to use our solutions and we may find it difficult to attract new partners. Furthermore, while our business model is to connect business and financial partners and enable them to provide financial services to end users, we do bear credit risk under some of our funding arrangements. If our risk management capabilities are not effective, we may suffer higher-than-expected losses. Therefore, we must continually improve our risk management and risk-based pricing capability.

  Margin Contribution and Product Mix

        Our gross margin for point-of-sale lending solutions has historically been low compared to the gross margin for our personal installment loans. The relatively low fees we charge for point-of-sale lending solutions are an inducement for business partners to share traffic with us. Our success in attracting users of point-of-sale installment loans to borrow personal installment loans or to engage in other transactions that we facilitate will play a significant role in our ability to achieve profitability. As our product mix shifts to include a higher proportion of personal installment loans, we expect our overall margin to trend higher. We also believe that our margin should trend higher as our solutions earn increasing acceptance among existing and potential business and financial partners. In addition, our success in further diversifying our product mix and generating revenues from wealth management and other products will further increase our growth potential. However, if we cannot manage our product mix to continue to attract new users through point-of-sale installment loans while simultaneously maintaining or improving our overall gross margins by cross-selling other services to our users, our overall margin and may not trend higher as expected and our ability to achieve profitability may be negatively affected.

  Regulations

        The PRC government is in the process of developing and implementing a regulatory framework to govern the online consumer finance market. We expect that the regulatory framework will remain unclear for some time to come. If the PRC governmental authorities adopt stringent regulations on financial service providers in this market, our business and financial partners may be unable or unwilling to adopt our solutions. If the authorities impose specific requirements (including licensing requirements) on us, it may be difficult or costly for us to comply. Regulations may be adopted in a way that favor competing business models or that disadvantage the online consumer finance industry as a whole in comparison to more traditional forms of offline lending.

Our Relationship with Jimu Group

        We commenced our business in June 2015 as a business unit within our predecessor, Jimu Holdings Limited, which is Jimu Group's holding company. Pintec Technology Holdings Limited was incorporated in the Cayman Islands as a holding company for our business in March 2017. Pursuant to the Reorganization, all of the shares of Pintec Technology Holdings Limited were issued to the shareholders of Jimu Group's holding company such that Pintec Technology Holdings Limited has the same shareholders, in the same proportions and with the same rights, as Jimu Group's holding company does. Three of the directors on our board, namely, Jun Dong, Xiaomei Peng and Feng Hong, also sit on the board of Jimu Holdings Limited.

        Previously, our business was carried out by various subsidiaries and variable interest entities of Jimu Group's holding company. These subsidiaries have been transferred to Pintec Technology Holdings Limited as part of the Reorganization, and our business is now carried out by our own subsidiaries and consolidated variable interest entities. Our consolidated financial statements included elsewhere in this prospectus include the assets, liabilities, revenues, expenses and cash flows that were directly attributable to us throughout the periods presented. See "—Critical Accounting Policies, Judgments and Estimates—Basis of Presentation, Combination and Consolidation."

        In the past, the financing solutions business shared certain facilitation and servicing, sales and marketing, and general and administrative expenses with the peer-to-peer funding business of Jimu Group, as well as the services of a number of employees. In preparation for this offering, Jimu Group began to establish separate functions for the two businesses. We have been operating our financing solutions business separately from Jimu's peer-to-peer funding business since June 2015, and we have been operating our company substantially as a stand-alone company since September 2016. We no longer share any employees or administrative, accounting or legal functions with Jimu Group. The accompanying consolidated financial statements include both our direct expenses and allocations for various facilitation and servicing, sales and marketing, general and administrative expenses incurred by Jimu Group that are related to the financing solutions business. These allocations were made using a proportional cost allocation method. See "—Critical Accounting Policies, Judgments and Estimates—Reorganization."

        Jimu Box has been the single largest funding source for loans facilitated through our platform, and we expect it to remain so for the foreseeable future, even as we seek to reduce our reliance on it. Jimu Box was the funding source for 99% of the outstanding loans facilitated through our platform as of December 31, 2016, 82% of the outstanding loans as of December 31, 2017, and 72% of the outstanding loans as of March 31, 2018. Where Jimu Box is not the funding source, it is sometimes involved in providing credit enhancement for us through its subsidiary Lerong Duoyuan (Beijing) Technology Co., Ltd.

        We have entered into a series of agreements with Jimu Group with respect to the Reorganization and post-reorganization relationship between us and Jimu Group. For a description of the terms of these agreements, see the section with the heading "Our Relationship with Jimu Group" included elsewhere in this prospectus.

Funding Sources and Credit Risk

        Our goal is to act as a pure financial solutions provider and to minimize the credit risk we take on the loan products that we facilitate. However, we do take some credit risk under our current business model depending on the funding source and funding arrangements that we use for each type of loan.

        Personal and business installment loans.    We facilitate personal and business installment loans by entering into financing service agreements with borrowers and financial partners. We provide online credit assessment and post-lending management services under these arrangements. In keeping with our goal to act as a pure financial solutions provider, we plan to amend our agreements with our lending solutions partners so that we no longer have contractual relationships with their borrowers.

        In 2016, Jimu Box was the sole lending solutions partner to enter into these financing service agreements with us, and it provided peer-to-peer matching services to the borrowers. In 2017, other lending solutions partners also began to provide funds for the personal and business installment loans that we facilitate. We plan to continue to reduce our dependency on Jimu Group as a lending solutions partner and diversify our funding sources and funding product types.

        Under most funding arrangements, the financial partner bears the credit risk for personal and business installment loans, and we do not bear credit risk ourselves. However, we fund some personal and business installment loans through trust structures where we retain some liability, and in some circumstances we provide credit enhancement through our subsidiaries for personal and business installment loans. In both of these latter cases, we do bear credit risk.

        We are in the process of negotiating with some of our financial partners and certain independent guarantee companies on additional credit risk arrangements that we could offer to financial partners without taking on the credit risk, and we intend to enter into agreements to allow independent guarantee companies to provide credit enhancement services to the end users of our financial partners as soon as practicable.

        Point-of-sale installment loans.    We facilitate the purchase of online products and services by providing point-of-sale lending solutions to our business partners. They integrate our lending solutions in the payment stage of a transaction, offering users installment payment options when they satisfy our pre-screening procedures and the criteria mutually agreed between us and our business partners. To meet the requirements of our business partners for quick settlement of purchases on their platforms, in most cases we finance the purchase by the end users initially ourselves, and the corresponding financing receivables are recorded our balance sheet.

        In 2016, we funded the financing receivables that we generated from the provision of point-of-sale lending solutions entirely through Jimu Box. In 2017, we began to securitize a significant proportion of our financing receivables through public and private asset-backed securities. In 2018, we stopped using funds from Jimu Box to buy receivables held by Minheng, the entity which conducts our factoring business, due to regulatory concerns. Instead, we have expanded our use of public asset-backed securities and trust and other structured finance as compared to 2017, and we entered into a one-year unsecured general loan with an individual to bridge the gap as we develop more institutional funding arrangements. We have also entered into two shareholder loans to help us prepay this loan. See "Related Party Transactions—Shareholder Loans."

        We bear credit risk in connection with most of the point-of-sale installment loans that we facilitate. Beginning in 2018, we have begun to negotiate settlement arrangements between our business partners and financial partners that do not result in the creation of financial receivables on our balance sheet. Therefore, we do not bear credit risk on some of the point-of-sale installment loans that we have facilitated in 2018.

        Balance sheet.    As discussed above, the financing receivables on our balance sheet are generated primarily from the following sources: (1) point-of-sale installment loans, other than those cases beginning in 2018 where we have negotiated new settlement arrangements as described above; and (2) personal and business installment loans where the funding comes from trust structures. As of March 31, 2018, we had short-term financing receivables, net, of RMB1,333.2 million (US$212.5 million) and long-term financing receivables, net, of RMB211.8 million (US$33.8 million).

        Funding debts represent the proceeds from individual investors, the asset-backed securitized debts, the consolidated trusts or the unsecured general loan from an individual lender that we use to fund our financing receivables. We had short-term funding debts of RMB1,244.8 million (US$198.4 million), and long-term funding debts of RMB350.8 million (US$55.9 million), as of March 31, 2018.

        We maintain an allowance for credit losses that is determined at a level believed to be reasonable to absorb probable losses inherent in the portfolio of the financing receivables as of each balance sheet date. The allowance is based on assessments which we perform both on an individual loan basis and on a collective basis. The expected loss rates are applied to the outstanding loan balances to determine the allowance for credit loss for each reporting period. We had an allowance for credit losses of RMB75.6 million (US$12.1 million) as of March 31, 2018.

        We do not bear credit risk for loans that do not result in financing receivables on our balance sheet, and the financing receivables that are recorded on our balance sheet in connection with our financing activities remain on our balance sheet until they are paid in full or written off.

        The following two tables present information about our sources of funds as of December 31, 2017 and March 31, 2018, and how they are reflected on our balance sheet.

	On Balance Sheet		Off Balance Sheet
As of December 31, 2017	RMB	US$	RMB	US$
	(in thousands)
Point-of-sale Installment Loans
Public Asset-backed Securities	256,643	40,915	—	—
Online Consumer Finance Platform	918,694	146,461	67	11
Trusts and Other Structured Finance	110,665	17,643	—	—
Others	18,110	2,887	—	—
Personal Installment Loans
Online Consumer Finance Platform	—	—	3,494,412	557,091
Trusts and Other Structured Finance	421,177	67,146	—	—
Non-structured Direct Funding	—	—	228,683	36,458
Business Installment Loans
Online Consumer Finance Platform	—	—	329,088	52,464
TOTAL	1,725,289	275,052	4,052,250	646,024

	On Balance Sheet		Off Balance Sheet
As of March 31, 2018	RMB	US$	RMB	US$
	(in thousands)
Point-of-sale Installment Loans
Public Asset-backed Securities	263,394	41,991	—	—
Online Consumer Finance Platform	3,580	571	14	2
Trusts and Other Structured Finance	321,968	51,329	—	—
Unsecured General Loan and Others	495,455	78,987	—	—
Personal Installment Loans
Online Consumer Finance Platform	—	—	3,923,999	625,578
Trusts and Other Structured Finance	487,266	77,682	—	—
Non-structured Direct Funding	—	—	152,770	24,355
Business Installment Loans
Online Consumer Finance Platform	—	—	409,082	65,217
TOTAL	1,571,663	250,560	4,485,865	715,152

Key Operating and Financial Metrics

        We regularly review a number of metrics to evaluate our business, measure our performance, identify trends, formulate financial projections and make strategic decisions. The main metrics we consider are set forth in the two tables below.

	As of and for the Years Ended December 31,			As of and for the Three Months Ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Total revenues	54,874	568,720	90,667	63,585	279,400	44,543
Total amount of loans facilitated during the period	4,755,243	15,184,487	2,420,764	2,315,732	3,763,683	600,020
Point-of-sale installment loans	3,261,905	6,574,406	1,048,115	1,238,640	1,126,205	179,544
Personal installment loans	1,376,254	8,040,437	1,281,835	1,002,237	2,366,473	377,271
Business installment loans	117,084	569,644	90,815	74,855	271,005	43,205
Outstanding balance	1,462,393	5,777,539	921,076	2,174,736	6,057,528	965,712
Point-of-sale installment loans	377,393	1,304,179	207,917	617,803	1,084,411	172,881
On-balance sheet	376,305	1,304,112	207,906	617,104	1,084,397	172,879
Off-balance sheet	1,088	67	11	699	14	2
Personal installment loans	997,862	4,144,272	660,694	1,421,519	4,564,034	727,614
On-balance sheet	—	421,177	67,146	—	487,266	77,682
Off-balance sheet	997,862	3,723,095	593,549	1,421,519	4,076,768	649,932
Business installment loans (off-balance sheet)	87,138	329,088	52,464	135,414	409,082	65,217
Net (loss)/income	(200,494)	(84,860)	(13,528)	(35,534)	14,605	2,329
Adjusted net (loss)/income(1)	(174,829)	(53,842)	(8,583)	(27,826)	23,524	3,750
Adjusted operating expenses(1)	(170,366)	(218,898)	(34,897)	(48,353)	(75,723)	(12,072)

(1)
Adjusted net (loss)/income and adjusted operating expenses are non-GAAP financial measures. For more information regarding our use of these measures and a reconciliation of these measures to the most comparable GAAP measures, see "—Non-GAAP Financial Measures."

	As of and for the Years Ended December 31,		As of and for the Three Months Ended March 31,
	2016	2017	2017	2018
	(in thousands)
Cumulative registered users as of the end of the period	5,132	17,498	8,059	20,988
Unique borrowers for the period(1)	1,222	2,742	729	1,020
Unique borrowers of point-of-sale installment loans	1,121	2,193	616	797
Unique borrowers of personal and business installment loans	154	775	167	247
Number of loans facilitated during the period	6,132	13,622	2,461	2,173
Number of point-of-sale installment loans facilitated	5,927	11,711	2,195	1,868
Number of personal and business installment loans facilitated	205	1,911	266	305

(1)
The number of unique borrowers for the period is less than the sum of the following two lines because a person who borrows both point-of-sale installment loans and personal installment loans during the same period only counts as one unique borrower for the period.

Non-GAAP Financial Measure

        We use adjusted operating expenses and adjusted net loss, which are non-GAAP financial measures, in evaluating our operating results and for financial and operational decision-making purposes. We believe that these non-GAAP financial measures help identify underlying trends in our business that could otherwise be distorted by the effect of the expenses that we include in total operating expenses, loss from operations and net loss. We believe that these non-GAAP financial measures also provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects and allow for greater visibility with respect to key metrics used by our management in its financial and operational decision-making.

        These non-GAAP financial measures are not defined under U.S. GAAP and are not presented in accordance with U.S. GAAP. They should not be considered in isolation or construed as alternatives to total operating expenses, net loss or any other measure of performance or as an indicator of our operating performance. Investors are encouraged to review these historical non-GAAP financial measures in light of the most directly comparable GAAP measures, as shown below. The non-GAAP financial measures presented here may not be comparable to similarly titled measures presented by other companies. Other companies may calculate similarly titled measures differently, limiting their usefulness as comparative measures to our data. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure.

        Adjusted operating expenses represents total operating expenses before share-based compensation expense. Adjusted net loss represents net loss before share-based compensation expenses.

        The table below sets forth a reconciliation of these non-GAAP financial measures for the periods indicated:

	For the Years Ended December 31,			For the Three Months Ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Total operating expenses	(196,031)	(249,916)	(39,842)	(56,061)	(84,642)	(13,493)
Add: share-based compensation expenses	25,665	31,018	4,945	7,708	8,919	1,421
Adjusted operating expenses	(170,366)	(218,898)	(34,897)	(48,353)	(75,723)	(12,072)
Net (loss)/income	(200,494)	(84,860)	(13,528)	(35,534)	14,605	2,329
Add: share-based compensation expenses	25,665	31,018	4,945	7,708	8,919	1,421

Adjusted net (loss)/income	(174,829)	(53,842)	(8,583)	(27,826)	23,524	3,750

Key Components of Results of Operations

  Revenues

        Our revenues are derived from technical service fees, installment fees and wealth management service fees. The following table sets forth the breakdown of our total revenues, both in absolute amount and as a percentage of our total revenues, for the years indicated:

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2016		2017			2017		2018
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(In thousands, except percentages)
Revenues:
Technical service fees	34,171	62.3	425,311	67,805	74.8	50,511	79.4	189,594	30,226	67.9
Installment service fees	16,394	29.9	139,862	22,297	24.6	12,242	19.3	88,118	14,048	31.5
Wealth management service fees	4,309	7.8	3,547	565	0.6	832	1.3	1,688	269	0.6

Total revenues	54,874	100.0	568,720	90,667	100.0	63,585	100.0	279,400	44,543	100.0

        We generate technical service fee revenue by providing credit assessment services and post-lending management services, such as cash processing services and collection services, for personal and business installment loans. We also receive fees contingent on future events, such as penalty fees for loan prepayment and late payments as well as fees for collection services for late payments.

        We generate installment service fee revenue through the point-of-sale installment loan services and personal and business installment loan services that we provide on our business partners' platforms. Installment service fees are recognized on a gross basis, with the interest collected from the borrower recognized as revenue and the corresponding funding cost recognized as cost of revenues. We pay the full amount of the order that a qualified customer makes on the partner's platform and collect the original order amount plus the installment service fee in installments from the customer. Installment service fee revenue is recognized ratably by applying the effective interest rate. We also receive fees contingent on future events, such as penalty fees for late payment. Contingent fee revenue is recognized when the event occurs and the payment is made by the customer.

        Wealth management service fees primarily consist of commission fees charged to third-party asset management companies for participating in our online wealth management platform. We earn transaction service commissions from the asset management companies based on a fixed percentage of subscription fees, redemption fees, conversion fees, sales service fees and customer maintenance fees charged to users by the asset management companies through our Hongdian platform.

  Cost of Revenues

        The following table sets forth our cost of revenues, both in absolute amount and as a percentage of total revenues, for the years indicated:

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2016		2017			2017		2018
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(In thousands, except percentages)
Cost of revenues:
Funding cost (including RMB1,120 thousand, RMB1,235 thousand, RMB185 thousand and RMB1,009 thousand to a related party, respectively)	(16,643)	(30.3)	(78,831)	(12,567)	(13.9)	(9,079)	(14.3)	(51,433)	(8,200)	(18.4)
Provision for credit loss	(16,124)	(29.4)	(115,920)	(18,480)	(20.4)	(7,011)	(11.0)	(37,119)	(5,918)	(13.3)
Origination and servicing cost (including RMB2,732 thousand, RMB2,720 thousand, RMB390 thousand and RMB152 thousand to a related party, respectively)	(27,087)	(49.4)	(177,662)	(28,324)	(31.2)	(26,905)	(42.3)	(82,223)	(13,108)	(29.4)

Cost of revenues	(59,854)	(109.1)	(372,413)	(59,371)	(65.5)	(42,995)	(67.6)	(170,775)	(27,226)	(61.1)

        Cost of revenues mainly consists of interest we pay on funding debt, provisions that we make for credit loss, costs that are paid to our data partners for data used in credit assessments, user acquisition costs relating to revenue from lending solutions, and other costs such as salaries and benefits of employees engaged in operating key systems and providing collection services, bandwidth costs, server custody costs, customer service support costs and fees paid to third-party payment channels.

        We incur funding debt when a user makes a purchase from one of our business partners using a point-of-sale installment loan financed by our factoring business. See "—Funding Sources and Credit Risk." We acquired Minheng, the entity which conducts our factoring business, on June 30, 2016.

  Gross Profit

        The following table sets forth our gross loss and profit, both in absolute amount and as a percentage of our total revenues, for the years indicated.

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2016		2017			2017		2018
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(In thousands, except percentages)
Total revenues	54,874	100.0	568,720	90,667	100.0	63,585	100.0	279,400	44,543	100.0
Cost of revenues	(59,854)	(109.1)	(372,413)	(59,371)	(65.5)	(42,995)	(67.6)	(170,775)	(27,226)	(61.1)
Gross (loss)/profit	(4,980)	(9.1)	196,307	31,296	34.5	20,590	32.4	108,625	17,317	38.9

        We have different types of solutions that have different profit margins. In particular, our point-of-sale installment loan solutions are relatively low-margin, and our personal and business installment loan solutions are relatively high-margin. The weighted average APR of our point-of-sale installment loan solutions and personal installment loan solutions were 10.5% and 24.6%, respectively, with regards to loans we facilitated in 2017, and 11.9% and 27.1%, respectively, with regards to loans we facilitated in the first quarter of 2018. We do not manage our business with the intent of maximizing each of these margins separately, since different solutions serve different purposes within our overall business strategy. We tolerate a relatively low margin on our point-of-sale installment loan solutions because they are especially useful in acquiring new business partners: they have a particularly obvious value proposition, in that they help our business partners increase their own sales. High-quality business partners bring high-quality end users, which in turn makes our lending solutions more valuable to our financial partners.

        That being said, we do aim for a positive gross margin on each of our solutions. On a partner-by-partner basis, our gross margin tends to rise as our relationship with a business partner develops. This is both because the proportion of higher-margin personal and business installment loan solutions grows as our relationship with a partner matures and because a partner who comes to recognize the mutually beneficial nature of our relationship is more likely to negotiate mutually beneficial terms. More favorable terms with our business partners and end users has been one of the significant reasons for the improvement in our gross margin since 2016.

  Operating Expenses

        The following table sets forth our operating expenses, both in absolute amount and as a percentage of total revenues, for the years indicated:

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2016		2017			2017		2018
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(In thousands, except percentages)
Operating expenses:
Sales and marketing expenses (including RMB35,444 thousand, RMB18,215 thousand, RMB7,165 thousand and RMB1,639 thousand to a related party, respectively)	(72,010)	(131.2)	(72,076)	(11,491)	(12.7)	(14,463)	(22.7)	(22,042)	(3,514)	(7.9)
General and administrative expenses (including RMB60,623 thousand, RMB45,533 thousand, RMB12,067 thousand and RMB7,969 thousand to a related party, respectively)	(72,849)	(132.8)	(106,323)	(16,950)	(18.6)	(25,045)	(39.5)	(43,886)	(6,996)	(15.7)
Research and development expenses (including RMB40,975 thousand, RMB35,795 thousand, RMB14,639 thousand and RMB3,803 thousand to a related party, respectively)	(51,172)	(93.2)	(71,517)	(11,401)	(12.6)	(16,553)	(26.0)	(18,714)	(2,983)	(6.7)

Total operating expenses	(196,031)	(357.2)	(249,916)	(39,842)	(43.9)	(56,061)	(88.2)	(84,642)	(13,493)	(30.3)

  Sales and marketing expenses

        Our sales and marketing expenses consist primarily of salaries and benefits (including share-based compensation) for employees involved in sales and marketing functions and advertising and marketing promotion fees. Advertising and marketing promotion fees represent amounts we pay for leads and traffic acquisition. We expense all sales and marketing costs as incurred. Our sales and marketing expenses exceeded our total revenues in 2016 as we were growing our business, and decreased both in absolute amount and as a percentage of our total revenues in 2017 as we adjusted our marketing strategy away from offline marketing activities. We have increased our spending on marketing and promotion activities again in recent quarters in response to heightened competition in our industry. While we expect that our sales and marketing expenses will increase in absolute terms as we engage in more marketing and sales activities, we also expect that they will decrease as a percentage of our total revenues.

  Research and development expenses

        Our research and development expenses consist primarily of salaries and benefits (including share-based compensation) for employees involved in research and development functions. We expense all research and development costs as incurred. While we expect that our research and development expenses will increase in absolute terms as we continue to develop new technology and services, we also expect that they will decrease as a percentage of our total revenues.

  General and administrative expenses

        Our general and administrative expenses consist primarily of salaries and benefits (including share-based compensation) and related expenses for employees involved in general corporate functions, including finance, legal and human resources. We also incurred bad debt expenses in 2016 and 2017 in connection with impairment of receivable for technical service fees, which are classified under general and administrative expenses. Other general and administrative expenses include rental expenses and professional fees. Our general and administrative expenses exceeded our total revenues in 2016 as we were building management and administrative capacity to grow our business. Our general and administrative expenses further increased in 2017 as bad debt expenses grew with the increase in our technical service fees and because we incurred professional services fees in connection with the preparation of our initial public offering. We expect that our general and administrative expenses will increase in absolute terms as we hire additional personnel and incur costs related to the anticipated growth of our business and our operation as a public company.

Taxation

  Cayman Islands

        We are not subject to income or capital gains tax under the current laws of the Cayman Islands. There are no other taxes likely to be material to us levied by the government of the Cayman Islands.

  British Virgin Islands

        Our subsidiaries incorporated in the British Virgin Islands are not subject to income or capital gains tax under the current laws of the British Virgin Islands. The British Virgin Islands do not impose a withholding tax on dividends.

  Hong Kong

        Our subsidiaries incorporated in Hong Kong are subject to Hong Kong profit tax at a rate of 16.5%. Hong Kong does not impose a withholding tax on dividends.

  China

        Our PRC subsidiaries and our variable interest entities, which are considered PRC resident enterprises under PRC tax law, are subject to enterprise income tax on their worldwide taxable income as determined under PRC tax laws and accounting standards at a rate of 25%. In addition, our variable interest entities are subject to value added taxes, or VAT, on the services they provide at the rate of 6% or 3%, depending on whether the entity is a general taxpayer or small-scale taxpayer, plus related surcharges, less any deductible VAT they have already paid or borne.

        Dividends paid by our wholly foreign-owned subsidiaries in China to our intermediary holding companies in Hong Kong will be subject to a withholding tax rate of 10%, unless they qualify for a special exemption. If our intermediary holding companies in Hong Kong satisfy all the requirements under the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income and receive approval from the relevant tax authority, then dividends paid to them by our wholly foreign-owned subsidiaries in China will be subject to a withholding tax rate of 5% instead. See "Risk Factors—Risks Relating to Doing Business in China—We may not be able to obtain certain tax benefits for dividends paid by our PRC subsidiaries to us through our Hong Kong subsidiaries."

        If our holding company in the Cayman Islands or any of our subsidiaries outside of China were deemed to be a "resident enterprise" under the Enterprise Income Tax Law, it would be subject to enterprise income tax on its worldwide income at a rate of 25%. See "Risk Factors—Risks Relating to

Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders."

Critical Accounting Policies, Judgments and Estimates

        An accounting policy is considered critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time such estimate is made, and if different accounting estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the consolidated financial statements.

        We prepare our financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions. We continually evaluate these estimates and assumptions based on the most recently available information, our own historical experiences and various other assumptions that we believe to be reasonable under the circumstances. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from our expectations as a result of changes in our estimates. Some of our accounting policies require a higher degree of judgment than others in their application and require us to make significant accounting estimates.

        The following descriptions of critical accounting policies, judgments and estimates should be read in conjunction with our consolidated financial statements and other disclosures included in this prospectus. When reviewing our financial statements, you should consider (i) our selection of critical accounting policies, (ii) the judgments and other uncertainties affecting the application of such policies and (iii) the sensitivity of reported results to changes in conditions and assumptions.

  Basis of Presentation, Combination and Consolidation

        The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP. These accounting principles require us to make certain estimates and assumptions that affect the amounts in the accompanying financial statements. Actual results may differ from those estimates.

        The consolidated financial statements include the financial statements of Pintec Technology Holdings Limited and its wholly-owned subsidiaries and consolidated variable interest entities. A variable interest entity is an entity in which Pintec Technology Holdings Limited, or its subsidiaries, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with, ownership of the entity, and therefore Pintec Technology Holdings Limited or its subsidiaries are the primary beneficiary of the entity. All transactions and balances among Pintec Technology Holdings Limited, its subsidiaries, the variable interest entities and the variable interest entities' subsidiaries have been eliminated upon consolidation.

        Our ability to fund our operations is based on our ability to generate cash, our ability to attract investors and our ability to borrow funds on reasonable economic terms. Our business has relied principally on Jimu Group's financing from investors to fund its operations and business development. After the Reorganization, our ability to continue as a going concern is expected to be dependent on our management's ability to successfully execute our business plan, which includes increasing revenues while controlling operating expenses, as well as generating operational cash flows and continuing to obtain external financing from institutional investors to generate positive financing cash flows. We have been continuously receiving financing support from outside investors. Therefore, based on cash flow projections from operating and financing activities and the current balances of cash and cash equivalents, we are of the opinion that we will be able to meet our payment obligations for the next twelve months from the date of issuance of the consolidated financial statements. In addition, we can adjust the pace of our operation expansion and control the operating expenditures. Based on the above considerations, our consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

        The following financial statement amounts and balances of the variable interest entities and their subsidiaries taken as a whole were included in the accompanying consolidated financial statements:

	As of December 31,			As of March 31,
	2016	2017		2018
	RMB	RMB	US$	RMB	US$
	(in thousands)
Total assets	561,971	2,399,497	382,536	2,732,267	435,588
Total liabilities	571,176	2,438,243	388,713	2,721,080	433,804

	For the years ended December 31,			For the three months ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Total revenues	54,874	661,417	105,445	64,005	300,609	47,924
Net (loss)/income	(200,494)	(31,343)	(4,997)	(18,485)	(66)	(11)

	For the years ended December 31,			For the three months ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Net cash (used in)/provided by operating activities	(123,066)	83,080	13,245	53,925	25,655	4,090
Net cash (used in)/provided by investing activities	(108,178)	(1,444,358)	(230,265)	(247,461)	103,507	16,501
Net cash provided by/(used in) financing activities	256,700	1,498,175	238,844	240,960	(102,486)	(16,339)

Net increase in cash, cash equivalents and restricted time deposits	25,456	136,897	21,825	47,424	26,676	4,253
Cash, cash equivalents and restricted time deposits at beginning of the period	1,836	27,292	4,351	27,292	164,189	26,176

Including:
Cash and cash equivalents at beginning of the period	1,836	27,292	4,351	27,292	159,189	25,379
Restricted time deposits at beginning of the period	—	—	—	—	5,000	797

Cash, cash equivalents and restricted time deposits at end of the period	27,292	164,189	26,176	74,716	190,865	30,428

Including:
Cash and cash equivalents at end of the period	27,292	159,189	25,379	74,716	185,865	29,631
Restricted time deposits at end of the period	—	5,000	797	—	5,000	797

  Reorganization

        The Reorganization consists of transfers among entities that have the same shareholders, in the same proportions and with the same rights and thus is accounted for in a manner similar to a control transaction because it is determined that the transfers lack economic substance from the shareholders' perspective.

        As a result of the Reorganization, our financing solutions business was transferred to Pintec Technology Holdings Limited and its wholly-owned subsidiaries and consolidated variable interest entities, and the accompanying consolidated financial statements have been prepared as if our current corporate structure has been in existence throughout the periods presented. Our consolidated financial statements include those assets and liabilities and the related results of operation and cash flows directly attributable to our financing solutions business only. However, this presentation may not necessarily reflect the results of operations, financial position and cash flows that would have occurred if our corporate group had actually existed on a stand-alone basis during the periods presented. Transactions between our corporate group and Jimu Group are herein referred to as related party transactions.

        The accompanying consolidated financial statements include allocations of the cost of revenues, sales and marketing expenses, research and development expenses, and general and administrative expenses incurred by Jimu Group that were related to our financing solutions business. These allocated expenses are primarily related to office rental expenses, office utilities, information technology support and certain corporate functions, including senior management, finance, legal and human resources, as well as share-based compensation expenses. Generally, the cost of shared employees was allocated to us based on our headcount as a proportion of total headcount in Jimu Group, share-based compensation was allocated to us based on the compensation attributable to employees of our financing solutions business, the cost of shared technology services were allocated based on our usage of servers as a proportion of total servers of Jimu Group, and shared corporate marketing expenses and bandwidth and server hosting costs were allocated based on our revenues as a proportion of the total revenue of Jimu Group.

        In anticipation of this offering, we entered into a non-competition agreement with Jimu Group under which we have agreed not to compete with each other's core business. See "Corporate History and Structure—Our Relationship with Jimu Group—Non-competition Agreement."

  Revenue recognition

        Revenue is recognized when each of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) services have been rendered; (3) pricing is fixed or determinable; and (4) collectability is reasonably assured.

        Technical service fees.    For these transactions, we earn technical service fees by providing online credit assessment services and post-lending management services, such as cash processing services and collection services. Online credit assessment services are provided to potential borrowers to facilitate their matching with the investors on the financial partners' platforms or commercial banks and other financial institutions.

        We have determined that the arrangement to provide technical service to borrowers contains the following multiple elements: online credit assessment services and post-lending management services. We have determined that the borrowers and commercial banks and other financial institutions are our customers. We allocate the technical service fees among the deliverables at the inception of the arrangement on the basis of their relative selling prices according to the selling price hierarchy established by ASC 605-25-30. The hierarchy requires us to first use vendor-specific objective evidence of selling price, if it exists. If vendor-specific objective evidence of selling price does not exist, we are then required to use third-party evidence of selling price. If neither vendor-specific objective evidence of selling price nor third-party evidence of selling price exists, we use management's best estimate of selling price for the deliverables. We use management's best estimate of selling price for the deliverables of the technical service fees.

        We can only charge the technical service fees to the borrowers upon the successful matching of the loans by a financial partner. The non-contingent portion of the selling price is collected upfront upon the loan matching, and the contingent portion of the selling price is collected over the term of the loans when the monthly repayment occurs. As the borrower are able to prepay the loan amounts before maturity date for a prepayment fee, the aggregate amount of the contingent portion of the fee that can ultimately collected by us for online credit assessment service and post-lending management service earned from a loan transaction is depend upon the actual term over which the borrowers made their loan repayments. In accordance with ASC 605-25-30-5, the amount allocated by us to the delivered credit assessment service is limited to that amount that is not contingent upon the delivery of additional units or meeting other specified performance conditions. The non-contingent portion of the credit assessment service fees are recognized revenue upon cash collection and execution of loan agreements between financial partners and borrowers. In situations where the upfront cash collected is less than the relative selling price of the credit assessment service, the revenue recognized is limited to the cash received upfront, the remaining contingent portion of the credit assessment fees together with the fees allocated to post-lending management services, are recognized each month when the service is provided over the period of the loan as the monthly repayment occurs.

        Prepayment fee charged by us is recognized when the prepayment occurs and the payments are made by the borrowers.

        We also charge fees for collection services related to defaulted payments. These fees are recognized when the contingent events occur and the payments are made by the borrowers as that is the point in time collectability is reasonably assured.

        Installment service fees.    We generate installment service fee revenue through the point-of-sale installment payment services that we provide to the users of the business partners' platforms or the provision of personal and business installment loans to borrowers through trusts arrangements. Installment service fee revenue is recognized over the terms of financing receivables using the effective interest rate method. Installment service fee revenue is not recorded when reasonable doubt exists as to the full, timely collection of installment service fee or principal. We also receive miscellaneous fees, such as penalty fees for late payment. These fees, which are contingent fees, are recognized when the event occurs and the payment is made by the customer as that is the point in time collectability is reasonably assured.

        Wealth management service fees.    The wealth management service fee primarily consists of commission fees charged to third-party asset management companies for participating in our online wealth management platform. We are not the primary obligor, as we do not have the ability to establish the price or control the related content of the investment or insurance products offered on the online wealth management platforms. Such commissions are generally determined as a percentage based on the fees charged to customers by the asset management companies, through the online wealth management platform. Transaction service commissions are recognized on a net basis when the services are rendered, which occurs when the underlying transaction is executed.

  Provision for credit losses

        The allowance for loan losses is determined at a level believed to be reasonable to absorb probable losses inherent in the portfolio of our financing receivables as of each balance sheet date. The allowance is provided based on our assessments performed both on an individual-loan basis and collective basis. For individual loans that are past due for 90 days or where there is an observable indicator of impairment, a specific allowance is provided. All other loans not already included in the individual assessment are assessed collectively depending on factors such as delinquency rate, size, and other risk characteristics of the portfolio. We estimate the expected credit losses rate based on delinquency status of the financing receivables within the level: current, 1 to 30, 31 to 60, 61 to 90 calendar dates past due. These loss rates in each delinquency status are based on average historical loss rates of financing receivables associated with each of the abovementioned delinquency categories. In addition, we consider other relevant general economic conditions, if any, when determining the provision for credit losses. The expected loss rates will be applied to the outstanding loan balances to determine the allowance for credit loss for each reporting period. We evaluate and adjust its allowance for loan losses on a quarterly basis or more often as necessary.

        We write off the financing receivables against the related allowance when management determines that full repayment of a loan is not probable. Generally, write-off occurs after the 90th day of delinquency. The primary factor in making such determination is the assessment of potential recoverable amounts from the delinquent debtor.

  Share-based compensation expenses

        All share based awards granted to employees, including restricted ordinary shares and share options, are measured at fair value on grant date. Share-based compensation expense is recognized using the straight line method, net of estimated forfeitures, over the requisite service period, which is the vesting period. Forfeitures are estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from those estimates. We use historical data to estimate pre-vesting option and record share-based compensation expenses only for those awards that are expected to vest. We recognized share-based compensation expenses of RMB25.7 million and RMB31.0 million (US$4.9 million) in the years ended December 31, 2016 and 2017, respectively. The share-based compensation expenses recognized associated with the service-based share options to employees of the Jimu Group and allocated to us were RMB13.0 million and RMB20.9 million (US$3.3 million) in 2016 and 2017, respectively.

        Share-based compensation expenses for periods prior to the Reorganization relate to the share options or restricted shares granted by Jimu Group to its employees who were involved with our financing solutions business. Prior to the Reorganization, all the options and restricted ordinary shares were granted by Jimu Group with its own underlying shares. In connection with the Reorganization and to mirror the number and vesting terms of the options originally granted by Jimu Group, we issued certain options to purchase the underlying ordinary shares of our company under our own share incentive plan in December 2017. These options were not treated as newly granted for accounting purposes. All the options that we have granted since December 2017 were granted with our own underlying ordinary shares. As of the date of this prospectus, options to purchase 41,906,568 shares have been granted, excluding awards that were forfeited or canceled after they were granted. We use the binomial option pricing model to estimate the fair value of the share options. The determination of estimated fair value of share-based payment awards on the grant date using an option pricing model is affected by the fair value of Jimu Group's ordinary shares as well as assumptions regarding a number of complex and subjective variables. These variables include the expected value volatility of Jimu Group over the expected term of the awards, actual and projected employee share option exercise behavior, the risk-free interest rate and any expected dividends. Shares of Jimu Group, which do not have quoted market prices, were valued based on the income approach. Determination of the estimated fair value of Jimu Group requires complex and subjective judgments due to its limited financial and operating history, unique business risks and limited public information on companies in China similar to Jimu Group.

        In 2014, our predecessor, Jimu Holdings Limited, formerly known as Pintec Holdings Limited, adopted an incentive share plan, which we refer to as the 2014 Share Plan. The 2014 Share Plan provides for the grant of share options and other equity based awards to eligible employees of Jimu Group and its subsidiaries and variable interest entity. Jimu Group granted multiple tranches of share options with tiered vesting commencement dates to employees. Options granted were subject to a service condition of four years. The service condition stipulates that one-fourth of the awards vest on the first anniversary date of the specified vesting commencement date and that the remaining awards vest in equal installments on a quarterly basis in the remaining vesting period. Options granted typically expire ten years from the vesting commencement date stated in the grant letters.

        A summary of granting, vesting and forfeiting of the service-based options for the years ended December 31, 2016 and 2017, is presented below:

	Options Outstanding	Weighted Average Exercise Price US$	Weighted Average Remaining Contractual Life (In years)	Average Intrinsic Value (RMB in thousands)
Outstanding as of January 1, 2016	11,612,548	0.82	9.00	2,274
Granted	4,627,563	1.00
Exercised	—	—
Forfeited	(353,069)	1.00

Outstanding as of December 31, 2016	15,887,042	0.87	8.63	26,538

	Options Outstanding	Weighted Average Exercise Price US$	Weighted Average Remaining Contractual Life (In years)	Average Intrinsic Value (RMB in thousands)
Outstanding as of January 1, 2017	15,887,042	0.87	8.63	26,538
Granted	520,000	1.00
Exercised	—	—
Forfeited	(204,150)	1.00

Outstanding as of December 31, 2017	16,202,892	0.87	7.75	27,998

Vested and expected to vest as of December 31, 2016	15,887,042	0.87	8.63	26,538
Exercisable as of December 31, 2016	5,627,542	0.74	8.63	2,755
Vested and expected to vest as of December 31, 2017	16,202,892	0.87	7.75	27,998
Exercisable as of December 31, 2017	9,219,980	0.79	7.75	8,824

        An aggregate of 520,000 options were granted during the year ended December 31, 2017, with a weighted average grant date fair value of US$1.88 per share. No grantee has exercised options as of the date of this prospectus.

        As of December 31, 2017, there were RMB49.9 million (US$7.7 million) of unrecognized share-based compensation expenses related to the share options granted. The expenses are expected to be recognized over a weighted-average period of 1.49 years.

        The estimated fair value of each option grant is estimated on the date of grant using the binominal option-pricing model with the following assumptions:

2016 and 2017
Expected volatility	34.6% ~ 40.2%
Risk-free interest rate (per annum)	2.02% ~ 3.02%
Exercise multiples	2.2 ~ 2.8
Expected dividend yield	0%
Expected term (in years)	10
Fair value of the underlying shares on the date of option grants (in U.S. dollars)	0.45 ~ 2.70

        The use of a valuation model requires us to make certain assumptions with respect to selected model inputs. The expected volatility is calculated based on the annualized standard deviation of the daily return embedded in historical share prices of comparable companies. The risk free interest rate is estimated based on the yield to maturity of Chinese treasury bonds based on the expected term of the incentive shares. We have not declared or paid any cash dividends on our capital stock, and we do not anticipate making any dividend payments on our ordinary shares in the foreseeable future. The estimated forfeiture rate is determined based on the fact that vested incentive shares would only be forfeited in the event of misconduct by the holders of the incentive shares.

        In connection with the issuance by Jimu Group's holding company of Series A Preferred Shares on March 5, 2014, all of the 72,000,000 ordinary shares then held by the founders of Jimu Group became restricted. Of these 72,000,000 ordinary shares, 60% vested at the time of the issuance of the Series A Preferred Shares and the remaining 40% vest monthly in equal installments over the following sixty months. As of December 31, 2017, an aggregate of 4,096,458 of these shares remained unvested. The restriction on these shares is deemed as a compensatory arrangement for services to be provided by the founders, and therefore the grant of these shares is accounted for as a share-based compensation arrangement.

Internal Control Over Financial Reporting

        Prior to this offering, we have been a private company with limited accounting personnel and other resources with which to address our internal control and procedures over financial reporting. In the course of auditing our consolidated financial statements for the year ended December 31, 2017, we and our independent registered public accounting firm identified one material weakness in our internal control over financial reporting as of December 31, 2017. As defined in the standards established by the U.S. Public Company Accounting Oversight Board, a "material weakness" is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company's annual or interim financial statements will not be prevented or detected on a timely basis.

        The material weakness that has been identified relates to our lack of sufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP technical accounting issues and prepare and review financial statements and related disclosures in accordance with U.S. GAAP and reporting requirements set forth by the SEC. Neither we nor our independent registered public accounting firm undertook a comprehensive assessment of our internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any weakness in our internal control over financial reporting. We and they are required to do so only after we become a public company. Had we performed a formal assessment of our internal control over financial reporting or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, additional control deficiencies may have been identified.

        We are in the process of implementing a number of measures to address the material weakness that has been identified, including: (i) recruiting additional qualified accounting and reporting personnel with extensive U.S. GAAP accounting and SEC reporting experience to improve financial reporting, (ii) establishing an ongoing training program to provide sufficient and appropriate training to our accounting staff regarding U.S. GAAP and SEC rules and regulations; and (iii) enhancing our accounting manuals to provide our accounting and reporting personnel with more comprehensive guidelines on the policies and controls over financial reporting under U.S. GAAP and SEC reporting requirements, including accounting of non-recurring and complex transactions.

        However, we cannot assure you that we will complete implementation of these measures in a timely manner. See "Risk Factors—Risks Relating to Our Business and Industry—If we fail to maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud."

        As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an "emerging growth company" pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, in the assessment of the emerging growth company's internal control over financial reporting.

Results of Operations

        The following table sets forth a summary of our consolidated results of operations for the period indicated, both in absolute amounts and as percentages of our total revenues. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The operating results in any period are not necessarily indicative of the results that may be expected for any future period.

	For the Years Ended December 31,					For the Three Months Ended March 31,
	2016		2017			2017		2018
	RMB	%	RMB	US$	%	RMB	%	RMB	US$	%
	(In thousands, except percentages)
Summary Consolidated Statements of Comprehensive (Loss)/Income Data:
Revenues:
Technical service fees	34,171	62.3	425,311	67,805	74.8	50,511	79.4	189,594	30,226	67.9
Installment service fees	16,394	29.9	139,862	22,297	24.6	12,242	19.3	88,118	14,048	31.5
Wealth management service fees	4,309	7.8	3,547	565	0.6	832	1.3	1,688	269	0.6

Total revenues	54,874	100.0	568,720	90,667	100.0	63,585	100.0	279,400	44,543	100.0
Cost of revenues:(1)
Funding cost (including RMB1,120 thousand, RMB1,235 thousand, RMB185 thousand and RMB1,009 thousand to a related party, respectively)	(16,643)	(30.3)	(78,831)	(12,567)	(13.9)	(9,079)	(14.3)	(51,433)	(8,200)	(18.4)
Provision for credit loss	(16,124)	(29.4)	(115,920)	(18,480)	(20.4)	(7,011)	(11.0)	(37,119)	(5,918)	(13.3)
Origination and servicing cost (including RMB2,732 thousand, RMB2,720 thousand, RMB390 thousand and RMB152 thousand to a related party, respectively)	(27,087)	(49.4)	(177,662)	(28,324)	(31.2)	(26,905)	(42.3)	(82,223)	(13,108)	(29.4)

Cost of revenues	(59,854)	(109.1)	(372,413)	(59,371)	(65.5)	(42,995)	(67.6)	(170,775)	(27,226)	(61.1)

Gross (loss)/profit	(4,980)	(9.1)	196,307	31,296	34.5	20,590	32.4	108,625	17,317	38.9
Operating expenses:(1)
Sales and marketing expenses (including RMB35,444 thousand, RMB18,215 thousand, RMB7,165 thousand and RMB1,639 thousand to a related party, respectively)	(72,010)	(131.2)	(72,076)	(11,491)	(12.7)	(14,463)	(22.7)	(22,042)	(3,514)	(7.9)
General and administrative expenses (including RMB60,623 thousand, RMB45,533 thousand, RMB12,067 thousand and RMB7,969 thousand to a related party, respectively)	(72,849)	(132.8)	(106,323)	(16,950)	(18.6)	(25,045)	(39.5)	(43,886)	(6,996)	(15.7)
Research and development expenses (including RMB40,975 thousand, RMB35,795 thousand, RMB14,639 thousand and RMB3,803 thousand to a related party, respectively)	(51,172)	(93.2)	(71,517)	(11,401)	(12.6)	(16,553)	(26.0)	(18,714)	(2,983)	(6.7)

Total operating expenses	(196,031)	(357.2)	(249,916)	(39,842)	(43.9)	(56,061)	(88.2)	(84,642)	(13,493)	(30.3)

Operating (loss)/profit	(201,011)	(366.3)	(53,609)	(8,546)	(9.4)	(35,471)	(55.8)	23,983	3,824	8.6
Change in fair value of convertible loans	—	—	(7,042)	(1,123)	(1.2)	—	—	(663)	(106)	(0.2)
Share of loss from equity method investments	—	—	(2,455)	(391)	(0.4)	—	—	(221)	(35)	(0.1)
Impairment from long term investments	—	—	(2,000)	(319)	(0.4)	—	—	—	—	—
Other income/(loss), net	684	1.2	(1,238)	(197)	(0.2)	(63)	(0.1)	3,206	511	1.1

(Loss)/income before income tax expense	(200,327)	(365.1)	(66,344)	(10,576)	(11.6)	(35,534)	(55.9)	26,305	4,194	9.4
Income tax expense	(167)	(0.3)	(18,516)	(2,952)	(3.3)	—	—	(11,700)	(1,865)	(4.2)

Net (loss)/income	(200,494)	(365.4)	(84,860)	(13,528)	(14.9)	(35,534)	(55.9)	14,605	2,329	5.2
Other comprehensive income	—	—	841	134	0.1	—	—	4,475	713	1.6

Total comprehensive (loss)/income	(200,494)	(365.4)	(84,019)	(13,394)	(14.8)	(35,534)	(55.9)	19,080	3,042	6.8

Three months ended March 31, 2018 compared to three month ended March 31, 2017

  Revenues

        Our total revenue increased from RMB63.6 million in the first quarter of 2017 to RMB279.4 million (US$44.5 million) in the first quarter of 2018. This increase was driven primarily by the significant increases in our technical service fees and installment services fees.

        Technical service fees.    Technical service fees increased from RMB50.5 million in the first quarter of 2017 to RMB189.6 million (US$30.2 million) in the first quarter of 2018, primarily due to the significant increases in both online credit assessment services fees and monthly service fees. The increases in these fees are attributable to the growth in the total amount facilitated and the outstanding balances of loans, in particular personal installment loans, as a result of the significant growth in our businesses. The total amount of personal installment loans we facilitated increased from RMB1.0 billion in the first quarter of 2017 to RMB2.4 billion (US$0.4 billion) in the first quarter of 2018, while the outstanding balance of personal installment loans increased from RMB1.4 billion as of March 31, 2017 to RMB4.6 billion (US$0.7 billion) as of March 31, 2018.

        Installment service fees.    Installment service fees increased from RMB12.2 million in the three months ended in 2017 to RMB88.1 million (US$14.0 million) in the first quarter of 2018, primarily due to a significant increase in the outstanding balance of point-of-sale installment loans. The total volume of point-of-sale installment loans we facilitated decreased from RMB1.2 billion in the first quarter of 2017 to RMB1.1 billion (US$0.2 billion) in the first quarter of 2018, as we readjusted our product structure in response to regulatory and industry changes. The outstanding balance of point-of-sale installment loans increased from RMB0.6 billion as of March 31, 2017 to RMB1.1 billion (US$0.2 billion) as of March 31, 2018, as point-of-sale installment loan activity gradually recovered from the downturn earlier in the first quarter of 2018.

        Wealth management service fees.    Wealth management service fees increased by 103% from RMB0.8 million in the three months ended in March 31, 2017 to RMB1.7 million (US$0.3 million) in the first quarter of 2018. Wealth management revenues are relatively volatile because the absolute amounts are relatively small, and the timing of major transactions can cause quarterly results to fluctuate significantly.

  Cost of revenues

        Cost of revenues increased significantly from RMB43.0 million in the first quarter of 2017 to RMB170.8 million (US$27.2 million) in the first quarter of 2018, with increases in all components of our cost of revenues.

        Funding cost.    Funding cost, consisting primarily of interest expenses, increased from RMB9.1 million in the first quarter of 2017 to RMB51.4 million (US$8.2 million) in the first quarter of 2018. This increase reflected the growth in the funding debts for on-balance sheet loans as a result of the significant growth in the volume of point-of-sale installment loans we facilitated, as well as those personal and business installment loans funded by trust and other structured finance products.

        Provision for credit loss.    Provision for credit loss increased from RMB7.0 million in the first quarter of 2017 to RMB37.1 million (US$5.9 million) in the first quarter of 2018. The increase in provision for credit loss was primarily attributable to the increase in the outstanding balance of point-of-sale installment loans as our business grew, plus our use of trust and other structured finance funding sources for certain personal installment loans beginning in late 2017.

        Origination and servicing cost.    Origination and servicing cost increased from RMB26.9 million in the first quarter of 2017 to RMB82.2 million (US$13.1 million) in the first quarter of 2018, primarily due to increases in user acquisition costs relating to revenue from lending solutions, cost incurred in providing collection services, and costs paid for data used in credit assessments. These increases were driven primarily by the growth of our business.

  Gross profit

        Our gross profit increased significantly from RMB20.6 million in the first quarter of 2017 to RMB108.6 million (US$17.3 million) in the first quarter of 2018. We had a gross margin of 32.4% in the first quarter of 2017 and 38.9% in the first quarter of 2018. The improvement in gross margin was primarily due to improvements in our products' economies of scale and a larger proportion of higher-margin personal and business installment loan solutions versus lower-margin point-of-sale installment loan solutions.

  Total operating expenses

        Total operating expenses increased by 51.0% from RMB56.1 million in the first quarter of 2017 to RMB84.6 million (US$13.5 million) in the first quarter of 2018 due to increases in all three categories of expenses.

        Sales and marketing expenses.    Sales and marketing expenses increased by 52.4% from RMB14.5 million in the first quarter of 2017 to RMB22.0 million (US$3.5 million) in the first quarter of 2018. This increase was primarily due to an increase of RMB4.1 million (US$0.6 million) in promotional fees, an increase of RMB3.4 million (US$0.5 million) in payroll expenses relating to sales and marketing and an increase of RMB0.4 million (US$0.1 million) in rental expenses. After three quarters of relatively low spending on promotional fees, we increased our spending in the fourth quarter of 2017 in response to heightened competition in our industry and this level of spending continued into the first quarter of 2018 as we continue to seek new marketing opportunities.

        General and administrative expenses.    General and administrative expenses increased by 75.2% from RMB25.0 million in the first quarter of 2017 to RMB43.9 million (US$7.0 million) in the first quarter of 2018, primarily due to an increase of RMB16.7 million (US$2.7 million) in bad debt expenses and an increase of RMB2.3 million (US$0.4 million) in payroll expenses relating to general and administrative expenses, partially offset by a decrease of RMB3.0 million (US$0.5 million) in professional expenses. Bad debt expenses increased significantly, in part due to the increase of revenue generated from technical service fees and in part due to an industry-wide increase in default rates that also affected our company.

        Research and development expenses.    Research and development expenses increased by 13.1% from RMB16.6 million in the first quarter of 2017 to RMB18.7 million (US$3.0 million) in the three month ended in March 31, 2018, primarily due to an increase of RMB1.6 million (US$0.3 million) in payroll expense relating to research and development.

  Net (loss)/income

        We had net income of RMB14.6 million (US$2.3 million) in the three months ended March 31, 2018 as a result of the above, as compared to a net loss of RMB35.5 million in the first quarter of 2017.

Year ended December 31, 2017 compared with year ended December 31, 2016

  Revenues

        Our total revenue increased from RMB54.9 million in 2016 to RMB568.7 million (US$90.7 million) in 2017. This increase was driven by the significant increases in both technical service fees and installment services fees, partially offset by a decrease in wealth management service fees.

        Technical service fees.    Technical service fees increased from RMB34.2 million in 2016 to RMB425.3 million (US$67.8 million) in 2017, primarily due to the significant increases in both online credit assessment services fees and monthly service fees. The increases in these fees are attributable to the growth in the total amount facilitated and the outstanding balances of loans, in particular personal installment loans, as a result of the significant growth in our businesses. The total amount of personal installment loans we facilitated increased from RMB1.4 billion in 2016 to RMB8.0 billion (US$1.2 billion) in 2017, while the outstanding balance of personal installment loans increased from RMB998 million as of December 31, 2016 to RMB4.1 billion (US$0.6 billion) as of December 31, 2017.

        Installment service fees.    Installment service fees increased from RMB16.4 million in 2016 to RMB139.9 million (US$22.3 million) in 2017, primarily due to the significant increase in outstanding balance of point-of-sale installment loans. In addition, as we acquired Minheng on June 30, 2016, only the revenue which Minheng generated in the second half of that year is included in our revenue for the year ended December 31, 2016.

        Wealth management service fees.    Wealth management service fees decreased by 17.7% from RMB4.3 million in 2016 to RMB3.5 million (US$0.6 million) in 2017, primarily due to a decrease in transaction service fees, partially offset by an increase in asset management fees. The decrease in transaction service fees is primarily attributable to a decrease in commission fees from private equity funds.

  Cost of revenues

        Cost of revenues increased significantly from RMB59.9 million in 2016 to RMB372.4 million (US$59.4 million) in 2017 with increases in all components of our cost of revenues.

        Funding cost.    Funding cost, consisting primarily of interest expenses, increased from RMB16.6 million in 2016 to RMB78.8 million (US$12.6 million) in 2017. This increase reflected the growth in the funding debts for on-balance sheet loans, as a result of the significant growth in our business.

        Provision for credit loss.    Provision for credit loss increased from RMB16.1 million in 2016 to RMB115.9 million (US$18.5 million) in 2017. The increase in provision for credit loss was primarily attributable to increase in outstanding balance of loans as our business grew, as well as the change in our loan portfolio as we started our cooperation with Ctrip and Bestpay. We generally make larger provision for credit losses for loans funded to users of new business partners as we assess their creditworthiness of and accumulate more loss experience to establish an appropriate risk profile.

        Origination and servicing cost.    Origination and servicing cost increased from RMB27.1 million in 2016 to RMB177.7 million (US$28.3 million) in 2017, primarily due to an increase of RMB110 million (US$16.9 million) in costs paid for data used in credit assessments, user acquisition costs relating to revenue from lending solutions and cost incurred to providing collection services. These increases were driven primarily by the growth of our business.

  Gross profit

        We had a gross loss of RMB5.0 million in 2016, compared with a gross profit of RMB196.3 million (US$31.3 million) in 2017. We had a negative gross margin of 9.1% in 2016 and our gross profit margin improved to 34.5% in 2017. The improvement in gross margin was related to two factors: (1) improvements in our products' economies of scale and a larger proportion of higher-margin personal and business installment loan solutions versus lower-margin point-of-sale installment loan solutions, contributing 27.2 percentage points to the increase in gross margin; and (2) more favorable terms with our business partners and end users including pricing strategy and cost conditions, such as higher fee rates, lower acquisition costs, and a lower proportion of interest-free transactions within overall point-of-sale installment loans, contributing 16.4 percentage points to the increase in gross margin.

  Total operating expenses

        Total operating expenses increased by 27.5% from RMB196.0 million in 2016 to RMB249.9 million (US$39.8 million) in 2017 due to increases in general and administrative expenses and research and development expenses.

        Sales and marketing expenses.    Sales and marketing expenses remained substantially unchanged from RMB72.0 million in 2016 to RMB72.1 million (US$11.5 million) in 2017. A decrease of RMB8.9 million (US$1.4 million) in promotion fees was offset by increases in most other categories of sales and marketing expense, including payroll expenses relating to sales and marketing, rental expenses, renovation expenses and traveling expenses, among others. Promotion fees decreased primarily because we cut back on our promotional activities in 2017 after concluding that these activities were not cost-effective, but otherwise our sales and marketing expenses generally grew as our business grew.

        General and administrative expenses.    General and administrative expenses increased by 44.4% from RMB72.8 million in 2016 to RMB106.3 million (US$17.0 million) in 2017, primarily due to an increase in bad debt expense of RMB15.7 million (RMB2.5 million), consistent with the increase in our technical service fees, an increase of RMB3.8 million (US$0.6 million) in professional service fees, and an increase of RMB7.1 million (US$1.1 million) in payroll expenses relating to general and administrative expenses as we increased our headcount.

        Research and development expenses.    Research and development expenses increased by 39.8% from RMB51.2 million in 2016 to RMB71.5 million (US$11.4 million) in 2017, primarily due to an increase of RMB17.8 million (US$2.8 million) in payroll expense relating to research and development. We have made significant investment in people and increased the headcount in our research and development team.

  Net loss

        Net loss decreased by 57.7% from RMB200.5 million in 2016 to RMB84.9 million (US$13.5 million) in 2017 as a result of the above.

Seasonality

        We experience a certain degree of seasonality in our business, reflecting seasonal fluctuations in internet usage and personal consumption patterns. For example, we generally experience higher transaction volume in our online travel agency point-of-sale installment loans during the various peak travel seasons throughout the year, including the Chinese New Year holiday, the Labor Day holiday in May, the summer holidays and the National Day holiday in October. At the same time, we generally experience somewhat lower transaction volume in personal installment loans during national holidays in

China, particularly around the Chinese New Year holiday. Our rapid growth and our efforts to diversify our business partners have somewhat masked this seasonality thus far and we may experience more pronounced seasonality in the future.

Selected Quarterly Results of Operations

        The following table sets forth our historical unaudited consolidated selected quarterly results of operations for the periods indicated. We have prepared this unaudited consolidated selected quarterly financial data on the same basis as we have prepared our audited consolidated financial statements.

	For The Three Months Ended
	Mar 31,	June 30,	Sep 30,	Dec 31,	Mar 31,	June 30,	Sept 30,	Dec 31,	Mar 31,
	2016				2017				2018
	(RMB in thousands)
Revenues:
Technical service fee	1,129	3,077	8,916	21,049	50,511	87,750	131,623	155,427	189,594
Installment service fees	—	—	6,904	9,490	12,242	22,122	39,447	66,051	88,118
Wealth management service fees	127	1,072	800	2,310	832	590	1,003	1,122	1,688
Total revenues	1,256	4,149	16,620	32,849	63,585	110,462	172,073	222,600	279,400

Cost of revenues:
Funding cost	—	—	(7,679)	(8,964)	(9,079)	(16,475)	(20,054)	(33,223)	(51,433)
Provision for credit losses	—	—	(7,923)	(8,201)	(7,011)	(19,059)	(41,719)	(48,131)	(37,119)
Origination and servicing cost	(2,972)	(3,157)	(10,610)	(10,348)	(26,905)	(37,444)	(53,326)	(59,987)	(82,223)
Cost of revenues	(2,972)	(3,157)	(26,212)	(27,513)	(42,995)	(72,978)	(115,099)	(141,341)	(170,775)

Gross profit	(1,716)	992	(9,592)	5,336	20,590	37,484	56,974	81,259	108,625

Operating expense:
Sales and marketing expenses	(11,743)	(12,793)	(19,392)	(28,082)	(14,463)	(16,114)	(19,375)	(22,124)	(22,042)
General and administrative expenses	(13,806)	(18,195)	(21,724)	(19,124)	(25,045)	(24,173)	(28,262)	(28,843)	(43,886)
Research and development expenses	(8,052)	(10,102)	(14,589)	(18,429)	(16,553)	(17,119)	(19,175)	(18,670)	(18,714)
Total operating expenses	(33,601)	(41,090)	(55,705)	(65,635)	(56,061)	(57,406)	(66,812)	(69,637)	(84,642)

Operating (loss)/profit	(35,317)	(40,098)	(65,297)	(60,299)	(35,471)	(19,922)	(9,838)	11,622	23,983

Change in fair value of convertible loans	—	—	—	—	—	—	—	(7,042)	(663)
Share of loss from equity method investments	—	—	—	—	—	—	—	(2,455)	(221)
Impairment from long-term investments	—	—	—	—	—	—	—	(2,000)	—
Other income/(loss), net	7	394	4	279	(63)	(1,009)	(379)	213	3,206
(Loss)/income before income tax expense	(35,310)	(39,704)	(65,293)	(60,020)	(35,534)	(20,931)	(10,217)	338	26,305

Income tax expense	—	—	—	(167)	—	(6)	(8,835)	(9,675)	(11,700)
Net (loss)/income	(35,310)	(39,704)	(65,293)	(60,187)	(35,534)	(20,937)	(19,052)	(9,337)	14,605

Other comprehensive income:
Foreign currency translation adjustments net of nil tax	—	—	—	—	—	27	84	730	4,475
Total other comprehensive income	—	—	—	—	—	27	84	730	4,475
Total comprehensive (loss)/income	(35,310)	(39,704)	(65,293)	(60,187)	(35,534)	(20,910)	(18,968)	(8,607)	19,080

Liquidity and Capital Resources

        The following table sets forth a summary of our cash flows for the period presented:

	For the Years Ended December 31,			For the Three Months Ended March 31,
	2016	2017		2017	2018
	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)
Summary Consolidated Cash Flows Data:
Net cash (used in)/provided by operating activities	(123,066)	197,438	31,476	30,590	(150,786)	(24,040)
Net cash (used in)/provided by investing activities	(108,178)	(1,444,773)	(230,332)	(247,492)	103,521	16,504
Net cash provided by/(used in) financing activities	256,700	1,595,968	254,436	265,127	(38,014)	(6,060)
Net increase/(decrease) in cash, cash equivalents and restricted time deposits	25,456	348,599	55,575	47,424	(89,946)	(14,340)
Cash, cash equivalents and restricted time deposits at beginning of the period	1,836	27,292	4,351	27,292	375,891	59,926
Including:
Cash and cash equivalents at beginning of the period	1,836	27,292	4,351	27,292	370,891	59,129
Restricted time deposits at beginning of the period	—	—	—	—	5,000	797

Cash, cash equivalents and restricted time deposits at end of the period	27,292	375,891	59,926	74,716	285,945	45,586
Including:
Cash and cash equivalents at end of the period	27,292	370,891	59,129	74,716	280,945	44,789
Restricted time deposits at end of the period	—	5,000	797	—	5,000	797

        As of March 31, 2018, all of our cash and cash equivalents were denominated in Renminbi and held at banks in China. We had RMB280.9 million (US$44.8 million) in cash and cash equivalents as of March 31, 2018, of which RMB185.9 million (US$29.6 million) was held by our VIEs. Our cash and cash equivalents consist of cash on hand, time deposits, and funds held in deposit accounts with banks that are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use.

        Historically, we have operated as a separate business within the Jimu Group, and our principal source of liquidity was capital contributions from Jimu Group. The Jimu Group has carried out three rounds of equity financing since its inception: a Series A round in March 2014 that raised US$5.0 million from 3 investors, a Series B round in August 2014 that raised US$37.2 million from 9 investors and a Series C round in March 2015 that raised US$84.0 million from 18 investors. We have since begun carrying out our own debt and equity financing. In November 2017, we began issuing convertible loans convertible into shares of our company, and in May 2018, all of the outstanding convertible loans, which had a principal amount of US$39.5 million, were converted into series A-1 preferred shares. In May 2018, we issued series A-2 preferred shares to a group of investors for an aggregate consideration of US$64.0 million. In addition, we entered into a loan agreement with

Ms. Xuan Zhang, an individual who is not affiliated with our company investing on behalf of her high net worth extended family, in January 2018, and a supplementary loan agreement in March 2018, pursuant to which we borrowed an unsecured general loan of RMB564 million (US$90.1 million) with an interest rate of approximately 10.3% and a term of one year. The loan is intended for repayment of loan payables to third party individual investors matched through Jimu Box. We repaid RMB40 million (US$6.4 million) of the loan in March 2018 and the remaining outstanding balance of RMB524 million (US$83.7 million) is recognized on our condensed consolidated balance sheet as of March 31, 2018. We plan to fully repay the loan from Ms. Zhang in July 2018 using cash on hand and the proceeds from loans from Delight Treasure Holdings Limited, which is one of our shareholders, and Xijin (Shanghai) Venture Capital Management Co., Ltd., which is the parent of another of our shareholders. See "Related Party Transactions—Shareholder Loans."

        Our goal is to act as a pure financial solutions provider and to minimize the credit risk we take on the loan products that we facilitate. However, the financing receivables that are recorded on our balance sheet in connection with most of our point-of-sale installment loans and some of our personal installment loans currently remain on our balance sheet until they are paid in full or written off. See "—Funding Sources and Credit Risk." Consequently, access to capital is a potential constraint on the growth of our business. See "Risk Factors—Risks Related to Our Business—We may not be able to obtain additional capital when desired, on favorable terms or at all." To the extent that we are unable to attain our goal of minimizing our own credit risk, we may require additional financing to continue to expand our operations.

        We believe the net proceeds we receive from this offering, together with our cash on hand, will be sufficient to meet our current and anticipated needs for general corporate purposes for at least the next 12 months. After this offering, we may decide to enhance our liquidity position or increase our cash reserve through additional capital and finance funding. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

        In utilizing the proceeds we expect to receive from this offering, we may make additional capital contributions to our PRC subsidiaries, establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, make loans to our PRC subsidiaries, or acquire offshore entities with business operations in China in offshore transactions. However, most of these uses are subject to PRC regulations and approvals. For example:

  •
  capital contributions to our PRC subsidiaries must be approved by the Ministry of Commerce or its local counterparts; and

  •
  loans by us to our PRC subsidiaries to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local branches.

        See "PRC Regulation—Regulations Related to Foreign Exchange."

        Substantially all of our future revenues are likely to be in Renminbi. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior SAFE approval as long as certain routine procedural requirements are fulfilled. Therefore, our PRC subsidiaries are allowed to pay dividends in foreign currencies to us without prior SAFE approval by following certain routine procedural requirements. However, approval from or registration with competent government authorities is required where the Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future.

  Operating Activities

        Net cash used by operating activities for the three months ended March 31, 2018 was RMB150.8 million (US$24.0 million), as compared to a net income of RMB14.6 million (US$2.3 million). The difference between our net income and our net cash provided by operating activities was primarily attributable to an increase of RMB177.9 million (US$28.4 million) in amounts due to related parties, an increase of RMB35.1 million (US$5.6 million) in accrued expenses and other liabilities, an increase of RMB24.6 million (US$3.9 million) in prepayments and other current assets and an increase in accounts receivable of RMB21.7 million (US$3.5 million), partially offset by an increase of RMB54.8 million (US$8.7 million) in provision for doubtful accounts and credit losses. Our amounts due to related parties mainly arose from allocation of expenses between us and Jimu Group. See "Related Party Transactions—Transactions and Agreements with Jimu Group." Our accrued expenses and other liabilities, prepayments and other current assets, and accounts receivable grew in line with the growth of our business.

        Net cash provided by operating activities for the year ended December 31, 2017 was RMB197.4 million (US$31.5 million), as compared to net loss of RMB84.9 million (US$13.5 million). The difference between our net loss and our net cash provided by operating activities was primarily attributable to an increase of RMB132.5 million (US$21.1 million) in provision for doubtful accounts and credit loss, an increase of RMB92.4 million (US$14.7 million) in amounts due to related parties, an increase of RMB96.2 million (US$15.3 million) in accrued expenses and other liabilities and an increase of RMB36.1 million (US$5.8 million) in accounts payable, partially offset by an increase of RMB46.0 million (US$7.3 million) in accounts receivable and an increase of RMB42.1 million (US$6.7 million) in amounts due from related parties. Our amounts due to related parties mainly arose from allocation of expenses between us and Jimu Group. See "Related Party Transactions—Transactions and Agreements with Jimu Group."

        Net cash used in operating activities for the year ended December 31, 2016 was RMB123.1 million (US$19.6 million), as compared to net loss of RMB200.5 million (US$32.0 million). We had an increase of RMB42.6 million (US$6.8 million) in amounts due to related parties, partially offset by an increase of RMB3.8 million (US$0.6 million) in amounts due from related parties. The difference between our net loss and our net cash used in operating activities was also partially attributable to RMB25.7 million (US$4.1 million) in share-based compensation expenses, RMB17.3 million (US$2.8 million) in provision for doubtful accounts and credit loss, and RMB11.3 million (US$1.8 million) in accrued expenses and other liabilities, partially offset by an increase of RMB11.8 million (US$1.9 million) in prepayments and other current assets.

  Investing Activities

        Net cash provided by investing activities for the three months ended March 31, 2018 was RMB103.5 million (US$16.5 million), consisting primarily of RMB1,275.5 million (US$203.3 million) in principal collection of financing receivables, partially offset by RMB1,171.4 million (US$186.7 million) of financing receivables originated. We record and collect significant volumes of financing receivables primarily in connection with the point-of-sale installment loans that we facilitate.

        Net cash used in investing activities for the year ended December 31, 2017 was RMB1,444.8 million (US$230.3 million), consisting primarily of RMB7,110.0 million (US$1,133.5 million) of financing receivables originated, partially offset by RMB5,671.4 million (US$904.2 million) in principal collection of financing receivables. We record and collect significant volumes of financing receivables primarily in connection with the point-of-sale installment loans that we facilitate.

        Net cash used in investing activities for the year ended December 31, 2016 was RMB108.2 million (US$17.2 million), consisting primarily of RMB1,919.0 million (US$305.9 million) of financing receivables facilitated, partially offset by RMB1,811.8 million (US$288.8 million) in principal collection of financing receivables. We record and collect significant volumes of financing receivables in connection with the point-of-sale installment loans that we facilitate.

  Financing Activities

        Net cash used in financing activities for the three months ended March 31, 2018 was RMB38.0 million (US$6.1 million), consisting primarily of principal payment on funding debts of RMB1,241.9 million (US$198.0 million), partially offset by proceeds from funding debts of RMB1,146.8 million (US$182.8 million). Funding debts primarily represent the proceeds from individual investors, the asset-backed securitized debts or the consolidated trusts that we use to fund our financing receivables.

        Net cash provided by financing activities for the year ended December 31, 2017 was RMB1,596.0 million (US$254.4 million), consisting primarily of proceeds from funding debts of RMB6,842.5 million (US$1,090.9 million), partially offset by principal payment on funding debts of RMB5,534.2 million (US$882.3 million). Funding debts primarily represent amounts received from individual investors on Jimu Box, which was our primary source of funding for point-of-sale installment loans during the year ended December 31, 2017.

        Net cash provided by financing activities for the year ended December 31, 2016 was RMB256.7 million (US$40.9 million), consisting primarily of proceeds from funding debts of RMB1,738.0 million (US$277.1 million), partially offset by principal payment on funding debts of RMB1,666.1 million (US$265.6 million). Funding debts represent amounts received from individual investors on Jimu Box, which was our sole source of funding for point-of-sale installment loans during the year ended December 31, 2016. We also received a cash contribution from Jimu Group of RMB155.1 million (US$24.7 million) in 2016.

  Capital Expenditures

        Our capital expenditures are primarily incurred for purchases of property, equipment and software. Historically, the amount of our capital expenditures has been small. Our capital expenditures were RMB1.3 million in 2016, RMB2.2 million (US$0.3 million) in 2017 and RMB0.6 million (US$0.1 million) in the three months ended 2018. We intend to fund our future capital expenditures with our existing cash balance and proceeds from this offering. We will continue to incur capital expenditures as needed to meet the expected growth of our business.

Contractual Obligations

        The following table sets forth our contractual obligations as of March 31, 2018:

	Total		Less than 1 year		1 - 2 years		2 - 3 years
	RMB	US$	RMB	US$	RMB	US$	RMB	US$
	(in thousands)
Office rental	21,665	3,454	12,457	1,986	9,208	1,468	—	—
Bandwidth leasing	186	30	186	30	—	—	—	—

Total	21,851	3,484	12,643	2,016	9,208	1,468	—	—

        Operating lease agreements represent non-cancellable operating leases for our office premises and the facilities that contain our system hardware and remote backup system.

        Other than as shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of March 31, 2018.

Off-Balance Sheet Commitments and Arrangements

        We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any unconsolidated third parties. In addition, we have not entered into any derivative contracts that are indexed to our shares and classified as shareholders' equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or product development services with us.

Holding Company Structure

        Pintec Technology Holdings Limited is a holding company with no material operations of its own. We conduct our operations primarily through our PRC subsidiaries, our variable interest entities and our variable interest entities' subsidiaries in China. As a result, Pintec Technology Holdings Limited's ability to pay dividends depends upon dividends paid by our PRC subsidiaries. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly foreign-owned subsidiaries in China are permitted to pay dividends to us only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our subsidiaries and variable interest entities in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of its registered capital. In addition, any of our wholly foreign-owned subsidiaries in China may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion, and our variable interest entities may allocate a portion of their after-tax profits based on PRC accounting standards to discretionary surplus funds at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

Inflation

        To date, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent change in the consumer price index was an increase of 1.9% for December 2016 and an increase of 1.8% for December 2017. Although we have not been materially affected by inflation in the past, we may be affected by higher rates of inflation in China in the future.

Quantitative and Qualitative Disclosures about Market Risk

  Foreign Exchange Risk

        Substantially all of our revenues and expenses are denominated in Renminbi. We do not believe that we currently have any significant direct foreign exchange risk and we have not used any derivative financial instruments to hedge exposure to such risk. Although our exposure to foreign exchange risks should be limited in general, the value of your investment in our ADSs will be affected by the exchange rate between the U.S. dollar and the Renminbi because the value of our business is effectively denominated in Renminbi, while our ADSs will be traded in U.S. dollars.

        The conversion of Renminbi into foreign currencies, including U.S. dollars, is based on rates set by the People's Bank of China. In July 2005, the PRC government changed its decades-old policy of pegging the value of the Renminbi to the U.S. dollar, and the Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the Renminbi and the U.S. dollar in the future.

        To the extent that we need to convert U.S. dollars into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or ADSs or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amounts available to us.

        We estimate that we will receive net proceeds of approximately US$             million from this offering if the underwriters do not exercise their option to purchase additional ADSs, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, based on the initial offering price of US$             per ADS, the midpoint of the estimated initial public offering price range shown on the cover page of this prospectus. Assuming that we convert the full amount of the net proceeds from this offering into Renminbi, a 10% appreciation of the U.S. dollar against the Renminbi, from the exchange rate of RMB6.2726 for US$1.00 as of March 30, 2018 to a rate of RMB6.8999 to US$1.00, would result in an increase of RMB             million in our net proceeds from this offering. Conversely, a 10% depreciation of the U.S. dollar against the Renminbi, from the exchange rate of RMB6.2726 for US$1.00 as of March 30, 2018 to a rate of RMB5.6453 to US$1.00, would result in a decrease of RMB             million in our net proceeds from this offering.

  Interest Rate Risk

        We have not been exposed to material risks due to changes in market interest rates, and we have not used any derivative financial instruments to manage our interest risk exposure.

        We do not expect rising or falling interest rates to have a material impact on our financial condition unless uncertainty about the direction and timing of interest rate changes materially affects the level of borrowing and lending activity in the economy. Our business is dependent upon the healthy functioning of the credit markets in China, and we cannot provide assurance that we will not be exposed to material risks in the event of a credit crisis or prolonged period of uncertainty in the credit markets. See "Risk Factors—Risks Related to Our Business—Our business may be affected by the condition of China's credit market and competitive landscape of industries in which we operate."

        After completion of this offering, we may invest the net proceeds we receive from the offering in interest-earning instruments. Investments in both fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall.

Recent Accounting Pronouncements

        A list of recent accounting pronouncements that are relevant to us is included in note 2(ab) to our consolidated financial statements included elsewhere in this prospectus.

INDUSTRY OVERVIEW

Technology Enablement for the Financial Service Industry

        Technology enablement is a new type of business model in the financial service industry that is different from mainstream financial services. Technology enablement platforms act as a link between business ecosystems and traditional financial institutions and deliver "technology as a service" to bring financial services to platforms that look to provide such services. The emergence of technology enablement platforms has empowered both business ecosystems and traditional financial institutions to reach the unserved or underserved market and engage users more effectively.

        The following factors are key for technology enablement to succeed in the financial service industry:

  •
  Comprehensive products and services that monetize cross-selling opportunities

  •
  Quantity, diversity and stickiness of business ecosystem partners and traditional financial institution partners

  •
  Open platform that generates network effects

  •
  Strong technology in risk management credit assessment and robo-advisory services

  •
  Efficient and professional operational capabilities

        The rapid development of both the consumer finance industry and the wealth management industry in China, and in particular the rise of online and mobile channels as means for customer engagement, has prompted the emergence of consumer finance and wealth management enablement platforms.

Consumer Finance Enablement Platforms in China

  Development of China's Consumer Finance Market

        China is transitioning to a new phase of economic development driven by strong domestic consumption growth rather than by investment growth. Consumption growth has been outpacing GDP growth since 2008, paving the way for the rapid development of the consumer finance market. According to Oliver Wyman, the outstanding balance of the consumer finance market in China has been growing rapidly at a compound annual growth rate, or CAGR, of 40.0% between 2015 and 2017, reaching RMB8.2 trillion (US$1.3 trillion) at the end of 2017, and is projected to further grow to RMB23.2 trillion (US$3.7 trillion) by the end of 2022, representing a CAGR of 23.2% between 2017 and 2022.

Outstanding Balance of China's Personal Consumer Finance Market by Channel

Source: Oliver Wyman

        Within China's consumer finance market, online consumer finance has become increasingly popular, fueled by fast growing smartphone and internet finance adoption in China. According to Oliver Wyman, the outstanding balance of online personal consumption loans is expected to grow at a CAGR of 26.8% from 2017 to 2022 to reach RMB3.5 trillion (US$0.6 trillion) by the end of 2022.

        The credit card market is the largest segment of the consumer finance market, with an outstanding balance of RMB5.6 trillion (US$0.9 trillion) at the end of 2017. The outstanding balance of the credit card market is expected to reach RMB16.7 trillion (US$2.7 trillion) by the end of 2022, according to Oliver Wyman, which is even larger than the forecast market size of the online consumer finance market. This represents a major opportunity for platforms that can leverage their virtual credit card solutions to satisfy a variety of credit needs traditionally associated with credit cards.

        Despite growing consumption levels, the consumer finance market in China is still highly underdeveloped and underpenetrated. According to Oliver Wyman, the outstanding balance of China's consumer finance represents only approximately 10% of GDP in 2017, compared to 18% in the United States and 51% in South Korea, while the per capita amount of outstanding consumer finance loans in China was US$869 in the same year, compared to US$10,790 in the United States and US$15,209 in South Korea.

  Development of China's Online Consumer Finance Market

        The online consumer finance market can be further segmented into point-of-sale credit and unsecured personal loans. Point-of-sale credit is extended to a customer to finance the purchase of a specific product or service, whereas personal unsecured loans are extended to a customer for general consumption purposes in the form of cash. According to Oliver Wyman, online point-of-sale credit is forecast to reach RMB1.3 trillion (US$0.2 trillion) by 2022, representing a CAGR of 37.3% from 2017 to 2022, and online unsecured personal loans will reach RMB2.2 trillion (US$0.3 trillion) by 2022, representing a CAGR of 22.3% for the same period.

Outstanding Balance of China's Online Consumer Finance Market by Product

Source: Oliver Wyman

        Key market players operating in the online consumer finance market include traditional financial institutions such as banks, licensed consumer finance companies and small loan companies, and internet players such as e-commerce driven installment platforms, independent consumer finance platforms and peer-to-peer lending platforms. Independent consumer finance platforms operate under a variety of business models that differ in terms of the loan size, customer creditworthiness, interest rate and duration of their loans.

  Development of Consumer Finance Enablement Platforms

        Within the online consumer finance market and among independent consumer finance platforms, certain platforms have emerged to provide enabling services to business ecosystems and traditional financial institutions. Increasing acceptance of online shopping and the open attitude to credit consumption makes point-of-sale loans an attractive option for many Chinese consumers, and business ecosystems are seizing the opportunity to expand sales and to better monetize their customer base while enhancing customer stickiness within their ecosystem. Retail assets, as compared to corporate assets, provide better risk-adjusted returns in a sustained low interest rate environment for financial institutions, and the development of financial technologies and online channels also offer a means to reduce transaction and asset servicing costs, making retail assets an attractive value proposition.

        However, both business ecosystems and traditional financial institutions have encountered significant headwinds when developing their independent technologies and services. Some of the traditional financial institutions are not agile enough to quickly develop core technological capabilities and expertise, especially in the areas of risk management and credit assessment. They also lag behind in accessing and accumulating relevant data and customer information, the key to developing risk-based pricing and offering diverse and individualized financial services. In addition, as two separate industries with different networks, business ecosystems and traditional financial institutions lack connections, creating a mismatch of assets and funding.

        Technology enablement platforms resolve those dilemmas by providing strong technical capabilities, full-facilitation white label solutions, user funnel and third-party distribution channels.

        As a result, it is expected that the growth in the outstanding balance of loans facilitated through online consumer finance enablement platforms in China will be significant, reaching RMB723.2 billion (US$115.3 billion) in 2022, representing a CAGR of 35.3% between 2017 and 2022, according to Oliver Wyman.

Outstanding Balance of China's Online Consumer Finance Enablement Market

Source: Oliver Wyman

        In addition to growing with the online consumer finance market, enablement platforms that offer value-added services such as virtual credit card functions at the point of sale are well-positioned to tap into the vast traditional credit card market as China is leapfrogging the physical credit card stage.

        While there are a variety of online consumer platforms for financial products, the development of enablement platforms that provide integrated solutions to business ecosystems and financial institutions is still at a nascent stage. According to Oliver Wyman, we are one of only four major consumer finance enablement platforms which have diversified partnership and tailored offerings ranging from standalone to end-to-end integrated solutions. There are also smaller consumer finance enablement platforms that only specialize in certain vertical segments, such as travel, education, beauty or rentals.

        The risk management capabilities developed for online point-of-sale credit and personal unsecured loan can also be adapted and applied to online small-and-medium sized enterprises, or SMEs, especially for those SMEs whose activities can be traced online through transactional, operational, tax and procurement data. Technology enablement platforms can integrate their credit assessment engines with e-commerce platforms or partner with apps to obtain those data, generate credit scores and enable credit decisions in a fast manner. According to Oliver Wyman, non-bank SME lending will see significant growth in the future, with its market size expected to grow at a CAGR of 12.9% between 2017 and 2022.

Wealth Management Enablement Platforms in China

  Development of China's Wealth Management Market

        Historically, personal assets in China have been largely managed individually. However, both traditional financial institutions, including banks, securities and fund management firms, and insurance companies, and non-traditional financial institutions are increasingly serving the wealth management needs of an emerging middle class which enjoys increasing disposable income, investible assets and wealth. According to Oliver Wyman, the assets under management of the wealth management market is expected to grow from RMB44.4 trillion (US$7.1 trillion) at the end of 2017 to RMB98.0 trillion (US$15.6 trillion) by the end of 2022, representing a CAGR of 17.2%.

AUM of China's Wealth Management Market by Distribution Channel

Source: Oliver Wyman

        While traditional financial institutions will likely continue to be the dominant distribution channel for wealth management products, non-traditional financial institution wealth management is expected to be the fastest growing segment, according to Oliver Wyman, with assets under management growing from RMB5.7 trillion (US$0.9 trillion) at the end of 2017 to RMB19.6 trillion (US$3.1 trillion) by the end of 2022, representing a CAGR of 27.9%.

        Success in the wealth management market generally requires the ability to acquire investors through multiple channels, to supply investors with high quality assets with attractive investment returns, to cross-sell products that meet the increasingly sophisticated needs of the users, and to effectively manage investment risks.

  Development of China's Online Non-traditional Financial Institution Wealth Management Market

        Compared to traditional financial institutions, online non-traditional financial institution wealth management players enjoy big data leveraged through advanced technology, efficient processing time and low distribution costs. Lower transaction costs provide an important competitive advantage to online non-traditional financial institution wealth management players that is expected to boost their growth. According to Oliver Wyman, the online non-traditional financial institution wealth management market had AUM of RMB3.4 trillion (US$0.5 trillion) at the end of 2017, which is expected to grow at a CAGR of 30.1% to reach RMB12.5 trillion (US$2.0 trillion) by the end of 2022.

        In recent years, "robo-advisory" services, the use of automation and digital techniques to build and manage portfolios of assets and to provide investment advice, have gain significant traction within the wealth management industry. China's robo-advisory wealth management market is still at a nascent stage. However, AUM of this market is expected to grow from RMB10.0 billion (US$1.6 billion) at the end of 2017 to RMB3.4 trillion (US$0.5 trillion) by the end of 2022, representing a CAGR of 220%. Market players that have pioneered this new market include fintech players, internet ecosystem players and traditional financial institutions.

  Development of B2B Wealth Management Enablement Platforms

        Some financial institutions lack the resources and focus to develop and adopt innovative financial technologies for wealth management, which causes them to lag behind in providing fast and convenient online or mobile solutions and attractive personalized products to mass customers. This allows an industry for business-to-business (B2B) wealth management enablement platforms to develop, in which players, such as Pintec, Ping An One Connect and Yingmi, can provide technological solutions to these financial institutions, which in turn enables them to serve the wealth management needs of their own customers. Wealth management enablement platforms bridge the technological gap by offering technological solutions to these financial institutions. These enablement platforms are able to leverage their strengths in technological know-how, investor understanding and relevant licensing to help these financial institutions, enabling them to capture market demand and add core capabilities to engage customers. The segment is still in a nascent stage and currently, only a limited number of market players have developed strong capabilities as technology enablement platforms in the wealth management sector.

        Robo-advisory, as a form of wealth management enablement, is becoming a key technology and service that allows financial institutions to provide customized and affordable service on a large scale to customers. The market potential for robo-advisory services through enablement platforms in China is significant. Assets under management are expected to grow from RMB0.8 billion (US$0.1 billion) at the end of 2017 to RMB739.2 billion (US$117.8 billion) by the end of 2022, according to Oliver Wyman, representing a CAGR of 292%.

BUSINESS

Overview

        We operate a leading independent technology platform enabling financial services in China in terms of loan volume facilitated, according to Oliver Wyman. We connect business partners and financial partners on our open platform and enable them to provide financial services to end users efficiently and effectively. We empower our business partners by providing them with the capability to add a financing option to their product offerings. We help our financial partners adapt to the new digital economy by enabling them to access the online population that they could not otherwise reach efficiently or effectively.

        Our independent platform enables us to meet the wide range of needs of our partners and their customers. We offer point-of-sale financing solutions, personal installment loan solutions, business installment loan solutions, wealth management solutions and insurance solutions that are tailored to the needs of our business and financial partners. We also provide them with other tools that supplement those solutions. Our partners can adopt our solutions to provide financial services as a white label solution, through co-branding or under our own brand, allowing them to leverage our expertise while focusing on their own core businesses. As we continue to grow rapidly, serve more partners and end users and accumulate more data, our platform also generates strong network effects for everyone involved.

  •
  Business partners.  Our business partners include both online and offline businesses and both consumer-facing and business-facing ones, and they cover a wide range of industry verticals including online travel, e-commerce, telecommunications, online education, SaaS platform, financial technology, internet search, and online classifieds and listings. We enable our business partners to fulfill the financial needs of their customers with point-of-sale financing, personal and business installment loans, wealth management products and insurance products. Our solutions and tools help our business partners generate additional incremental sales of their own products, increase customer satisfaction and better monetize their customer base. We have 179 business partners as of March 31, 2018.

  •
  Financial partners.  Our financial partners include banks, brokers, insurance companies, investment funds and trusts, consumer finance companies, peer-to-peer platforms and other similar institutions. We enable our financial partners to efficiently expand the scope of their products and services to new areas such as internet point-of-sale installment loans and online wealth management products and extend their reach to a much wider customer base. Our solutions and tools provide our financial partners both data and the means to process, analyze, and use the data to access and serve their customers on a large scale in a cost-efficient manner. We have 81 financial partners as of March 31, 2018.

  •
  End users.  Most end users are the customers of our business partners who have borrowed loans, invested in wealth management products or purchased insurance products through one of the solutions that we provide to our business partners. Our solutions provide end users with more accessible and affordable credit and tailored wealth management and insurance products. We have approximately 21.0 million registered users for our point-of-sale financing and our personal and business installment loan solutions as of March 31, 2018. Since our inception, we have facilitated loans by our financial partners for over 3.8 million cumulative unique borrowers with an aggregate of RMB23.9 billion (US$3.8 billion) in loans as of March 31, 2018, and have facilitated transactions for over 168,000 cumulative unique investors through our wealth management solutions with a cumulative transaction amount of RMB3.7 billion (US$590 million). Unique investors and unique borrowers are identified by their government-issued identification numbers, which they are required to provide when registering on our platform, borrowing loans and making investments.

        Our massive big data storage, which we call Data Lake, and our highly scalable external data querying and computation system, which we call Data Service Bus, drive our advanced risk assessment and our credit assessment engine. Data Lake is a dynamic data pool that is constantly evolving with increasing credit bureau data, transactional data, behavioral data, social data and demographic data accumulated on our platform and additional data accessed from third parties. With the support of strong underlying infrastructure such as Data Lake and Data Service Bus, we designed and patented our industry leading risk assessment and credit assessment engine which evaluates both fraud and credit risks on the basis of over 10,000 data points and a series of different credit models utilizing machine learning technologies to automatically provide personalized, accurate and instant credit decisions with risk-based pricing. The combination of our advanced risk assessment and credit assessment engine, Data Lake and Data Service Bus enables us to make pricing decisions in most cases within seconds with no manual intervention. We apply big data analytics and machine learning technologies to the entire value chain of our lending solutions, from user acquisition to credit assessment, user valuations, customer management and collection services. As an independent platform, we do not rely only on proprietary data from a single ecosystem and thus can aggregate data from a variety of sources and serve the many different needs of our partners and end users. We also partner with a few independent third parties with unique in-house data to customize a set of data features specifically catered for our lending and wealth management solutions.

        Our scalable and reliable technology infrastructure enables a very high degree of automation and exceptional connectivity and stability for partners to integrate our solutions, which enable us to improve our operating efficiency and to rapidly scale our network of partners. We have a number of lending, wealth management and insurance solution modules which can be customized in different configurations to produce standalone or end-to-end financial solutions across the value chain, as needed. Some modules can also be set up and prepared within our partners' systems. Seamless integration with our partners' systems enables us to better serve their needs and maintain long-term relationships with them. Our technology infrastructure is continually being developed and extended by our experienced team of 199 technology employees, representing 47% of our total employees, as of March 31, 2018.

        We have experienced significant growth since we launched our first product in June 2015. In 2016 and 2017, our solutions facilitated over 8.5 million and 21.3 million loan applications, respectively, and a total of RMB4.8 billion and RMB15.2 billion(US$2.4 billion) in loans, respectively. In the first quarter of 2017 and 2018, we facilitated over 4.4 million and 4.8 million loan applications, respectively, and a total of RMB2.3 billion and RMB3.8 billion (US$0.6 billion) in loans, respectively. Our total revenues grew from RMB54.9 million in 2016 to RMB568.7 million (US$90.7 million) in 2017, and increased from RMB63.6 million in the first quarter of 2017 to RMB279.4 million (US$44.5 million) in the first quarter of 2018. Our net loss decreased significantly by 57.7% from RMB200.5 million in 2016 to RMB84.9 million (US$13.5 million) in 2017, and changed from a net loss of RMB35.5 million in the first quarter of 2017 to a net income of RMB14.6 million (US$2.3 million) in the first quarter of 2018. Our adjusted net loss, which is a non-GAAP measure, decreased significantly from RMB174.8 million in 2016 to RMB53.8 million (US$8.6 million) in 2017, and changed from an adjusted net loss of RMB27.8 million in the first quarter of 2017 to an adjusted net income of RMB23.5 million (US$3.8 million) in the first quarter of 2018. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measure."

Our Value Propositions

Value to Business Partners

  •
  New services.  Enable our business partners to offer their users financial products, which increase user engagement, expand sales and create new monetization opportunities.

  •
  Higher spending volume.  Point-of-sale products with approval times of under 10 seconds help facilitate transactions and eliminate abandoned check-out baskets.

  •
  Easy implementation.   Comprehensive modules and scalable technology infrastructure provide our business partners with easily tailored solutions and seamless integration.

Value to Financial Partners

  •
  New Products.   Technology-enabled financial products and solutions that traditional financial services companies typically do not offer.

  •
  New Customers.  Allow our financial partners to originate products and provide services to a customer base they did not address previously.

  •
  Lower Acquisition Cost.  Significantly lower customer acquisition cost through our distribution channels as compared to traditional channels. Expand geographically without needing to open new physical facilities.

  •
  Lower Operational Cost.  Our solutions automate application, funding and repayment in 99% of our loans, significantly reducing underwriting and operating cost for our partners.

Value to End Users

  •
  Convenience.  Instant access to financial services within apps they are already using, with access to financing directly at the point of sale.

  •
  Speed.  Personalized approvals and pricing within 10 seconds for a majority of our loan applications.

  •
  Relevant products.  Enable end users to access traditional financial products scaled at the appropriate size and with appropriate structure.

  •
  Inclusiveness.  End users underserved by traditional financial institutions for geographic or cost reasons can now conveniently enjoy financial products and services at affordable prices.

Our Strengths

        We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

Leading Independent Financial Technology Platform Enabling Financial Services in China

        We are a leading independent technology platform enabling financial services in China in terms of loan volume facilitated, according to Oliver Wyman. We have positioned ourselves to both enable and benefit from the growth of China's online businesses and the financial institutions that want to serve their customers to the fullest extent possible. The consumer finance market has been chronically underserved by China's traditional financial institutions, and many Chinese consumers have limited access to credit relative to their income and wealth. Businesses need to reach out beyond the existing pool of online consumers to fuel their growth, and they are increasingly open to new solutions to ensure that their target customers have access to credit to make purchases from them online. The widespread adoption and intensive use of the internet in China mean that there is more data on the behavior and preferences of consumers and borrowers than ever before. However, some businesses lack the financial expertise, and traditional financial institutions lack the internet expertise, to use this data to make credit decisions. That is where we come in. Our goal is to become an essential partner to both businesses and financial institutions in the online consumer finance market in China, a market which is expected to grow from RMB1.1 trillion (US$0.2 trillion) in 2017 to RMB3.5 trillion (US$0.6 trillion) in 2022, representing a CAGR of 26.8%, according to Oliver Wyman. By positioning ourselves as an independent platform that meets the needs of both sides, namely, the businesses whose customers need credit and the financial institutions that have the means to extend them credit but are unable to connect with them. We believe that we can both enable and benefit from this massive growth potential, and our leading position in this space gives us a significant competitive advantage in achieving our goals.

Diverse and Broad Network of Partners with Powerful Network Effects

        We are rapidly expanding the scale of our open platform and building a valuable, diverse and broad network of both business and financial partners. We have built up a powerful network of 179 business partners as of March 31, 2018 across a wide range of verticals including online travel, e-commerce, telecommunications, online education, SaaS platform, financial technology, internet search, and online classifieds and listings. We also have 81 financial partners as of March 31, 2018, including an online consumer finance platform, banks, consumer finance companies, private equity firms, trust companies and asset managers. Due to its scale and diversity, our platform generates and accumulates a large amount of data from various sources which we process and analyze in order to improve the effectiveness of our models and enhance the performance of our solutions. Furthermore, the economies of scale that we are able to achieve allow us to offer our solutions in a cost-effective manner. The network effects resulting from the growth in scale and diversity of our platform enable us to offer better financial solutions to our partners and produce a better user experience for end users.

Comprehensive and Integrated Financial Solutions

        We offer lending, wealth management and insurance solutions that are tailored to the needs of our business and financial partners. We implement these solutions through a comprehensive set of modules and tools supported by our robust proprietary technology and dedicated technology team. These modules can be customized in different configurations to produce standalone or end-to-end financial solutions across the value chain, as needed. Our point-of-sale installment, personal installment and business installment lending solutions start with traffic router, data aggregation, risk management and modeling, credit pricing and credit strategy, funding router and independent credit assessment, and they extend to the post-loan period to include customer service, funding management, repayment management and loan servicing modules. Our wealth management solutions include fund aggregation and trade clearing, user assessment and modeling, portfolio construction and transaction optimization. These financial solutions can be seamlessly integrated with the operations and systems of our business partners and financial partners through application programming interfaces, or APIs, and software development kits, or SDKs. Our insurance solution enables our partners to offer and distribute insurance products either under our Myfin brand or as a white label solution. Our partners can adopt our solutions to provide financial services either as a white-label solution co-branding or under our own brand, allowing them to leverage our expertise while focusing on their own core business. We focus on these two principles of customization and integration to build a loyal partner base.

Scalable and Robust Technology Infrastructure and Strong Technology Team

        Our scalable and reliable technology infrastructure incorporates cloud computing, big data analytics and artificial intelligence, all of which are central to every aspect of our operations and solutions. The proprietary credit assessment engine we built consists of Data Lake (data warehouse), Data Service Bus (highly scalable external data querying and feature engineering system), and our advanced risk assessment and credit assessment engine, which is an advanced credit scoring and risk policy engine based on machine learning and artificial intelligence. Our advanced technology infrastructure also offers exceptional connectivity and adaptability via APIs and SDKs for our partners to integrate our solutions with their own systems, which in turn enables us to improve our operating efficiency and rapidly scale our network of partners. With our strong and growing team of 199 technology employees as of March 31, 2018, accounting for 47% of our total employees as of that date, we can adapt our flexible and open technology infrastructure through our various technology modules to meet the different needs and specific requirements of our business and financial partners at low incremental cost.

Advanced and Dynamic Risk Assessment Capability with Proven Performance

        Our holistic credit assessment engine evaluates both fraud and credit risks to automatically provide personalized, accurate and instant credit decisions and risk-based pricing. Our credit assessment engine utilizes over 10,000 data points and a series of different machine learning models to evaluate a single loan application, and we apply a rigorous test-and-learn pricing framework to produce risk-based pricing decisions to maximize value generation. In 2017, we processed over 21.3 million loan applications and facilitated a total of RMB15.2 billion (US$2.4 billion) in loans. The combination of our advanced credit assessment engine and Data Lake enables us to yield decision and pricing in most cases within seconds with no manual intervention. Data Lake is a dynamic data pool that is constantly evolving with increasing credit bureau data, transactional, behavioral and demographic data accumulated on our platform and additional data accessed from the platforms of third parties. It is able to source, aggregate, process and analyze voluminous structured and unstructured data from over 50 internal and external data sources in multiple formats. We apply big data analytics and machine learning technologies to the entire value chain of consumer finance, from the credit decision to the payment channel to collection services. We believe that our dynamic risk assessment is very effective, as evidenced by the performance of the loans we have facilitated, using 90-day delinquency rates. In addition, our credit assessment engine can also be installed in our financial partners' systems to support them in making their own final credit decisions.

Entrepreneurial Management Team with Exceptional Breadth of Experience

        Our management team has held various senior positions with both traditional financial institutions and large internet corporations. Mr. Wei Wei, who is our chief executive officer and director, has over 15 years of experience in the information technology industry. Prior to founding our predecessor, Mr. Wei founded Innovation Technology Corp., a telecommunications service provider. Ms. Jing Zhou, the president and a director of our company, has over 16 years of retail banking experience, including more than 8 years' experience with credit products at Standard Chartered Bank and more than 7 years' marketing, product and credit analysis experiences at Capital One. Our chief financial officer Mr. Steven Yuan Ning Sim was the vice president of finance at Sohu.com Inc. prior to joining us, and he has over 15 years of audit and financial management experience. Our management team's experience and vision have been highly instrumental in driving the ongoing growth and success of our business.

Our Strategies

        We intend to achieve our goals by pursuing the following strategies:

Further Grow Our Network of Business Partners

        We will seek to continue expanding into new industry verticals and increasing penetration in existing industry verticals to increase the number of our business partners. We plan to target new verticals in which potential business partners have large user bases. In existing verticals, we plan to further penetrate to those companies which we currently do not cover by leveraging our success in creating value for the industry leaders in those verticals.

Expand Our Network of Financial Partners

        We plan to further expand our network of financial partners in order to add reliable and scalable funding sources and additional sources of revenues in new product and service areas. In particular, we will continue to diversify our network in terms of financial partners with different funding schemes. Our goal is to act as a pure financial solutions provider and minimize the credit risk we take on the loan products that we facilitate. We will also enhance our risk assessment and fund routing capabilities to provide optimal risk-adjusted pricing to Dumiao partners. In addition, we also plan to increase the number and diversity of wealth management and insurance financial partners in our network so as to increase the selection of financial products and services available through our wealth management solutions.

Deepen Relationships with Partners with Our Comprehensive Financial Solutions

        We will continue to work closely with our business and financial partners to identify and explore additional value opportunities within their underlying user bases and help them better cater to the credit and investment needs of their users. In particular, we plan to further increase our penetration of the user bases of our business partners by offering more financial products and solutions, more value added services and better optimized terms. For example, we seek to provide personal installment loan solutions to business partners that currently utilize our point-of-sale solutions. In this way, we believe we can further capture and extend the lifetime value of the underlying end users for both ourselves and our partners.

Continue to Invest in Technology Infrastructure

        We will continue to invest in technology, including artificial intelligence, cloud computing and big data technology. We plan to develop more advanced technologies that offer customized solutions to our business and financial partners in areas such as targeted user acquisition, user-friendly identity authentication, more dynamic pricing systems, fraud detection that evolves automatically over time and a more advanced credit scoring engine. We are developing more tools to supplement our solutions and attract and retain business and financial partners. We also intend to focus on improving our technology framework to be more efficient and scalable to prepare us for future business growth.

Continue to Develop and Provide More Innovative Solutions

        We plan to continue to develop and provide more innovative solutions through our Pintec R&D Lab. We have teams within the R&D Lab working on artificial intelligence, data source assessments and other projects of possible application to our business. In particular, we plan to develop more end-to-end wealth management and insurance solutions with enhanced capabilities in asset sourcing, product distribution and robo-advisory functions.

Expand into New Regions through Partnerships with Local Partners

        We are looking into opportunities to expand our platform into regions outside of China where we can identify local partners to cooperate with us in adapting our business model to the local regulatory and business environment. We believe that our technology and capabilities are applicable outside the China market and that opportunities similar to those that have fueled our growth in China also exist in other parts of the world. We believe that our experience and track record in China will allow us to grow successfully overseas. We have already launched two such ventures. See "—International Expansion."

Our Network of Partners

        We refer to those partners who provide access to end users as our business partners, and those partners who provide financial products as our financial partners. Partners that are financial partners in one context may be business partners in another. For example, a financial service provider that provides loans to consumers through our platform is a financial partner in that role, but the same financial service provider would also be a business partner if its customers registered on Hongdian to purchase wealth management products.

        We are rapidly expanding the scale of our open platform and are building a valuable, diverse and broad network of both business and financial partners. Our platform combines diversity on both sides, enabling us to meet a wide range of needs and creating a strong network effect for our business and financial partners as well as for their users.

  Our Business Partners

        We have 179 business partners as of March 31, 2018, including both online and offline businesses and both consumer-facing and business-facing ones. We cover a wide range of industry verticals including online travel, e-commerce, telecommunications, online education, SaaS platform, financial technology, internet search, and online classifieds and listings. We provide point-of-sale lending solutions to 11 business partners, including Qunar, Ctrip, BestPay and Vip.com. In addition, we provide personal installment lending solutions to 140 business partners, including Qunar and 360 Finance, and SME lending solutions to 26 business partners. Since we launched our wealth management solutions in September 2015, we have provided wealth management solutions to 8 business partners, including Xiaomi, Anbang Finance and Minsheng Securities. Several of our partners have adopted multiple types of solutions, and as we deepen our relationships with our partners, we expect more of them to do so. The extent of our cooperation ranges from channel partnership and user acquisition to end-to-end full-service solutions. Because our business partners' end users constitute the pool of potential borrowers for the loans that we facilitate, we are selective in our choice of business partners in order to maintain quality and manage risk.

  Our Financial Partners

        We have 81 financial partners as of March 31, 2018. These include 7 point-of-sale solutions partners, 8 personal installment loan solutions partners, 1 business installment loan solutions partner and 67 wealth management partners.

        Lending solutions partners.    Jimu Box provided substantially all of the financing for the personal and business installment loans and point-of-sale installment loans facilitated by our solutions in 2016 and a large majority of the funding in 2017. A second member of the Jimu Group, Jimu Micro Finance, also provides a small amount of financing for personal installment loans. Jimu Box is a peer-to-peer lending platform and Jimu Micro Finance is a licensed micro finance company. For our relationship with Jimu Box and the Jimu Group in general, see "Corporate History and Structure—Our Relationship with Jimu Group." We used a variety of means such as public asset-backed securities, trusts and other structured finance and direct lending to diversify our funding sources in 2017, and we intend to further diversify our funding sources by attracting more financial partners. CITIC Securities works with us on the issuance of public asset-backed securities for which the underlying assets are the receivables from point-of-sale installment loans. In June 2017, we successfully issued Dumiao-Qunar consumer finance asset-backed securities through the Shanghai Stock Exchange, which was one of the first public asset-backed securities issued by a technology service provider in the online consumer finance industry in China. We also work with financial partners such as Yunnan Trust and Orient Securities on trusts and other structured finance. Industrial Consumer Finance provides direct funding to borrowers for some of the loans that we facilitate.

        We plan to continue to reduce our dependence on Jimu Group as a funding source by expanding our network of lending solutions partners, both in terms of number and type of entities.

        The table below sets forth the funding from different types of financial partners for our lending solutions in terms of outstanding loans as at December 31, 2016 and 2017 and March 31, 2018:

	As at December 31,			As at March 31,
	2016	2017		2018
	RMB	RMB	US$	RMB	US$
	(in thousands)
Online consumer finance platform	1,453,432	4,742,261	756,029	4,336,675	691,368
Public asset-backed securities	—	256,643	40,915	263,394	41,991
Trusts and other structured finance	—	531,842	84,788	809,234	129,011
Non-structured direct funding	—	228,683	36,457	152,770	24,355
Unsecured general loan and others(1)	8,961	18,110	2,887	495,455	78,987

Total	1,462,393	5,777,539	921,076	6,057,528	965,712

(1)
Others includes receivables held by Minheng before those receivables are funded by our financial partners and those receivables that have been delinquent within 90 days and repurchased by us but not yet written off.

        Wealth management solutions partners.    Our wealth management financial partners provide various mutual fund products and asset management products, accessible from our and our business partners' platforms. We enable our wealth management financial partners to distribute those products to the user bases of our business partners. Our 67 wealth management financial partners include such well-known names in China as Guangfa Asset Management, Guotai Asset Management and Penghua Fund Management. We distributed RMB447 million, RMB2,081 million (US$332 million), RMB406 million and RMB1,188 million (US$189 million) of wealth management products as measured by total value in 2016 and 2017 and in the first quarter of 2017 and 2018, respectively, by means of our wealth management solutions. We provide financial solutions that enable our financial partners to efficiently expand the scope of their products and services and extend them to a wider user base.

End Users

        Most end users are the customers of our business partners who have borrowed loans, invested in wealth management products or purchased insurance products from our partners through one of the solutions that we provide to our partners. We also have a small number of end users who have come to us through word of mouth and access loans from our lending solutions partners through our own traffic entry points. We refer to those end users who borrow loans from our lending solutions partners utilizing one of our lending solutions as borrowers, and those end users who invest in financial products offered by our wealth management solutions partners utilizing our wealth management solutions as investors.

  Borrowers

        We facilitate loans by our lending solutions partners primarily to individuals. We apply advanced credit assessment models to profile loan applicants and allocate the approved cases to our lending solutions partners according to their risk appetite. Our lending solutions partners typically focus on serving the population segment with credit cards or eligible for credit cards since they have established credit records and good credit profiles. As of December 31, 2017, approximately 96.7% of the borrowers of personal installment loans who accessed our services through our own traffic entry points had credit cards. We are also expanding our lending solutions to help our lending solutions partners target SMEs and their owners. From our inception through March 31, 2018, we have facilitated a cumulative total of RMB23.9 billion (US$3.8 billion) in loans by our lending solutions partners. The cumulative number of borrowers who have utilized the solutions we provide to our lending solutions partners has grown to more than 3.8 million as of March 31, 2018.

        A geographically diverse set of borrowers stretching across over 400 cities and counties in China has borrowed loans from our lending solutions partners using our solutions. The top three cities in terms of borrowers accounted for only approximately 5% of all such borrowers as of March 31, 2018. Approximately 21.0 million individuals have registered on our platform with their name, government-issued identification number and mobile phone number. According to the information provided to us by these individuals, approximately 48% are between the ages of 22 and 30 and another 26% are between the ages of 30 and 35.

  Investors

        We have experienced initial success in terms of both the number of investors and the investment amount per investor since we launched Hongdian and Polaris. As of March 31, 2018, over 168,000 cumulative retail investors on Hongdian and Polaris have made transactions on our platform, with an average amount under management of over RMB10,900 (US$1,738) per user.

Our Financial Solutions

        We offer five types of solutions that are tailored to the needs of our business and financial partners: point-of-sale installment loan, personal installment loan, business installment loan, wealth management and insurance. These solutions and services in turn serve the credit needs and investment demands of our partners' users. We implement these solutions through a comprehensive set of modules that can be seamlessly integrated with the operations and systems of our business partners and financial partners through application programming interfaces, or APIs, and software development kits, or SDKs. Our partners can adopt our solutions to provide financial services as a white label solution, through co-branding or under our own brand, allowing them to leverage our expertise while focusing on their own core businesses.

  Point-of-sale Financing Solutions

        We offer point-of-sale financing solutions to our business partners on their platforms or on our own platform under the "Dumiao" brand.

        Our point-of-sale financing solutions enable our business partners to make installment purchase loans available to their customers. Our point-of-sale lending solutions facilitate the purchase of online travel products and services such as air tickets and hotel room reservations on travel sites such as Qunar and Ctrip, consumer products on e-commerce websites such as Vip.com and Shefenqi, and mobile devices and services such as Bestpay provided to China Telecom's customers. Our business partners typically integrate our lending solutions in the payment stage of a transaction, offering end users installment payment options when they satisfy our pre-screening procedures and certain criteria stipulated by our business partners. An end user who selects the installment payment option is guided through the application process and can use the approved credit line to finance his purchase from our business partner. End users have the option to choose different combinations of terms which are agreed with our business partners, and our system will automatically calculate monthly payments and service fees. In 2016, 2017 and the first quarter of 2017 and 2018, the total volume of point-of-sale installment loans we facilitated was approximately RMB3.3 billion, RMB6.6 billion (US$1.1 billion), RMB1.2 billion and RMB1.1 billion (US$0.2 billion), respectively. Our point-of-sale lending solutions function as a virtual credit card featuring a one-month interest free period and flexible installment terms. We believe such features are attractive to end users and enhance user experience. The weighted average APR for point-of-sale installment loans outstanding more than a month was 11.9% of the principal amount in the first quarter of 2018. The application process of point-of-sale installment loan products are easy and simple, supported by intuitive user interface. The following are screenshots of the application process for Qunar point-of-sale installment loans:

        Case study: Bestpay is a payment platform fully owned by China Telecom. China Telecom provides telecommunication services to approximately 265 million mobile subscribers in China as of March 31, 2018. We provide Bestpay with real-time automated point-of-sale installment loan solutions. Our cooperation with Bestpay starts offline at China Telecom's large network of sales outlets, where sales staff introduce our point-of-sale installment loan solutions to customers who purchase mobile phone handsets and subscribe to China Telecom mobile services. Customers then use the Bestpay mobile app to apply for point-of-sale installment loans online while at the sales outlets. Although Bestpay became our partner only relatively recently, we have experienced strong growth in loan facilitated for Bestpay customers. The first loan was drawn down by a Bestpay customer in February 2017, and by March 31, 2018, total cumulative borrowers was over 689,000 and cumulative loans facilitated had reached RMB643 million (US$103 million).

  Personal Installment Loan Solutions

        We offer personal installment loan solutions to our financial and business partners on our business partners' platforms or through our own traffic entry points. Our personal installment loan solutions enable our business partners to make unsecured personal credit available to their customers. All loans are funded by our lending solutions partners but end users access the loans through the mobile apps, websites or offline branches of our business partners or our own traffic entry points. We help our lending solutions partners determine the amount of the credit line for each customer based on the result of our credit assessment. The initial credit line is typically between RMB500 (US$80) and RMB50,000 (US$7,971) for loans that are approved online, but offline loans with initial credit lines as high as RMB200,000 (US$31,885) may be provided to some end users. As end users start building their credit history with us, they will gradually get access to higher credit lines and more favorable credit terms. Normally, each drawdown on the credit line must be individually approved, but we can provide solutions to our lending solutions partners that permit end users to draw down multiple loans without additional approval as long as the aggregate outstanding balance of the loans does not exceed the approved credit limit. The money is transferred to the user's bank account when the loan is drawn down. We charge our financial partners technical service fees. In 2016, approximately 575,000 customers were approved for personal installment loan credit lines with an average credit limit of approximately RMB6,800 (US$1,084) through solutions that we provided to lending solutions partners. The aggregate amount of credit lines approved was RMB4.1 billion and RMB25.8 billion (US$4.1 billion), and the amount outstanding was RMB998 million and RMB4.1 billion (US$654 million) as of December 31, 2016 and 2017, respectively. As of March 31, 2018, the aggregate amount of credit lines approved was RMB45.4 billion (US$7.2 billion), and the amount outstanding was RMB2.4 billion (US$0.4 billion).

        Case Study: Qunar is a large mobile and online travel platform in China. Qunar has been our business partner for more than two years and is our largest business partner in terms of net revenue contribution. We began providing point-of-sale lending solutions to Qunar in September 2015. As our cooperation with Qunar deepened, we helped Qunar launch a personal installment loan product in October 2016 which is cross-sold to Qunar's point-of-sale installment loan customers. We share part of the technical service fee with Qunar. Loan volume facilitated has steadily increased since the launch of this product, both from previous borrowers of point-of-sale installment loans on Qunar's platform and from new borrowers. By March 31, 2018, our total cumulative end users for personal installment loans on Qunar's platform with approved credit lines had exceeded 2.2 million and our cumulative personal installment loans facilitated exceeded RMB4.4 billion (US$701 million).

  Business Installment Loan Solutions

        We offer business installment loan solutions to our business partners on their platforms or on our own platform under the "Dumiao" brand. Our business installment loan solutions enable our business partners to arrange financing for their customers. These business partners are typically online platforms that provide goods and services to sole proprietors and to small and medium enterprises (SMEs) and possess significant data about their customers which can inform credit assessment. These borrowers include both online merchants and owners of traditional enterprises in various industries such as manufacture, retail and wholesale, dining, transportation and other service industries. Such businesses usually have annual sales turnover up to RMB70 million (US$11 million). The loans are intended to be used for business purposes such as to expand operations, purchase inventory or meet day-to-day operational cash flow needs. The business installment loan products are unsecured and repayable in installments ranging from three months to twenty-four months, with loan size ranging from RMB1,000 (US$159) to RMB600,000 (US$95,654). Because we build our end-to-end solution and credit assessment system for business installment loans specifically to evaluate SME creditworthiness on the basis of Data Lake, an application is typically approved within 15 minutes, as compared to a few days or weeks by traditional financial institutions. The total volume of business installment loans we facilitated was approximately RMB117 million in 2016, RMB570 million (US$91 million) in 2017, and RMB271 million (US$43.2 million) in the first quarter of 2018.

        Case study: Shouqianba is one of the largest mobile payment service provides to China SME clients. Shouqianba provides mobile payment tools that aggregate QR codes for payment collection for Alipay, Tenpay, Unionpay and other wallets to approximately six hundred thousand SMEs in China as of March 31, 2018. The majority of their clients are small business owners in retail businesses such as restaurants, convenience stores, hair salons and pet shops, located across the country in various smaller cities in China. We provide Shouqianba with real-time business installment loan solutions, usually within 15 minutes. Shouqianba's users can apply for small business loans online through the Shouqianba mobile app. We pre-screen the users using a credit decision model that we built using a combination of business operating information from Shouqianba's platform and third party data that we acquired ourselves. We pay a service fee to Shouqianba. We started the cooperation with Shouqianba in September 2016 and have experienced strong growth in loans facilitated for Shouqianba clients since the second quarter of 2017. By March 31, 2018, we had achieved over 28,000 cumulative borrowers and cumulative loans facilitated over RMB556 million (US$89 million).

        The table below sets forth certain information about the loans we have facilitated in 2017.

	Point-of-sale Installment Loans	Personal Installment Loans	Business Installment Loans
Loans facilitated	RMB6,574 million (US$1,048 million)	RMB8,040 million (US$1,282 million)	RMB570 million (US$91 million)
Outstanding loans as of December 31, 2017	RMB1,304 million (US$208 million)	RMB4,144 million (US$661 million)	RMB329 million (US$52 million)
Loan size	RMB500 to RMB30,000 (US$80 to US$4,783)	RMB500 to RMB200,000(1) (US$80 to US$31,885)	RMB1,000 to RMB600,000 (US$159 to US$95,654)
Average loan size(2)	RMB561 (US$89)	RMB4,253 (US$678)	RMB28,551 (US$4,552)
Loan term	1 to 24 months	1 to 36 months(3)	3 to 24 months
Average loan term(4)	3.9 months	12.1 months	10.6 months
Weighted average APR(5)	10.5%	24.6%	16.0%

(1)
The loan size of personal installment loans originated online and offline is RMB500 (US$80) to RMB50,000 (US$7,971) and RMB20,000 (US$3,188) to RMB200,000 (US$31,885), respectively.

(2)
Average loan size is calculated as the total amount of loans facilitated in the period divided by the total number of loans facilitated in the period.

(3)
The loan term of personal installment loans originated online and offline is 1 to 24 months and 6 to 36 months, respectively.

(4)
Average loan term is weighted by loan origination amount for each loan originated in the period.

(5)
APR is the annualized percentage rate of all-in interest costs and fees to the borrower over the net proceeds received by the borrower. Weighted average APR is weighted by loan origination amount for each loan originated in the period. We do not charge any interest fees to customers who select a one-month loan term for our point-of-sale installment loans and these loans are excluded from the calculation of weighted average APR for point-of-sale installment loans.

        The table below sets forth certain information about the loans we have facilitated in the first quarter of 2018.

	Point-of-sale Installment Loans	Personal Installment Loans	Business Installment Loans
Loans facilitated	RMB1,126 million (US$180 million)	RMB2,366 million (US$377 million)	RMB271 million (US$43 million)
Outstanding loans as of March 31, 2018	RMB1,084 million (US$173 million)	RMB4,564 million (US$728 million)	RMB409 million (US$65 million)
Loan size	RMB500 to RMB30,000	RMB1,000 to RMB200,000(1)	RMB1,000 to RMB600,000
	(US$80 to US$4,783)	(US$159 to US$31,885)	(US$159 to US$95,654)
Average loan size(2)	RMB603	RMB8,052	RMB23,500
	(US$96)	(US$1,284)	(US$3,746)
Loan term	1 to 24 months	1 to 36 months(3)	3 to 24 months
Average loan term(4)	6.8 months	14.0 months	10.0 months
Weighted average APR(5)	11.9%	27.1%	16.7%

(1)
The loan size of personal installment loans originated online and offline is RMB1,000 (US$159) to RMB50,000 (US$7,971) and RMB20,000 (US$3,188) to RMB200,000 (US$31,885), respectively.

(2)
Average loan size is calculated as the total amount of loans facilitated in the period divided by the total number of loans facilitated in the period.

(3)
The loan term of personal installment loans originated online and offline is 1 to 24 months and 6 to 36 months, respectively.

(4)
Average loan term is weighted by loan origination amount for each loan originated in the period.

(5)
APR is the annualized percentage rate of all-in interest costs and fees to the borrower over the net proceeds received by the borrower. Weighted average APR is weighted by loan origination amount for each loan originated in the period. We do not charge any interest fees to customers who select a one-month loan term for our point-of-sale installment loans and these loans are excluded from the calculation of weighted average APR for point-of-sale installment loans.

  Wealth Management Solutions

        Our wealth management solutions include asset sourcing, product distribution and robo-advisory modules.

        Hongdian fund distribution solution.    Our Hongdian solution enables our partners to offer and distribute mutual fund products to their customers, either under our Hongdian brand or as a white label solution. Registered end users can select a variety of mutual fund products through our platform's website and mobile applications or our partners' platforms, which are sourced from our financial partners. All of the mutual fund products that are available to retail investors on Hongdian are publicly listed for trading in China and are regulated by the CSRC. As of March 31, 2018, we have partnered with 67 fund management companies and listed over 2,600 different mutual fund products on Hongdian. We directly charge end users subscription fees, and share a certain percentage of the subscription fees, redemption fees, conversion fees, sales service fees and customer maintenance fees charged to end users by our financial partners. We operate Hongdian through Beijing Hongdian Fund Distributor Co., Ltd., our variable interest entity, which possesses a brokerage license to conduct an investment fund sales business. See "Regulations—Regulations Relating to Fund Sales Business."

        Polaris robo-advisory solution.    We offer robo-advisory solutions under our Polaris brand to both financial partners and business partners, which they leverage to offer robo-advisory services to their customers. These solutions utilize assets both from Hongdian and from our partners.

        We customize our robo-advisory services to the specific requirements of our business partners, such as risk-return parameters, asset allocation strategies, product offering mix, and target customer base and related specifics. These requirements are factored into the product and service designs and a customized wealth management solution for a particular business partner is designed and implemented. The assets are provided by the financial partners. Wealth management services are personalized for each retail investor through a similar process. By implementing wealth management solutions for a variety of different types of business partners, we can effectively leverage our business partners' presence in different business segments to enable our financial partners to connect to users that they would otherwise be unable to reach effectively. See "—Our Modules and Transaction Process—Wealth Management Solution Modules" for descriptions of user assessment and portfolio construction approach.

        Case study: Minsheng Securities is a comprehensive securities company in China. In recent years, Minsheng Securities has increased its investment in financial technology and actively deployed a wealth management business. In order to meet the growing demand for global asset allocation in China, we have partnered with Minsheng Securities to develop a pilot cooperation model that is tailored for the securities industry. We have provided technical and support services for this project, which enables institutions to meet regulatory compliance requirements through technical services. We provide Minsheng Securities with robo-advisory solutions through Polaris that fit into the gap in their current product offerings. We charge a service fee for the technology services provided during the cooperative period. Both parties share the same target of serving more end users, both in terms of business volume for Minsheng Securities and in terms of the scale of technology services that we provide. Minsheng's robo-advisor service was officially launched in September, 2017. By March 31, 2018, the cooperation had 4,725 end users, with 1,886 who already invested, and a total subscription volume of over RMB79.4 million (US$12.7 million).

        Leveraging big data analytics and machine learning capabilities, we continually refine our algorithms to evaluate the performance of the underlying financial assets in light of the applicable investment goals. Therefore, we are able to respond to changes in the market and adjust investment portfolios through target portfolio construction and advanced risk management techniques for end users either directly or through our business partners.

        We charge investment management fees and portfolio rebalancing fees to users. We have facilitated transactions for over 168,000 cumulative unique investors through our wealth management solutions with a cumulative transaction amount of RMB3.7 billion (US$590 million).

  Insurance Solutions

        Myfin insurance solution.    Our Myfin solution enables our partners to offer and distribute insurance products to users of our Dumiao App either under our Myfin brand or as a white label solution. We are still in the early stages of developing this business. We operate Myfin through our variable interest entity Myfin Insurance Broker Co., Ltd., a subsidiary of which possesses an insurance brokerage license. See "Regulations—Regulations Relating to Insurance Brokerages."

  Value Added Tools

        We provide value added tools to our business partners and financial partners to enable them to quickly deploy our solutions, monitor and evaluate performance and scale their business. We have pre-designed and ready-to-use mobile product templates that could be seamlessly integrated their existing ecosystem and product features. They can also be customized to account for a variety of factors, such as consumption scenarios and target customers, to ensure a smooth application process and superior user experience for the users. In 2017, we launched our online traffic management tools, or "rockets", to crowdsource and feed user traffic into our lending and wealth management solutions through social network promotions by our "rocket stars," agents incentivized to refer prospective applicants to our platform. It has since become an important tool to reach potential end users. With our big data analytics capabilities, we offer digital marketing tools to our business and financial partners to precisely target users, implement intelligent digital marketing activities and increase marketing efficiencies and effectiveness. Our real time monitoring tools provide comprehensive yet highly visualized performance monitoring interface. We track liquidity and risk performance of loan applications and loan portfolio, as well as general business operation data, and present the information in a simple and transparent way to our partners.

Our Modules and Transaction Process

  Modules for POS Installment Loan, Personal Installment Loan and Business Installment Loan Solutions

        Our modules cover every step of the loan transaction process, providing seamless integrated solutions to our business partners and a superior experience to end users. We are able to provide customized combinations and configurations of these modules to cater to the specific needs of different business and financial partners.

        Our proprietary credit assessment system backed by our continually growing credit database. Data Lake, and our sophisticated algorithms can quickly provide end users with a credit decision. We match borrowing requests with our financial partners in a smooth and efficient fashion, though our financial partners have the final decision as to whether they will approve the loan applications. Our service is provided in a seamless fashion to credit applicants and make it possible for customers who are approved for our credit lines to receive funds within 10 seconds following their applications, in the case of point-of-sale and personal installment loans, and 15 minutes, in the case of business installment loans. We believe these features are essential to meeting borrowers' financing needs.

  •
  Module 1: traffic router

        We have a variety of access points to our services, including directly on our business and partners' platforms and through our Dumiao App and mobile website. Some of our business partners only have limited acquisition channels with high acquisition costs and are unable to accurately locate potential end users for point-of-sale installment loan services. Through our end user acquisition module, we analyze a variety of data and predicatively push service options to potential end users. Our customized interface and access point functionalities improve the user acquisition process by accurately identifying potential end users, increasing the conversion rate and lowering acquisition costs for our business partners.

  •
  Module 2: data aggregation and processing

        Our partners often lack a comprehensive set of relevant data from reliable data sources for them to utilize in providing financial services and developing effective risk management. Through our proprietary Data Lake, we access and aggregate a wide variety of data from more than 50 data sources, including both traditional and non-traditional sources and types of data. We restructure and reorganize these data into our various data models for further processing, and they can be independently updated to support fast model iteration for our credit assessment system. We maintain multiple data sources to increase our data aggregation efficiency and lower data collection and sourcing cost. These data models could also be separately provided to our partners depending on their specific needs. We collect the following information for our credit assessment system:

  •
  basic personal background and demographic information, including name, ID, mobile number, bank card number, address, age, educational background, occupation and employment history;

  •
  third-party bureau data including credit history, application, overdue payments and blacklist information;

  •
  credit card and bankcard transactional information, including spending power and behavioral patterns;

  •
  transactional information from e-commerce websites and other data provided by our business partners, including spending power, transaction history and high-risk transactions;

  •
  other information on an end user's online behavior;

  •
  mobile device and carrier information and mobile data; and

  •
  for repeat end users, historical loan performance accumulated on our platform.

  •
  Module 3: risk management modeling

        Our risk management modeling module adopts a vigorous process of customer identification and anti-fraud detection, in which we match the application with data from both internal and external sources. Our sources of data on users include third-party credit ratings, blacklists, information on the user's patterns of communication, consumption, bank card usage and e-commerce purchases, information from the user's GPS and mobile devices, and the user's historical borrowing history and other information, all collected and aggregated through our data integration and aggregation module. We cross check the data through identification numbers, device IP addresses, application frequency and timing of application and compile a blacklist based on our assessment and public information. We customize our risk management measures to flexibly adapt to the needs of our partners, based on their business targets and product positioning.

  •
  Module 4: credit pricing and credit strategy

        We utilize a rigorous pricing framework to produce risk-based pricing decisions while taking into account price sensitivity to maximize value generation. Our credit assessment system groups users on the basis of identification, education background, location, bankcard spending pattern, mobile information and other available information as well as our insights of similarly situated customers. On this basis, a credit line is assigned that could be drawn down by each end user approved by our credit assessment system, subject to the independent credit assessment process described below. More than 99% of all loan applications are handled and approved automatically.

  •
  Module 5: funding router

        We connect to our financial partners' systems in real time. We analyze the various aspects of a loan request and the characteristics of the borrower, and allocate the funding needs to the most suitable funding source based on the risk-and-return parameters specified by our financial partners and other asset preferences.

  •
  Module 6: independent credit assessment

        Our financial partners retain their independent credit assessment functions and screen the borrowers we refer to them through a final approval process. Borrowers not approved will be referred back to our platform and we aim to match these borrowers with other financial partners who have suitable risk appetite. Module 4 and module 6 constitute an integrated two-step credit assessment process that is fully compliant with the relevant regulatory requirements.

  •
  Module 7: customer service and maintenance

        Our customer service operation efficiently handles questions from end users as well as from business partners about our financial solutions and modules. Our online customer service bots handle more than 70% of customer requests automatically. Our intelligent customer maintenance program predicts potential loss of a customer and automatically alerts our customer service team to engage in customer maintenance efforts. Our business partners can rely on us to provide high-quality customer service throughout the transaction process.

  •
  Module 8: repayment management

        We cooperate with over a dozen payment service providers to provide efficient and stable payment services that cover all of the major Chinese banks. End users are able to select from multiple repayment options including autopay. Payments are automatically directed to the optimal payment route maintained by a particular payment service provider for a given payment option based on cost and stability.

  •
  Module 9: loan servicing

        We provide a comprehensive set of post-origination loan servicing solutions to our business partners, including loan collection. We have established a scoring model to determine the priorities of our collection efforts and collection process based on the level of delinquency, which dictates the level of collection steps taken. Our collection activities are highly automated, are accomplished through digital means such as payment reminder notifications in our app, reminder text messages, voice messages and e-mails and are supplemented by direct phone calls. To better focus on developing collection strategy and management and optimizing operational efficiency, we contract with third-party collection service providers which provide collection personnel to conduct all collection activities. However, they are under our close supervision and management and are equipped with the collection system and scoring model we develop. We carefully select these third-party contractors, establish guidelines and limitations on their collection actions, and take measures to enforce those guidelines and limitations.

  Wealth Management Solution Modules

        Our wealth management solutions include fund aggregation and trade clearing, end user assessment and modeling, portfolio construction, and transaction optimization modules.

  •
  Module 1: fund aggregation and trade clearing

        We aggregate over 2,600 public mutual fund products from over 60 mutual fund asset management companies in our Hongdian trade clearing system that provide the users of our financial partners with a comprehensive selection of underlying assets. We are fully compliant with laws and regulations for trade clearing. In order to control risk of cash flow, cash is deposited in and monitored by China Minsheng Bank, and our trading system is provided by Shenzhen Jinzheng, a large financial IT system provider in China, to ensure professional and accurate transaction execution.

  •
  Module 2: user assessment and modeling

        For individual investors using our Polaris platform or financial partners that use our proprietary robo-advisory services, we offer tailored portfolio recommendations through a customized investment decisioning process enabled through our user assessment and modeling module. We evaluate end users' risk tolerance on the basis of an investor questionnaire that they complete upon registration and update periodically over time.

  •
  Module 3: portfolio construction

        Accurate and customized user assessment serves as the basis for individualized portfolio constructions. Depending on the user's risk tolerance, we offer and recommend one of five primary investment strategies ranging from very conservative to very aggressive and construct an investment portfolio for a particular user to achieve target risk-adjusted returns within the specified risk parameters. Using our Polaris algorithm, we select the products offered by our financial partners through our different business partners and construct them into globally diversified portfolios tailored to each user's needs. Utilizing our sophisticated proprietary algorithms in both investment strategy and transaction optimization, our robo-advisory technology not only provides an automated recommendation for the initial asset allocation to the user based on an assessment of the individual's risk appetite but also recommends rebalancing of investment portfolios to end users and will execute rebalancing if the user specifically approves the rebalancing or does not reject it within a certain period of time.

        In addition, by configuring and customizing our robo-advisory technological capabilities, we are able to provide our robo-advisory services as a comprehensive end-to-end solution engine to our financial partners. In this respect, we cater to the specific needs of our financial partners, taking into account their overall business strategy and target customer segments. Financial partners have their own investment model to make independent decisions after we provide investment recommendations. With the depth of the customer data that we have accumulated directly from our financial partners and our ability to use big data technologies to gain insights into that data, our algorithms create personalized asset allocations within the risk and return parameters specified by our financial partners, and significantly streamlined their internal decisioning process.

  •
  Module 4: transaction optimization

        Our Hongdian platform comprises a significant portion of all the available mutual funds in the domestic market in China and provides a one-stop shopping portal for mutual fund products. It streamlines the transaction process and lowers transaction costs for both investors and our financial partners. Polaris, on the other hand, structures and packages different underlying investment assets and achieves diversification for investors at a lower cost than traditional wealth managers. Leveraging our sourcing capabilities and our distribution channels, we establish connections between our financial partners and investors to facilitate a more efficient transaction process.

  Insurance Solution Modules

        Our insurance solution modules include a smart product recommendation module that offers comprehensive product recommendations to clients of insurance partners with low cost, scalable operation, and easy access, and a customization and innovation module that helps business partners bring customized and innovative insurance solutions to market.

Risk Management

        We have an advanced and customized risk management capability driven by our proprietary credit approval engine and strong risk management expertise. We believe that our strength in risk management is one of the key competitive advantages that enable us to prevent fraud and provide effective and efficient credit assessment service to our business partners as well as their target customer cohort. This approach provides for extremely high levels of automation in the underwriting process and has a proven track record of stable credit performance. Our risk grading, risk-based pricing and credit limit strategies improve our business and financial performance by controlling overall risk in line with financial partner's risk appetite.

        We provide end-to-end risk management solutions for the entire lending process from fraud detection and credit assessment through account management and collection services. Pre-loan risk management is based on an automated fraud detection and credit risk assessment process that utilizes multiple sources of data and modular modeling techniques, with real-time collection, cleaning and arrangement of data, to carry out a modeling assessment and produce a credit decision. During and after the term of the loan, our quantitative modeling tools raise the efficiency of our account management and collection based on our rating of the user's activity. Real-time risk modeling and control and rapid refresh capability help ensure that we are able to quickly react and adjust to changes in risk.

  Our Fraud Detection and Prevention Mechanism

        We are well equipped to detect sophisticated fraudulent activities. We maintain a fraud-related database within Data Lake consisting of data sourced internally and from our partners, including a comprehensive blacklist based on our own assessment and publicly available information. During the initial application process and throughout the transaction life-cycle, we cross-check data such as individual identification numbers, device IP addresses, application frequency and timing of applications. We also utilize social network analysis to uncover potential fraud schemes. We consistently fine tune our anti-fraud rules and blacklist rules by leveraging our sophisticated big data analytics and by analyzing fraud cases and the massive amount of data we have accumulated. We have not experienced any significant third party fraudulent losses from our platforms as of the date of this prospectus.

  Our Proprietary Credit Assessment Process

        Our credit assessment process utilizes sophisticated algorithms and credit assessment models. Our credit assessment engine utilizes over 10,000 data points and a series of different machine learning models to evaluate a single loan application, and we apply a rigorous test-and-learn pricing framework to produce risk-based pricing decisions to maximize value generation. Our credit assessment groups end users on the basis of identification, education background, location, bankcard spending pattern, mobile information and other available information as well as our insights of similarly situated customers. Our newly acquired end users share similar risk profiles and certain key group or risk characters which we believe adequately account for a majority of their credit risks. We analyze end users' credit history with us and with financial institutions, their employment and income information, and other data we have accumulated. We also continue to track the performance of repayment of the loan for future reference. Based on the assessment results, our credit assessment engine assigns a credit risk level from 1 to 5 to each prospective customer. We are in the process of increasing the credit lines that may be available to our customers and may have additional levels with higher credit lines for prospective customers. We cooperate with third parties such as data providers in the credit assessment process.

  Credit Performance

        Our risk management approach has proven to be highly effective, as evidenced by the performance of various loan vintages originated through our platform over time.

        We define delinquency rate as outstanding principal balance of loans that were from 16 to 30 calendar days, from 31 to 60 calendar days and from 61 to 90 calendar days past due as a percentage of the total outstanding principal balance of the loans as of a specific date. Loans that are delinquent for more than 90 days are charged off. The following table provides our delinquency rates for all loans we facilitated as of December 31, 2016 and 2017 and as of March 31, 2018, including both on-balance sheet loans and off-balance sheet loans:

	Delinquent for
	16 - 30 days	31 - 60 days	61 - 90 days
December 31, 2016	0.47%	0.76%	0.63%
December 31, 2017	1.11%	1.02%	0.74%
March 31, 2018	0.97%	1.95%	1.81%

        We experienced an increase in delinquency rates at the 31 to 60 day and 61 to 90 day levels in the first quarter of 2018 due primarily to an industry-wide increase in default rates that also affected our company. Recent government initiatives such as Circular 141 and Circular 57, both of which were released in December 2017, fostered negative publicity about the industry that contributed to higher delinquency rates. In line with industry practice, we exercise greater restraint in collection efforts around the Chinese New Year holidays, which also contributes to higher delinquency rates during the first quarter of the year.

        The M3+ delinquency rate by vintage with respect to loans facilitated during a specified time period, which we refer to as a vintage, is defined as the difference between (i) the total balance of outstanding principal of loans that become over three months delinquent during a specified period, and (ii) the total amount of recovered past due payments of principal in the same period with respect to all loans in the same vintage that have ever become over three months delinquent, divided by (iii) the total initial principal of the loans facilitated in such vintage.

        The following charts show the M3+ delinquency rates by vintage for point-of-sale and personal installment loans that we have facilitated, including both on-balance sheet and off-balance sheet loans. Our point-of-sale installment loans consistently had M3+ delinquency rates by vintage below 1.5%.

M3+ delinquency rate by vintage for point-of-sale installment loans

M3+ delinquency rate by vintage for personal installment loans
  Risk Management Team

        We have established strong risk management expertise with nine independent risk management functions spanning functions such as audit, regulatory compliance and risk management research and development. Our management team has significant experience in the credit industry with expertise in risk management, fraud detection and prevention, and data analytics. We have also built risk management-related performance metrics into our business unit and employee review procedures.

Technology

        The success of our business depends on our strong technological capabilities that support us in delivering innovative and effective financial solutions to our partners, providing a seamless user experience, making accurate credit assessments, protecting information and increasing our operational efficiency. Diversified data collection and aggregation and robust credit assessment through advanced technologies have strengthened our risk management capability, creating value for our business and financial partners.

        The entire loan underwriting procedure, including application, verification, authorization, granting credit, signing an agreement, releasing the funds and collecting repayment, can be completed automatically without human intervention for a substantial majority of our loan applications. Our user-friendly interactive interface ensures that the user can complete the entire loan application and loan repayment process by himself. Highly optimized stream computing methods for data reporting, retrieval and indexing allow the entire loan application and credit approval procedure to be completed within 10 seconds for a majority of our loan applications. Our management system provides completely automatic control and routing of application volume, data reporting and retrieval volume, indexing distribution, approval amount, credit grade distribution, loan disbursement amounts and loan repayment amounts and ensures the healthy and stable operation of the system.

  R&D Lab

        Our R&D lab is the source of our continued innovations. It not only supports our existing business and enhances our product and service offerings, but also incubates new technological and business initiatives that allow us to continue to evolve and stay ahead of the competition. We have teams within the R&D Lab working on artificial intelligence, data source assessments and other projects of possible application to our business.

        Our R&D lab is empowered by a team of experienced engineers dedicated to research and development. As of March 31, 2018, we have 199 technology employees, representing 47% of our total employees. Our engineers are based in our headquarters in Beijing. We recruit most of our engineers from prestigious universities and hire experienced laterals from well-established internet and software companies. We compete aggressively for engineering talent to help us address challenges and maintain our technology advantages over our competitors. We invest significantly in research and development. In 2017, we incurred RMB71.5 million (US$11.0 million) in research and development expenses, primarily of salaries and benefits (including share-based compensation) for our research and development team.

  Big Data Analytics

        We have developed a proprietary big data database, which we call Data Lake, which drives our advanced risk assessment and our credit assessment engine. Data Lake is a dynamic data pool that is constantly evolving with increasing credit bureau data, transactional data, behavioral data, social data and demographic data accumulated on our platform and additional data accessed from third parties. Our extensive database has over 10,000 variables for users, covering a wide range of information pertinent to a user's creditworthiness. By tapping into the ecosystems of our partners, we have accumulated a large amount of data that has been authorized and released by users. We also source, aggregate, process and analyze voluminous structured and unstructured data from over 50 internal and external data sources in multiple formats, including credit assessment agencies, payment companies, e-commerce platforms and mobile carriers.

        Our strong data-mining capabilities, which we believe differentiate us from many other players in the online consumer finance platform market, also enable us to collect a large amount of data concerning prospective customers. We apply big data analytics and machine learning to the entire value chain of consumer finance, from credit decision to payment channel to collection services. Leveraging our research and development team, we have developed a number of proprietary automated programs that are capable of searching, aggregating and processing massive amounts of data from the internet in a short period of time. New analytical methods allow us to process these large amounts of untapped data, for example through statistical modelling of past behaviors and patterns.

        We value data privacy of users and have stringent data protection and retention policies. We do not share end users' data with third parties without end users' prior consent.

  Artificial Intelligence and Machine Learning

        Technology has revolutionized the way that financial services are provided, particularly through the application of advanced artificial intelligence. We apply our artificial intelligence technology in multiple areas, such as fraud detection, credit risk pricing and asset allocation, which leads to improved operational efficiencies and enables us to provide significant value to our partners.

        Most significantly, we have integrated a variety of advanced analytical and modelling techniques into our risk management and credit assessment systems by applying artificial intelligence, including machine learning. For example, we make use of social network analysis techniques to discover connections between loan applicants and known or suspected fraud rings and leverage the special characteristics of social networks in our anti-fraud and risk management models to reduce the rate of fraud. We have constructed a real-time online dynamic risk modelling system which, compared to the traditional credit score card technology, is able to implement continual updates to our automated models based on the newest risk metrics, and at the same time implement mechanical learning algorithms online, and based on the real-time results of the model, automatically distribute application volume and ensure the stability and highly efficient operation of the model, and timely and reliably control risk. Building on our modelling technology, we carry out automatic clustering based on differences in the user's personal characteristics, and we use different collections of characteristics between clusters to construct mechanical learning models to determine user risk and greatly raise the predictive power of the risk management model.

        The robo-advisory services for our wealth management solutions are also based on machine learning technologies. We adopt modern portfolio theory as the main allocation methodology and use a supervised learning method to estimate market return. Machine learning regression algorithms are used to forecast future prices and therefore market return within a defined time period, while market condition classification algorithms classify the market along a spectrum of bullishness and bearishness. Market risk is measured by an estimated covariance matrix. Our algorithms link investor characteristics including risk preference, life cycle stage, and source of income to investment constraints for true personalization. Rebalancing decisions are made dynamically as inputs change.

  Our Cloud-based Infrastructure

        We depend on cloud-based services for computing power for our customer-facing systems and services. Cloud-based technology allows us to process large amounts of complicated data in-house, which significantly reduces cost and improves operational efficiency. Our business is growing at a tremendous pace and we need to scale up services to fit our needs and customize the applications that we use. Our cloud-based services allow us to maintain flexibility in managing our IT resources with improved manageability and less maintenance, so that we can more rapidly adjust resources to meet any fluctuating or unpredictable business demand.

        Our system is highly secure. Our systems infrastructure is hosted in data centers located in different locations in China. We maintain redundancy through a real-time multi-layer data backup system to ensure the reliability of our network. Our in-house developed security system analyzes and predicts malicious attacks. The response time of our cloud system has been shortened to within one second, resulting in enhanced responsiveness to any challenges or attacks. Our platform adopts modular architecture that consists of multiple connected components, each of which can be separately upgraded and replaced without compromising the functioning of other components. This makes our platform both highly reliable and scalable. We have developed a business continuity plan and have implemented a disaster recovery program, which enables us to move operations to a back-up data center in the event of a catastrophe.

        We are capable of completing reconciliation on a daily basis on our cloud-based platform and we have never experienced data loss as of the date of this prospectus.

Business Development

        Our "Dumiao" brand is widely recognized by major potential business and financial partners for financial solutions in consumer lending in China, and our "Polaris" brand similarly for wealth management solutions. Our partners can adopt our solutions to provide financial services to their users, allowing them to leverage our expertise while focusing on their own core businesses. We believe that our strong brand recognition and proven track record will enable us to build a large and loyal partner base with a high retention rate. We employ a variety of marketing methods to promote our image as a reliable independent open platform.

        We have built a sales and marketing team with extensive experience in both the financial service and internet industries. This team is dedicated to establishing long-term relationships with our business and financial partners. We work closely with our business and financial partners to gain insights into the competitive dynamics of the industry and to identify new market opportunities. With our understanding of their needs, we are able to offer customized services and solutions. We also utilize our proprietary data analytical capabilities to conduct cost-efficient marketing.

        We have sales and marketing personnel based both at our headquarters in Beijing and at our regional offices in Shanghai, Shenzhen and Chengdu. This allows our sales and marketing team to remain in close contact with the research and development team and operations team at our headquarters to align our sales and business development strategies. The sales personnel at our regional offices have direct contact with our business partners to better understand their needs and requirements and thereby develop and strengthen our cooperation. We have both online and offline sales and marketing teams and our offline sales and marketing team has been instrumental in the development of our business loan solutions.

International Expansion

        We have entered into two joint ventures outside of China to offer our solutions in additional markets in conjunction with local partners. In October 2017, we formed a joint venture named PIVOT Fintech Pte. Ltd. together with FWD Group and certain angel investors to provide robo-advisory services in Southeast Asia. In April 2018, we formed a joint venture named Avatec.ai(S) Pte. Ltd. together with United Overseas Bank Limited to offer credit services and solutions primarily in Southeast Asian countries.

Competition

        Online consumer finance, wealth management and insurance are emerging industries in China. We enable our business and financial partners to provide innovative consumer finance, wealth management and insurance services to their customers. With respect to consumer finance enablement, Baidu Finance shares a similar business model with us where it provides technology enablement services to business partners and financial partners, and we compete with respect to acquiring partners and customers. Some independent platforms also provide such enablement services to partners as one segment of their business. With respect to wealth management and robo-advisory enablement, we compete with companies such as Yingmi.cn and Clipper Advisor. We also compete across consumer finance, wealth management and insurance with platforms affiliated with major internet companies and business ecosystems in China, such as Webank, Ant Financial, JD Finance and Ping An One Connect. In addition, our business and financial partners may develop their own in-house capabilities that compete with the services we currently provide. Some of our larger competitors have substantially broader product or service offerings and greater financial resources to support their spending on sales and marketing. We believe that our ability to compete effectively for business partners, financial partners and end users depends on many factors, including the variety of our modules and solutions, the diversity of our products, user experience with our solutions, the effectiveness of our risk management and the strength the partnership with our financial and business partners.

        Furthermore, as our business continues to grow rapidly, we face significant competition for highly skilled personnel, including management, engineers, product managers and risk management personnel. The success of our growth strategy depends in part on our ability to retain existing personnel and add additional highly skilled employees.

Intellectual Property

        We seek to protect our proprietary technology, including our risk management technologies and technology infrastructure, through a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure by confidentiality and non-compete agreements. We have applied for five patents and have registered 39 copyrights with the PRC National Copyright Administration. We have five registered domain names, including pintec.com, idumiao.com, ixuanji.com and hongdianfund.com. As of the date of this prospectus, we had 22 registered trademarks, including the Chinese name for Dumiao, Hongdian, Myfin and Pintec and we have applied for 34 additional trademarks in China.

        We intend to protect our technology and proprietary rights vigorously, but there can be no assurance that our efforts will be successful in every circumstance. Even successful efforts to defend our rights, including resorting to litigation, may incur significant costs. In addition, third parties may initiate litigation against us alleging infringement of their intellectual property or seeking to declare non-infringement of our intellectual property. See "Risk Factors—Risks Related to Our Business—We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position" and "—We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations."

Employees

        As of March 31, 2018, we had 420 employees, which included 315 in Beijing, 60 in Shanghai, 34 in Shenzhen and 11 in Chengdu. The following table sets forth the numbers of our employees categorized by function as of March 31, 2018.

	As of March 31, 2018
	Number	% of Total Employees
Functions:
Research and development	119	28%
Risk management	30	7%
Products development and operations	61	15%
Business development	101	24%
Marketing	20	5%
General and administrative	89	21%

Total number of employees	420	100%

        As required by laws and regulations in China, we participate in various employee social security plans that are organized by municipal and provincial governments, including, among other things, housing, pension, medical insurance and unemployment insurance. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

        We typically enter into standard employment and confidentiality agreements with our senior management and core personnel. These contracts include a standard non-compete covenant that prohibits the employee from competing with us, directly or indirectly, during his or her employment and for 12 months after the termination of the employment, provided that we pay compensation equal to half a month's salary.

        We maintain a good working relationship with our employees, and we have not experienced any material labor disputes. None of our employees are represented by labor unions.

Facilities

        Our corporate headquarters are located in Beijing, China, where we lease office space with an area of approximately 3,768 square meters as of the date of this prospectus. We also lease office space in three other locations in China, with an aggregate area of approximately 628 square meters. We lease our premises from unrelated third parties under operating lease agreements. The lease term varies from 12 to 30 months. Our servers are primarily hosted at internet data centers owned by major domestic internet data center providers. We believe that our existing facilities are generally adequate to meet our current needs, but we expect to seek additional space as needed to accommodate future growth.

Insurance

        We maintain property insurance policies covering certain equipment and other property that is essential to our business operations to safeguard against risks and unexpected events. We also provide social security insurance, including pension insurance, unemployment insurance, work-related injury insurance and medical insurance, for our employees. We do not maintain business interruption insurance or general third-party liability insurance, nor do we maintain product liability insurance or key-man insurance. We consider our insurance coverage to be sufficient for our business operations in China.

Legal Proceedings

        We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management's time and attention.

PRC REGULATION

        This section sets forth a summary of the most significant laws, rules and regulations that affect our business activities in the PRC and our shareholders' rights to receive dividends and other distributions from us.

Regulations Relating to Foreign Investment

The Proposed PRC Foreign Investment Law

        In 2015, the Ministry of Commerce published a discussion draft of a proposed Foreign Investment Law for public review and comments. Among other things, the proposed Foreign Investment Law would introduce the principle of "actual control" in determining whether a company is considered a foreign-invested enterprise. The proposed Foreign Investment Law provides that entities established in China but "controlled" by foreign investors will be treated as foreign-invested enterprises. In this connection, "control" is broadly defined in the proposed Foreign Investment Law to cover any of the following: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision-making bodies, or having the voting power to exert material influence on the board, the shareholders' meeting or other equivalent decision-making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity's operations, financial matters or other key aspects of its business operations. Once an entity is determined to be a foreign-invested enterprise and its investment amount exceeds certain thresholds or its business operation falls within the "catalog of special management measures" proposed to be separately issued by the State Council in the future, market entry clearance by the Ministry of Commerce or its local counterparts would be required. According to the proposed Foreign Investment Law, variable interest entities would also be deemed to be foreign-invested enterprises, if they are ultimately "controlled" by foreign investors, and be subject to restrictions on foreign investments. However, the proposed Foreign Investment Law has not taken a position on what actions will be taken with respect to existing companies with "variable interest entity" structures, whether or not these companies are controlled by Chinese parties.

        The proposed Foreign Investment Law would impose security review requirements whereby all foreign investments that jeopardize or may jeopardize national security must be reviewed and approved in accordance with security review procedures. In addition, the proposed Foreign Investment Law would impose stringent ad hoc and periodic information reporting requirements on foreign investors and foreign-invested enterprises. Aside from investment implementation reports and investment amendment reports that would be required at each investment and alteration of investment specifics, an annual report would be mandatory, and quarterly reports would be required for large foreign investors meeting certain criteria. Any company found to be non-compliant with these information reporting requirements would potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible for non-compliance would be subject to criminal liability.

        It is still uncertain when or whether the proposed Foreign Investment Law would be signed into law and whether the final version would have any substantial changes from the proposed version. If the Foreign Investment Law becomes effective, then the three existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Owned Enterprise Law, together with their implementation rules and ancillary regulations, would be repealed.

Interim Measures for the Administration of Record Filing of the Establishment and Modification of Foreign-Invested Enterprises

        In September 2016, the Standing Committee of the National People's Congress published its decision to revise the laws relating to wholly foreign-owned enterprises and other foreign-invested enterprises. Such decision, which became effective in October 2016, changes the "filing or approval" procedure for foreign investments in China. Foreign investments in those business sectors that are not subject to special entry management measures will only be subject to filing instead of approval requirements. Pursuant to the Interim Measures for the Administration of Record Filing of the Establishment and Modification of Foreign-Invested Enterprises promulgated by the Ministry of Commerce in October 2016, establishment and changes of foreign investment enterprises not subject to the approval under the special entry management measures shall be filed with the relevant authorities. Pursuant to Announcement (2016) No. 22 of the National Development and Reform Commission and the Ministry of Commerce issued in 2016, the aforementioned special entry management measures apply to restricted and prohibited categories specified in the Guidance Catalog of Industries for Foreign Investment and those encouraged categories which are subject to certain requirements relating to equity ownership and senior management.

Industry Catalog Relating to Foreign Investment

        Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment. In June 2017, the Ministry of Commerce and the National Development and Reform Commission promulgated a new revision of the Guidance Catalog of Industries for Foreign Investment, the Catalog (2017 Revision), which became effective in July 2017. Industries listed in the Catalog (2017 Revision) are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog (2017 Revision) are generally deemed to be in a fourth "permitted" category, and are generally open to foreign investment unless specifically restricted by other PRC regulations. Industries in the restricted category are subject to a variety of restrictions. For example, some restricted industries are limited to Sino-foreign equity/cooperative joint ventures, and in some cases, Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Furthermore, foreign investors are not allowed to invest in companies in industries in the prohibited category. For industries not in the restricted or prohibited categories, the restrictions applicable to the restricted category do not apply in principle, and establishment of wholly foreign-owned enterprises in such industries is generally allowed.

        We provide value-added telecommunication services, which is an industry in the restricted category, through our consolidated variable interest entities.

Regulations Relating to Insurance Brokerages

        The primary regulation governing insurance intermediary services is the PRC Insurance Law, originally enacted in 1995. According to the PRC Insurance Law, the China Insurance Regulatory Commission is the regulatory authority responsible for the supervision and administration of the PRC insurance companies and the intermediaries in the insurance sector, including insurance agencies and brokers.

        The principal regulations governing insurance brokerage are the Provisions on the Supervision and Administration of Insurance Brokerage Agency, originally promulgated by the China Insurance Regulatory Commission in 2009. According to these regulations, an insurance brokerage agency refers to an entity that receives commissions for providing intermediary services to policyholders and insurance companies to facilitate their entering into insurance contracts. An insurance brokerage agency established in China must meet the qualification requirements specified by the China Insurance Regulatory Commission and obtain a license from it to operate insurance brokerage business.

        The subsidiary of one of our variable interest entities, Myfin Insurance Broker Co., Ltd., has obtained a license for insurance brokerage agency from the China Insurance Regulatory Commission, which allows Myfin Insurance Broker Co., Ltd. to conduct an insurance brokerage agency business within the territory of the PRC and will remain valid until June 2019.

Regulations Relating to Fund Sales Business

        The Law on Securities Investment Funds, originally promulgated in 2003, sets forth the principal requirements applicable to fund service institutions, including fund sales institutions. This law subjects institutions that engage in fund sales and other fund services related to publicly raised securities investment funds to registration or record-filing requirements with the securities regulatory authority. The Measures for the Administration of the Sales of Securities Investment Funds, promulgated in 2013 by the CSRC, govern the qualification of publicly raised securities investment fund sales, payments and settlement for publicly raised securities investment fund sales, publicly raised securities investment fund sales charges and other aspects of publicly raised securities investment fund sales business.

        Independent fund sales institutions must apply for registration with the local branch of the CSRC at their place of industrial and commercial registration and obtain a license for a publicly raised securities investment fund sales business. In order to obtain such a license, an independent fund sales institution must meet certain requirements, including: (i) having a paid-in capital of no less than RMB20 million (US$3.1 million); (ii) the senior managers shall have obtained the fund practice qualification, be familiar with the fund sales business, and have two or more years of work experience in fund practice or five or more years of work experience in other relevant financial institutions; (iii) having at least 10 employees obtained the fund practice qualification; and (iv) not being involved in any material changes that have impacted or are likely to impact the normal operation of organizations, or other material issues such as litigations and arbitrations.

        The Measures for the Administration of the Raising of Privately Raised Investment Funds, promulgated in April 2016 by the Asset Management Association of China, govern the raising of privately raised investment funds. A member institution of the Asset Management Association of China which has registered with the CSRC and obtained a license for a publicly raised securities investment fund sales business can be entrusted by managers of privately raised investment funds to raise privately raised investment funds. "Raising" refers to the promotion, sale, purchase and redemption of privately raised investment fund units and other related activities.

        On March 28, 2018, the Office of the Leading Group for the Special Rectification for Internet Financial Risks issued the Notice on Strengthening the Rectification and Conducting Review and Acceptance of Asset Management Business Conducted through Internet, also known as Circular 29. Circular 29 emphasized that an asset management business conducted through the internet is subject to the oversight of financial regulatory authorities and the relevant licensing requirements. Any public issuance or sales of asset management products through the internet would be deemed to be a financing business and the relevant asset management licenses or permits would be required to conduct such a business. Internet asset management platforms are not allowed to publicly raise funds through "directed commission plans", "directed financing plans", "wealth management plans", "asset management plans", "credit asset transfers" or similar products, or to act as an agent for any types of trading exchanges to sell asset management products.

        Our variable interest entity, Beijing Hongdian Fund Distributor Co., Ltd., is a member of the Asset Management Association of China, has obtained a license for a publicly raised securities investment fund sales business from the CSRC and is qualified to conduct both publicly raised and privately raised securities investment fund sales businesses.

Regulations Relating to Value-added Telecommunication Service

        The Telecommunications Regulations, originally promulgated by the State Council in 2000, and its related implementation rules, including the Catalog of Classification of Telecommunications Business issued by the Ministry of Industry and Information Technology, or the MIIT, categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services. The Administrative Measures on Telecommunications Business Operating Licenses, originally promulgated by the MIIT in 2009, set forth more specific provisions regarding the types of licenses required to operate value-added telecommunications services, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these regulations, a commercial operator of value-added telecommunications services must obtain a value-added telecommunications service license from the MIIT or its provincial level counterparts.

        According to the Provisions on the Administration of Foreign-Invested Telecommunications Enterprises, originally issued by the State Council in 2001, foreign-invested value-added telecommunications enterprises must be in the form of sino-foreign equity joint ventures. The regulations restrict the ultimate capital contribution percentage held by foreign investors in a foreign-invested value-added telecommunications enterprise to 50% or less and require the primary foreign investor in a foreign-invested value-added telecommunications enterprise to have a good track record and operational experience in the value-added telecommunications industry.

        In 2006, the Ministry of Information Industry (which was integrated into the MIIT with other governmental departments in 2008) issued the Notice of the Ministry of Information Industry on Strengthening the Administration over Foreign Investment in the Operation of Value-Added Telecommunications Business. According to this notice, a foreign investor in the telecommunications service industry must establish a foreign-invested enterprise and apply for a telecommunications service license. The notice also requires that: (i) PRC domestic telecommunications enterprises must not, through any form, lease, transfer or sell a telecommunications service license to a foreign investor, or provide resources, offices and working places, facilities or other assistance to support illegal telecommunications services operations by a foreign investor; (ii) value-added telecommunications enterprises or their shareholders must directly own the domain names and trademarks used in their daily operations; (iii) each value-added telecommunications enterprise must have the necessary facilities for its approved business operations and maintain such facilities only in the regions covered by its license; and (iv) all value-added telecommunications enterprises are required to maintain network and internet security in accordance with the standards set forth in relevant PRC regulations. If a license holder fails to comply with these requirements and cure any non-compliance, the MIIT or its local counterpart has the discretion to take measures against such license holder, including revoking its value-added telecommunications service license.

        Administration of mobile internet application information services is subject to the Regulations for Administration of Mobile Internet Application Information Services, which were issued in June 2016 and became effective in August 2016. These regulations were enacted to regulate mobile application information services, including app providers, app owners, app operators and online app stores. Providers of mobile application information services are required to obtain specified qualifications pursuant to PRC laws and regulations.

        Our variable interest entity, Beijing Hongdian Fund Distributor Co., Ltd., has obtained a value-added telecommunications service license for its operations from the Beijing Administration of Telecommunications in March 2018. This license will remain valid until June 2021. Our Dumiao platform and app, which are operated by Anquying (Shanghai) Investment Consulting Co., Ltd., a subsidiary of our variable interest entity, may be required to obtain a telecommunication service license for our mobile applications in accordance with the Regulations for Administration of Mobile Internet Application Information Services and other relevant laws and regulations. See "Risk Factors—Risks

Relating to Our Business—We may be required to obtain value-added telecommunication service licenses by the PRC regulatory authorities."

Regulations Relating to Loans between Individuals

        The Contract Law, which became effective in 1999, governs the formation, validity, performance, enforcement and assignment of contracts. The Contract Law recognizes the validity of loan agreements between natural persons and provides that a loan agreement becomes effective when an individual lender provides the loan to an individual borrower. The Contract Law requires that the interest rates charged under the loan agreement must not violate the applicable provisions of the PRC laws and regulations. In accordance with the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People's Court in 2015, private lending is defined as financing between individuals, legal entities and other organizations. Agreements between a lender and a borrower for loans with annual interest rates below 24% are valid and enforceable. For loans with annual interest rates between 24% and 36%, the courts will likely refuse a borrower's request for the return of the interest payment if the interest on the loans has already been paid to the lender, provided such payment has not damaged the interest of the state, the community or any third parties. If the annual interest rate of a private loan is higher than 36%, the obligation to make interests payment in excess of 36% will be invalidated. Pursuant to the Contract Law, a creditor may assign its rights under an agreement to a third party, provided that the debtor is notified. Upon due assignment of the creditor's rights, the assignee is entitled to the creditor's rights and the debtor must perform its obligations under the agreement for the benefit of the assignee.

        In addition, according to the Contract Law, an intermediation contract is defined as a contract whereby an intermediary presents to its client an opportunity for entering into a contract or provides the client with other intermediary services in connection with the conclusion of a contract, and the client pays service fees to the intermediary. Pursuant to the Contract Law, an intermediary must provide true information relating to the proposed contract. If an intermediary intentionally conceals any material fact or provides false information in connection with the conclusion of the proposed contract which results in harm to the client's interests, the intermediary may not claim for service fees and is liable for the damages caused.

        In April 2017, the National Online Lending Rectification Office issued a Notice on the Conduct of Check and Rectification of Cash Loan Business Activities and a supplementary notice. The notice requires the local counterparts of the National Online Lending Rectification Office to conduct a full-scale and comprehensive inspection of the cash loan business conducted by online platforms and requires such platforms to conduct necessary improvements and corrections within a designated period to comply with the relevant requirements under the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People's Court in August 2015, the Measures for the Banning of Illegal Financial Institutions and Illegal Financial Business Operations, the Guiding Opinions on Small Credit Companies, Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries and Implementation Plan of Specific Rectification for Risks in Online Peer-to-Peer Lending. The notice focuses on preventing loans that are offered in a malicious fraudulent amount, loans that are offered at extortionate interest rates and violence in the loan collection processes in the cash loan business operation of online platforms.

        In December 2017, the National Internet Finance Rectification Office and the National Online Lending Rectification Office jointly issued the Notice on Regulating and Rectifying "Cash Loan" Business, or Circular 141, outlining the general features and the principal requirements on "cash loan" businesses conducted by internet micro finance companies, banking financial institutions and online lending information intermediaries. "Cash loans" are generally described as a loan that is unrelated to the circumstances of its use, with no designated use for the loan proceeds, no qualification requirement for the borrower and no collateral for the loan. The definition of a cash loan under Circular 141 is vague and subject to further regulatory interpretation. The principal requirements with respect to "cash loan" businesses are (i) no organizations or individuals may conduct a lending business without obtaining approvals for the lending business; (ii) the annualized all-in borrowing costs to borrowers charged in the form of interest and various fees are subject to the limit on interest rate for private lending as set forth in the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People's Court in 2015; (iii) all relevant institutions shall follow the "know-your-customer" principle to assess and determine the borrower's eligibility, credit limit, and cooling-off period with prudence, and a loan to a borrower without any source of income is prohibited; (iv) all relevant institutions shall improve their internal risk control and use a data-driven risk management model with prudence; and (v) relevant institutions and their third-party collection service providers may only use lawful means of collection, and shall not use illegal or inappropriate means of collection such as threats, intimidation or harassment. With respect to internet micro finance companies, Circular 141 requires the regulatory authorities to suspend the approval of the establishment of internet micro finance companies and the approval of any micro finance business across provincial lines. Circular 141 also specifies that internet micro finance companies may not provide campus loans, and should suspend the funding of internet micro loans unrelated to the circumstances of their use, gradually reduce the volume of the existing business relating to such loans and take rectification measures within a given period. Further requirements on internet micro finance companies will be detailed in a rectification implementation plan that is to be issued by the national financial regulator. Circular 141 also sets forth several requirements on the banking financial institutions participating in "cash loan" businesses, including that: (i) extension of loans jointly with any third-party institution that have not obtained approvals for the lending business, or funding to such institutions for the purpose of extending loans in any form, is prohibited; (ii) with respect to a loan business conducted in cooperation with a third-party institution, outsourcing of the core business (including the credit assessment and risk control) is prohibited, and any credit enhancement service whether or not in disguised form (including the commitment to bear the risk of default) provided by any third-party institutions with no guarantee qualification shall be prohibited, and (iii) such banking financial institutions must require and ensure that the third-party institutions shall not collect any interests or fees from the borrowers. In addition, Circular 141 emphasizes several requirements applicable to online lending information intermediaries. For example, it is prohibited to facilitate any loans to students or other persons without repayment source or repayment capacity, or loans with no designated use of proceeds. Also it is not permitted to charge upfront fees to the borrowers. Any violation of Circular 141 may result in a variety of penalties, including sanctions, rectification and revocation of license, an order to cease business operation, and criminal liabilities.

Regulations Relating to Commercial Factoring

        The Notice on the Pilot Launch of Commercial Factoring, issued by the Ministry of Commerce in 2012, approves the pilot launch of commercial factoring in the Shanghai Pudong New Area and the Tianjin Binhai New Area. The Ministry of Commerce also issued several other notices to expand the list of pilot areas to include Guangzhou, Shenzhen, the Chongqing Liangjiang New Area, Sunan Modern Construction Demonstration Zone and Suzhou Industrial Park. In 2015, the Ministry of Commerce issued the Opinions on Supporting the Innovative Development of Pilot Free Trade Zones, which approved the pilot commercial factoring businesses in all the free trade zones. Under these notices issued by the Ministry of Commerce and local implementing rules, commercial factoring companies may be established in these areas upon the approval of the local counterpart of the Ministry of Commerce or other competent authorities. The business scope of a commercial factoring company may include the services of trade financing, management of sales ledgers, investigation and assessment of client credit standings, management and collection of accounts receivable, credit risk guarantee and other services. Commercial factoring companies are not allowed to conduct other financial business, such as taking deposits, lending loans, or to specialize in or carry out debt collection.

        Minheng, a subsidiary of our variable interest entity, conducts our commercial factoring business.

Regulations Relating to Anti-Money Laundering

        The Anti-money Laundering Law, which became effective in 2007, sets forth the principal anti-money laundering requirements applicable to financial institutions as well as non-financial institutions with anti-money laundering obligations, including the adoption of precautionary and supervisory measures, establishment of various systems for client identification, retention of clients' identification information and transactions records, and reports on large transactions and suspicious transactions. Financial institutions subject to the Anti-money Laundering Law include banks, credit unions, trust investment companies, stock brokerage companies, futures brokerage companies, insurance companies, fund management companies and other financial institutions as listed and published by the State Council, while the list of the non-financial institutions with anti-money laundering obligations will be published by the State Council. The People's Bank of China and other governmental authorities issued a series of administrative rules and regulations to specify the anti-money laundering obligations of financial institutions and certain non-financial institutions, such as fund sales institutions. However, the State Council has not promulgated a list of the non-financial institutions subject to anti-money laundering obligations.

        The Fund Sale Measures, promulgated by the CSRC in 2013, require independent fund sales institutions to comply with certain anti-money laundering requirements, including establishing a customer identification program, monitoring and reporting suspicious transactions and preserving customer information and transaction records.

        The Notice on Anti-Money Laundering Operations of the Insurance Industry, promulgated by the China Insurance Regulatory Commission in 2011, requires insurance brokerage agencies to establishing anti-money laundering internal control systems and provide assistance to public security departments and judicial authorities in investigations.

Regulations Relating to Internet Information Security and Privacy Protection

        Internet information in China is regulated from a national security standpoint. The Decisions on Preserving Internet Security, originally enacted by the Standing Committee of the National People's Congress in 2000, subject violators to potential criminal punishment in China for any effort to: (i) gain improper entry into a computer or system of strategic importance, (ii) disseminate politically disruptive information, (iii) leak state secrets, (iv) spread false commercial information or (v) infringe intellectual property rights. The Ministry of Public Security has promulgated measures that prohibit the use of the internet in ways which, among other things, result in a leak of state secrets or a spread of socially destabilizing content. If an internet information service provider violates these measures, the Ministry of Public Security and its local branches may revoke its operating license and shut down its websites.

        In recent years, PRC government authorities have enacted laws and regulations on internet use to protect personal information from any unauthorized disclosure. Under the Several Provisions on Regulating the Market Order of Internet Information Services, which was issued by the MIIT and became effective in 2012, an internet information service provider may not collect any user personal information or provide any such information to third parties without the consent of the user. An internet information service provider must expressly inform the users of the method, content and purpose of the collection and processing of such users' personal information and may only collect such information necessary for the provision of its services. An internet information service provider is also required to properly maintain the user personal information, and in case of any leak or likely leak of the user's personal information, the internet information service provider must take immediate remedial measures and, in severe circumstances, immediately report to the telecommunications authority. In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the Standing Committee of the National People's Congress in 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT in 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An internet information service provider must also keep such information strictly confidential, and is further prohibited from divulging, tampering or destroying any such information, or selling or providing such information to other parties. An internet information service provider is required to take technical and other measures to prevent the collected personal information from any unauthorized disclosure, damage or loss. Any violation of these laws and regulations may subject the internet information service provider to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities.

        Moreover, pursuant to the Criminal Law, any internet service provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders, shall be subject to criminal penalty for (i) any dissemination of illegal information on a large scale, (ii) any severe effects due to the leakage of the client's information, (iii) any serious loss of criminal evidence or (iv) any other severe situation arising from a violation of the applicable laws or regulations. Any individual or entity that sells or provides personal information to others in violation of applicable law, or that steals or illegally obtains any personal information, is subject to criminal penalties in severe situations. In addition, the Interpretations of the Supreme People's Court and the Supreme People's Procuratorate of the PRC on Several Issues Concerning the Application of Law in Handling Criminal Cases of Infringing Personal Information, issued in May 2017 and effective in June 2017, clarified certain standards for the conviction and sentencing of criminals in relation to personal information infringement.

        In November 2016, the Standing Committee of the National People's Congress released the Internet Security Law, which took effect in June 2017. The Internet Security Law requires network operators to perform certain functions related to internet security protection and the strengthening of network information management. For instance, under the Internet Security Law, network operators of key information infrastructure generally shall, during their operations in the PRC, store the personal information and important data collected and produced within the territory of the PRC.

Regulations Relating to Intellectual Property Rights

        The PRC has adopted comprehensive legislation governing intellectual property rights, including copyrights, patents, trademarks and domain names.

        Copyright.    Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law, which become effective in 2010, and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

        Patent.    The Patent Law, which became effective in 2009, provides for patentable inventions, utility models and designs. An invention or utility model for which patents may be granted must have novelty, creativity and practical applicability. The State Intellectual Property Office under the State Council is responsible for examining and approving patent applications.

        Trademark.    The Trademark Law, which became effective in 2014, and its implementation rules protect registered trademarks. The Trademark Office of the State Administration for Industry & Commerce is responsible for the registration and administration of trademarks throughout the PRC. The Trademark Law has adopted a "first-to-file" principle with respect to trademark registration.

        Domain Name.    The MIIT is the major regulatory body responsible for the administration of the PRC internet domain names. Domain names are protected under the Administrative Measures on the Internet Domain Names, promulgated by the MIIT in 2004. These measures have adopted a "first-to-file" principle with respect to the registration of domain names.

Regulations Relating to Tax

Enterprise Income Tax

        Enterprise income tax is calculated based on taxable income, which is determined under the Enterprise Income Tax Law, promulgated by the National People's Congress and implemented in 2008, and the implementation rules by the State Council and implemented at the same time. The Enterprise Income Tax Law imposes a uniform enterprise income tax rate of 25% on all resident enterprises in the PRC, including both foreign-invested enterprises and domestic enterprises, unless they qualify for certain exceptions. The income tax rate of an enterprise that has been determined to be a high and new technology enterprise may be reduced to 15% with the approval of relevant tax authorities.

        In addition, enterprises registered in countries or regions outside the PRC which have their "de facto management bodies" located inside the PRC may be considered PRC resident enterprises and therefore be subject to enterprise income tax in the PRC at the rate of 25% on their worldwide income. The implementation rules of the Enterprise Income Tax Law define "de facto management bodies" as "establishments that carry out substantial and overall management and control over the manufacturing and business operations, personnel, accounting, properties, etc. of an enterprise." However, the only detailed guidance currently available for the definition of "de facto management body" as well as the determination and administration of tax residency status of offshore-incorporated enterprises is set forth in the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, promulgated by the State Administration of Taxation in 2009, and the Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version), or Bulletin No. 45, issued by the State Administration of Taxation in 2011. Circular 82 and Bulletin No. 45 provide guidance on the administration as well as determination of the tax residency status of a Chinese-controlled offshore-incorporated enterprise, defined as an enterprise that is incorporated under the law of a foreign country or territory and that has a PRC company or PRC corporate group as its primary controlling shareholder.

        According to Circular 82, a Chinese-controlled offshore-incorporated enterprise will be regarded as a PRC resident enterprise by virtue of having its "de facto management body" in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:

  •
  the primary location of the day-to-day operational management and the places where the "de facto management bodies" perform their duties are in the PRC;

  •
  decisions relating to the enterprise's financial and human resource matters are made or are subject to approval of organizations or personnel in the PRC;

  •
  the enterprise's primary assets, accounting books and records, company seals and board and shareholder resolutions are located or maintained in the PRC; and

  •
  50% or more of voting board members or senior executives habitually reside in the PRC.

        Bulletin No. 45 further clarifies certain issues related to the determination of tax resident status and competent tax authorities. It also specifies that when provided with a copy of Recognition of Residential Status from a resident Chinese-controlled offshore-incorporated enterprise, a payer does not need to withhold income tax when paying certain PRC-sourced income such as dividends, interest and royalties to such Chinese-controlled offshore-incorporated enterprise.

Income Tax for Share Transfers

        According to the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or

Circular 7, promulgated by the State Administration of Taxation in 2015, if a non-resident enterprise transfers the equity interests of a PRC resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a PRC resident enterprise in a public securities market) without a reasonable commercial purpose, the PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer will be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to PRC withholding tax at a rate of up to 10%. Under the terms of Circular 7, a transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes: (i) over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from PRC taxable properties; (ii) at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within PRC territory, or in the year before the indirect transfer, over 90% of the offshore holding company's revenue is directly or indirectly derived from PRC territory; (iii) the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; and (iv) the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the PRC taxable properties.

        There is uncertainty as to the application of Circular 7. Circular 7 may be determined by the PRC tax authorities to be applicable to our prior private equity financing transactions that involved non-resident investors, if any of such transactions is determined by the tax authorities to lack reasonable commercial purpose. As a result, we and our non-resident investors in such transactions may be at risk of being taxed under Circular 7.

Dividend Withholding Tax

        Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% share ownership in the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, promulgated by the State Administration of Taxation in 2009, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must be a company as provided in the tax treaty, (ii) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise and (iii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. The Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, also known as Circular 60, promulgated by the State Administration of Taxation in 2015, provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Sky City Hong Kong Limited and Next Hop Hong Kong Limited, our wholly owned subsidiaries in Hong Kong, may be able to enjoy the 5% withholding tax rate for the dividends they receive respectively from Sky City (Beijing) Technology Co., Ltd. and Pintec (Beijing) Technology Co., Ltd., their wholly owned subsidiaries in China, if they satisfy the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Regulations Relating to Foreign Currency Exchange

Foreign Currency Exchange

        The principal regulations governing foreign currency exchange in China are the Regulations of the People's Republic of China on Foreign Exchange Control, promulgated by the State Council and most recently amended in 2008. Under these regulations, the Renminbi is freely convertible for current account items, including trade and service-related foreign exchange transactions and other current exchange transactions, but not for capital account items, such as direct investments, loans, repatriation of investments and investments in securities, unless the prior approval of the State Administration of Foreign Exchange, or SAFE, is obtained and prior registration with SAFE is made.

        The Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting the Foreign Exchange Administration Policies on Direct Investments, promulgated by SAFE in 2012, permitted the opening of various special purpose foreign exchange accounts, such as pre-establishment expense accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of Renminbi proceeds by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders without the approval or verification of SAFE. It also permitted for multiple capital accounts for the same entity to be opened in different provinces, which had not been possible previously. In addition, the Notice of the State Administration of Foreign Exchange on Issuing the Provisions on the Foreign Exchange Administration of Domestic Direct Investment of Foreign Investors and the Supporting Documents, promulgated by SAFE in 2013, specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

        In 2015, SAFE released the Notice of the State Administration of Foreign Exchange on Reforming the Administrative Approach Regarding the Settlement of the Foreign Exchange Capitals of Foreign-invested Enterprises, or Circular 19, which became effective in 2015 and has made certain adjustments to some regulatory requirements on the settlement of foreign exchange capital of foreign-invested enterprises and lifted some foreign exchange restrictions. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using Renminbi fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

        In June 2016, SAFE issued the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Administrative Provisions on Capital Account Foreign Exchange Settlement, or Circular 16. Compared to Circular 19, Circular 16 provides that, in addition to foreign exchange capital, foreign debt funds and proceeds remitted from foreign listings should also be subject to the discretional foreign exchange settlement. In addition, it also lifted the restriction, that foreign exchange capital under the capital accounts and the corresponding Renminbi capital obtained from foreign exchange settlement should not be used for repaying the inter-enterprise borrowings (including advances by the third party) or repaying bank loans in Renminbi that have been sub-lent to the third party.

        In January 2017, SAFE issued the Notice of the State Administration of Foreign Exchange on Further Promoting the Reform of Foreign Exchange Administration and Improving Authenticity and Compliance Review, or Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years' losses before remitting profits. Moreover, pursuant to Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Foreign Exchange Registration of Overseas Investment by PRC Residents

        The Notice of the State Administration of Foreign Exchange on the Administration of Foreign Exchange Involved in Overseas Investment, Financing and Return on Investment Conducted by Residents in China via Special-Purpose Companies, or Circular 37, promulgated by SAFE in 2014, requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity for the purpose of overseas investment and financing, referred to in Circular 37 as a "special purpose vehicle," using such PRC residents' onshore or offshore assets or equity interests. Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

        The Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving the Policies of Foreign Exchange Administration Applicable to Direct Investment, or Circular 13, released by SAFE in 2015, has amended Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

Share Option Rules

        Pursuant to Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notice of the State Administration of Foreign Exchange on Issues Related to Foreign Exchange Administration in Domestic Individuals' Participation in Equity Incentive Plans of Companies Listed Abroad, issued by SAFE in 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

Regulations Relating to Dividend Distribution

        Under our current corporate structure, our Cayman Islands holding company may rely on dividend payments from Sky City (Beijing) Technology Co., Ltd. and Pintec (Beijing) Technology Co., Ltd., our wholly foreign-owned enterprises incorporated in China, to fund any cash and financing requirements we may have. The principal legislation with respect to payment or distribution of dividends by wholly foreign-owned enterprises include the Company Law, most recently amended in 2014, and the Wholly Foreign-Owned Enterprise Law, most recently amended in 2016, as well as the latter's implementation rules. Under these laws, wholly foreign-owned enterprises in the PRC may pay dividends only out of accumulated profits, after setting aside annually at least 10% of accumulated after-tax profits as reserve fund, if any, unless these reserves have reached 50% of the registered capital of the enterprises. These reserve funds may not be distributed as cash dividends. A wholly foreign-owned enterprise may allocate a portion of its after-tax profits to its employee welfare and bonus funds at its discretion. Profit of a wholly foreign-owned enterprise may not be distributed before its losses for the previous accounting years have been made up. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations Relating to M&A and Overseas Listings

        Six PRC regulatory agencies, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules. The M&A Rules became effective in 2006. Among other things, they require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

Regulations Relating to Employment

        The Labor Law, originally promulgated by the National People's Congress in 1994, and the Labor Contract Law, originally promulgated by the Standing Committee of the National People's Congress in 2007, require employers to execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee for more than a month but less than a year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and paying the employee twice the employee's salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. If an employer fails to conclude a written labor contract with a worker within one year of the date when it employs the worker, it will be deemed to have concluded an open-ended labor contract with the worker. All employers must compensate their employees with wages equal to at least the local minimum wage. Violations of the Labor Law and the Labor Contract Law may result in fines and other administrative sanctions, and serious violations may result in criminal liabilities.

        The Social Insurance Law, which became effective in 2011, the Regulations on Management of Housing Provident Fund, released by the State Council in 2002, and other related rules and regulations require enterprises in China to participate in certain employee benefit plans, including social insurance funds, a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan, and a housing provident fund, and to contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government. Failure to make adequate contributions to various employee benefit plans may subject the employer to fines and other administrative sanctions. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of 0.05% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

MANAGEMENT

Directors and Executive Officers

        The following table sets forth information regarding our executive officers and directors.

Directors and Executive Officers	Age	Position/Title
Wei Wei	44	Director and Chief Executive Officer
Jun Dong	41	Director
Xiaomei Peng	46	Director
Jing Zhou	40	President and Director
Chao Zhou	41	Director
Feng Hong	41	Director
Jiacheng Liu	32	Director
Steven Yuan Ning Sim	41	Chief Financial Officer
Hai Tong	39	Chief Risk Officer
Ran Ren	33	Chief Scientist

        Mr. Wei Wei has served as our chief executive officer and director since our inception. He also served as the chief operating officer of our predecessor from 2012 to 2016. In 2006, Mr. Wei founded Innovation Technology Corp., a telecommunications service provider, which was acquired by VanceInfo in 2007, where he served as vice president and led the mobile software and global sales and marketing divisions. Mr. Wei has over 15 years of experience in the information technology industry and previously held various positions at Huawei, Nokia and Philips Semiconductors. Mr. Wei received his bachelor's degree in electronic engineering in 1995 and his master's degree in electronic engineering in 2000 from Beijing Institute of Technology, and an EMBA degree from China Europe International Business School in 2013.

        Mr. Jun Dong has served as our director since our inception. He has also served as the chief executive officer since the inception of our predecessor and as the chairman of the board of directors of Ever Smart International Holdings Limited since 2017. Mr. Dong is also a director of Jimu Holdings Limited. Mr. Dong has over 15 years of experience in the finance industry. Between 2005 and 2008, Mr. Dong served as investment manager with Bank Hapoalim in New York. Mr. Dong received his MBA degree from University of Connecticut in 2003 and his bachelor's degree in tourism management from Yunnan University in 1999. He received his EMBA degree from China Europe International Business School in 2013. He holds Chief Financial Analyst Charter and Certified Management Accountants and Certified Financial Manage certifications.

        Ms. Xiaomei Peng has served as our director since our inception. She has over 20 years of experience in China's internet and technology industries, where she has accumulated extensive experience in sales, marketing and commercial operations. Ms. Peng is a director of Jimu Holdings Limited. From 2005 to 2015, she held various operating roles at Qunar, including vice president of product from 2005 to 2006, executive vice president from 2006 to 2013 and the chief operating officer from 2014 to 2015. From 2002 to 2004, she served as project manager at Agenda. Ms. Peng received her bachelor's degree in information processing and recognition from the Harbin Institute of Technology in 1994 and her EMBA degree from China Europe International Business School in 2013.

        Ms. Jing Zhou has served as the president of our company since January 2018 and as our director since May 2018. Between May 2016 and January 2018, she served the chief executive officer of the Dumiao business first under our predecessor prior to the Reorganization and then with us since our inception. Ms. Zhou also served as the vice president of retail of our predecessor from January 2015 to May 2016. Ms. Zhou has approximately 20 years' risk management experience in multinational banking and fintech. Prior to joining our predecessor, she worked at Standard Chartered Bank and served as the China country credit head from 2013 to 2015 and as the head of credit for retail bank from 2006 to

2013. She served as a business manager at Capital One from January 1999 to 2006 in McLean, Virginia. Ms. Zhou received her bachelor's degree in chemical engineering from Virginia Polytechnic Institute and State University in 1998.

        Mr. Chao Zhou has served as our director since May 2018. Mr. Zhou has 16 years of experience in financial planning and analysis, project management, corporate governance, business development and strategy in high-tech industries in the U.S. and Asia-Pacific region. Mr. Zhou is currently working at CIBA Technology, a company dedicated to incubating and investing in disruptive technologies around the world. From 2012 to 2017, Mr. Zhou worked at Microsoft as senior finance controller. From 2006 to 2011, Mr. Zhou served as finance business manager at NVDIA. Mr. Zhou received his bachelor's degree in economics from University of International Business and Economics in 1999 and his master's degree in finance and MBA degree from Daniels College of Business, University of Denver in 2002.

        Mr. Feng Hong has served as our director since December 2017. Mr. Hong is also a director of Jimu Holdings Limited. Mr. Hong is co-founder of Beijing Xiaomi Technology Company Limited, or Xiaomi Technology, and has been vice president since its inception. From 2006 to 2010, Mr. Hong held various product and engineering management roles at Google. From 2001 to 2005, Mr. Hong worked at Siebel as software engineer. Mr. Hong received his master's degree in computer science from Purdue University in 2001 and his bachelor's degree in computer science and engineering from Shanghai Jiao Tong University in China in 1999.

        Mr. Jiacheng Liu has served as our director since May 2018. Mr. Liu has served as a senior investment manager in strategic investment department of SINA Corporation since 2016. Prior to that, he served as an investment manager in JD Capital from 2014 to 2016. Mr. Liu served as an analyst at KPMG from 2013 to 2014 and as an analyst at IndustryPro from 2010 to 2013. Mr. Liu received his master's degree in finance from Daniels College of Business at the University of Denver in 2012 and his bachelor's degree of economics in finance from Tianjin Foreign Studies University in 2009.

        Mr. Steven Yuan Ning Sim has served as our chief financial officer since October 2016. Mr. Sim has over 15 years of audit and financial management experience. Prior to joining us, Mr. Sim served as vice president of finance at Sohu.com Inc. from 2014 to 2016. From 2011 to 2014, he served as chief financial officer at Leyou Inc., a leading multi-channel baby and maternity platform in China. Mr. Sim served in various capacities at leading public accounting firms including Deloitte & Touche in Beijing, KPMG Europe LLP in London, and Ernst & Young and BDO Raffles in Singapore between 2001 and 2010. Mr. Sim obtained his bachelor's degree in applied accounting from Oxford Brooks University in 2002 and his MBA degree from European Institute of Business Administration (INSEAD) in 2010. Mr. Sim is a member of the Association of Chartered Certified Accountants (ACCA).

        Mr. Hai Tong joined our company in June 2015 and has since served as our chief risk officer. Prior joining our company, Mr. Tong served as senior risk manager at Standard Chartered Bank (China) from 2014 to 2015. From 2010 to 2014, Mr. Tong served as senior data expert of data science at Alipay. From 2004 to 2010, he served in various capacities in the field of data and risk management at Ipsos, HSBC and Standard Chartered (China). He obtained a bachelor's degree in statistics in 2001 and a master's degree in statistics in 2004, both from Peking University.

        Mr. Ran Ren joined our company in April 2016 and has served as director and vice president of decision science. He has served as our chief scientist since January 2018, currently leading a team of data scientists and engineers building machine learning quantitative models and overseeing our big data platform "Data Lake." Mr. Ren also leads our personal installment lending business. Prior to joining our company, Mr. Ren worked at Capital One Financial from 2010 to 2016, where he served in variety of different credit analytics positions, including head of business analytics for Capital One Labs, Capital One's internal innovation incubator. Before joining Capital One, Mr. Ren co-founded Voicelever, a Seattle-based voice recognition and wearable hardware startup, in 2009. Mr. Ren obtained his master's degree in electrical engineering from Binghamton University in 2010 and his bachelor's degree, also in electrical engineering, from Nanjing University of Posts and Telecommunications in 2007.

Employment Agreements and Indemnification Agreements

        We have entered into employment agreements with our senior executive officers. Pursuant to these agreements, we may terminate a senior executive officer's employment without cause upon 60 days' prior written notice or for cause at any time without remuneration for certain acts of the officer, such as being convicted of any criminal conduct, any act of gross or willful misconduct or any serious, willful, grossly negligent or material breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company. Under the employment agreements, each senior executive officer grants us a nonexclusive, royalty-free license on any of his or her prior inventions that are related to our business. Each senior executive officer also grants us his or her entire rights to any intellectual property that he or she created, conceived, developed or reduced to practice during his or her term of employment that is related to our business, results from work performed for us, or uses any property of ours. The employment agreements also contain confidentiality, non-disclosure, non-competition, non-solicitation and non-interference provisions.

        We also have entered into indemnification agreements with our directors and senior executive officers. Under these agreements, we will agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

Board of Directors

        Our board of directors will consist of            directors upon the SEC's declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our company to qualify to serve as a director. A director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

Committees of the Board of Directors

        Prior to the completion of this offering, we intend to establish an audit committee and a compensation committee under the board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee's members and functions are described below.

        Audit Committee.    Our audit committee will consist of            ,             and            , and will be chaired by Mr.             . Mr.             , Mr.             and Mr.             each satisfy the "independence" requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr.             qualifies as an "audit committee financial expert." The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

  •
  selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

  •
  reviewing with the independent registered public accounting firm any audit problems or difficulties and management's response;

  •
  reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

  •
  discussing the annual audited financial statements with management and the independent registered public accounting firm;

  •
  reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

  •
  annually reviewing and reassessing the adequacy of our audit committee charter;

  •
  meeting separately and periodically with management and the independent registered public accounting firm; and

  •
  reporting regularly to the board.

        Compensation Committee.    Our compensation committee will consist of            ,            and            , and will be chaired by Mr.             . Mr.             , Mr.             and Mr.             each satisfy the "independence" requirements of Rule 5605(c)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

  •
  reviewing the total compensation package for our executive officers and making recommendations to the board with respect to it;

  •
  reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

  •
  periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Duties of Directors

        Under Cayman Islands law, our directors have fiduciary duties, including duties of loyalty and a duty to act honestly in good faith with a view to our best interests. Our directors also have a duty to exercise the skill they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association. We have the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to "Description of Share Capital—Differences in Corporate Law" for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

        Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders or by the board. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; or (ii) is found by our company to be or becomes of unsound mind.

Compensation of Directors and Executive Officers

        For the year ended December 31, 2017, we paid an aggregate of approximately RMB3.4 million (US$0.5 million) in cash and benefits to our executive officers. We do not pay our non-executive directors. For share incentive grants to our officers and directors, see "—Share Incentive Plan." We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee's salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund.

2017 Share Incentive Plan

        We adopted a share incentive plan in December 2017, which we refer to as our First Plan, to promote the success of our company and interests of our shareholders by providing a means through which we could grant equity-based incentives to attract, motive, retain and reward certain officers, employees, directors and other eligible persons and to further link the interests of award recipients with those of our shareholders generally. Under our First Plan, the maximum aggregate number of shares which may be issued pursuant to awards is 45,270,697. As of the date of this prospectus, options to purchase 41,906,568 shares have been granted, excluding awards that were forfeited or canceled after they were granted.

        The following paragraphs summarize the terms of our First Plan.

        Types of Awards.    Our First Plan permits awards of options.

        Plan Administration.    Our First Plan is administered by our board of directors or by a committee of one or more members designated by our board of directors or another committee (within its delegated authority). The committee or the full board of directors, as applicable, determines, among other things, the eligibility and any particular eligible person to receive awards, the price and number of awards to be granted to each participant and the terms and conditions of each award grant.

        Award Agreement.    Awards granted under our First Plan are evidenced by an award agreement approved by the administrator that sets forth terms, conditions and limitations for each award.

        Exercise Price.    The plan administrator determines the exercise price for each award, which is set forth in the applicable award agreement, but subject to certain limits as set forth in our First Plan.

        Eligibility.    We may grant awards to our officers, employees, directors, consultants and advisors.

        Term of the Awards.    The term of each award granted under our First Plan may not exceed ten years from date of the grant.

        Vesting Schedule.    In general, the plan administrator determines the vesting schedule, which is set forth in the applicable award agreement.

        Acceleration of Awards upon Change in Control.    An award will become immediately vested and exercisable, in full or in part, in the event that a change in control of our company occurs, subject to certain exceptions.

        Transfer Restrictions.    Awards may not be transferred in any manner by the recipient other than by will or the laws of descent and distribution, except as otherwise provided by the plan administrator.

        Termination.    Our First Plan will terminate on the date ten years from its adoption, provided that our board may terminate the plan at any time and for any reason.

2018 Share Incentive Plan

        In July 2018, our shareholders and board of directors adopted another share incentive plan, which we refer to as our Second Plan in this prospectus, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants and promote the success of our business. The maximum aggregate number of shares which may be issued pursuant to all awards under our Second Plan is initially 2.0% of the total number of shares issued and outstanding immediately prior to the completion of this offering, plus an annual increase on September 1 of each year during the ten-year term of our Second Plan commencing on September 1, 2019, by an amount equal to 2.0% of the total number of shares issued and outstanding on August 31 that year. As of the date of this prospectus, no awards have been granted under our Second Plan.

        The following paragraphs describe the principal terms of our Second Plan.

        Types of Awards.    Our Second Plan permits the awards of options, restricted shares, restricted share units or any other type of awards approved by the plan administrator.

        Plan Administration.    Our board of directors or a committee of one or more members of the board of directors will administer our Second Plan. The committee or the full board of directors, as applicable, will determine the participants to receive awards, the type and number of awards to be granted to each participant, and the terms and conditions of each award.

        Exercise Price.    The plan administrator determines the exercise price for each award, which is stated in the award agreement.

        Award Agreement.    Awards granted under our Second Plan will be evidenced by an award agreement that sets forth terms, conditions and limitations for each award, which may include the term of the award, the provisions applicable in the event that the grantee's employment or service terminates, and our authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind the award.

        Eligibility.    We may grant awards to our employees, directors and consultants of our company. However, we may grant options that are intended to qualify as incentive share options only to our employees and employees of our parent companies and subsidiaries.

        Term of the Awards.    The vested portion of options will expire if not exercised prior to the time as the plan administrator determines at the time of its grant. However, the maximum exercisable term is ten years from the date of a grant.

        Vesting Schedule.    In general, the plan administrator determines the vesting schedule, which is specified in the relevant award agreement.

        Transfer Restrictions.    Awards may not be transferred in any manner by the recipient other than in accordance with the exceptions provided in our Second Plan, such as transfers by will or the laws of descent and distribution.

        Termination.    Unless terminated earlier, our Second Plan has a term of ten years. Our board of directors has the authority to amend or terminate the plan. However, no such action may adversely affect in any material way any awards previously granted unless agreed by the recipient.

        The following table summarizes, as of the date of this prospectus, the options issued under our share incentive plans to our directors, executive officers and other grantees.

Name	Ordinary Shares Underlying Options Awarded	Exercise Price (US$/Share)	Date of Expiration
Jing Zhou	9,500,000	0.000125	February 1, 2025 or April 1, 2027
Steven Yuan Ning Sim	*	0.000125	October 1, 2026
Hai Tong	*	0.000125	April 1, 2026, July 1, 2026, January 1, 2027, April 1, 2027 or January 1, 2028
Ran Ren	*	0.000125	July 1 2025, January 1, 2026, July 1, 2026 or April 1, 2027
All Directors and Executive Officers as a Group	13,450,000

*
Less than 1% of our total outstanding shares.

PRINCIPAL SHAREHOLDERS

        The following table sets forth information concerning the beneficial ownership of our ordinary shares as of the date of this prospectus, assuming conversion of all outstanding ordinary shares and all outstanding preferred shares into ordinary shares, by:

  •
  each of our directors and executive officers; and

  •
  each person known to us to beneficially own more than 5% of our ordinary shares.

        The calculations in the table below are based on 236,123,759 ordinary shares outstanding on an as-converted basis as of the date of this prospectus and            Class A ordinary shares and            Class B ordinary shares outstanding immediately after the completion of this offering, assuming that the underwriters do not exercise their over-allotment option.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

			Ordinary Shares Beneficially Owned After This Offering
	Ordinary Shares Beneficially Owned Prior to This Offering				Total Ordinary Shares on an as- Converted Basis
							% of Aggregate Voting Power†
			Class A Ordinary Shares	Class B Ordinary Shares		% of Beneficial Ownership
	Number	%
Directors and Executive Officers*
Wei Wei(1)	15,698,914	6.6
Jun Dong(2)	23,722,804	10.0
Xiaomei Peng(3)	12,360,777	5.2
Jing Zhou(4)	5,656,250	2.3
Chao Zhou(5)	—	—
Feng Hong(6)	—	—
Jiacheng Liu(7)	—	—
Steven Yuan Ning Sim(8)	**	**
Hai Tong	**	**
Ran Ren	**	**
All directors and executive officers as a group	60,319,995	24.8
Principal Shareholders:
Genius Hub Limited(2)	23,722,804	10.0
Mandra iBase Limited(9)	18,613,699	7.9
New Fortune Fund L.P.(10)	18,201,422	7.7
Ventech China II SICAR(11)	17,679,421	7.5
Xiaomi Ventures Limited(12)	16,956,487	7.2
Wise Plus Limited(1)	15,698,914	6.6
Rosy Range Global Limited	12,360,777	5.2
Matrix Partners China III Hong Kong Limited(13)	12,118,992	5.1

Notes:

For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. Each holder of Class B ordinary shares is entitled to fifteen votes per share, subject to certain conditions, and each holder of our Class A ordinary shares is entitled to one vote per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

*
Except for Mr. Chao Zhou, Mr. Feng Hong and Mr. Jiacheng Liu, the business address for our directors and executive officers is 216, 2/F East Gate, Pacific Century Place, No. A2 Gongti North Road, Chaoyang District, Beijing, the People's Republic of China.

**
Less than 1% of our total outstanding shares.

(1)
Represents 15,698,914 ordinary shares held by Mr. Wei Wei through Wise Plus Limited, a company incorporated under the laws of British Virgin Islands. The registered office address of Wise Plus Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Wise Plus Limited is wholly owned and controlled by Beyond Mountain Holdings Limited, a company established under the laws of the British Virgin Islands. Beyond Mountain Holdings Limited is controlled by Beyond Mountain Trust, a trust established under the laws of the Cayman Islands and managed by TMF (Cayman) Ltd. as the trustee. Mr. Wei is the settlor of Beyond Mountain Trust, and Mr. Wei and his family members are the trust's beneficiaries. Under the terms of this trust, Mr Wei has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the shares held by Wise Plus Limited in our company. All of these ordinary shares will be redesignated as Class B ordinary shares immediately prior to the completion of this offering.

(2)
Represents 23,722,804 ordinary shares held by Mr. Jun Dong through Genius Hub Limited, a company incorporated under the laws of British Virgin Islands. The registered office address of Genius Hub Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. Genius Hub Limited is wholly owned and controlled by Coastal Hero Limited, a company incorporated under the laws of the British Virgin Islands. Coastal Hero Limited is controlled by Genesis Trust, a trust established under the laws of the Cayman Islands and managed by TMF (Cayman) Ltd. as the trustee. Mr. Dong is the settlor of Genesis Trust, and Mr. Dong and his family members are the trust's beneficiaries. Under the terms of this trust, Mr. Dong has the power to direct the trustee with respect to the retention or disposal of, and the exercise of any voting and other rights attached to, the shares held by Genius Hub Limited in our company. All of these ordinary shares will be redesignated as Class B ordinary shares immediately prior to the completion of this offering.

(3)
Represents 12,360,777 ordinary shares held by Ms. Xiaomei Peng through Rosy Range Global Limited, a company incorporated under the laws of British Virgin Islands. The registered office address of Rosy Range Global Limited. is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. All of these ordinary shares will be redesignated as Class B ordinary shares immediately prior to the completion of this offering.

(4)
Represents 1,000,000 ordinary shares held by Ms. Jing Zhou through Black Swan Investment Holding Limited, a company incorporated under the laws of British Virgin Islands, and options we granted to Ms. Zhou to purchase 4,656,250 ordinary shares of our company. The registered office address of Black Swan Investment Holding Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands. All of these ordinary shares will be redesignated as Class A ordinary shares immediately prior to the completion of this offering.

(5)
The business address of Mr. Chao Zhou is Unit 1506, Tower B, Parkview Green, No. 9, Dongdaqiao Rd., Beijing, China.

(6)
The business address of Mr. Feng Hong is 12/F, East Office Building, the Rainbow City of China Resources, No. 68 Qinghe Middle Street, Haidian District, Beijing, PRC.

(7)
The business address of Mr. Jiacheng Liu is No. 8 SINA Plaza, Courtyard 10, the West Xibeiwang E. Road, Haidian District, Beijing 100193, PRC.

(8)
Represents options we granted to Steven Yuan Ning Sim.

(9)
Represents 1,450,716 series seed-C preferred shares, 16,252,912 series A-1 preferred shares, and 910,071 series A-2 preferred shares held by Mandra iBase Limited, a company incorporated under the laws of British Virgin Islands. Mandra iBase Limited is wholly owned and controlled by Beansprouts Ltd. Beansprouts Ltd. is owned by Bing How Mui and Song Yi Zhang and each of them holds 50% of the issued and outstanding share capital of Beansprouts Ltd. The registered address of Mandra iBase Limited is P.O. Box 933, Road Town, Tortola, British Virgin Islands, VG1110. All of these preferred shares will be redesignated as Class B ordinary shares immediately prior to the completion of this offering.

(10)
Represents 18,201,422 series A-2 preferred shares held by New Fortune Fund L.P., a company incorporated under the laws of the Cayman Islands. New Fortune Fund L.P. has one general partner and two limited partners. The general partner of New Fortune Fund L.P. is Costal Sunshine Limited, a limited liability exempted company wholly owned and controlled by Mr. Yunli Liu. The limited partners of New Fortune Fund L.P. are Allplay Legend Corporation and Startide Capital Holdings Limited and they are both controlled by SINA Corporation. The registered address of New Fortune Fund L.P. is Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. All of these preferred shares will be redesignated as Class B ordinary shares immediately prior to the completion of this offering.

(11)
Represents 13,750,000 series seed-A-2 preferred shares, 3,165,886 series seed-B preferred shares, and 763,535 series seed-C preferred shares held by Ventech China II SICAR, a company incorporated in Luxemburg. None of the shareholders of Ventech China II SICAR holds more than 50% of the total voting power and the largest shareholder, Bred Banque Populaire, holds 34.93% of the total voting power of Ventech China II SICAR. Bred Banque Populaire is wholly owned and controlled by Groupe BPCE. The registered address of Ventech China II SICAR is 47 Avenue John F. Kennedy L-1855, Luxemburg. All of these preferred shares will be redesignated as Class B ordinary shares immediately prior to the completion of this offering.

(12)
Represents 14,651,116 series seed-B preferred shares and 2,305,371 series seed-C preferred shares held by Xiaomi Ventures Limited, a company incorporated under the laws of British Virgin Islands. Xiaomi Ventures Limited is beneficially owned and controlled by Xiaomi Corporation. The registered address of Xiaomi Ventures Limited is P.O. Box 2221, Road Town, Tortola, British Virgin Islands. All of these preferred shares will be redesignated as Class B ordinary shares immediately prior to the completion of this offering.

(13)
Represents 6,010,714 series seed-B preferred shares and 6,108,278 series seed-C preferred shares held by Matrix Partners China III Hong Kong Limited, a company incorporated in Hong Kong. The registered office address of Matrix Partners China III Hong Kong Limited is Suites 3701-3710, 37/F, Jardine House, 1 Connaught Place, Central, Hong Kong. Matrix Partners China III Hong Kong Limited is controlled by Matrix Partners China III, L.P., which holds 90% of its equity interest. The remaining 10% of the equity interest is held by Matrix Partners China III-A, L.P. Both Matrix Partners China III, L.P. and Matrix Partners China III-A, L.P. are managed by Matrix China III GP GP, Ltd. Timothy A. Barrows, David Ying Zhang, David Su and Yibo Shao are directors of Matrix China III GP GP, Ltd. and are deemed to have shared voting and investment power over the shares held by Matrix Partners China III, L.P. and Matrix Partners China III-A, L.P. The office address of Matrix Partners China III, L.P. and Matrix Partners China III-A, L.P is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. All of these preferred shares will be redesignated as Class B ordinary shares immediately prior to the completion of this offering.

        As of the date of this prospectus, we had no ordinary shares outstanding on an as converted basis that were held by record holders in the United States. Other than disclosed above, none of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company. See "Description of Share Capital—History of Securities Issuances" for a description of issuances of our ordinary shares and preferred shares that have resulted in significant changes in ownership held by our major shareholders.

RELATED PARTY TRANSACTIONS

Transactions and Agreements with Jimu Group

Reorganization Agreements

        We have entered into a series of agreements with Jimu Group with respect to the Reorganization and post-Reorganization relationship between us and Jimu Group. For a description of these contractual arrangements, see "Corporate History and Structure—Our Relationship with Jimu Group."

Transactions with Jimu Group

        Previously, both we and Jimu Group carried out our businesses under our predecessor, Jimu Holdings Limited, formerly known as Pintec Holdings Limited. The variable interest entities and subsidiaries affiliated with Jimu Group provided us with funding and credit enhancement, and we paid service fees to Jimu Group for the peer-to-peer matching services for the funding debts. The table below sets forth our transactions with Jimu Group for the period indicated:

	For the years ended December 31,			For the three months ended March 31,
	2016	2017		2018
Transactions	RMB	RMB	US$	RMB	US$
	(In thousands)
Cost and expenses allocated from Jimu Group	140,894	102,263	16,303	13,563	2,162
Service fee to Jimu Group for the peer-to-peer matching services for the funding debts	1,120	1,235	197	1,009	161
Allocated cost and expenses waived by Jimu Group	74,367	—	—	—	—
Service fees collected on behalf Jimu Group for which repayment is waived	28,690	—	—	—	—
Cash contribution from Jimu Group	155,057	—	—	—	—
Net cash advances from Jimu Group	29,790	23,121	3,686	35,282	5,625
Loan proceeds from Jimu Group	—	29,270	4,666	—	—

        As of December 31, 2016, we had RMB108.9 million due from Jimu Group and RMB162.8 million (US$26.0 million) due to Jimu Group and as of December 31, 2017, RMB228.5 million due from Jimu Group and RMB385 million (US$61.4 million) due to Jimu Group. As of March 31, 2018, we had RMB194.7 million (US$31.0 million) due from Jimu Group and RMB203.9 million (US$32.5 million) due to Jimu Group.

Guarantee Arrangement with Jimu Group

        Individual investors on Jimu Box, the peer-to-peer lending platform of Jimu Group, provide funding for certain of our personal and business installment loans. Jimu Group provides a limited guarantee as a form of credit enhancement. For details, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Funding Sources and Credit Risk."

Transactions with BBAE Holdings Limited

        BBAE Holdings Limited is an entity that shares a common director, Ms. Xiaomei Peng, with our company. BBAE Holdings Limited provides bridge loans to us for working capital purposes. As of December 31, 2016 and 2017, we had RMB797 thousand and RMB478 thousand (US$76 thousand) due from BBAE Holdings Limited, respectively, and RMB163 thousand and RMB527 thousand (US$84 thousand) due to BBAE Holdings Limited, respectively. As of March 31, 2018, we had

RMB478 thousand (US$76 thousand) due from BBAE Holdings Limited and RMB552 thousand (US$88 thousand) due to BBAE Holdings Limited.

Transactions with Beijing Liangduo Science and Technology Co., Ltd

        Beijing Liangduo Science and Technology Co. Ltd. is an entity in which we invested in May 2017 and hold 18% equity interests in. As of December 31, 2017 and March 31, 2018, we had RMB0.9 million (US$0.1 million) and RMB2.7 million (US$0.4 million), respectively, due to Beijing Liangduo Science and Technology Co. Ltd. related to out-sourced collection service fees.

Shareholder Loans

        We entered into a loan agreement in July 2018 with Delight Treasure Holdings Limited, which is a 2.1% shareholder of ours. The loan has a principal amount of US$10,000,000, an annual interest rate of 10.3%, and a term of one year, and it may be prepaid by us without penalty at any time. Minheng entered into a separate loan agreement at the same time with Xijin (Shanghai) Venture Capital Management Co., Ltd., which is the 100% owner of Cheer Fortune Investment Limited, a 1.1% shareholder of ours. This loan has a principal amount of RMB70,000,000 (US$11,159,647), an annual interest rate of 10.3%, and a term of one year, and it may be prepaid by Minheng without penalty at any time. We plan to use the proceeds of these loans, together with cash on hand, to repay the balance of the loan that we borrowed from Ms. Xuan Zhang from January to March 2018. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

Contractual Arrangements with Our Variable Interest Entities and Their Shareholders

        See "Corporate History and Structure—Contractual Arrangements with Our Variable Interest Entities."

Private Placements

        See "Description of Share Capital—History of Securities Issuances."

Shareholders Agreement

        See "Description of Share Capital—History of Securities Issuances."

Employment Agreements and Indemnification Agreements

        See "Management—Employment Agreements and Indemnification Agreements."

Share Incentives

        See "Management—Share Incentive Plan."

DESCRIPTION OF SHARE CAPITAL

        We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Law (2018 Revision) of the Cayman Islands, which is referred to as the Companies Law below.

        As of the date hereof, our authorized share capital consists of 400,000,000 shares of a nominal or par value of US$0.000125 each, of which: (i) 235,335,431 are designated as ordinary shares, (ii) 2,500,000 are designated as series seed-A-1 preferred shares; (iii) 17,678,568 are designated as series seed-A-2 preferred shares; (iv) 37,257,705 are designated as series seed-B preferred shares; (v) 42,747,918 are designated as series seed-C preferred shares; (vi) 25,650,679 are designated as series A-1 preferred shares; and (vii) 38,829,699 are designated as series A-2 preferred shares. Immediately prior to the completion of this offering, our authorised share capital will be changed into US$50,000 divided into 400,000,000 shares of a par value of US$0.000125 each, comprising of (i) 348,217,505 Class A ordinary shares of a par value of US$0.000125 each, and (ii) 51,782,495 Class B ordinary shares of a par value of US$0.000125 each. We will have            Class A ordinary shares issued and outstanding, and            Class B ordinary shares issued and outstanding, assuming the underwriters do not exercise the over-allotment option. All of our shares issued and outstanding prior to the completion of the offering are and will be fully paid, and all of our shares to be issued in the offering will be issued as fully paid.

        We plan to adopt an amended and restated memorandum and articles of association, which will become effective immediately prior to the completion of this offering and will replace our existing amended and restated memorandum and articles of association in their entirety. The following are summaries of material provisions of our post-offering amended and restated memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General

        Based on the assumptions and qualifications in its opinion that is filed as an exhibit to the registration statement that includes this prospectus, our Cayman Islands counsel, Travers Thorp Alberga, has advised us that all of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. Our company will issue only non-negotiable shares, and will not issue bearer or negotiable shares.

Register of Members

        Under Cayman Islands law, we must keep a register of members and there should be entered therein:

  •
  the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

  •
  the date on which the name of any person was entered on the register as a member; and

  •
  the date on which any person ceased to be a member.

        Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this offering, the register of members will be immediately updated to record and give effect to the issue of shares by us to the Depositary (or its nominee) as the depositary. Once our register of members has been updated, the shareholders recorded in the register of members should be deemed to have legal title to the shares set against their name.

        If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

        Ordinary Shares.    Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Each Class B ordinary share shall entitle the holder thereof to fifteen (15) votes on all matters subject to vote at our general meetings, subject to certain conditions, and each Class A ordinary share shall entitle the holder thereof to one (1) vote on all matters subject to vote at our general meetings. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

        Conversion.    Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale of Class B ordinary shares by a holder thereof to any person other than our three core founders, Mr. Wei Wei, Mr. Jun Dong and Ms. Xiaomei Peng, or any entity which is not affiliated with any of the three core founders, such Class B ordinary shares are automatically and immediately converted into the same number of Class A ordinary shares. Each Class B ordinary share beneficially owned by any core founder is automatically converted into one Class A ordinary share, if at any time the core founder ceases to be a director or employee of our company or ceases to have the capability to make business decisions on behalf of our company due to health reasons.

Dividends

        The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors or shareholders in general meeting (provided always that dividends may be declared and paid only out of funds legally available therefor, namely out of either profit or our share premium account, and provided further that a dividend may not be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business).

Voting Rights

        Holders of ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by the members at any such general meeting. Each holder of Class B ordinary shares is entitled to fifteen votes per share, subject to certain conditions, and each holder of our Class A ordinary shares is entitled to one vote per share on all matters submitted to them for a vote. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder present in person or by proxy.

        Travers Thorp Alberga, our counsel as to Cayman Islands law, has advised that such voting structure is in compliance with current Cayman Islands law as in general terms, a company and its shareholders are free to provide in the articles of association for such rights as they consider appropriate, subject to such rights not being contrary to any provision of the Companies Law and not inconsistent with common law. Travers Thorp Alberga has confirmed that the inclusion in our post-offering amended and restated memorandum and articles of association of provisions giving weighted voting rights to specific classes of shareholders generally or to specific classes of shareholders on specific resolutions is not prohibited by the Companies Law. Further, weighted voting provisions have been held to be valid as a matter of English common law and therefore it is expected that such would be upheld by a Cayman Islands court.

        An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attached to the ordinary shares cast by those shareholders who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Law and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Transfer of Ordinary Shares

        Any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

        However, our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which our company has a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

  •
  the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

  •
  the instrument of transfer is in respect of only one class of shares;

  •
  the instrument of transfer is properly stamped, if required;

  •
  the ordinary shares transferred are free of any lien in favor of us;

  •
  any fee related to the transfer has been paid to us; and

  •
  in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

        If our directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

        On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares will be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately. We are a "limited liability" company registered under the Companies Law, and under the Companies Law, the liability of our members is limited to the amount, if any, unpaid on the shares respectively held by them. Our memorandum of association contains a declaration that the liability of our members is so limited.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

        Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

        We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares provided that the manner and terms of such purchase have been approved by our board of directors or are otherwise authorized by our memorandum and articles of association. Under the Companies Law, the redemption or repurchase of any share may be paid out of our company's profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Law no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

        If at any time, our share capital is divided into different classes of shares, all or any of the special rights attached to any class of shares may be varied with the consent in writing of the holders of two-thirds in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders and Shareholder Proposals

        As a Cayman Islands exempted company, we are not obliged by the Companies Law to call shareholders' annual general meetings. Our post-offering memorandum and articles of association provide that we shall in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors.

        Shareholders' annual general meetings and any other general meetings of our shareholders may be convened by a majority of our board of directors. Advance notice of at least fourteen calendar days is required for the convening of our annual general shareholders' meeting and any other general meeting of our shareholders. A quorum required for a general meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third of the total voting power of their outstanding shares in our company.

        Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our post-offering memorandum and articles of association allow any two or more shareholders holding shares representing in aggregate not less than one-third of the total voting rights in the paid up capital of our company, to requisition an extraordinary general meeting of the shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Election and Removal of Directors

        Unless otherwise determined by our company in general meeting, our articles provide that our board will consist of not less than two directors. There are no provisions relating to retirement of directors upon reaching any age limit.

        The directors have the power to appoint any person as a director either to fill a casual vacancy on the board or as an addition to the existing board. Any director so appointed shall hold office only until the next following annual general meeting of our company and shall then be eligible for re-election at that meeting. At each annual general meeting, one-third of the directors for the time being, or, if their number is not three or a multiple of three, then the number nearest to, but not less than, one-third, shall retire from office by rotation. The directors to retire in every year shall be those who have been longest in office since their last election but as between persons who became directors on the same day those to retire shall (unless they otherwise agree between themselves) be determined by lot. A retiring director shall retain office until the close of the meeting at which he retires, and shall be eligible for re-election thereat.

        Our shareholders may also appoint any person to be a director by way of ordinary resolution.

        A director may be removed with or without cause by ordinary resolution.

Proceedings of Board of Directors

        Our post-offering memorandum and articles of association provide that our business is to be managed and conducted by our board of directors. The quorum necessary for board meetings may be fixed by the board and, unless so fixed at another number, will be a majority of the directors.

        Our post-offering memorandum and articles of association provide that the board may from time to time at its discretion exercise all powers of our company to raise or borrow money, to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of our company and issue debentures, bonds and other securities of our company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party.

Inspection of Books and Records

        Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we intend to provide our shareholders with annual audited financial statements. See "Where You Can Find Additional Information."

Changes in Capital

        Our shareholders may from time to time by ordinary resolution:

  •
  increase our share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

  •
  consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

  •
  sub-divide our existing shares, or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; or

  •
  cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

        Our shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by our company for an order confirming such reduction, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Exempted Company

        We are an exempted company with limited liability under the Companies Law of the Cayman Islands. The Companies Law in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

  •
  an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

  •
  an exempted company's register of members is not required to be open to inspection;

  •
  an exempted company does not have to hold an annual general meeting;

  •
  an exempted company may issue no par value, negotiable shares;

  •
  an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

  •
  an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

  •
  an exempted company may register as a limited duration company; and

  •
  an exempted company may register as a segregated portfolio company.

        "Limited liability" means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder's shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil). Upon the closing of this offering, we will be subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, we currently intend to comply with the Nasdaq Global Market rules in lieu of following home country practice after the closing of this offering.

Differences in Corporate Law

        The Companies Law is derived, to a large extent, from the older Companies Acts of England but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Law and the current Companies Act of England. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

        The Companies Law permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) "merger" means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a "consolidation" means the combination of two or more constituent companies into a combined company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company's articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

        In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders or creditors with whom the arrangement is to be made and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

  •
  the statutory provisions as to the required majority vote have been met;

  •
  the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

  •
  the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

  •
  the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

        When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

        If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders' Suits

        In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

  •
  an acts which is illegal or ultra vires;

  •
  an act which, although not ultra vires, could only be effected duly if authorized by a special or qualified majority vote that has not been obtained; and

  •
  an act which constitutes a fraud on the minority where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our post-offering memorandum and articles of association provide that our directors and officers shall be indemnified against all actions, costs, charges, expenses, losses and damages incurred or sustained by such director or officer, other than by reason of such person's own dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our post-offering memorandum and articles of association.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

        Some provisions of our post-offering memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders.

        However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association, as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Directors' Fiduciary Duties

        Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

        As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

        Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

        Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company's articles of association. Our post-offering memorandum and articles of association provides that, on the requisition of any two or more shareholders holding shares representing in aggregate not less than one-third of the total voting rights in the paid up capital of our company, the board shall convene an extraordinary general meeting. However, our post-offering memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders' annual general meetings.

Cumulative Voting

        Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation's certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder's voting power with respect to electing such director. Cayman Islands law does not prohibit cumulative voting, but our post-offering articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

        Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our post-offering memorandum and articles of association, directors may be removed by ordinary resolution of our shareholders.

Transactions with Interested Shareholders

        The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an "interested shareholder" for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target's outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation's outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target's board of directors.

        Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

        Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation's outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

        Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the written consent of the holders of two-thirds in nominal value of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of shares of that class.

Amendment of Governing Documents

        Under the Delaware General Corporation Law, a corporation's certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Law, our memorandum and articles of association may only be amended by special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

        There are no limitations imposed by our post-offering memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our post-offering memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors' Power to Issue Shares

        Under our post-offering memorandum and articles of association, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

History of Securities Issuances

        The following is a summary of our securities issuances in the past three years, all of which are in connection with the Reorganization and the carve-out from our predecessor, Pintec Technology Holdings Limited. See "Corporate History and Structure."

        Upon our incorporation on March 2, 2017, we issued one ordinary share to the initial subscriber and the one ordinary share was transferred to Wise Plus Limited on the same day. On April 7, 2017, we further issued one ordinary share to Wise Plus Limited as part of a share swap, in exchange for equity interests in Sky City Holdings Limited and Next Hop Holdings Limited, currently our wholly owned subsidiaries.

        On May 5, 2017, we issued 70,772,953 ordinary shares for an aggregate consideration of US$10,615.94 to Wise Plus Limited, Genius Hub Limited, Rosy Range Global Limited, Earnest Way International Limited, CH Financial Holdings Ltd., Spring Fountain Holdings Limited, Black Swan Investment Holdings Limited and Up Sail Holdings Limited.

        On December 8, 2017, we distributed ordinary and preferred shares to the existing shareholders of our predecessor in proportion to its current shareholding structure, in a total of 102,411,238 ordinary and preferred shares for an aggregate consideration of US$12,801.40.

        On May 18, 2018, in connection with the conversion of US$39,455,515 in convertible loans previously issued to certain investors to equity interests of our company, we issued 25,650,679 series A-1 preferred shares to Mandra iBase Limited, Asembly Fintech Limited, Shunwei TMT III Limited, David Charles Desilets, Cheer Fortune Investment Limited and Hillingdon Ventures Limited.

        On May 18, 2018, in connection with our series A-2 preferred share financing, we issued 38,829,699 series A-2 preferred shares to New Fortune Fund L.P., Genesis Ventures Limited, True Radiant Limited, Yang Zhizhong, Delight Treasure Holdings Limited, Lucky P2P Limited, Asembly Fintech Limited, Precise Noble Limited, Sheen Profit Holdings Limited, Mandra iBase Limited and Woo Foong Hong Limited for an aggregate consideration of US$64,000,000.

  Shareholders Agreement

        We entered into an amended and restated shareholders agreement with our shareholders on May 18, 2018.

        Pursuant to this shareholders agreement, our board of directors shall consist of up to seven directors. The holders of our ordinary shares are entitled to appoint four directors, and New Fortune Fund L.P., Xiaomi Ventures Limited and Ventech China II SICAR are each entitled to appoint one director.

        The amended and restated shareholders agreement also provides for certain preferential rights, including right of participation and co-sale rights. Except for the registration rights, all the preferential rights, as well as the provisions governing the board of directors, will terminate upon the completion of this offering.

  Registration Rights

        Pursuant to our current shareholders agreement, we have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the agreement.

        Demand Registration Rights.    Holders of at least 20% of our registrable securities have the right to demand in writing that we file a registration statement to register their registrable securities and registrable securities held by others who choose to participate in the offering. This right may be exercised at any time after this initial public offering. We are not obligated to effect a demand registration if, within the six-month period preceding the date of such request, we have already effected a registration pursuant to demand registration rights or Form F-3 registration rights, or holders had an opportunity to participate pursuant to piggyback registration rights. If the underwriters determine that marketing factors require a limitation of the number of share to be underwritten, the underwriters may reduce as required and allocate the shares to be included in the registration statement among holders, subject to certain limitations.

        Piggyback Registration Rights.    If we propose to file a registration statement for a public offering of our securities, we must offer holders of our registrable securities an opportunity to include in the registration the registrable securities then held by such holders. If the underwriters determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the registrable securities shall allocate first to us, second to each of the holders of series seed-C convertible preferred shares requesting for the inclusion of their registrable securities pursuant to the piggyback registration, third to each of the holders of series seed-B convertible preferred shares requesting for the inclusion of their registrable securities pursuant to the piggyback registration, forth to each of the holders of series seed-A-1 or seed-A-2 convertible preferred shares requesting for the inclusion of their registrable securities pursuant to the piggyback registration, and fifth to each of holders of other securities requesting for the inclusion of their registrable securities pursuant to the piggyback registration.

        Form F-3 Registration Rights.    Holders of at least 20% of our registrable securities have the right to demand in writing to file a registration on Form F-3. We are not obligated to effect such registration if, among other things, (i) the anticipated aggregate offering price is less than US$200,000,000, or (ii) we have already effected a registration in the six month period preceding the date of the request. We may defer filing of a registration statement on Form F-3 no more than once during any 12 month period for up to 90 days if our board of directors determines in good faith that filing such registration statement will be materially detrimental to us and our shareholders.

        Expenses of Registration.    We will bear all registration expenses, other than underwriting discounts and selling commissions, incurred in connection with any demand, piggyback or F-3 registration.

        Termination of Obligations.    The registration rights set forth above shall terminate on the earlier of (i) the fifth anniversary of this initial public offering and (ii) with respect to any holder of registrable securities, the time when all registrable securities held by such holder may be sold pursuant to Rule 144 under the Securities Act without transfer restrictions.

Option Grants

        We have granted options to purchase our ordinary shares to certain of our directors, executive officers and employees under our First Plan, for their past and future services. See "Management—Share Incentive Plan."

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

        The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS will represent                        Class A ordinary shares (or a right to receive                        ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS will also represent any other securities, cash or other property which may be held by the depositary. The deposited ordinary shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary's office at which the ADSs will be administered is located at 101 Barclay Street, New York, New York 10286. The Bank of New York Mellon's principal executive office is located at 225 Liberty Street, New York, New York 10286.

        You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

        Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

        As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement between us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

        The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. See "Where You Can Find Additional Information" for directions on how to obtain copies of those documents.

Dividends and Other Distributions

How will you receive dividends and other distributions on the ordinary shares?

        The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

        Cash.    The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

        Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See "Taxation." The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

        Ordinary Shares.    The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new ordinary shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

        Rights to purchase additional shares.    If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        Other Distributions.    The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

        The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

        The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

        You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited ordinary share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

        You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver an ADR evidencing those ADSs to the ADS holder.

Voting Rights

How do you vote?

        ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders' meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our articles of association or other applicable documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

        Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting far enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

        We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

        If we asked the depositary to solicit your instructions at least 45 days before the meeting date but the depositary does not receive voting instructions from you by the specified date, it will consider you to have authorized and directed it to give a discretionary proxy to a person designated by us to vote the number of deposited securities represented by your ADSs. The depositary will give a discretionary proxy in those circumstances to vote on all questions at to be voted upon unless we notify the depositary that:

  •
  we do not wish to receive a discretionary proxy;

  •
  there is substantial shareholder opposition to the particular question; or

  •
  the particular question would have an adverse impact on our shareholders.

        We are required to notify the depositary if one of the conditions specified above exists.

        In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)	Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates
$.05 (or less) per ADS	Any cash distribution to ADS holders
A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares
Expenses of the depositary	Cable and facsimile transmissions (when expressly provided in the deposit agreement)
Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

        The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide services that require a fee until its fees for those services are paid.

        From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

        The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary's obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

        You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your American Depositary Shares to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay ADS holders any proceeds, or send ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

        The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

        If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

        If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

        If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

        If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

        We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

        The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if

  •
  60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

  •
  we delist the ADSs from an exchange on which they were listed and do not list the ADSs on another exchange;

  •
  we appear to be insolvent or enter insolvency proceedings

  •
  all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

  •
  there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

  •
  there has been a replacement of deposited securities.

        If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

        After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

        The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

  •
  are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

  •
  are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

  •
  are not liable if we or it exercises discretion permitted under the deposit agreement;

  •
  are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

  •
  have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

  •
  may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

  •
  are not liable for the acts or omissions of any securities depository, clearing agency or settlement system.

        The depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

        In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

        Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

  •
  payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

  •
  satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  •
  compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

        The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

        ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

  •
  when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders' meeting; or (iii) we are paying a dividend on our ordinary shares;

  •
  when you owe money to pay fees, taxes and similar charges; or

  •
  when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

        This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-release of ADSs

        The deposit agreement permits the depositary to deliver ADSs before deposit of the underlying ordinary shares. This is called a pre-release of the ADSs. The depositary may also deliver ordinary shares upon cancellation of pre-released ADSs (even if the ADSs are canceled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the underlying ordinary shares are delivered to the depositary. The depositary may receive ADSs instead of ordinary shares to close out a pre-release. The depositary may pre-release ADSs only under the following conditions: (1) before or at the time of the pre-release, the person to whom the pre-release is being made represents to the depositary in writing that it or its customer owns the ordinary shares or ADSs to be deposited; (2) the pre-release is fully collateralized with cash or other collateral that the depositary considers appropriate; and (3) the depositary is able to close out the pre-release on not more than five business days' notice. In addition, the depositary will limit the number of ADSs that may be outstanding at any time as a result of pre-release, although the depositary may disregard the limit from time to time if it thinks it is appropriate to do so.

Direct Registration System

        In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

        In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary's reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

        The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

SHARES ELIGIBLE FOR FUTURE SALE

        Upon completion of this offering, we will have            ADSs outstanding, representing            Class A ordinary shares, or approximately            % of our outstanding ordinary shares assuming the underwriters do not exercise their over-allotment option to purchase additional ADSs. All of the ADSs sold in this offering will be freely transferable by persons other than our "affiliates" without restriction or further registration under the Securities Act. Sales of substantial amounts of our ADSs in the public market could adversely affect prevailing market prices of our ADSs. Prior to this offering, there has been no public market for our ordinary shares or the ADSs. While we intend to list the ADSs on the Nasdaq Global Market, we cannot assure you that a regular trading market will develop in the ADSs. We do not expect that a trading market will develop in our ordinary shares not represented by the ADSs.

Lock-Up Agreements

        [All of our shareholders and all of our directors and executive officers have agreed with the underwriters not to, without the prior consent of the representatives, for a period of 180 days following the date of this prospectus, offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement (other than a registration statement on Form S-8) with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any of our ADSs or ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ADSs or ordinary shares or any substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus).

        In addition, through a letter agreement, we will instruct The Bank of New York Mellon, as depositary, not to accept any deposit of any ordinary shares or deliver any additional ADSs for 180 days after the date of this prospectus unless we consent to such deposit or issuance, and we have agreed not to provide consent without the prior written consent of             .]

Rule 144

        All of our ordinary shares outstanding prior to this offering are "restricted shares" as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

        Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

  •
  1% of the then outstanding ordinary shares, in the form of ADSs or otherwise, which will equal approximately            Class A ordinary shares immediately after this offering; or

  •
  the average weekly trading volume of our ordinary shares in the form of ADSs or otherwise, on the Nasdaq Global Market, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

        Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

        Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

        In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such ordinary shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Registration Rights

        Upon completion of this offering, certain holders of our ordinary shares or their transferees will be entitled to request that we register their shares under the Securities Act, following the expiration of the lock-up agreements described above.

 TAXATION

        The following summary of material Cayman Islands, PRC and U.S. federal income tax consequences of an investment in our ADSs or ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ADSs or ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

        The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to investors levied by the government of the Cayman Islands. The Cayman Islands is not party to any double tax treaties which are applicable to any payments made by our company.

People's Republic of China Taxation

        Although we are incorporated in the Cayman Islands, we may be treated as a PRC resident enterprise for PRC tax purposes under the Enterprise Income Tax Law. The Enterprise Income Tax Law provides that an enterprise established under the laws of a foreign country or region but whose "de facto management body" is located in the PRC is treated as a PRC resident enterprise for PRC tax purposes. The implementing rules of the Enterprise Income Tax Law merely define the "de facto management body" as the "organizational body which effectively manages and controls the production and business operation, personnel, accounting, properties and other aspects of operations of an enterprise." Based on a review of the facts and circumstances, we do not believe that Pintec Technology Holdings Limited or any of our subsidiaries in the British Virgin Islands or Hong Kong should be considered a PRC resident enterprise for PRC tax purposes. However, there is limited guidance and implementation history of the Enterprise Income Tax Law. If Pintec Technology Holdings Limited were to be considered a PRC resident enterprise, then PRC income tax at a rate of 10% would generally be applicable to any gain realized on the transfer of our ADSs or ordinary shares by investors that are "non-resident enterprises" of the PRC and to any interest or dividends payable by us to such investors. See "Risk Factors—Risks Relating to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders."

United States Federal Income Tax Considerations

        The following is a discussion of U.S. federal income tax considerations relating to the acquisition, ownership and disposition of our ADSs or ordinary shares by a U.S. Holder that holds our ADSs or ordinary shares as "capital assets" (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, certain financial institutions, insurance companies, broker-dealers, traders in securities that elect mark-to-market treatment, tax-exempt organizations (including private foundations), investors who own (directly, indirectly, or constructively) 10% or more of our stock by vote or value, investors that will hold their ADSs or ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, U.S. expatriates or investors that have a functional currency other than the U.S. dollar), all of whom may be subject to tax rules that differ significantly from those described below.

        This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations ("Regulations"), in each case as in effect and available on the date hereof. All of the foregoing are subject to change (possibly on a retroactive basis), or differing interpretations, which could affect the U.S. federal income tax considerations described herein. There can be no assurance that the Internal Revenue Service (the "IRS") or a court will not take a contrary position with respect to any U.S. federal income tax considerations described below.

        In addition, this discussion does not address the alternative minimum tax or Medicare net investment income tax, or any state, local or non-U.S. tax considerations (other than the discussion below relating to certain withholding rules and the U.S.-PRC income tax treaty (the "Treaty")). U.S. Holders should consult their tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of an investment in our ADSs or ordinary shares.

General

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of our ADSs or ordinary shares that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in or organized under the law of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a U.S. person under the applicable Regulations.

        If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) owns our ADSs or ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or ordinary shares and their partners should consult their tax advisors regarding an investment in our ADSs or ordinary shares.

        The discussion below assumes that the representations contained in the deposit agreement are and will continue to be true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with the terms. For U.S. federal income tax purposes, a U.S. Holder of our ADSs will be treated as a beneficial owner of the underlying shares represented by such ADSs. Accordingly, deposits or withdrawals of ordinary shares for ADSs will not be subject to U.S. federal income tax.

Passive Foreign Investment Company Considerations

        A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of "passive" income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Passive income generally includes dividends, interest, royalties, rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains. For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company's unbooked intangibles associated with active business activity are taken into account as non-passive assets.

        In addition, a non-U.S. corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, 25% or more (by value) of the stock. Although the law in this regard is unclear, we treat our variable interest entities as being beneficially owned by us for U.S. federal income tax purposes because we control their management decisions, we are entitled to substantially all of the economic benefits associated with these entities, and, as a result, we consolidate their results of operations in our U.S. GAAP financial statements.

        We believe our income from and assets used in the installment-sale business are treated as passive under the PFIC provisions. Accordingly, based on our current income and assets and the expected value of our ADSs, it is possible that we could be a PFIC for our current taxable year or in the foreseeable future. Even if we are not currently a PFIC, changes in the nature of our income or assets, or fluctuations in the market price of our ADSs, may cause us to become a PFIC for future taxable years. In estimating the value of our goodwill and other unbooked intangibles, we have taken into account our anticipated market capitalization following the close of this offering, which may fluctuate over time. Among other factors, if our market capitalization is less than anticipated or subsequently declines, we may be or become classified as a PFIC for the current or future taxable years. Under circumstances where revenues from our installment-sale business or other activities that produce passive income increase relative to our revenues from activities that produce non-passive income or where we determine not to deploy significant amounts of cash for working capital or other purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, if it were determined that that we are not the beneficial owner of our variable interest entities for U.S. federal income tax purposes, we may be treated as a PFIC for our current taxable year and in future taxable years.

        If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares, the PFIC tax rules discussed below under "—Passive Foreign Investment Company Rules" will generally apply to such U.S. Holder for such taxable year and, unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC. The discussion below under "—Dividends" and "—Sale or Other Taxable Disposition of our ADSs or Ordinary Shares" assumes that we will not be classified as a PFIC for U.S. federal income tax purposes.

Dividends

        Any cash distributions (including any amount of any PRC tax withheld) paid on our ADSs or ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be reported as dividend income for U.S. federal income tax purposes. Dividends received on our ADSs or ordinary shares will not be eligible for the dividends received deduction allowed to corporations under the Code.

        A non-corporate U.S. Holder will be subject to tax at the lower capital gain tax rate applicable to "qualified dividend income" on dividends paid on our ADSs or ordinary shares, provided that certain conditions are satisfied, including that (i) the ADSs or ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the Treaty, (ii) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend was paid or the preceding taxable year, and (iii) certain holding period requirements are met. Provided that the listing is approved on the Nasdaq Global Market, which is an established securities market in the United States, we anticipate that our ADSs should qualify as readily tradable, although there can be no assurances in this regard. Because we do not expect our ordinary shares will be listed on an established securities market, we do not expect that the dividends we pay on our ordinary shares that are not represented by ADSs will meet the conditions required for such reduced tax rates, unless we are deemed to be a PRC resident enterprise (as described above) and are eligible for the benefits of the Treaty. Assuming we are eligible for such benefits, dividends we pay on our ordinary shares, regardless of whether such shares are represented by the ADSs, would be eligible for the reduced rates of taxation applicable to qualified dividend income.

        For U.S. foreign tax credit purposes, dividends will generally be treated as income from foreign sources and will generally constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, a U.S. Holder may be subject to PRC taxes on dividends paid on our ADSs or ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ADSs or ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit on foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Taxable Disposition of our ADSs or Ordinary Shares

        A U.S. Holder will generally recognize capital gain or loss upon the sale or other taxable disposition of our ADSs or ordinary shares in an amount equal to the difference, if any, between the amount realized upon the sale or other taxable disposition and the U.S. Holder's adjusted tax basis in such ADSs or ordinary shares. Any capital gain or loss will be long-term if the ADSs or ordinary shares have been held for more than one year and will generally be U.S. source gain or loss for U.S. foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations. In the event that gain from the disposition of the ADSs or ordinary shares is subject to tax in the PRC because we are deemed to be a PRC resident enterprise, and such gain is deemed to be U.S. source gain, U.S. Holders may not be able to credit such tax against their U.S. federal income tax liability unless the U.S. Holder has other income from foreign sources in the appropriate category for purposes of the foreign tax credit rules. However, a U.S. Holder that is eligible for the benefits of the Treaty may be able to elect to treat such gain as PRC-source gain. U.S. Holders should consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

        If we are classified as a PFIC for any taxable year during which a U.S. Holder owns our ADSs or ordinary shares, and unless the U.S. Holder makes a "mark-to-market" election (as described below), the U.S. Holder will generally be subject to special tax rules that have a generally penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for our ADSs or ordinary shares), and (ii) any gain realized on the sale or other disposition, including a pledge, of our ADSs or ordinary shares. Under the PFIC rules:

  •
  the excess distribution or gain will be allocated ratably over the U.S. Holder's holding period for the ADSs or ordinary shares;

  •
  amounts allocated to the current taxable year and any taxable years in a U.S. Holder's holding period prior to the first taxable year in which we are classified as a PFIC will be taxable as ordinary income; and

  •
  amounts allocated to each of the other taxable years will be subject to tax at the highest tax rate in effect applicable to such U.S. Holder for that year, and such amounts will be increased by an additional tax equal to interest on the resulting tax deemed deferred with respect to such years.

        If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or ordinary shares and any of our subsidiaries (including any variable interest entity or subsidiary thereof) is also a PFIC, such U.S. Holder will be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. Holder may not receive the proceeds of those distributions or dispositions. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

        If a company that is a PFIC provides certain information to U.S. investors, a U.S. investor can then avoid certain adverse tax consequences described above by making a "qualified electing fund" election to be taxed currently on its proportionate share of the PFIC's ordinary income and net capital gains. However, because we do not intend to prepare or provide the information necessary for a U.S. Holder to make a qualified electing fund election, such election will not be available to U.S. Holders.

        Alternatively, a U.S. Holder of "marketable stock" in a PFIC may make a mark-to-market election with respect to such stock. Marketable stock is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter ("regularly traded") on a qualified exchange (such as the Nasdaq Global Market) or other market as defined in applicable Regulations (although a lower threshold applies for the quarter in which the initial public offering occurs). We believe that a U.S. Holder may make a mark-to-market election with respect to our ADSs, but not our ordinary shares, provided that the listing of our ADSs on the Nasdaq Global Market is approved and that our ADSs are regularly traded. We anticipate that our ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, such holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of our ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of our ADSs over the fair market value of such ADSs held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder's adjusted tax basis in our ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our ADSs and we cease to be a PFIC, such holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

        Because, as a technical matter, a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder would generally continue to be subject to the general PFIC rules described above with respect to such U.S. Holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

        A U.S. Holder that holds our ADSs or ordinary shares in any year in which we are classified as a PFIC may make a "deemed sale" election with respect to such ADSs or ordinary shares in a subsequent taxable year in which we are not classified as a PFIC. If a U.S. Holder makes a valid deemed sale election with respect to such ADSs or ordinary shares, such U.S. Holder will be treated as having sold all of its ADSs or ordinary shares for their fair market value on the last day of the last taxable year in which we were a PFIC and such ADSs or ordinary shares will no longer be treated as

PFIC stock. A U.S. Holder will recognize gain (but not loss), which will be subject to tax as an "excess distribution" received on the last day of the last taxable year in which we were a PFIC. A U.S. Holder's basis in the ADSs or ordinary shares would be increased to reflect gain recognized, and such U.S. Holder's holding period, for purposes of the PFIC rules, would begin on the day after we ceased to be a PFIC. The deemed sale election is only relevant to U.S. Holders that hold our ADSs or ordinary shares during a taxable year in which we cease to be a PFIC. U.S. Holders should consult their own tax advisors concerning the U.S. federal income tax consequences of owning, and disposing of our ADSs or ordinary shares if we are or become classified as a PFIC, including the possibility of making either a deemed sale or a mark-to-market election, and the unavailability of the qualified electing fund election.

        If a U.S. Holder holds our ADSs or ordinary shares in any year in which we are treated as a PFIC with respect to such U.S. Holder, such U.S. Holder will generally be required to file IRS Form 8621.

Foreign Asset Reporting

        Certain U.S. Holders are required to report information relating to an interest in "specified foreign financial assets," including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000, subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). Penalties may be imposed for a failure to disclose such information.

        U.S. Holders should consult their own tax advisors regarding the application of any reporting requirements.

        THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS INTENDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN OUR ADSs OR ORDINARY SHARES.

UNDERWRITING

        This global offering of our ADSs consists of a U.S. offering and an international offering. The underwriters for the U.S. offering and the underwriters for the international offering are collectively referred to as the underwriters. We and the underwriters named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ADSs indicated in the following table. Goldman Sachs (Asia) L.L.C., Deutsche Bank Securities Inc. and Citigroup Global Markets Inc. are the representatives of the underwriters.

Underwriters for the U.S. Offering	Number of ADSs
Goldman Sachs (Asia) L.L.C.
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.

Underwriters for the International Offering	Number of ADSs
Goldman Sachs (Asia) L.L.C.
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.

Total

        The address of Goldman Sachs (Asia) L.L.C. is 68th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong. The address of Deutsche Bank Securities Inc. is 60 Wall Street, New York, NY 10005, United States of America. The address of Citigroup Global Markets Inc. is 388 Greenwich Street, New York, NY 10013, United States of America.

        The underwriters are committed to take and pay for all of the ADSs being offered, if any are taken, other than the ADSs covered by the option described below unless and until this option is exercised.

        The underwriters have an option to buy up to an additional                        ADSs from us to cover sales by the underwriters of a greater number of ADSs than the total number set forth in the table above. They may exercise that option for 30 days. If any ADSs are purchased pursuant to this option, the underwriters will severally purchase ADSs in approximately the same proportion as set forth in the table above.

        The following tables show the per ADS and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase                        additional ADSs.

        The underwriters are offering the ADSs subject to their acceptance of the ADSs from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the ADSs offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions.

Paid by the Company	No Exercise	Full Exercise
Per ADS	US$	US$
Total	US$	US$

        ADSs sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount of up to US$            per ADS from the initial public offering price. After the initial offering of the ADSs, the representatives may change the offering price and the other selling terms. The offering of the ADSs by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        [We and our officers, directors, and all of our shareholders and holders of our share options have agreed with the underwriters, subject to certain exceptions, not to dispose of or hedge any of our ADSs or ordinary shares or securities convertible into or exchangeable for our ADSs or ordinary shares during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the representatives. See "Shares Eligible for Future Sale" for a discussion of certain transfer restrictions.]

        Prior to the offering, there has been no public market for our ordinary shares or ADSs. The initial public offering price has been negotiated among us and the representatives. Among the factors to be considered in determining the initial public offering price of the ADSs, in addition to prevailing market conditions, will be the our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.

        An application has been made to quote the ADSs on the Nasdaq Global Market under the symbol "PT."

        In connection with the offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional ADSs for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ADSs or purchasing ADSs in the open market. In determining the source of ADSs to cover the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase additional ADSs pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional ADSs for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise.

        A prospectus in electronic format will be made available on the websites maintained by one or more of the underwriters or one or more securities dealers. One or more of the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of ADSs for sale to their online brokerage account holders. ADSs to be sold pursuant to an internet distribution will be allocated on the same basis as other allocations. In addition, ADSs may be sold by the underwriters to securities dealers who resell ADSs to online brokerage account holders.

        No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction.

        Australia.    This prospectus:

  (a)
  does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the "Corporations Act");

  (b)
  has not been, and will not be, lodged with the Australian Securities and Investments Commission ("ASIC"), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

  (c)
  does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a "retail client" (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

  (d)
  may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

        The ADSs may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the ADSs may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any ADSs may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the ADSs, you represent and warrant to us that you are an Exempt Investor.

        As any offer of ADSs under this prospectus will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the ADSs you undertake to us that you will not, for a period of 12 months from the date of issue of the ADSs, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

        Canada.    The ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

        Cayman Islands.    This prospectus does not constitute a public offer of the ADSs or ordinary shares, whether by way of sale or subscription, in the Cayman Islands. ADSs or ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

        Dubai International Financial Centre ("DIFC").    This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

        In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

        European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), an offer of the ADSs to the public may not be made in that Relevant Member State, except that an offer of ADSs to the public may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of ADSs shall result in a requirement for the publication of a prospectus pursuant to Article 3 of the Prospectus Directive or any measure implementing the Prospectus Directive in a Relevant Member State and each person who initially acquires any ADSs or to whom an offer is made will be deemed to have represented, warranted and agreed to and with the underwriters that it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

        For the purposes of this provision, the expression "an offer of the ADSs to the public" in relation to any ADS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        In the case of any ADSs being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, such financial intermediary will also be deemed to have represented, acknowledged and agreed that the ADSs acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of ADSs to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

        Hong Kong.    The ADSs may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) ("Companies (Winding Up and Miscellaneous Provisions) Ordinance") or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) ("Securities and Futures Ordinance"), or (ii) to "professional investors" as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the ADSs may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

        Japan.    The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

        Korea.    The ADSs may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The ADSs have not been registered with the Financial Services Commission of Korea for public offering in Korea. Furthermore, the ADSs may not be resold to Korean residents unless the purchaser of the ADSs complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with the purchase of the ADSs.

        Kuwait.    Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 "Regulating the Negotiation of Securities and Establishment of Investment Funds," its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ADSs, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

        Malaysia.    No prospectus or other offering material or document in connection with the offer and sale of the ADSs has been or will be registered with the Securities Commission of Malaysia ("Commission") for the Commission's approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires the ADSs, as principal, if the offer is on terms that the ADSs may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the ADSs is made by a holder of a Capital Markets Services Licence who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.

        Mexico.    None of the ADSs or the ordinary shares have been or will be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) of Mexico and, as a result, may not be offered or sold publicly in Mexico. The ADSs and the ordinary shares may only be sold to Mexican institutional and qualified investors, pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores).

        People's Republic of China.    This prospectus may not be circulated or distributed in the PRC and the ADSs may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

        Qatar.    In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person's request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

        Saudi Arabia.    This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

        Singapore.    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA")) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

        Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the ADSs under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation's securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore ("Regulation 32")

        Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the ADSs under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

        Switzerland.    The ADSs will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to our company or the ADSs have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the "CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the ADSs.

        Taiwan.    The ADSs have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the ADSs in Taiwan.

        United Arab Emirates.    The ADSs have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

        United Kingdom.    In the United Kingdom, this prospectus is only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the Order); or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). Any investment or investment activity to which this prospectus relates is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or relay on this prospectus or any of its contents.

        Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. will offer ADSs in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC.

        The underwriters do not intend sales to discretionary accounts to exceed 5% of the total number of ADSs offered by them.

        [At our request, the underwriters have reserved up to            % of the ADSs being offered by this prospectus (assuming exercise in full by the underwriters of their option to purchase additional ADSs) for sale at the initial public offering price to certain of our directors, executive officers, employees, business associates and members of their families. The directed ADS program will be administered by            . We do not know if these individuals will choose to purchase all or any portion of these reserved ADSs, but any purchases they do make will reduce the number of ADSs that are available to the general public. Any reserved ADSs that are not so purchased will be offered by the underwriters to the general public on the same terms as the other ADSs offered by this prospectus.]

        The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately US$             million, which includes legal, accounting, and printing costs and various other fees associated with the registration of our Class A ordinary shares and ADSs.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include the sales and trading of securities, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, financing, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates may have, from time to time, performed, and may in the future perform, a variety of such activities and services for us and for persons or entities with relationships with us for which they received or will receive customary fees, commissions and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, directors, officers and employees may at any time purchase, sell or hold a broad array of investments, and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to the assets, securities and/or instruments of us (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments. In addition, the underwriters and their respective affiliates may at any time hold, or recommend to clients that they should acquire, long and short positions in such assets, securities and instruments.

LEGAL MATTERS

        The validity of the ADSs and certain other legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP. The validity of the Class A ordinary shares represented by the ADSs offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Travers Thorp Alberga. Legal matters as to PRC law will be passed upon for us by Beijing Shihui Law Firm and for the underwriters by Junhe LLP. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Travers Thorp Alberga with respect to matters governed by Cayman Islands law and Beijing Shihui Law Firm with respect to matters governed by PRC law. Simpson Thacher & Bartlett LLP may rely upon Junhe LLP with respect to matters governed by PRC law.

 EXPERTS

        The financial statements of Pintec Technology Holdings Limited as of December 31, 2016 and 2017, and for the years ended December 31, 2016 and 2017 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd as of June 30, 2016 and for the six months in the period ended June 30, 2016 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, 200120, the People's Republic of China.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed a registration statement on Form F-1, including relevant exhibits, with the SEC under the Securities Act with respect to the underlying Class A ordinary shares represented by the ADSs to be sold in this offering. We have also filed a related registration statement on Form F-6 with the SEC to register the ADSs. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ADSs.

        Immediately upon the effectiveness of the registration statement of which this prospectus is a part we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC's website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-732-0330 or visit the SEC website for further information on the operation of the public reference rooms.

Pintec Technology Holdings Limited

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Financial Statements:
Unaudited Condensed Consolidated Balance Sheets as of December 31, 2017 and March 31, 2018 (Unaudited)	F-58
Unaudited Condensed Consolidated Statements of Comprehensive (Loss)/Income for the Three Months Ended March 31, 2017 and 2018	F-59
Unaudited Condensed Consolidated Statements of Changes in Invested (Deficit)/Equity/Shareholders' deficit for the Three Months Ended March 31, 2017 and 2018	F-60
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2017 and 2018	F-61
Notes to Unaudited Condensed Consolidated Financial Statements	F-62 ~ F-116

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Pintec Technology Holdings Limited,

Opinion on the Financial Statements

        We have audited the accompanying consolidated balance sheets of Pintec Technology Holdings Limited and its subsidiaries (the "Company" or "Pintec") as of December 31, 2017 and 2016, and the related consolidated statements of operations and comprehensive loss, of changes in invested (deficit)/equity and of cash flows for each of the two years in the period ended December 31, 2017, including the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

        These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.

        Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People's Republic of China

May 4, 2018, except for the presentation of the cash flow statements as described in note 2(f), which is as of June 19, 2018.

We have served as the Company's auditor since 2017.

PINTEC TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEETS

(RMB in thousands, except for share and per share data, or otherwise noted)

	As of December 31,
	2016	2017	2017
	RMB	RMB	US$ Note 2 (e)
ASSETS
Current assets:
Cash and cash equivalents	27,292	370,891	59,129
Restricted time deposits	—	5,000	797
Short-term investments	—	2,000	319
Short-term financing receivables, net	359,433	1,506,179	240,120
Accrued interest receivable, net	1,483	7,637	1,217
Accounts receivable, net	7,079	36,556	5,828
Prepayments and other current assets	17,655	68,903	10,984
Amounts due from related parties	109,701	229,026	36,512
Total current assets	522,643	2,226,192	354,906

Non-current assets:
Long-term financing receivables, net	—	178,627	28,477
Long-term investments	—	6,439	1,027
Property, equipment and software, net	4,833	6,647	1,060
Intangible assets, net	8,815	7,212	1,150
Goodwill	25,680	25,680	4,094

Total non-current assets	39,328	224,605	35,808

TOTAL ASSETS	561,971	2,450,797	390,714

LIABILITIES
Current liabilities:
Short-term funding debts (including amounts of the consolidated VIEs of RMB382,281 and RMB1,220,884, respectively)	382,281	1,220,884	194,638
Accrued interest payable (including amounts of the consolidated VIEs of RMB1,233 and RMB7,174, respectively)	1,233	7,174	1,144
Accounts payable (including amounts of the consolidated VIEs of RMB6,904 and RMB42,985, respectively)	6,904	43,043	6,862
Amounts due to related parties (including amounts of the consolidated VIEs of RMB162,995 and RMB344,028, respectively)	162,995	375,369	59,843
Tax payable (including amounts of the consolidated VIEs of RMB1,917 and RMB21,327 respectively)	1,917	22,386	3,569
Convertible loans (including amounts of the consolidated VIEs of RMB nil and RMB nil, respectively)	—	242,273	38,624
Accrued expenses and other liabilities (including amounts of the consolidated VIEs of RMB15,846 and RMB81,180, respectively)	15,846	112,189	17,885

Total current liabilities	571,176	2,023,318	322,565

Non-current liabilities:
Long-term funding debts (including amounts of the consolidated VIEs of RMB nil and RMB469,733, respectively)	—	469,733	74,886
Other non-current liabilities (including amounts of the consolidated VIEs of RMB nil and RMB nil, respectively)	—	8,821	1,406
Amounts due to related parties (including amounts of the consolidated VIEs of RMB nil and RMB11,120, respectively)	—	11,120	1,773

Total non-current liabilities	—	489,674	78,065

TOTAL LIABILITIES	571,176	2,512,992	400,630

Commitment and contingencies (Note 18)
INVESTED DEFICIT
Parent company's investment deficit	(9,205)	(62,195)	(9,916)

Total invested deficit	(9,205)	(62,195)	(9,916)

TOTAL LIABILITIES AND INVESTED DEFICIT	561,971	2,450,797	390,714

The accompanying notes are an integral part of these consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(RMB in thousands, except for share and per share data, or otherwise noted)

	For the years ended December 31,
	2016	2017	2017
	RMB	RMB	US$ Note 2 (e)
Revenues:
Technical service fees	34,171	425,311	67,805
Installment service fees	16,394	139,862	22,297
Wealth management service fees	4,309	3,547	565

Total revenues	54,874	568,720	90,667

Cost of revenues:
Funding cost (including RMB1,120 and RMB1,235, to a related party respectively)	(16,643)	(78,831)	(12,567)
Provision for credit losses	(16,124)	(115,920)	(18,480)
Origination and servicing cost (including RMB2,732 and RMB2,720 to a related party respectively)	(27,087)	(177,662)	(28,324)

Cost of revenues	(59,854)	(372,413)	(59,371)

Gross (loss)/profit	(4,980)	196,307	31,296

Operating expenses:
Sales and marketing expenses (including RMB35,444 and RMB18,215 to a related party, respectively)	(72,010)	(72,076)	(11,491)
General and administrative expenses (including RMB60,623 and RMB45,533 to a related party, respectively)	(72,849)	(106,323)	(16,950)
Research and development expenses (including RMB40,975 and RMB35,795 to a related party, respectively)	(51,172)	(71,517)	(11,401)

Total operating expenses	(196,031)	(249,916)	(39,842)

Operating loss	(201,011)	(53,609)	(8,546)

Change in fair value of convertible loans	—	(7,042)	(1,123)
Share of loss from equity method investments	—	(2,455)	(391)
Impairment from long-term investments	—	(2,000)	(319)
Other income/(loss), net	684	(1,238)	(197)
Loss before income tax expense	(200,327)	(66,344)	(10,576)

Income tax expense	(167)	(18,516)	(2,952)

Net loss	(200,494)	(84,860)	(13,528)

Other comprehensive income, net	—	841	134

Total comprehensive loss	(200,494)	(84,019)	(13,394)
Pro forma net loss per ordinary share (unaudited)
Basic	(2.72)	(1.44)	(0.23)
Diluted	(2.72)	(1.44)	(0.23)
Pro forma weighted average ordinary shares outstanding
Basic	89,109,849	90,807,062	90,807,062
Diluted	89,109,849	90,807,062	90,807,062

Share-based compensation expenses included in
Cost of revenues	(27)	(27)	(4)
Sales and marketing expenses	(1,986)	(2,470)	(394)
General and administrative expenses	(21,524)	(25,263)	(4,028)
Research and development expenses	(2,128)	(3,258)	(519)

The accompanying notes are an integral part of these consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN INVESTED (DEFICIT)/ EQUITY

(RMB in thousands, except for share data and per share data, or otherwise noted)

Total invested (deficit) / equity
RMB
As of December 31, 2015	10,567
Parent company contribution	155,057
Share-based compensation expenses allocated from Jimu Parent	25,665
Net loss	(200,494)

As of December 31, 2016	(9,205)

Contribution from shareholders	11
Other comprehensive income, net	841
Share-based compensation expenses allocated from Jimu Parent	31,018
Net loss	(84,860)

As of December 31, 2017	(62,195)

The accompanying notes are an integral part of these consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(RMB in thousands, except for share data and per share data, or otherwise noted)

	For the years ended December 31,
	2016	2017	2017
	RMB	RMB	US$ Note (e)
Cash flows from operating activities:
Net loss	(200,494)	(84,860)	(13,528)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	2,948	4,079	650
Share-based compensation expense allocated from Jimu Parent	25,665	31,018	4,945
Gain on fair value change on previously held equity interest (Note 4)	(394)	—	—
Share of loss from equity-method investments	—	2,455	391
Impairment from long-term investments	—	2,000	319
Change in fair value of convertible loans	—	7,042	1,123
Provision for doubtful accounts and credit losses	17,275	132,510	21,125
Changes in operating assets and liabilities:
Accrued interest receivable	(1,450)	(9,022)	(1,438)
Accounts receivable	(7,836)	(45,958)	(7,327)
Amount due from related parties	(3,778)	(42,119)	(6,715)
Prepayments and other current assets	(11,822)	(50,881)	(8,113)
Accounts payable	784	36,139	5,761
Accrued interest payable	369	5,941	947
Amount due to related parties	42,611	92,431	14,736
Tax payable	1,731	20,442	3,259
Accrued expenses and other liabilities	11,325	96,221	15,341

Net cash (used in)/provided by operating activities	(123,066)	197,438	31,476

Cash flows from investing activities:
Purchase of property, equipment and software	(1,296)	(2,238)	(357)
Financing receivables originated	(1,918,955)	(7,109,958)	(1,133,495)
Principal collection on financing receivables	1,811,763	5,671,423	904,158
Placement of short-term investments	—	(2,000)	(319)
Purchase of long-term investments	—	(2,000)	(319)
Cash acquired due to acquisition of Shenzhen Minheng (Note 4)	310	—	—

Net cash used in investing activities	(108,178)	(1,444,773)	(230,332)

Cash flows from financing activities:
Contribution from Jimu Parent and shareholders	155,057	11	2
Net cash advances from Jimu Parent	29,790	23,121	3,686
Loan proceeds from Jimu Parent	—	29,270	4,666
Proceeds from funding debts	1,737,966	6,842,534	1,090,863
Principal payments on funding debts	(1,666,113)	(5,534,199)	(882,282)
Proceeds from issuance of convertible loans	—	235,231	37,501

Net cash provided by financing activities	256,700	1,595,968	254,436

Effect of exchange rate changes on cash, cash equivalents and restricted time deposits	—	(34)	(5)

Net increase in cash, cash equivalents and restricted time deposits	25,456	348,599	55,575
Cash, cash equivalents and restricted time deposits at beginning of the year	1,836	27,292	4,351
Including:
Cash and cash equivalents at beginning of the year	1,836	27,292	4,351

Cash, cash equivalents and restricted time deposits at end of the year	27,292	375,891	59,926

Including:
Cash and cash equivalents at end of the year	27,292	370,891	59,129
Restricted time deposits at end of the year	—	5,000	797
Supplemental disclosure of cash flow information
Cash paid for interest	14,473	69,328	11,053
Cash paid for the acquisition of Shenzhen Minheng by Jimu Parent on behalf of the Company	1,000	—	—

The accompanying notes are an integral part of these consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities

(a)   Nature of operations

        Pintec Technology Holdings Limited (the "Company" or "Pintec") was incorporated in the Cayman Islands on March 2, 2017 as an exempted company with limited liability. The Company (and its predecessor prior to the reorganization) through its subsidiaries, and its variable interest entities ("VIEs") (collectively, the "Group") is principally engaged in the operation of an online technology platform enabling financial services (the "Pintec Business") in the People's Republic of China (the "PRC" or "China"). The financial services enabled by the Company's technology platform include: (i) a lending solution for borrowers to originate loans, (ii) a lending solution for borrowers who want to finance online purchases and (iii) a wealth management solution for asset management companies and insurance companies to facilitate the sales of their products. (See Note 2(r) for details of the lending solutions and wealth management solution)

(b)   Reorganization

        The Pintec Business commenced operations in June 2015 as a business unit within Jimu Holdings Limited (the "Parent Company" or "Jimu Parent" formerly known as Pintec Holdings Limited), which is a British Virgin Islands ("BVI") holding company. The Company was established in connection with a group reorganization (the "Reorganization") of Jimu Parent. As part of the Reorganization, the Pintec Business was transferred to the Group as of March 31, 2018. The Reorganization was approved by the Board of Directors and a restructuring framework agreement was entered into by the Group, Jimu Parent and the shareholders of Jimu Parent in December 2017.

        To effect the transfer of the Pintec Business to the Group, the following major steps were undertaken:

  •
  Pintec, the holding company for the Group, was set up by one of the founding shareholders of Jimu Parent, (one of the "Founders").

  •
  In April 2017, four dormant holding companies of Jimu Parent which were incorporated in BVI or Hong Kong were transferred to Pintec at par value along with two newly established subsidiaries incorporated in China.

  •
  In May 2017, Pintec issued common shares at par value to Jimu Parent common shareholders for the respective number of shares that they held in Jimu Parent, subject to the receipt of the share issuance price from the shareholders.

  •
  In December, 2017, Pintec issued preferred shares at par value to Jimu Parent preferred shareholders for the respective number of shares that they held in Jimu Parent, subject to the receipt of the share issuance price from the shareholders.

  •
  In December, 2017, the Pintec Business was starting to be transferred to the Group. This was done by (1) signing agreements over four variable interest entities which were dormant or were used for the operations of the Pintec Business. These four variable interest entities, together with their five wholly owned subsidiaries, operate the Pintec Business (See Note 1 (c) for details of these agreements), and (2) transferring certain other assets and employees from Jimu Parent's subsidiaries and variable interest entities to the Group.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

  •
  In December 2017, options of the Company were issued in connection with the Reorganization to mirror the number and vesting terms of the options originally granted by Jimu Parent. These options have an expiration period of 10 years.

  •
  In March 2018, the issuance price of the common shares and preferred shares of the Company, which were outstanding as of December 31, 2017 were fully paid by shareholders, based on the respective number of shares that common and preferred shareholders that they held in Pintec. Also the transfer of the key employees from Jimu Parent's subsidiaries and variable interest entities to the Group was completed in March 2018.

Establishment of Pintec, its subsidiaries and VIEs

        Upon completion of the Reorganization, the ownership structure of the subsidiaries and VIEs of the Group is as follows.

	Date of incorporation/ acquisition	Place of incorporation	Percentage of direct or indirect economic interest	Principal activities
The Company:
Pintec Technology Holdings Limited ("Pintec")	Incorporated on March 2, 2017	The Cayman Islands		Investment holding
Wholly owned subsidiaries:
Sky City Holdings Limited ("Sky City BVI")	Incorporated on June 23, 2016	BVI	100%	Investment holding
Sky City Hong Kong Limited ("Sky City HK")	Incorporated on August 17, 2016	Hong Kong	100%	Investment holding
Sky City (Beijing) Technology Co., Ltd. ("Sky City WOFE")	Incorporated on December 22, 2016	The PRC	100%	Investment holding
Next Hop Holdings Limited ("Next Hop BVI")	Incorporated on January 4, 2016	BVI	100%	Investment holding
Next Hop Hong Kong Limited ("Next Hop HK")	Incorporated on January 20, 2016	Hong Kong	100%	Investment holding
Pintec (Beijing) Technology Co., Ltd ("Pintec Beijing WOFE")	Incorporated on December 21, 2016	The PRC	100%	Investment holding
VIEs and VIEs' subsidiaries (referred to as "Pintec Operating Entities"):
Anquying (Tianjin) Business Information Consulting Co., Ltd. ("Tianjin Anquying")	Incorporated on January 29, 2016	The PRC	100%	Lending solution business
Anquying (Shanghai) Investment Consulting Co., Ltd. ("Shanghai Anquying")	Incorporated on November 16, 2015	The PRC	100%	Lending solution business

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

	Date of incorporation/ acquisition	Place of incorporation	Percentage of direct or indirect economic interest	Principal activities
Anquying (Ganzhou) Technology Co., Ltd. ("Ganzhou Anquying")	Incorporated on May 27, 2017	The PRC	100%	Lending solution business
Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd. ("Shenzhen Minheng")	Acquired on June 30, 2016	The PRC	100%	Lending solution business
Beijing Hongdian Fund Distributor Co., Ltd. ("Beijing Hongdian")	Incorporated on April 13, 2015	The PRC	100%	Wealth management solution business
Xuanji Intelligence (Beijing) Technology Co., Ltd. ("Beijing Xuanji")	Incorporated on May 31, 2016	The PRC	100%	Wealth management solution business
Tianjin Xiangmu Asset Management Co., Ltd. ("Tianjin Xiangmu")	Incorporated on June 18, 2015	The PRC	100%	Wealth management solution business
Pintec Jinke (Beijing) Technology Information Co., Ltd., (formerly known as Hezi (Beijing) Consultants Co., Ltd) ("Beijing Jinke")	Acquired on January 3, 2017	The PRC	100%	Wealth management solution business
Myfin Insurance Broker Co., Ltd ("Myfin Insurance")	Incorporated on December 17, 2015	The PRC	100%	Wealth management solution business

Basis of Presentation for the Reorganization

        The Reorganization consists of transferring the Pintec Business to the Group, which is owned by Jimu Parent's shareholders immediately before and after the Reorganization. The shareholding percentages and rights of each shareholder are the same in Jimu Parent and Pintec immediately before and after the Reorganization. Accordingly, the Reorganization is accounted for in a manner similar to a common control transaction because it is determined that the transfers lack economic substance. Therefore, the accompanying consolidated financial statements include the assets, liabilities, revenue, expenses and cash flows that are directly attributable to the Pintec Business for the period presented and are prepared as if the corporate structure of Pintec after the Reorganization had been in existence throughout the period presented. Such presentation may not necessarily reflect the results of operations, financial position and cash flows of the Group had it existed on a stand-alone basis during the period presented.

        The assets and liabilities are stated at historical carrying amounts. Those assets and liabilities that are specifically related to the Pintec Business are included in the Group's consolidated balance sheets. Income tax liability is calculated on a separate return basis as if the Group had filed separate tax

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

returns. The Group's statement of operations and comprehensive loss consists of all the revenues, costs and expenses of the Pintec Business, including allocations to the cost of revenue, sales and marketing expenses, research and development expenses, and general and administrative expenses, which were incurred by Jimu Parent but related to the Pintec Business. These allocated costs and expenses are primarily for office rental expenses, office utilities, information technology support and certain corporate functions, including senior management, finance, legal and human resources, as well as share-based compensation expense.

        Generally, the cost of shared employees were allocated to the Group based on the Group's headcount as a proportion of total headcount in the Jimu Parent group; share based compensation expenses were allocated to the Group based on the compensation expenses attributable to employees of Pintec Business, and shared corporate marketing expenses and bandwidth and server hosting costs were allocated based on the Group's revenues as a proportion of the total revenue of Jimu Parent group. These allocations are made on a basis considered reasonable by management to estimate what the Company would incur on a stand-alone basis, as if the Company had operated as an unaffiliated entity, before the consummation of the Reorganization.

        The following tables set forth the cost of revenues, sales and marketing expenses, research and development expenses, and general and administrative expenses allocated from Jimu Parent for the years ended December 31, 2016 and 2017:

For the year ended December 31, 2016:	Share based compensation	Others	Total
	RMB	RMB	RMB
Cost of revenues	27	3,825	3,852
Sales and marketing expenses	1,986	33,458	35,444
General and administrative expenses	21,524	39,099	60,623
Research and development expenses	2,128	38,847	40,975

Total	25,665	115,229	140,894

        Out of the total costs and expenses of RMB140,894 allocated from Jimu Parent for the year ended December 31, 2016, RMB25,665 is for share based compensation expenses which are recorded as a contribution from Jimu Parent. With respect to the remaining balance of allocated expenses of RMB115,229, (i) RMB74,367 was deemed to be a contribution from the parent company as it was agreed between the Company and Jimu Parent that payment for allocated expenses up to September 30, 2016, the date the Reorganization was initiated, would be waived by Jimu Parent and (ii) RMB40,862 will be settled with Jimu Parent.

        For purposes of presentation in the consolidated statement of cash flows for the year ended December 31, 2016, the RMB74,367 contribution related to the allocated expenses, cash contributions of RMB80,690, and cash advances from Jimu Parent to support the Pintec Business are presented as cash flows from financing activities. For purposes of the consolidated statement of changes in invested (deficit)/equity for the year ended December 31, 2016, the allocated cost and expenses and cash contributions are reflected as a contribution from Jimu parent. Funding from Jimu Parent to the Company, net of the repayment by the Company are disclosed as net cash advances from the parent

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

company under financing activities and reflected in the amounts due to related parties on the balance sheet.

For the year ended December 31, 2017:	Share based compensation	Others	Total
	RMB	RMB	RMB
Cost of revenues	27	2,693	2,720
Sales and marketing expenses	2,470	15,745	18,215
General and administrative expenses	25,263	20,270	45,533
Research and development expenses	3,258	32,537	35,795

Total	31,018	71,245	102,263

        Out of the total costs and expenses of RMB102,263 allocated from Jimu Parent for the year ended December 31, 2017. RMB31,018 is for share based compensation expenses which are recorded as a contribution from Jimu Parent. With respect to the remaining balance of allocated expenses of RMB71,245, which are primarily billed by Jimu Parent and recognized in the current portion of "Amounts due to related parties" of the consolidated balance sheets, which will be settled with Jimu Parent.

(c)   Variable interest entities

(1)
VIE arrangement before the Reorganization

        Prior to the Reorganization, in order to comply with the PRC laws and regulations which prohibit or restrict foreign control of companies involved in provision of internet content and certain finance businesses, the Jimu Parent operated its restricted businesses in the PRC through its VIEs, whose equity interests are held by certain founders of Jimu Parent. Jimu Parent obtained control over these VIEs by entering into a series of contractual arrangements with the legal shareholders who are also referred to as nominee shareholders.

        To comply with PRC laws and regulations which prohibit or restrict foreign ownership of internet content and certain finance businesses, the nominee shareholders are the legal owners of an entity. However, the rights of those nominee shareholders have been transferred to Jimu Parent through the contractual arrangements.

        The contractual arrangements that were used to control the VIEs include powers of attorney, exclusive business cooperation agreements, equity pledge agreements and exclusive option agreements.

        Management concluded that Jimu Parent, through the contractual arrangements, has the power to direct the activities that most significantly impact the VIEs' economic performance, bears the risks of and enjoys the rewards normally associated with ownership of the VIEs, and therefore Jimu Parent is the ultimate primary beneficiary of these VIEs constituting the Pintec Business. As such, Jimu Parent consolidated the financial statements of these VIEs. Consequently, the financial results of the VIEs directly attributable to the predecessor operations were included in the Group's consolidated financial statements in accordance with the basis of presentation for the Reorganization as stated in Note 1.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

        The following is a summary of the contractual agreements that the Jimu Parent, through its wholly owned foreign enterprise subsidiaries ("Jimu WOFE"), entered into with the VIEs and their nominee shareholders:

        Powers of attorney—Pursuant to the irrevocable power of attorney, Jimu WOFE is authorized by each of the nominee shareholders as their attorney in-fact to exercise all shareholder rights under PRC law and the relevant articles of association, including but not limited to, the sale or transfer or pledge or disposition of all or part of the nominee shareholders' equity interests, and designate and appoint directors, chief executive officers and general manager, and other senior management members of the VIEs. Each power of attorney will remain in force during the period when the nominee shareholder continues to be shareholder of the VIEs. Each nominee shareholder has waived all the rights which have been authorized to Jimu WOFE under each power of attorney. The powers of attorney are irrevocable and remains in force continuously upon execution.

        Exclusive business cooperation agreements—Jimu WOFE and the VIEs entered into exclusive business cooperation agreements under which the VIEs engage Jimu WOFE as their exclusive provider of technical services and business consulting services. The VIEs shall pay services fees to Jimu WFOE, which are determined by Jimu WOFE at its sole discretion. Jimu WOFE shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising from the performance of the agreement. During the term of the agreement, the VIEs shall not accept any consultations and/or services provided by any third party and shall not cooperate with any third party for the provision of identical or similar services without prior consent of Jimu WOFE. These agreements will remain in effect for ten years, but can be terminated by Jimu WOFE with 30 days' advance written notice. These agreements can be extended at the sole discretion of Jimu Parent.

        Equity pledge agreements—Pursuant to the relevant equity pledge agreements, the nominee shareholders of the VIEs have pledged all of their equity interests in the VIEs to Jimu WOFE as collateral for all of the VIEs' payments due to Jimu WOFE and to secure the VIEs' obligations under the above agreement. The nominee shareholders shall not transfer or assign the equity interests, the rights and obligations in the equity pledge agreement or create or permit to create any pledges which may have an adverse effect on the rights or benefits of Jimu WOFE without Jimu WOFE's written consent. Jimu WOFE is entitled to transfer or assign in full or in part the equity interests pledged. In the event of default, Jimu WOFE as the pledgee, will be entitled to request immediate payment of the unpaid service fee and other amounts due to Jimu Parent's relevant PRC subsidiaries, and/or to dispose of the pledged equity. These equity pledge agreements will remain effective until the variable interest entities and their shareholders discharge all their obligations under the contractual arrangements.

        Exclusive option agreements—The nominee shareholders of the VIEs have granted Jimu WOFE the exclusive and irrevocable option to purchase from the nominee shareholders, to the extent permitted under PRC laws and regulations, part or all of their equity interests in these entities for a purchase price equal to the actual capital contribution paid in the registered capital of the VIEs by the nominee shareholders for their equity interests. Jimu WOFE may exercise such option at any time. In addition, the VIEs and their nominee shareholders have agreed that without prior written consent of Jimu WOFE, they shall not sell, transfer, mortgage or dispose of any assets or equity interests of the VIEs

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

or declare any dividend. These agreements will remain effective for ten years and can be extended at the sole discretion of Jimu Parent.

(2)
VIE arrangement after the Reorganization

        In connection with the Reorganization, contractual arrangements consistent with those in place prior to the reorganization have been entered into among the Company's wholly owned subsidiaries (i.e. Sky City WOFE and Pintec Beijing WOFE), Tianjin Anquying, Beijing Hongdian, Beijing Xuanji, Beijing Jinke and the respective nominee shareholders of these VIEs. Shanghai Anquying, Shenzhen Minheng and Ganzhou Anquying are wholly owned by Tianjin Anquying, Myfin Insurance is wholly owned by Beijing Jinke, and Tianjin Xiangmu is wholly owned by Beijing Xuanji, thus, no separate contractual arrangement will be entered into with these subsidiaries of the VIEs.

        The Group has determined that it is the primary beneficiary of these VIEs through the contractual arrangements. Accordingly, the Company will consolidate these VIEs' results of operations, assets and liabilities in the Group's consolidated financial statements pursuant to the accounting principles generally accepted in the United States ("U.S. GAAP") upon the execution of the new contractual arrangements. Refer to Note 2(b) to the consolidated financial statements for the principles of combination.

(d)   Risks in relation to the VIE structure

        Upon completion of the Reorganization, a significant part of the Group's business will be conducted through the Pintec Operating Entities which are the VIEs of the Group. The Company will become the primary beneficiary of the Pintec Operating Entities through contractual arrangements. In the opinion of management, the contractual arrangements with the VIEs and the nominee shareholders are in compliance with PRC laws and regulations and are legally binding and enforceable. The nominee shareholders are also shareholders of the Group and have indicated they will not act contrary to the contractual arrangements. However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including those that govern the contractual arrangements, which could limit the Group's ability to enforce these contractual arrangements and if the nominee shareholders of the VIE were to reduce their interests in the Group, their interest may diverge from that of the Group and that may potentially increase the risk that they would seek to act contrary to the contractual arrangements. In January 2015, the Ministry of Commerce ("MOFCOM"), released for public comment a proposed PRC law, the Draft Foreign Investment Enterprises ("FIE") Law, that appears to include VIEs within the scope of entities that could be considered to be FIEs, that would be subject to restrictions under existing PRC law on foreign investment in certain categories of industry. Specifically, the Draft FIE Law introduces the concept of "actual control" for determining whether an entity is considered to be an FIE. In addition to control through direct or indirect ownership or equity, the Draft FIE Law includes control through contractual arrangements within the definition of "actual control". If the Draft FIE Law is passed by the People's Congress of the PRC and goes into effect in its current form, these provisions regarding control through contractual arrangements could be construed to include the Group's contractual arrangements with its VIEs, and as a result, the Group's VIEs could become explicitly subject to the current restrictions on foreign investment in certain categories of industry. The Draft FIE Law includes provisions that would exempt from the definition of FIEs where the ultimate controlling shareholders are either entities organized under PRC law or

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

individuals who are PRC citizens. The Draft FIE Law is silent as to what type of enforcement action might be taken against existing VIE, that operates in restricted or prohibited industries and is not controlled by entities organized under PRC law or individuals who are PRC citizens. If the restrictions and prohibitions on FIEs included in the Draft FIE Law are enacted and enforced in their current form, the Group's ability to use the contractual arrangements with its VIEs and the Group's ability to conduct business through the VIEs could be severely limited. The Group's ability to control the VIEs also depends on the power of attorney that the wholly owned subsidiary of the Group has to vote on all matters requiring shareholder approval in the VIEs. As noted above, the Group believes these power of attorney are legally enforceable but may not be as effective as direct equity ownership. In addition, if the Group's corporate structure and the contractual arrangements with the VIEs through which the Group conducts its business in the PRC were found to be in violation of any existing or future PRC laws and regulations, the Group's relevant PRC regulatory authorities could:

  •
  revoke or refuse to grant or renew the Group's business and operating licenses;

  •
  restrict or prohibit related party transactions between the wholly owned subsidiaries of the Group and the VIEs;

  •
  impose fines, confiscate income or other requirements which the Group may find difficult or impossible to comply with;

  •
  require the Group to alter, discontinue or restrict its operations;

  •
  restrict or prohibit the Group's ability to finance its operations, and;

  •
  take other regulatory or enforcement actions against the Group that could be harmful to the Group's business.

        The imposition of any of these restrictions or actions could result in a material adverse effect on the Group's ability to conduct its business. In such case, the Group may not be able to operate or control the VIEs, which may result in deconsolidation of the VIEs in the Group's consolidated financial statements. In the opinion of management, the likelihood for the Group to lose such ability is remote based on current facts and circumstances. The Group believes that the contractual arrangements among each of the VIEs, their respective shareholders and relevant WFOE are in compliance with PRC law and are legally enforceable. The Group's operations depend on the VIEs to honor their contractual arrangements with the Group. These contractual arrangements are governed by PRC law and disputes arising out of these agreements are expected to be decided by arbitration in the PRC. Management believes that each of the contractual arrangements constitutes valid and legally binding obligations of each party to such contractual arrangements under PRC laws. However, the interpretation and implementation of the laws and regulations in the PRC and their application on the legality, binding effect and enforceability of contracts are subject to the discretion of competent PRC authorities, and therefore there is no assurance that relevant PRC authorities will take the same position as the Group herein in respect of the legality, binding effect and enforceability of each of the contractual arrangements. Meanwhile, since the PRC legal system continues to evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to the Group to enforce the contractual arrangements should the VIEs or the nominee shareholders of the VIEs fail to perform their obligations under those arrangements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

        The following financial information of the VIEs directly attributable to the predecessor operations as of December 31, 2016 and 2017 and for the years then ended were included in the Group's consolidated financial statements.

	As of December 31,
	2016	2017
	RMB	RMB
ASSETS
Cash and cash equivalents	27,292	159,189
Restricted time deposits	—	5,000
Short-term investments	—	2,000
Short-term financing receivables, net	359,433	1,506,179
Accrued interest receivable	1,483	7,637
Accounts receivable, net	7,079	36,556
Prepayments and other current assets	17,655	38,516
Due from subsidiaries of the Company	—	337,200
Amounts due from related parties	109,701	91,244

Total current assets	522,643	2,183,521

Long-term investments	—	—
Long-term financing receivables, net	—	178,627
Property, equipment and software, net	4,833	4,506
Intangible assets, net	8,815	7,163
Goodwill	25,680	25,680

Total non-current assets	39,328	215,976

Total assets	561,971	2,399,497

LIABILITIES
Short-term funding debts	382,281	1,220,884
Accrued interest payable	1,233	7,174
Accounts payable	6,904	42,985
Amounts due to related parties	162,995	344,028
Tax payable	1,917	21,327
Accrued expenses and other liabilities	15,846	81,180
Due to subsidiaries of the Company	—	239,812

Total current liabilities	571,176	1,957,390

Long-term funding debts	—	469,733
Amounts due to related parties	—	11,120

Total non-current liabilities	—	480,853

Total liabilities	571,176	2,438,243

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

	For the years ended December 31,
	2016	2017
Total net revenues	54,874	661,417
Net loss	(200,494)	(31,343)

	For the years ended December 31,
	2016	2017
Net cash (used in)/provided by operating activities	(123,066)	83,080
Net cash used in investing activities	(108,178)	(1,444,358)
Net cash provided by financing activities	256,700	1,498,175

Net increase in cash, cash equivalents and restricted time deposits	25,456	136,897
Cash and cash equivalents at beginning of the year	1,836	27,292

Cash, cash equivalents and restricted time deposits at end of the year	27,292	164,189

Including:
Cash and cash equivalents at end of the year	27,292	159,189
Restricted time deposits at end of the year	—	5,000

        In accordance with the contractual arrangements, the relevant PRC subsidiaries have the power to direct activities of the Group's VIEs and VIEs' subsidiaries, and can have assets transferred out of the Group's VIEs and VIEs' subsidiaries. There are no assets of the VIEs and VIEs' subsidiaries that are collateral for the VIEs obligations and can only be used to settle the VIEs' obligations except for the consolidated assets-backed securitized debts arrangement and trust arrangements (Note 2(j)). Relevant PRC laws and regulations restrict the VIE from transferring a portion of its net assets, equivalent to the balance of its paid-in capital, capital reserve and statutory reserves, to the Company in the form of loans and advances or cash dividends. As the VIEs and VIEs' subsidiaries are incorporated as limited liability companies under the PRC Company Law, the creditors do not have recourse to the general credit of the Company for the liabilities of the VIEs and the VIEs' subsidiaries.

        Currently there is no contractual arrangement that could require the relevant PRC subsidiaries or the Group to provide additional financial support to the Group's VIEs and VIEs' subsidiaries. As the Group is conducting certain businesses in the PRC through the VIEs and VIEs' subsidiaries, the Group may provide additional financial support on a discretionary basis in the future, which could expose the Group to a loss.

        Recognized revenue-producing assets held by the VIEs include computers and servers, customer database relating to point-of-sale installment loan, which was acquired through acquisition.

        Unrecognized revenue-producing assets held by VIEs includes the internet content provision license, domain names of pintec.com, idumiao.com, ixuanji.com and hongdianfund.com, patents, copyrights, as well as trademarks including the Chinese name for Dumiao, Hongdian, Myfin and Pintec.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

        There is no VIE where the Company or any subsidiary has a variable interest but is not the primary beneficiary.

(e)   Liquidity

        The Group has been incurring losses since inception. The net loss was RMB200,494 and RMB84,860 for the years ended December 31, 2016 and 2017. As of December 31, 2016, current liabilities of the Group exceeded its current assets by RMB48,533, and as of December 31, 2017, current assets of the Group exceeded its current liabilities by RMB202,874. The Group had an invested deficit of RMB9,205 and RMB62,195 as of December 31, 2016 and 2017. The net cash used in operating activities was RMB123,066 for the year ended December 31, 2016, while the net cash provided by operating activities was RMB197,438 for the year ended December 31, 2017.

        The Group's ability to fund its operations is based on its ability to generate cash, its ability to attract investors and its ability to borrow funds on reasonable economic terms. Prior to the Reorganization, the Group's business had relied principally on Jimu Parent's financing from its investors to fund the Group's operations and business development. Post-Reorganization, the Group's ability to continue as a going concern is expected to be dependent on management's ability to successfully execute its business plan, which includes increasing revenues while controlling operating expenses, as well as, generating operational cash flows and continuing to obtain external financing from investors. In addition, the Group can adjust the pace of its operation expansion and control the operating expenditures. Based on cash flows projections from operating and financing activities and existing balances of cash and cash equivalents, the Group believed that it will be able to meet its payment obligations for general operations and debt related commitments for the next twelve months from the date of issuance of the consolidated financial statements. Based on the above considerations, the Group's consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

2. Summary of significant accounting policies

(a)   Basis of presentation

        The consolidated financial statements of the Group have been prepared in accordance with U.S. GAAP. Significant accounting policies followed by the Group in the preparation of the accompanying consolidated financial statements are summarized below.

(b)   Principles of combination

        The consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIEs for which the Company is the ultimate primary beneficiary, and the subsidiaries of the VIEs.

        Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

        VIEs are entities in which the Company, or its subsidiary, through contractual arrangements, exercises effective control over the activities that most impact the entities' economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entity, and therefore the Company or its subsidiary is the primary beneficiary of the entities.

        All significant intercompany transactions and balances between the Company, its wholly owned subsidiaries and the VIEs have been eliminated upon consolidation.

(c)   Use of estimates

        The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Group to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosure of contingent assets and liabilities at the balance sheet date, and the reported revenues and expense during the reporting period and disclosed in the consolidated financial statements and accompanying notes.

        Significant accounting estimates reflected in the Group's consolidated financial statements include revenue recognition, allocations of revenue to multiple elements, allowance for financing receivables, valuation of share-based awards, and cost and expenses from Jimu Parent to Pintec, valuation allowance for deferred tax assets, fair value of assets and liabilities acquired in business combinations, fair value of convertible loans and impairment of goodwill.

(d)   Foreign currency translation

        The Group's reporting currency is Renminbi ("RMB"). The functional currency of the Company and the Group's subsidiary incorporated in Hong Kong is United States dollars ("US$"). The Group's PRC subsidiaries, VIEs and VIEs' subsidiaries determined their functional currency to be RMB. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters.

        Transactions denominated in foreign currencies other than functional currency are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies other than functional currency are remeasured into the functional currency at the exchange rates prevailing at the balance sheet date. Exchange gains or losses arising from foreign currency transactions are recorded in the consolidated statements of operations and comprehensive loss.

        The financial statements of the Group's non PRC entities are translated from their respective functional currency into RMB. Assets and liabilities denominated in foreign currencies are translated into RMB using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Revenues, expenses, gains and losses are translated into RMB using the average exchange rates for the relevant period.

        The resulting foreign currency translation adjustments are recorded as a component of accumulated other comprehensive income/loss in the consolidated statement of changes in invested

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

deficit and a component of other comprehensive loss in the consolidated statement of operations and comprehensive loss.

(e)   Convenience translation

        Translations of the consolidated balance sheet, the consolidated statement of operations and comprehensive loss and the consolidated statement of cash flows from RMB into US$ as of and for the year ended December 31, 2017 are solely for the convenience of the readers and were calculated at the rate of US$1.00=RMB6.2726, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on March 30, 2018. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at that rate on March 30, 2018, or at any other rate.

(f)    Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand, time deposits, and funds held in deposit accounts with banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. All cash and cash equivalents are denominated in RMB and held in PRC. The Group adopted ASU 2016-08, statement of cash flows (Topic 230): Restricted Cash, using a retrospective method to each period presented. The changes in restricted time deposits in the consolidated cash flow were nil and RMB5 million for the years ended December 31, 2016 and 2017, respectively, which were no longer presented within investing activities and were retrospectively included in the changes of cash, cash equivalents and restricted time deposits as required.

(g)   Restricted time deposits

        Cash and time deposits that are restricted as to withdrawal for use or pledged as security is reported separately as restricted time deposits. Cash and term deposits that are restricted as to withdrawal or use for other than current operations is classified as non-current.

(h)   Short-term investments

        The Group invested in certain financial instruments with a variable interest rate indexed to the performance of underlying assets. These financial instruments had maturity dates within one year and classified as short-term investments. The Company elected the fair value method at the date of initial recognition and carried these investments subsequently at fair value. Fair value is estimated based on quoted prices of similar financial products provided by the banks at the end of each period. Changes in the fair value are reflected in the consolidated statements of comprehensive loss as "other income/(loss), net".

(i)    Fair value measurement

        Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

        Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

  •
  Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

  •
  Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

  •
  Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

        The carrying amount of cash and cash equivalents, restricted time deposits, short-term investments, accounts receivable, amounts due from related parties, accounts payable, and amounts due to related parties approximates fair value because of their short-term nature. Financing receivables are measured at amortized cost. Funding debts and accrued interest payable are carried at amortized cost. The carrying amount of the financing receivables, funding debts, accrued interest receivable, and accrued interest payable approximates their respective fair value as the interest rates applied reflect the current quoted market yield for comparable financial instruments. The Group considers unobservable inputs to be significant, if, by their exclusion, the estimated fair value of a Level 3 asset or liability would be impacted by a significant percentage change, or based on qualitative factors such as the nature of the instrument and significance of the unobservable inputs relative to other inputs used within the valuation.

(j)    Financing receivables, net

  Nature of the financing receivables and the related funding sources

        The Group generates financing receivables by providing the following:

        (1)   point-of-sale installment services to users of third-party online travel websites and other e-commerce websites (the "Business Partners"), where the Group's main funding sources include (a) the borrowings obtained via the peer-to-peer matching services provided by Lerong Duoyuan Information Technology Co., Ltd, which matches the Group with third party individual investors, or the borrowings obtained from other financial partners, and alternatively (b) proceeds from third-party investors of asset-backed securitized debt issued by securitization vehicles consolidated by the Group.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

        (2)   personal and business installment loans to borrowers which are financed via securitization vehicles in the form of trust arrangements, where the Group's funding source include the proceeds from third-party investors of tranches of trust units issued by trust arrangements consolidated by the Group.

        The Group has the intent and the ability to hold such financing receivables for the foreseeable future or until maturity or payoff. Financing receivables are measured at amortized cost, net of any charge-offs, and the allowance that reflects the Group's best estimate of the amounts that will not be collected. The receivable portfolio consists of the financing receivables with the term periods ranging from 30 days to 24 months.

        (1)(a) On-balance sheet: Point-of-sale financing receivables funded by individual investors via peer to peer matching services provided by Lerong Duoyuan Information Technology Co., Ltd ("Jimu Box") or by other financial partners.

        The financing installment receivables due from users of the Business Partners are resulted from the point-of-sale installment services provided by the Group to these users (note 2(r)(ii)) who made purchases from the Business Partners.

        When a user, who qualifies for point-of-sale installment services makes an online purchase using a point-of-sale installment loan, the Group pays the sales price to the business partner and collects the sales price from the Business Partner's user with interest and fees. Upon paying the sales price to the business partners, the Group promptly obtains financing for the sales price paid by factoring the receivable due from the Business Partners' user. Pursuant to ASC 860-10-15-4, the factoring arrangement of the receivable does not satisfy the criteria of financial asset de-recognition because the Group has a commitment to make monthly repayments. Accordingly, the Group does not derecognize the receivable from users upon factoring and accounts for the transaction as secured borrowings. For the years ended December 31, 2016 and 2017, the majority of the financing for these financing receivables were obtained by the Group via the peer-to-peer matching services provided by Jimu Box, which matches the Group with third party investors.

        Accordingly, the financing receivables due from the users of the Business Partners and the loan payables to the third party individual investors matched with the Group via Jimu Box and the loan payables to other financial partners are recorded on the Group's consolidated balance sheet as financing receivables and funding debts, respectively.

        (1)(b) On-balance sheet: Point-of-sale financing receivables funded by investors of asset-backed securitized debts

        For certain financing receivables arising from the point-of-sale installment services to users of the Business Partners, the Group obtains financing from third-party investors by issuing asset-backed securitized debts via certain securitization vehicles in the forms of asset backed security arrangements (the "ABSs") established by the Group during the year ended December 31, 2017.

        The Group periodically securitizes its financing receivables due from users of the Business Partners through transferring those assets to the ABSs vehicles which then issues debt securities to third-party investors. The ABSs vehicles are considered as variable interest entities under ASC 810. As the Group has power to direct the activities that most significantly impact economic performance of the ABSs vehicles by providing the loan servicing and default loan collection services, and the Group has the

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE as the Group purchased all subordinated tranche securities, and the Group is obligated to purchase any loans that are delinquent for more than certain days, accordingly, the Group is considered as the primary beneficiary of the ABSs and has consolidated the ABSs' assets, liabilities, results of operations, and cash flows in the Group's consolidated financial statements in accordance with ASC 810.

        Accordingly, the financing receivables due from the users of the Business Partners and the loan payables to the third party investors of asset-backed securitized debts are recorded on the Group's consolidated balance sheet as financing receivables and funding debts, respectively.

        (2) On-balance sheet: Personal and business financing receivables funded by third party investors of trusts arrangements

        For certain personal and business installments loans which are not funded via the peer-to-peer matching services provided by Jimu Box which matches the borrowers with third party individual, investors, they were alternatively funded by investors of certain trust arrangements (the "Trusts") established during the year ended December 31, 2017.

        The Group established business relationships with trusts which were administered by third-party trust companies. The Trusts were set up to invest in loans personal and business installments loans recommended by the Group.

        The Trusts are considered as variable interest entities under ASC 810. As the Group has power to direct the activities that most significantly impact economic performance of the Trusts by providing the loan servicing and default loan collection services, and the Group has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE as the Group purchased all subordinated tranche of trust units, and the Group is obligated to repurchase any loans that are delinquent for more than certain days, accordingly, the Group is considered as the primary beneficiary of the Trusts and has consolidated the Trusts' assets, liabilities, results of operations, and cash flows in the Group's consolidated financial statements in accordance with ASC 810.

        Accordingly, the financing receivables due from the borrowers of the personal and business installment loans and the loan payables to the third party investors of the trust units are recorded on the Group's consolidated balance sheet as financing receivables and funding debts, respectively.

Accrued interest receivable

        Accrued interest income on financing receivables is calculated based on the contractual interest rate of the loan and recorded as installment service fees as earned. Financing receivables are placed on non-accrual status upon reaching 90 days past due. When a financing receivable is placed on non-accrual status, the Group stops accruing interest as of such date. The Group does not resume accrual of interest after a loan has been placed on non-accrual basis.

Nonaccrual financing receivables and charged-off financing receivables

        The Group considers a financing receivable to be delinquent when a monthly payment is one day past due. When the Group determines it is probable that full repayment of a loan is not probable, the remaining unpaid principal balance is charged off against the allowance for credit losses. Generally, charge-offs occur after the 91th day of delinquency. Installment service fees for nonaccrual financing receivables is recognized upon the collection of cash.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

(k)   Accounts receivable, net

        Accounts receivables are stated at the historical carrying amount net of the allowance for doubtful accounts. The Group reviews the accounts receivable on a periodic basis and makes allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual accounts receivable balances, the Group considers several factors, including the age of the balance, the customer's payment history, and current credit worthiness, and current economic trends. Accounts receivable balances are written off after collection efforts have been exhausted.

(l)    Long-term investments

        Long-term investments represent the Group's investments in privately held companies.

        In accordance with ASC 323 "Investment-Equity Method and Joint Ventures", the Group applies the equity method of accounting to equity investments, in common stock or in-substance common stock, over which it has significant influence but does not own a majority equity interest or otherwise control. Under the equity method, the Group initially records its investment at cost. The difference between the cost of the equity investment and the amount of the underlying equity in the net assets of the equity investee is recognized as equity method goodwill or as an intangible asset as appropriate, which is included in the equity method investment on the consolidated balance sheets. The Group subsequently adjusts the carrying amount of the investment to recognize the Group's proportionate share of each equity investee's net income or loss into consolidated statements of comprehensive loss after the date of acquisition.

        For long-term investments in equity securities that are not accounted for using equity method of accounting, and that have no readily determinable fair value, the cost method of accounting is used.

        The Group assesses its long-term investments accounted for under the cost method and equity method for other-than-temporary impairment by considering factors including, but not limited to, current economic and market conditions, operating performance of the companies, including current earnings trends and undiscounted cash flows, and other company-specific information, such as recent financing rounds. The fair value determination, particularly for investments in privately-held companies whose revenue model is still evolving, requires significant judgment to determine appropriate estimates and assumptions. Changes in these estimates and assumptions could affect the calculation of the fair value of the investments and the determination of whether any identified impairment is other-than-temporary. If any impairment is considered other-than-temporary, the Group will write down the asset to its fair value and take the corresponding charge to the consolidated statements of comprehensive loss.

(m)  Property, equipment and software, net

        Property, equipment and software are recorded at cost, less accumulated depreciation and impairment. Depreciation of property and equipment and amortization of software is calculated on a straight-line basis, after consideration of expected useful lives and estimated residual values. The Group

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

has not recorded any impairments of property, equipment or software for the period presented. The estimated useful lives of these assets are generally as follows:

Category	Estimated useful life
Office furniture and equipment	3 - 5 years
Computer and electronic equipment	3 - 5 years
Software	5 years

        Repairs and maintenance costs are charged to expenses as incurred, whereas the costs of renewals and betterment that extend the useful lives of property, equipment and software are capitalized as additions to the related assets. Gains and losses from the disposal of property, equipment and software are included in operating loss.

(n)   Intangible assets, net

        The Group performs valuation of the intangible assets arising from business combination to determine the relative fair value to be assigned to each asset acquired. The acquired intangible assets are recognized and measured at fair value and are amortized using the straight-line approach over the estimated economic useful lives of the assets.

(o)   Goodwill

        Goodwill represents the excess of the purchase price over fair value of the identifiable assets and liabilities acquired in a business combination.

        Goodwill is not depreciated or amortized but is tested for impairment on an annual basis as of December 31 and in between annual tests when an event occurs or circumstances change that could indicate that the asset might be impaired. In accordance with the FASB guidance on "Testing of Goodwill for Impairment," the Company first has the option to assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company decides, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is mandatory. Otherwise, no further testing is required. The quantitative impairment test consists of a comparison of the fair value of each reporting unit with its carrying amount, including goodwill. If the carrying amount of the reporting unit exceeds its fair value, an impairment loss equal to the difference between the implied fair value of the reporting unit's goodwill and the carrying amount of goodwill will be recorded. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value of each reporting unit. The judgment in estimating the fair value of reporting units includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value for each reporting unit. The Group performs goodwill impairment testing at the reporting unit level on December 31 annually. No impairment of goodwill was recognized for the years ended December 31, 2016 and 2017.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

(p)   Impairment of long-lived assets

        The Group evaluates its long-lived assets with finite lives for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Group evaluates the impairment by comparing carrying amount of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the assets, the Group recognizes an impairment loss based on the excess of the carrying amount of the long-lived assets over their fair value. No impairment of long-lived assets was recognized for the years ended December 31, 2016 and 2017.

(q)   Funding Debts

        The proceeds received from individual investors, other financial partners, and investors of the asset-backed securitized debts or the consolidated trusts to fund the Group's on-balance sheet financing receivables, are recorded as funding debts on the consolidated balance sheets. Accrued interest payable is calculated based on the contractual interest rates of the funding debts.

(r)   Revenue recognition

        The Group is principally engaged in providing lending solutions through its online technology platform.

        The Group earns its revenues by providing the following: (i) A lending solution which assists borrowers obtain loans from third party investors. The Group facilitates the loan origination process and provides on-going loan servicing but does not loan money. For these services, the Group earns technical service fees. (ii) A lending solution for borrowers who want to finance their on-line purchases from third parties ("Business Partners") or who have personal or business installment loan requests. The Group provides financing for these borrowers and earns installment service fees (comprising interest). (iii) A wealth management solution for asset management and insurance companies to facilitate the sale of their products. The Group earns a wealth management fee (a commission on financial products sold by these asset management and insurance companies to their customers). The Group is not a party to the financial products sold.

(i)    Lending solution to assist borrowers to obtain loans

        Loan origination assistance and on-going loan servicing addresses credit needs for individual borrowers, sole proprietors, and small and medium enterprises ("SMEs"). The Group facilitates the borrowing from third parties by entering into service agreements with the borrowers and the Group's financial partners which include peer-to-peer lending platforms, commercial banks and other financial institutions. Pursuant to a financing service agreement, the Group provides an online credit assessment and post-lending management services to borrowers. For these services, which are provided using credit data analysis and machine learning technologies, the Group earns technical service fees. The Group does not provide loans to the borrowers.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

        For the years ended December 31, 2016 and 2017, the majority of lending solutions were provided in collaboration with a peer-to-peer lending platform, Jimu Box, who both enter into the service agreement with the borrowers. The service fees earned from the borrowers are allocated between the Group and Jimu Parent based on relative fair values of services provided that have been mutually agreed between the two parties.

        For the lending solutions were provided in collaboration with commercial banks and other financial institutions, the Group provides intermediary services to both the borrowers and commercial banks and other financial institutions. The intermediary services provided include online credit assessment and post-origination services to the borrowers and the commercial banks and other financial institutions. For these transactions, the Group earns loan facilitation and servicing fees from the borrowers.

(ii)   Lending solution for borrowers to finance on-line purchases/personal and business installment loans

        The lending solution for borrowers addresses the credit needs of the users of third-party online travel websites and other e-commerce websites ("Business Partners") to finance their on-line purchases, or the credit needs of personal and business installment loans.

        Some of the Business Partners' customers require immediate installment financing for their on-line purchases. For credit worthy users, the Group offers installment financing ("point-of-sale installment service"). When a user, who qualifies for point-of-sale installment services makes an online purchase using a point-of-sale installment loan, the Group pays the sales price to the Business Partners and collects the sales price from the Business Partners' users with interest and fees. Upon paying the sales price to the Business Partners, the Group promptly obtains financing for the sales price paid by factoring the receivable due from the Business Partners' users. The Group may subsequently factor the receivables to individual investors on the Jimu Box or to other financial partners. Pursuant to ASC 860-10-15-4, the factoring arrangement of the financing receivable due from users of Business Partners or borrowers does not satisfy the criteria of financial asset de-recognition because the Group has a commitment to make monthly repayments. Accordingly, the Group does not derecognize the receivable from users upon factoring and accounts for the transaction as secured borrowings. For the years ended December 31, 2016 and 2017, the majority of borrowings were obtained by the Group via the peer-to-peer matching services provided by Lerong Duoyuan Information Technology Co., Ltd, which matches the Group with third party investors. The installment receivables due from the Business Partners' customers and the loan payables to the third party individual investors and the loan payables to other financial partners are recorded on the Group's consolidated balance sheets as financing receivables and funding debts, respectively.

        The Group also periodically securitizes its financing receivables arising from users of Business Partners through the transfer of those assets to securitization vehicles. The securitization vehicles are considered as consolidated variable interest entities under ASC 810. Therefore, the financing receivables are recorded as financing receivables in the consolidated balance sheets. The personal and business installment loans may be funded via trust arrangements, which are also considered as consolidated variable interest entities under ASC 810. As a result, the installment receivables due from borrowers, generated from personal and business installment loans are also recorded as financing receivables in the consolidated balance sheets. The Group recognizes installment service fees over the terms of the financing receivables using the effective interest rate method. The proceeds from third

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

party individual investors, investors of asset-backed securitized debts and investors of the consolidated trusts are recorded as funding debts. (see also note 2(j))

(iii)  Wealth management solution

        For the wealth management solution business, the Group operates online mutual fund marketplace and online insurance product marketplace platforms to enable asset management companies and insurance companies to offer and sell their mutual fund products and insurance products to their customers. As of December 31, 2016 and for the year then ended, the online insurance product marketplace platform was dormant. The Group earns transaction service commissions from the asset management companies ("wealth management service fee"). The Group does not operate or manage any mutual funds or insurance companies.

        Consistent with the criteria of ASC 605, Revenue Recognition, the Group recognizes revenues when the following four revenue recognition criteria are met:

  1)
  Persuasive evidence of an arrangement exists;

  2)
  Services have been rendered;

  3)
  Pricing is fixed or determinable; and,

  4)
  Collectability is reasonably assured.

        Revenue recognition policies for each type of service are discussed as follows:

  Technical service fees

        The Group earns technical service fees by providing online credit assessment services and post-lending management services, such as cash processing services and collection services. Loan facilitation services are provided to potential borrowers to facilitate their matching with the investors on the Group's financial partners' platforms or commercial banks and other financial institutions.

        The Group has determined that the arrangement to provide technical services to borrowers and commercial banks and other financial institutions contains the following multiple elements: online credit assessment services and post-lending management services. The Group has determined that the borrowers and commercial banks and other financial institutions are its customers. The Group allocates the technical service fees among the deliverables at the inception of the arrangement on the basis of their relative selling prices according to the selling price hierarchy established by ASC 605-25-30. The hierarchy requires the Group to first use vendor-specific objective evidence of selling price, if it exists. If vendor-specific objective evidence of selling price does not exist, the Group is then required to use third-party evidence of selling price. If neither vendor-specific objective evidence of selling price nor third-party evidence of selling price exists, the Group uses management's best estimate of selling price for the deliverables. The Group uses management's best estimate of selling price for the deliverables of the technical service fees.

        The Group can only charge the technical service fees from the borrowers upon the successful matching of the loans by a financial partner. The non-contingent portion of the selling price is collected upfront, if any, upon the loan matching, and the contingent portion of the selling price is collected over

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

the term of the loans when the monthly repayment occurs. As the borrowers are able to prepay the loan amounts before maturity date for a prepayment fee, the aggregate amount of the contingent portion of the fees that can ultimately collected by the Group for credit assessment service and post-lending management service earned from a loan transaction is dependent upon the actual term over which the borrowers made their loan repayments. In accordance with ASC 605-25-30-5, the amount allocated by the Group to the delivered credit assessment service is limited to that amount that is not contingent upon the delivery of additional units or meeting other specified performance conditions. Therefore, the non-contingent portion of the credit assessment service fees are recognized revenue upon cash collection and execution of loan agreements between financial partners and borrowers. In situations where the upfront cash collected is less than the relative selling price of the credit assessment service, the remaining contingent portion of the credit assessment fees, together with the fees allocated to post-lending management services, are recognized each month when the service is provided over the period of the loan as the monthly repayments occur.

        Prepayment fees charged by the Group are recognized when the prepayment occurs and the payments are made by the borrowers.

        The Group also charges fees for collection services related to defaulted payments. These fees are recognized when the contingent events occur and the payments are made by the borrowers as that is the point in time collectability is reasonably assured.

  Installment service fee

        The Group generates installment service fee revenue through the point-of-sale installment payment services that the Group provides to the users of the Business Partners' platforms or the provision of personal and business installment loans to borrowers through trusts arrangements. Installment service fee revenue is recognized over the terms of financing receivables using the effective interest rate method. Installment service fee revenue is not recorded when reasonable doubt exists as to the full, timely collection of installment service fee or principal. The Group also receives miscellaneous fees, such as penalty fees for late payments. The fees, which are contingent fees, are recognized when the event occurs and the payment is made by the customer as that is the point in time collectability is reasonably assured.

  Wealth management service fee

        The wealth management service fee primarily consists of commission fees charged to third-party asset management companies for their use of the Group's online wealth management platform. The Group is not the primary obligor, as it does not have the ability to establish the price or control the related content of the investment or insurance products offered on the online wealth management platform. Such commissions are generally determined as a percentage based on the fees charged to customers by the asset management companies, through the online wealth management platform. Transaction service commissions are recognized on a net basis when the services are rendered, which occurs when the underlying transaction is executed.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

(r)   Funding cost

        Funding cost mainly consists of interest expense the Group pays in relation to the funding debts, to fund its financing receivables and certain fees incurred in connection with obtaining these funding debts, such as origination and management fees and legal fees.

(s)   Provision for credit loss

        The allowance for loan losses is determined at a level believed to be reasonable to absorb probable losses inherent in the portfolio of the financing receivables as of each balance sheet date. The allowance is provided based on the Company's assessments performed both on an individual-loan basis and collective basis. For individual loans that are past due for 90 days or where there is an observable indicator of impairment, a specific allowance is provided. All other loans not already included in the individual assessment are assessed collectively depending on factors such as delinquency rate, size, and other risk characteristics of the portfolio. The Company estimates the expected credit losses rate based on delinquency status of the financing receivables within the level: current, 1 to 30, 31 to 60, 61 to 90 calendar dates past due. These loss rates in each delinquency status are based on average historical loss rates of financing receivables associated with each of the abovementioned delinquency categories. In addition, the Company considers other general economic conditions, if any, when determining the provision for credit losses. The expected loss rates will be applied to the outstanding loan balances to determine the allowance for credit loss for each reporting period. The Company evaluates and adjusts its allowance for loan losses on a quarterly basis or more often as necessary.

        The Company writes off the financing receivables against the related allowance when management determines that full repayment of a loan is not probable. Generally, write-off occurs after the 90th day of delinquency. The primary factor in making such determination is the assessment of potential recoverable amounts from the delinquent debtor.

(t)    Origination and servicing cost

        Origination and servicing cost mainly consists of costs that are paid for data used in credit assessments, users acquisition costs relating to revenue from lending solutions, salaries and benefits (including share-based compensation expenses) of employees engaged in operating key systems and providing collection services, bandwidth and data center costs, customer service support costs and fees paid to third-party payment channels.

(u)   Sales and marketing expenses

        Sales and marketing expenses consist primarily of salaries and benefits (including share-based compensation expenses) of sales department, advertising and marketing promotion expenses and other expenses incurred by the Group's sales and marketing personnel.

(v)   General and administrative expenses

        General and administrative expenses consist primarily of salaries and benefits (including share-based compensation expenses) and related expenses for employees involved in general corporate functions, including finance, legal and human resources, rental fees and professional fees.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

(w)  Research and development expenses

        Research and development expenses consist primarily of salaries and benefits (including share-based compensation expenses) of employees and related expenses for IT professionals involved in developing technology platforms and websites, server and other equipment depreciation, bandwidth and data center costs, and rental fees. All research and development costs have been expensed as incurred as the costs qualifying for capitalization have been insignificant.

(x)   Share-based compensation expenses

        All share based awards granted to employees, including restricted ordinary shares and share options, are measured at fair value on grant date. Share based compensation expense is recognized using the straight line method, net of estimated forfeitures, over the requisite service period, which is the vesting period.

        Prior to the Reorganization, all the options and restricted ordinary shares were granted by Jimu Parent with its own underlying shares. The Binomial option pricing model is used to estimate fair value of the share options and restricted ordinary shares. The determination of estimated fair value of share based payment awards on the grant date using an option pricing model is affected by the fair value of Jimu Parent's ordinary shares as well as assumptions regarding a number of complex and subjective variables. These variables include the expected value volatility of Jimu Parent's shares over the expected term of the awards, actual and projected employee share option exercise behaviors, a risk free interest rate and any expected dividends. Shares of Jimu Parent, which do not have quoted market prices, were valued based on the income approach. Determination of estimated fair value of Jimu Parent's shares requires complex and subjective judgments due to their limited financial and operating history, unique business risks and limited public information on companies in China similar to Jimu Parent.

        Forfeitures are estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from those estimates. The Group uses historical data to estimate pre vesting option and records share based compensation expenses only for those awards that are expected to vest.

(y)   Taxation

Income taxes

        Current income taxes are provided on the basis of net profit (loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

        Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive income (loss) in the period of the enactment of the change.

        The Group considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Group has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry. The Group records a valuation allowance to reduce the amount of deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

        The Group recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Group initially and subsequently measures the tax benefit as the largest amount that the Group judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Group's liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Group did not identify significant unrecognized tax benefits for the years ended December 31, 2016 and 2017. The Group's effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Group classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

Value added Tax ("VAT")

        The Group is subject to VAT at the rate of 6% depending on whether the entity is a general tax payer, and related surcharges on revenue generated from providing services. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in the line item of accrued expense and other liabilities on the face of balance sheet. The Group records revenue net of value added tax and related surcharges.
(z)   Segment reporting

        The Group's chief operating decision maker, the Chief Executive Officer, reviews the consolidated results when making decisions about allocating resources and assessing performance of the Group as a whole and hence, the Group has only one reportable segment. The Company does not distinguish

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

between markets or segments for the purpose of internal reporting. The Group's long-lived assets are substantially all located in the PRC and substantially all of the Group's revenues are derived from within the PRC. Therefore, no geographical segments are presented.

(aa) Recently issued accounting pronouncements

        In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU 2014 09, "Revenue from Contracts with Customers (Topic 606)". The guidance substantially converges final standards on revenue recognition between the FASB and the International Accounting Standards Board, providing a framework on addressing revenue recognition issues and, upon its effective date, replaces almost all exiting revenue recognition guidance, including industry specific guidance, in current U.S. GAAP. An entity has the option to apply the provisions of ASU 2014 09 either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying this standard recognized at the date of initial application. ASU 2014 09 is effective for fiscal years and interim periods within those years beginning after December 15, 2017 for public companies. In August 2015, FASB issued its final standard formally amending the effective date of the new revenue recognition guidance. The amendments in this ASU will be effective for the Group beginning after December 15, 2018 because the Group qualifies as an "emerging growth company" pursuant to the JOBS Act, which provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. The Group is in the process of evaluating the impact of the new standard in relation to the revenue recognition of all of its material revenue arrangements. The Group is currently in the process of evaluating the required financial statement disclosures.

        In February 2016, the FASB issued ASU 2016 02, "Leases (Topic 842)". The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expenses for such leases generally on a straight line basis over the lease term. ASU 2016 02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years for public companies. The standard is effective for the Group beginning after December 15, 2019. Early adoption is permitted. The Group is currently evaluating the impact of adopting this standard on its consolidated financial statements.

        In June 2016, the FASB issued ASU 2016 13, "Financial Instruments—Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments", which will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years for public companies. The standard is effective for the Group beginning after December 15, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a Group recognizes an allowance based on the estimate of expected credit loss. The Group is currently evaluating the impact of adopting this standard on its consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

        In August 2016, the FASB issued ASU 2016 15, "Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments". ASU 2016 15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016 15 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years for public companies, with early adoption permitted. The standard is effective for the Group beginning after December 15, 2018. The Group does not expect a material impact on its consolidated financial statements from the amendments.

        In January 2017, the FASB issued Accounting Standards Update ("ASU") 2017 04, "Simplifying the Test for Goodwill Impairment." The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019 for public companies. The standard is effective for the Group beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Group early adopted the amendments from January 1, 2018 on a prospective basis.

        In May 2017, the FASB issued ASU 2017 09, "Compensation—Stock Compensation (Topic 718), Scope of Modification Accounting", which clarifies and reduces both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, to a change to the terms or conditions of a share based payment award. The amendments are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years for public a companies, with early adoption is permitted. The standard is effective for the Group beginning after December 15, 2018. The Group is currently evaluating the impact of adopting this standard on its consolidated financial statements and does not expect a material impact on its consolidated financial statements from the amendments.

3. Concentration and risks

Concentration of Business Partners

        The Group generates the majority of revenues through a limited number of Business Partners. For the years ended December 31, 2016 and 2017, the Group generated the majority of its net revenues through cooperation with five Business Partners, among which more than half of net revenues was generated through cooperation with Qunar, which is a large mobile and online travel platform in China. The partnerships with these Business Partners are not on an exclusive basis, and the contract durations are short. If these Business Partners change their policies, terminate their partnership or do not renew their cooperation agreements with the Group, the business and result of operations of the Group may be materially and adversely affected.

Credit risks

        The Group's credit risk primarily arises from receivables due from its customers, related parties and other parties. The maximum exposure of such assets to credit risk is the assets' carrying amounts

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

3. Concentration and risks (Continued)

as of the balance sheet dates. Receivables due from customers are typically unsecured in the PRC and the credit risk with respect to which is mitigated by credit evaluations the Group performs on its customers and its ongoing monitoring process of outstanding balances. The Group believes that there is no significant credit risk associated with amount due from related parties.

Foreign currency exchange rate risk

        The Group's operating transactions are mainly denominated in RMB. RMB is not freely convertible into foreign currencies. The value of the RMB is subject to changes by the central government policies and to international economic and political developments. In the PRC, certain foreign exchange transactions are required by law to be transacted only through authorized financial institutions at exchange rates set by the People's Bank of China (the "PBOC"). Remittances in currencies other than RMB by the Group in China must be processed through PBOC or other China foreign exchange regulatory bodies which require certain supporting documents in order to effect the remittances.

Business risk

        If the cooperation between Shenzhen Minheng and Jimu Box (Jimu Group's online peer-to-peer lending platform) is terminated, the Group may be adversely affected. In July 2017, the Department of Market Supervision of the Ministry of Commerce issued a Notice on the Work of Controlling and Preventing Risks of Commercial Factoring. The notice requires the local departments of the Ministry of Commerce to focus on certain abnormal operating activities, including situations where a commercial factoring company seeks financing through online lending intermediaries on a relatively large scale, and especially where the online lending intermediary is operated by a related party of the commercial factoring company. Although the notice does not explicitly prohibit financing through online lending intermediaries and the Group has not received any notice or penalties from the relevant governmental authorities, the Group cannot be certain that Shenzhen Minheng will not be penalized or required to terminate its cooperation with Jimu Box immediately, which would be materially and adversely affected the business.

4. Acquisition of Shenzhen Minheng

        On April 22, 2015, the Jimu Parent acquired in 30% equity interest of Shenzhen Minheng, which is an entity established in Mainland China that undertakes factoring business, for a cash consideration of RMB0.001. The investment in the equity of Shenzhen Minheng was accounted for as equity method investment based on the equity interest of 30% attributable to the acquired ordinary shares of Shenzhen Minheng in accordance with ASC 323.

        On June 30, 2016, the Jimu Parent acquired the remaining 70% equity interest of Shenzhen Minheng for a cash consideration of RMB1,000. The main purpose of the acquisition is to expand the Group's business scope by providing point-of-sale installment loans to customers of the Company's Business Partners and to obtain financing by factoring the financing receivables to third party investors through a Financial Partner.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

4. Acquisition of Shenzhen Minheng (Continued)

        The step-acquisition has been accounted for as a business combination and the results of operations of Shenzhen Minheng from June 30, 2016 have been included in the Group's consolidated financial statements as Shenzhen Minheng is part of the predecessor operation of Pintec Business. The Group engaged an independent valuation firm to assist management in valuing the equity interest acquired by the Group. The income approach was adopted to determine the fair value of equity interest estimated acquired, which was the ascertainable fair value as of June 30, 2016. The Group recorded a gain of RMB394 which was recognized as a result of the revaluation of the previously held equity interest upon obtaining control of Shenzhen Minheng. The gain is included in Other income in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2016. The fair value measurement of the previously held equity interest is based on certain significant inputs not observable in the market, and thus represent Level 3 measurements. The major assumptions used in valuation consists of discount rate of 23%; and a terminal growth rate of 3%.

        Goodwill arising from this transaction was attributable to the expected synergies from combining Shenzhen Minheng's operation of point-of-sales lending solution with the Group, which is complementary to the Group. The identifiable intangible assets acquired upon acquisition was the customer database amounting to RMB9,697, which has an estimated useful life of approximately 5.5 years. The fair value of the intangible assets acquired was determined by adopting the replacement cost approach.

        The Group made estimates and judgments in determining the fair value of acquired assets and liabilities, based on management's experiences with similar assets and liabilities with the assistance from an independent valuation firm. The allocation of the purchase price is as follows:

	Amounts	Amortization Years
	RMB
Cash	310
Financing receivables, net of provision of RMB10,450	268,365
Other current assets	18,648
Amortizable intangible asset
Customer database	9,697	5.5
Goodwill	25,680
Funding debts	(310,428)
Other current liabilities	(10,878)
Deferred tax assets	2,424
Deferred tax liabilities	(2,424)

Total	1,394

Total purchase price comprised of
—Cash consideration paid by parent company	1,000
—Fair value of previously held equity interests	394

Total	1,394

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

4. Acquisition of Shenzhen Minheng (Continued)

        The following unaudited pro forma information summarizes the results of operations of the Group for the years ended December 31, 2016, as if the acquisition of Shenzhen Minheng had been completed on January 1, 2016. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on the date indicated and may not be indicative of future operating results. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

	For the year ended December 31,
	2016	2016
	RMB	US$
Pro forma total revenues	59,916	9,552
Pro forma net loss	233,212	37,179

        As of December 31, 2017, the Group performed a qualitative analysis on the goodwill arising from the acquisition taking into consideration the events and circumstances listed in ASC350 Intangibles—Goodwill and Other, including consideration of macroeconomic factors, industry and market conditions, and overall financial performance, in addition to other entity-specific factors. Based on the analysis, the management concluded that it is not more likely than not that a goodwill impairment exists as of December 31, 2017. Nevertheless, the Group voluntarily performed a quantitative assessment of the reporting unit to which goodwill belonged as of December 31, 2017 as a supplement to the qualitative analysis. The Group engaged an independent valuation firm to assist management to evaluate the fair value of the reporting unit, and used the income approach along with assumptions on future growth rates and discount rate. Based on the valuation results, the fair value of the reporting unit was substantially above its carrying amount as of December 31, 2017. Therefore, management concluded that quantitative analysis also did not indicate that there was an impairment of goodwill as of December 31, 2017.

5. Financing receivables, net

        The financing receivables, net, as of December 31, 2016 and 2017, consists of the following:

	As of December 31,
	2016	2017
	RMB	RMB
Short-term:
Short-term financing receivables	371,317	1,569,080
Allowance for credit losses	(11,884)	(62,901)

Short-term financing receivables, net	359,433	1,506,179

Long-term:
Long-term financing receivables	—	185,136
Allowance for credit losses	—	(6,509)

Long-term financing receivables, net	—	178,627

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

5. Financing receivables, net (Continued)

        These balances represent short-term and long-term financing receivables with an original term generally up to two years and do not have collateral.

        The following table summarizes the balances of financing receivables by due date as of December 31, 2016 and 2017, respectively.

	As of December 31,
	2016	2017
	RMB	RMB
Due in months:
0 - 12	371,317	1,569,080
13 - 24	—	185,136

Total financing receivables	371,317	1,754,216

        The movement of the allowance for credit losses for the years ended December 31, 2016 and 2017 consist of the following:

	For the years ended December 31,
	2016	2017
	RMB	RMB
Balance at beginning of the period	—	11,884
Provision added due to acquisition of Shenzhen Minheng	10,450	—
Additions	16,123	113,162
Charge-offs	(14,689)	(55,636)

Balance at end of the period	11,884	69,410

        Aging analysis of past due financing receivables as of December 31, 2016 and 2017 are as below:

Financing receivables	1 - 30 Days Past Due	31 - 60 Days Past Due	61 - 90 Days Past Due	91 Days or Greater Past Due	Total Past Due	Current	Total
As of December 31, 2016	7,804	2,704	2,634	—	13,142	358,175	371,317
As of December 31, 2017	34,102	11,346	9,372	—	54,820	1,699,396	1,754,216

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

6. Accrued interest receivable, net

        Accrued interest receivable, net, as of December 31, 2016 and 2017, consists of the following:

	As of December 31,
	2016	2017
	RMB	RMB
Accrued interest receivable	1,860	8,687
Allowance for doubtful accounts	(377)	(1,050)

Accrued interest receivable, net	1,483	7,637

        The movements in the allowance for doubtful accounts for the years ended December 31, 2016 and 2017 were as follows:

	For the years ended December 31,
	2016	2017
	RMB	RMB
Balance at beginning of the period	—	377
Additions	377	2,868
Write-offs	—	(2,195)

Balance at end of the period	377	1,050

7. Accounts receivable, net

        Accounts receivable, net, as of December 31, 2016 and 2017, consists of the following:

	As of December 31,
	2016	2017
	RMB	RMB
Receivables for technical service fees from borrowers	6,420	40,587
Receivables for marketplace service fees from asset management companies	1,065	1,236
Others	84	161

Total accounts receivable	7,569	41,984

Allowance for doubtful accounts	(490)	(5,428)

Accounts receivable, net	7,079	36,556

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

7. Accounts receivable, net (Continued)

        The movements in the allowance for doubtful accounts for the years ended December 31, 2016 and 2017 were as follows:

	For the year ended December 31,
	2016	2017
	RMB	RMB
Balance at beginning of the period	—	490
Additions	775	16,480
Write-offs	(285)	(11,542)

Balance at end of the period	490	5,428

8. Prepayments and other current assets

        Prepayments and other current assets as of December 31, 2016 and 2017, consist of the following:

	As of December 31,
	2016	2017
	RMB	RMB
Deposits with a Business Partner for point-of-sale installment loans	15,576	15,605
Professional fees capitalized for issuance of new shares upon the initial public offering	—	13,348
Tax refund receivables from Tax Bureau*	—	7,834
Prepaid input value-added tax	—	9,309
Deposits to financial partners and other vendors	—	8,603
Prepaid service fees	1,579	6,555
Receivables from third-party online payment platforms	500	5,802
Others	—	1,847

Total	17,655	68,903

*
For the year ended December 31, 2017, one of the Group's subsidiaries Sky City WOFE, prepaid enterprise income tax expense to local PRC tax bureau during the first nine months of 2017. However, Sky City WOFE incurred a tax loss and it was eventually assessed that it not subject to enterprise income tax for the year ended December 31, 2017. Hence, Sky City WOFE is entitled to receive tax refund from the tax bureau upon the completion of its 2017 annual tax filing.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

9. Property, equipment and software, net

        Property, equipment and software, net as of December 31, 2016 and 2017 consist of the following:

	As of December 31
	2016	2017
	RMB	RMB
Computer and electronic equipment	4,264	7,737
Software	2,670	3,008
Office furniture and equipment	917	1,234

Total	7,851	11,979

Less: Accumulated depreciation and amortization	(3,018)	(5,332)

Property, equipment and software, net	4,833	6,647

        Depreciation and amortization expenses for the years ended December 31, 2016 and 2017 was RMB2,066 and RMB2,314, respectively.

10. Long-term investments

        Long-term investments consist of investments in privately held companies. The following table sets forth the changes in the Group's Long-term investments:

	Cost Method	Equity Method	Total
	RMB	RMB	RMB
Balance as of December 31, 2016	—	—	—

Investments made	2,000	8,821	10,821
Income/(loss) from equity method investments	—	(2,455)	(2,455)
Less: Impairment charges	(2,000)	—	(2,000)
Less: Foreign currency translation adjustments	—	73	73

Balance as of December 31, 2017	—	6,439	6,439

  Cost method investment

        In May 2017, the Group invested in Beijing Liangduo Science and Technology Co. Ltd. ("Beijing Liangduo") by purchasing ordinary shares, with a total cash consideration of RMB2 million. Investments were accounted for under the cost method as the Group had no significant influence over the investee and had no readily determinable fair value.

        The Group performs an impairment assessment of its investments and determines if an investment is other-than-temporarily impaired due to impairment indicators. The Group has recognized RMB2 million in impairment charges related to its investment as a result of the operation metrics not performing to the expectations for the year ended December 31, 2017.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

10. Long-term investments (Continued)

  Equity method investment

        In October 2017, the Group invested in Pivot Fintech PTE. Ltd ("Pivot") to purchase ordinary shares, with a total consideration of RMB 8.8 million. The Group applies the equity method of accounting to account for its equity investments, in common stock or in-substance common stock, over which it has significant influence but does not own a majority equity interest or otherwise control. For the year ended December 31, 2017, the Group recognizes the Group's proportionate share of the equity investee's net loss into earnings after the date of investment, with the amount of RMB2.4 million. As of December 31, 2017, no impairment was recognized on the equity method investment.

11. Loan servicing rights

        For the loans funded by individual investors, the Group is not the legal lender or borrower and only facilitates the loan origination and repayment process. The Group's obligation related to principal and interest is limited to providing reasonable efforts for collection service. The Group does not provide a guarantee to the investors regarding the recoverability of the principal or collectability of interest; thus, the investors have no recourse to the Group in the event of a default by the borrower.

        Servicing is comprised of providing credit assessment service to facilitate borrowing from individual investors and post-lending management services, including collection of principal and interest from borrowers, transferring the repayment amount to lenders, monitoring delinquencies and post-lending credit assessment.

        Servicing rights are recorded as either an asset or liability when the benefits of servicing are expected to be more or less than adequate compensation. The Group records servicing assets and liabilities at their estimated fair values, when the off-balance sheet loans are originated, in "Prepayments and other current assets" and "Accrued expenses and other liabilities," respectively, on the consolidated balance sheet. Changes in fair value of the servicing assets and liabilities are reported in "Loan origination and servicing cost" in the consolidated statements of operations and comprehensive loss in the period in which the change occurs.

        The Group utilizes industry standard valuation techniques, such as discounted cash flow models, to arrive at an estimate of fair value with the assistance of an independent valuation firm. Significant assumptions used in valuing the servicing rights are estimates of adequate compensation rates, discount rates, cumulative default rates and cumulative prepayment rates. Changes in certain assumptions may have a significant impact on the fair value of the servicing rights. As of December 31, 2017, the key assumptions include the average period of loan at a range of 6.7 months to 28.1 months, effective prepayment rate at a range of 2% to 24%, vintage loss rate at a range of 1.8% to 11%, discount rate at a range of 16.66% to 24.95%, and cost of servicing. The selection of cumulative default rates and cumulative prepayment rates are based on data derived from historical trends.

        As of December 31, 2016 and 2017, the servicing assets and liabilities recorded were insignificant. The change in fair value of the servicing assets and liabilities was insignificant for the years ended December 31, 2016 and 2017, respectively.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

12. Fair value measurement

Recurring

        The following table presents the fair value hierarchy for the Group's assets and liabilities that are measured and recorded at fair value on a recurring basis as of December 31, 2016 and 2017:

December 31, 2016	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Balance at Fair Value
	RMB	RMB	RMB	RMB
Assets
Cash and cash equivalents	27,292	—	—	27,292

Total	27,292	—	—	27,292

December 31, 2017	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Balance at Fair Value
	RMB	RMB	RMB	RMB
Assets
Cash and cash equivalents	370,891	—	—	370,891

Restricted time deposits		5,000	—	5,000

Short-term investments		2,000	—	2,000

Total	370,891	7,000	—	377,891

Restricted time deposits

        The fair value of the Group's restricted time deposits is determined based on the prevailing interest rates for similar products in the market (Level 2).

Short-term investments

        To estimate the fair value of investments in financial instruments with a variable interest rate indexed to the performance of underlying assets, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurement. The financial instruments are issued by commercial banks in China with a variable interest rate indexed to the performance of underlying assets. Since the maturity dates of these financial instruments are within one year, the investments are classified as short-term investments. For the year ended December 31, 2017, the Company recorded gains resulting from changes in the fair values of short-term investments in the line item "other income/ (loss), net" in the consolidated statements of comprehensive loss.

Non-recurring

        The Group measures its intangible assets arising from the acquisition of Shenzhen Minheng under the replacement cost method. The fair value measurements of the intangible assets are based on significant inputs not observable in the market, and thus represent Level 3 measurements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

12. Fair value measurement (Continued)

        The Group measures investments under the cost method and the equity method at fair value on a non-recurring basis only if an impairment charge were to be recognized. The Group's other non-financial assets, such as property, equipment and software, would be cost measured at fair value only if they were determined to be impaired.

        The Group measures convertible loans for using the fair value option. The fair value measurements of convertible loans are based on significant inputs not observable in the market, and thus represent Level 3 measurements.

13. Intangible assets, net

        Intangible assets, net, as of December 31, 2016 and 2017, consist of the following

	As of December 31,
	2016	2017
	RMB	RMB
Customer database	9,697	9,697
Trademark	—	162
Less: Accumulated amortization	(882)	(2,647)

Intangible assets, net	8,815	7,212

        Amortization expenses for the years ended December 31, 2016 and 2017 was RMB882 and RMB1,765, respectively.

        As of December 31, 2017, amortization expenses related to the intangible assets for future periods are estimated to be as follows:

	For the year ended December 31,
	2018	2019	2020	2021	2022	2022 and thereafter
	RMB	RMB	RMB	RMB	RMB	RMB
Amortization expenses	1,793	1,793	1,793	1,793	40	—

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

14. Funding debts

        The following table summarized the Group's outstanding funding debts as of December 31, 2016 and 2017, respectively:

	As of December 31,
	2016	2017
	RMB	RMB
Short-term:
Loan payables to individual investors via Jimu Box and other financial partners	382,281	1,016,113
Loan payables to investors of consolidated trusts	—	204,771

Total short-term funding debts	382,281	1,220,884

Long-term:
Loan payables to individual investors via other financial partners	—	31,769
Loan payables to investors of consolidated trusts	—	194,111
Loan payables to investors of asset-backed securitized debts	—	243,853

Total long-term funding debt	—	469,733

        The following table summarizes the remaining contractual maturity dates of the Group's funding debts and associated interest payments.

	Less than 1 year	1 - 2 years	2 - 3 years	Total
	RMB	RMB	RMB	RMB
Loan payables to individual investors via Jimu Box and other financial partners	1,016,113	31,769	—	1,047,882
Loan payables to investors of assets-backed securitized debts	—	243,853	—	243,853
Loan payables to investors of consolidated trusts	204,771	194,111	—	398,882

Total funding debts	1,220,884	469,733	—	1,690,617

Interest payments	100,859	5,906	—	106,765

Total interest payments	100,859	5,906	—	106,765

        For the years ended December 31, 2016 and 2017, the terms of the funding debts borrowed by the Group from individual investors on Jimu Box and investors of certain consolidated trusts ranged from 30 days to 24 months, which were to substantially match with the terms of the corresponding financial receivables due from the borrowers to the Group. And the Group is required to repay the funding debts to the investors on a monthly basis over the term of the debts, where the payment term is substantially matched with the term of financing receivables. In addition, the terms of the funding debts derived from asset-backed securitized debts is 24 months, which are not matched with the terms of the corresponding financial receivables due from the borrowers to the Group. The funding debts had a weighted average interest rate of 9.61% and 7.61% for the years ended December 31, 2016 and 2017, respectively.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

14. Funding debts (Continued)

        The Group securitizes its financing receivables through the transfer of those assets to securitization vehicles which then issue debt securities to third-party investors. In June 2017, the Group, through its VIE, Shenzhen Minheng, created an asset-backed securities (the "ABS") which was issued and listed on the Shanghai Stock Exchange in June 2017. The ABS size was 245 million. Of the total commitment, 5 institutional funding partners purchased RMB180.0 million senior tranche securities A, bearing interest at 6%, representing 73.5% of total securities issued by the ABS Plan. Qunar purchased RMB 40.0 million senior tranche securities B, bearing interest at 7%, representing 16.3% of total securities. The Group purchased all subordinated tranche securities amounting to RMB25.0 million, representing 10.2% of the total securities issued. Interest payments began in June 2017 and payable monthly through May 2018. Beginning June 2018, monthly payments consists of both principal and interest with a final maturity of June 2019. The Group has power to direct the activities that most significantly impact economic performance of the ABS by providing the loan servicing and default loan collection services. The Group also has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE as the Group purchased all subordinated tranche securities. Accordingly, the Group is considered as the primary beneficiary of the ABS and has consolidated the ABS's assets, liabilities, results of operations, and cash flows in the Group's consolidated financial statements.

        For the year ended December 31, 2017, the Group, through its VIEs, created several trusts which were administered by third-party trust companies, including Yunnan Trusts II, and Oriental Trusts. These trusts were set up with total assets of RMB200 million each. As of December 31, 2017, the loans held by these trusts are all personal installment loans made to individual borrowers with an original term up to 12 months, which are recognized as short-term funding debts on the consolidated financial statements. The external investors purchased senior tranche securities, bearing the interest from 6.8% to 8.5%, representing a range of 85% to 96% of total securities issued by these trusts. The Group is obligated to purchase subordinated tranche securities, representing a range of 4% to 15% of total securities issued by these trusts. The Group agreed to repurchase delinquent loans outstanding for more than 60 days during the trust term and to purchase any loans that are due but not been fully paid at the trust termination. Therefore, the Group is considered to hold a significant variable interest in these trusts. Moreover, the Group has power to direct the activities that most significantly impact economic performance of the trusts by providing the assets servicing, default loan collection services and deciding which borrower to issue loan to. The Group also has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE, as the Group agreed to repurchase delinquent loans, purchase subordinated tranche securities and receive service fees from rendering service. Therefore, the trusts arrangement is considered as the variable interest entity under ASC 810, which was in turn consolidated by the Group.

        For the year ended December 31, 2017, the Group , through its VIE, created the trusts which were administered by third-party trust companies, including Yunnan Trusts I and Huarun Trust. The trusts were set up with total assets ranging from RMB100 million to RMB200 million. As of December 31, 2017, the loans held by the trust are all personal installment loans made to individual borrowers with an original term up to 24 months, which are recognized as long-term funding debts on the consolidated financial statements. The external investors purchased senior tranche securities A, bearing interest from 7% to 8.2%, representing a range of 80% to 90% of total securities issued by these trusts. China Securities Credit Investment purchased senior tranche securities B, bearing interest at 8.5%,

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

14. Funding debts (Continued)

representing 10% of total securities issued by the trust. The Group also is obligated to purchase subordinated tranche securities, representing a range of 10% of securities. The Group agreed to repurchase delinquent loans outstanding for more than 60 days during the trust term and to purchase any loans that are due but not been fully paid at the trust termination. Therefore, the Group is considered to hold a significant variable interest in these trusts. Moreover, the Group has power to direct the activities that most significantly impact economic performance of the trusts by providing the assets servicing, default loan collection services and deciding which borrower to issue loan to. The Group also has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE, as the Group agreed to repurchase delinquent loans, purchase subordinated tranche securities and receive service fees from rendering service. Therefore, the trusts arrangement is considered as the variable interest entity under ASC 810, which was in turn consolidated by the Group.

        Accordingly, the Group is considered as the primary beneficiary of these trusts and has consolidated these trusts' assets, liabilities, results of operations, and cash flows in the Group's consolidated financial statements. (See also note 2(j))

15. Accrued expenses and other liabilities

        Accrued expenses and other liabilities as of December 31, 2016 and 2017, consist of the following:

	As of December 31,
	2016	2017
	RMB	RMB
Payable to Business Partners for point-of-sale installment loans	—	31,877
Payable to asset management companies for funds received from customers	2,752	22,107
Payables to individual investors on Jimu Box and financial partners for collecting principal and interests on behalf of borrowers	—	15,492
Payroll payable	8,619	22,243
Payable related to professional fees	—	14,057
Payable related to service fees and others	—	3,022
Payable related to rental fees	—	1,400
Deferred revenue	—	1,916
Others	4,475	75

Total	15,846	112,189

16. Convertible loans

        In November 2017, the Group issued convertible loans up to the aggregated principal amount of US$36.0 million to the investors of the Group with a simple interest rate at 6% per annum, maturing on June 30, 2018. Pursuant to the convertible loan agreements, the holders of the convertible loan may convert the outstanding principal of the convertible loans into Series A convertible redeemable

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

16. Convertible loans (Continued)

preferred shares if the completion of the subscription of the Series A convertible redeemable preferred shares or other certain events does occur before June 30, 2018. The conversion price is determined at the price per share at which Series A convertible redeemable preferred shares will be issued upon exercise of the conversion right. Accrued interests shall be waived if the investors elect to exercise any the conversion options. As of December 31, 2017, the convertible loans in the principal amount of RMB235,231 (US$37,501) were issued by the Group. The Group considers the conversion price adjustments are part of the conversion features that do not require bifurcation and the convertible loan is accounted for using the fair value option. The Group engaged an independent valuation firm to assist the management in its assessment of fair value of convertible loans as of December 31, 2017, and the changes in fair value of convertible loans of RMB7,042 was recognized in the consolidated financial statements for the year ended December 31, 2017.

17. Taxation

Cayman Islands

        Under the current laws of the Cayman Islands, the Group is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

        Under the current laws of the British Virgin Islands, entities incorporated in British Virgin Islands are not subject to tax on their income or capital gains.

Hong Kong

        Under the current Hong Kong Inland Revenue Ordinance, the Company's Hong Kong subsidiary is subject to Hong Kong profits tax at the rate of 16.5% on its taxable income generated from the operations in Hong Kong. Payments of dividends by the subsidiary to the Company are not subject to withholding tax in Hong Kong.

PRC

        Under the PRC Enterprise Income Tax Law (the "EIT Law"), the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. Effective January 1, 2008, the EIT Law in China unifies the enterprise income tax rate for the entities incorporated in China at 25% if they are not eligible for any preferential tax treatment. High and new technology enterprises enjoy a preferential tax rate of 15% under the EIT Law. Beijing Hongdian is qualified as a "high and new technology enterprise" under the EIT Law and is eligible for a preferential enterprise income tax rate of 15%, for the period from 2016 to 2019, so long as it obtains approval from the relevant tax authority and if it is profitable during the period.

        The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose "de facto management body" is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the "de

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

17. Taxation (Continued)

facto management body" as "the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, property, of a non-PRC company is located." For the years ended December 31, 2016 and 2017, the Group did not have operations outside of the PRC, thus would not be subject to this tax.

Withholding tax on undistributed dividends

        The EIT law also imposes a withholding income tax of 10% on dividends distributed by a foreign investment enterprise ("FIE") to its immediate holding company outside China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. The Cayman Islands, where the Company is incorporated, does not have such tax treaty with China. According to the arrangement between Mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by an FIE in China to its immediate holding company in Hong Kong will be subject to withholding tax at a rate of no more than 5%. The Group did not record any dividend withholding tax, as the Group's FIE, the PRC WFOE, has no retained earnings in any of the period presented.

        The Group recorded current income tax expense of RMB167 and RMB18,516 for the years ended December 31, 2016 and 2017, as the companies in the Group either made a loss or had tax loss carryforwards to net against taxable income in 2016 and 2017. Deferred tax benefit was not recognized as a full valuation allowance was provided for the Group's deferred tax assets.

        The following table sets forth reconciliation between the statutory EIT rate and the effective tax rates:

	For the year ended December 31,
	2016	2017
Statutory income tax rate in PRC	25.00%	25.00%
Tax effect of non-deductible expenses	0.23%	0.85%
Changes in valuation allowance	(25.15)%	2.06%

Effective tax rate	0.08%	27.91%

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

17. Taxation (Continued)

Deferred tax assets and deferred tax liabilities

        The following table sets forth the significant components of the deferred tax assets and deferred tax liabilities:

	As of December 31,
	2016	2017
	RMB	RMB
Deferred tax assets:
Allowance for loan loss and impairment loss of long-term investments	3,188	34,154
Deductible advertising fees	2,842	1,894
Net operating loss carry forwards	57,531	48,473
Net operating loss carry forwards acquired in a business combination	2,204	1,763

Subtotal	65,765	86,284

Less: valuation allowance	(63,561)	(84,521)

Total deferred tax assets, net	2,204	1,763
Deferred tax liabilities:
Intangible assets acquired in a business combination	2,204	1,763

Net deferred tax liabilities	2,204	1,763

        A valuation allowance is provided against deferred tax assets when the Group determines that it is more likely than not that the deferred tax assets will not be utilized in the future. In making such determination, the Group evaluates a variety of factors including the Group's operating history, accumulated equity/(deficit), existence of taxable temporary differences and reversal periods.

        As of December 31, 2016 and 2017, the Group has incurred net accumulated operating losses of RMB230,124 and RMB193,892 for income tax purposes since its inception, and the net operating loss carryforwards will expire in 2022, if unused. The Group believes that it is more likely than not that these net accumulated operating losses and other deferred tax assets will not be utilized in the future. Therefore, the Group has provided a valuation allowance for the net deferred tax assets as of December 31, 2016 and 2017.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

17. Taxation (Continued)

        Changes in valuation allowance are as follows:

	As of December 31,
	2016	2017
	RMB	RMB
Balance at beginning of the period	14,018	63,561
Additions	49,543	20,960
Reversals	—	—

Balance at end of the period	63,561	84,521

18. Share based compensation expenses

        Share based compensation expenses for periods prior to the Reorganization relate to the share options or restricted shares granted by Jimu Parent to the employees of the Pintec Business. For the years ended December 31, 2016 and 2017, total share based compensation expenses allocated from Jimu Parent were RMB25,665 and RMB31,018, respectively.

Share options issued by Jimu Parent to employees of the Company

        Starting from 2014, Jimu Parent granted multiple tranches of share options with tiered vesting commencement dates to employees, including employees of the Pintec Business. The options are generally scheduled to be vested over four years, one-fourth of the awards shall be vested upon the end of the calendar year in which the awards were granted or the first anniversary dates of the grants, and the remaining of the awards shall be vested on straight line basis. Options granted typically expire in ten years from the respective vesting commencement date as stated in the grant letters.

        A summary of activities of the service-based share options granted to the employees of the predecessor operations of Pintec Business for the years ended December 31, 2016 and 2017 is presented below:

	Options Outstanding	Weighted Average Exercise Price US$	Weighted Average Remaining Contractual Life (In years)	Average Intrinsic Value (RMB in thousands)
Outstanding as of January 1, 2016	11,612,548	0.82	9.00	2,274
Granted	4,627,563	1.00
Exercised	—	—
Forfeited	(353,069)	1.00

Outstanding as of December 31, 2016	15,887,042	0.87	8.63	26,538

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

18. Share based compensation expenses (Continued)

	Options Outstanding	Weighted Average Exercise Price US$	Weighted Average Remaining Contractual Life (In years)	Average Intrinsic Value (RMB in thousands)
Outstanding as of January 1, 2017	15,887,042	0.87	8.63	26,538
Granted	520,000	1.00
Exercised	—	—
Forfeited	(204,150)	1.00

Outstanding as of December 31, 2017	16,202,892	0.87	7.75	27,998

Vested and expected to vest as of December 31, 2016	15,887,042	0.87	8.63	26,538
Exercisable as of December 31, 2016	5,627,542	0.74	8.63	2,755
Vested and expected to vest as of December 31, 2017	16,202,892	0.87	7.75	27,998
Exercisable as of December 31, 2017	9,219,980	0.79	7.75	8,824

        There were 4,627,563 and 520,000 options granted for the years ended December 31, 2016 and 2017. The weighted average grant date fair value of options granted for the years ended December 31, 2016 and 2017 was US$1.5 and US$1.88 per share, respectively.

        For the years ended December 31, 2016 and 2017, share-based compensation expenses recognized associated with the service-based share options granted to employees of the predecessor operations of Pintec Business and allocated to the Company were RMB13,025 and RMB20,910.

        As of December 31, 2016 and 2017, there was RMB53,344 and RMB49,854 of unrecognized share-based compensation expenses, adjusted estimated forfeitures, related to the share options granted. The expenses are expected to be recognized over a weighted-average period of 1.49 years, and may be adjusted for future change in estimated forfeitures.

        The estimated fair value of each option grant is estimated on the date of grant using the Binominal option-pricing model with the following assumptions:

2016 and 2017
Expected volatility	34.6% ~ 40.2%
Risk-free interest rate (per annum)	2.02% ~ 3.02%
Exercise multiples	2.2 ~ 2.8
Expected dividend yield	0%
Expected term (in years)	10
Fair value of the underlying shares on the date of option grants (US$)	0.45 ~ 2.70

        The use of a valuation model requires the Company to make certain assumptions of Jimu Parent with respect to selected model inputs. The expected volatility is calculated based on the annualized standard deviation of the daily return embedded in historical share prices of comparable companies. The risk free interest rate is estimated based on the yield to maturity of China treasury bonds based on the expected term of the incentive shares. Jimu Parent has not declared or paid any cash dividends on

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

18. Share based compensation expenses (Continued)

its capital stock, and does not anticipate any dividend payments on its ordinary shares in the foreseeable future. The estimated forfeiture rate is determined based on the fact that vested incentive shares would only be forfeited in the event of misconduct by the holders of the incentive shares.

Restriction of ordinary shares held by senior management

        In connection with Jimu Parent's issuance of Series A preferred shares on March 5, 2014, 40% of the 72,000,000 ordinary shares held by certain members of Jimu Parent's senior management became restricted pursuant to the shareholders' agreement. The 40% of the shares subject to vesting thereafter in 60 equal and continuous monthly installments following the grant date, provided that the founders' continuous service for the Jimu Parent. This arrangement is accounted for similar to a reverse stock split, followed by the grant of restricted stock awards to the founders subject to service vesting conditions. These shares issued are determined to be share-based compensation. The fair value of the ordinary shares at the grant date was estimated using the income approach. The difference between the fair value and par value is recognized as compensation expenses using graded vesting method over the requisite service period, which is the vesting period. Grant date fair value per restricted share on March 5, 2014 is USD0.45.

        As of December 31, 2016 and 2017, an aggregate of 7,522,601 and 4,096,458 of the restricted shares remained unvested, respectively. The activities of the total restricted ordinary shares for the years ended December 31, 2016 and 2017 are summarized as below:

	Number of shares	Weighted- Average Grant Date Fair Value (in US$)
Unvested at January 1, 2016	10,772,744
Granted	400,000	1.79
Vested	(3,650,143)

Unvested at December 31, 2016	7,522,601

Unvested at January 1, 2017	7,522,601
Grant	—	—
Vested	(3,426,143)

Unvested at December 31, 2017	4,096,458

        For the years ended December 31, 2016 and 2017, share-based compensation expenses recognized associated with the restricted ordinary shares and allocated to the Company were RMB12,640 and RMB10,108, respectively. As of December 31, 2016 and 2017, unrecognized compensation cost, adjusted for estimated forfeitures and related to non-vested service-based restricted ordinary shares, was RMB22,632 and RMB12,833, respectively.

19. Related party transactions

        The Group has historically relied on Jimu Group for most of the Group's funding. (See note 1(e)).

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

19. Related party transactions (Continued)

        The table below sets forth the major related parties and their relationships with the Group as of December 31, 2016 and 2017:

Name of related parties	Relationship with the Group
Jimu Parent	the Group is under the control of the same group of shareholders
BBAE Holdings Limited	An entity which has two common directors of the Board of Directors with the Company who can significantly influence both the entity and the Company
Beijing Liangduo Science and Technology Co. Ltd.	An entity which the Group holds 18% equity interests
(a)
The Group entered into the following transactions with related parties:

	For the year ended December 31,
Transactions	2016	2017
	RMB	RMB
(i) Transactions recorded in costs and expenses
—Cost and expenses allocated from Jimu Parent	140,894	102,263
—Service fees to Jimu Parent for the peer-to-peer matching services for the funding debts	1,120	1,235

(ii) Financing transactions
—Allocated cost and expenses waived by Jimu Parent(1)	74,367	—
—Cash contribution from Jimu Parent	80,690	—

—Contribution from the Jimu Parent	155,057	—
—Net cash advances from the Jimu Parent	29,790	23,121
—Loan proceeds from Jimu Parent	—	29,270

(1)
For the year ended December 31, 2016, the Group agreed with Jimu Parent that the payment for allocated expenses up to September 30, 2016 with an amount of RMB74,367 would be waived by Jimu Parent, which was deemed to be a contribution from the parent company. For the year ended December 31, 2017, the allocated cost and expenses except for share based compensation expenses, with an amount of RMB 71,245 would be settled with Jimu Parent.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

19. Related party transactions (Continued)

(b)
The Group had the following balances with the major related parties:

	As of December 31,
	2016	2017
	RMB	RMB
Due from Jimu Parent and its subsidiaries(2)	108,904	228,548
BBAE Holdings Limited	797	478

Total	109,701	229,026

Due to Jimu Parent and its subsidiaries	162,832	385,035
BBAE Holdings Limited	163	527
Beijing Liangduo Science and Technology Co. Ltd.	—	927

Total	162,995	386,489

(2)
This amount represents the cash proceeds from funding debts held by the peer-to-peer lending platform that had not yet been remitted to the Group.
(c)
For 2016, all of the loans provided to borrowers are funded via peer-to-peer matching services provided by Jimu Parent and its subsidiaries.

20. Defined contribution plan

        Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries, VIEs and VIEs' subsidiaries of the Group make contributions to the government for these benefits based on certain percentages of the employees' salaries, up to a maximum amount specified by the local government. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefit expenses, which were expensed as incurred, were approximately RMB21,731 and RMB38,378 for the years ended December 31, 2016 and 2017.

21. Unaudited pro forma net loss per share

        Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period. Diluted net loss per share is computed using the weighted average number of ordinary shares and dilutive potential ordinary shares outstanding during the period.

        The Company issued ordinary shares to Jimu Parent ordinary shareholders in connection with the Reorganization in March 31, 2018 (See Note 1). 72,000,000 ordinary shares were issued and outstanding upon the completion of the Reorganization (See Note 1) in March 31, 2018. Basic and diluted net loss per ordinary share reflecting the effect of the issuance of ordinary shares to Jimu Parent ordinary shareholders are presented as follows, as if they had been existed since January 1, 2016.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

21. Unaudited pro forma net loss per share (Continued)

        The unaudited pro forma basic and diluted net loss per ordinary share for each of the years are presented as follows:

	For the years ended December 31,
Basis net (loss)/income per share calculation:	2016	2017	2017
	RMB	RMB	USD
	(In thousands, except for share and per share data)	(In thousands, except for share and per share data)	(In thousands, except for share and per share data)
Numerator:
Net loss	(200,494)	(84,860)	(13,528)
Accretion on Series Seed-A-1 Preferred Shares redemption value	(152)	(167)	(27)
Accretion on Series Seed-A-2 Preferred Shares redemption value	(1,366)	(1,502)	(239)
Accretion on Series Seed-B Preferred Shares redemption value	(10,810)	(11,881)	(1,894)
Accretion on Series Seed-C Preferred Shares redemption value	(29,459)	(31,943)	(5,093)
Net loss attributable to ordinary shareholders	(242,281)	(130,353)	(20,781)
Denominator:
Weighted average ordinary shares outstanding-basic	89,109,849	90,807,062	90,807,062
Net loss per share attributable to ordinary shareholders-basic	(2.72)	(1.44)	(0.23)
Diluted net loss per share calculation:
Numerator:
Net loss attributable to ordinary shareholders-diluted	(242,281)	(130,353)	(20,781)
Denominator:
Weighted average ordinary shares outstanding-basic	89,109,849	90,807,062	90,807,062
Ordinary shares issuable upon the exercise of outstanding stock option using the treasury stock method	—	—	—
Weighted average ordinary shares outstanding-Diluted	89,109,849	90,807,062	90,807,062
Net loss per share attributable to ordinary shareholders-diluted	(2.72)	(1.44)	(0.23)

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

22. Commitments and contingencies

Operating lease commitment

        The Group has entered into non-cancellable operating leases covering various facilities. Future minimum lease payments under these non-cancellable leases as follows:

	Payment due by schedule
	Less than 1 year	1 - 2 years	2 - 3 years	Total
Office rental	16,015	9,185	—	25,200
Bandwidth leasing	265	—	—	265

	16,280	9,185	—	25,465

        For the years ended December 31 2016 and 2017, the Group incurred office rental expenses in the amounts of RMB16,982 and RMB17,028, respectively and incurred bandwidth leasing expenses in the amounts of RMB764 and RMB652, respectively.

Debt Obligation

        The expected repayment amount of the debt obligations are as follows:

	Payment due by schedule
	Less than 1 year	1 - 2 years	2 - 3 years	Total
Funding Debts obligations
Loan payables to individual investors via Jimu Box and other financial partners	1,016,113	31,769	—	1,047,882
Assets-backed securitized debts	—	243,853	—	243,853
Consolidated trusts	204,771	194,111	—	398,882
Interest payments	100,859	20,701	—	121,560

Total Funding Debts obligations	1,321,743	490,434	—	1,812,177

Legal Proceedings

        As of December 31, 2016 and 2017, the Group was not involved in any legal or administrative proceedings that may have a material adverse impact on the Group's business, financial position results of operations, or cash flows.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

23. Subsequent events

        As of March 27, 2018, the Pintec Business was transferred to the Group upon the completion of the following steps : (1) executed agreements over variable interest entities which were used for the operations of the Pintec Business; (2) transferred fixed and intangible assets and employees from Jimu Parent's subsidiaries and variable interest entities to the Group; (3) established Pintec in Cayman Island and offshore shareholding structure were set up; (4) issued the common shares and preferred shares to Jimu Parent's shareholders for the respective number of shares that held in Jimu Parent; (5) issued the option in connection with the Reorganization to mirror the number and vesting terms of the options originally granted by Jimu Parent. Therefore, the Group considers the Reorganization has been completed on March 27, 2018.

        On April 15, 2018, the Company entered the framework agreement with United Overseas Bank Limited ("UOB") to establish a joint venture of Avatec.ai (S) Pte. Ltd ("Avatec") in Singapore to develop the lending platform so as to providing credit services and solutions, focusing on data technology based credit assessment, scoring and selection with commercial applications, and supporting consumer and small and medium enterprise lending activities.

24. Restricted net assets

        The Group's ability to pay dividends is primarily dependent on the Group receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Group's subsidiaries and VIE incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Group's subsidiaries.

        In accordance with the PRC laws and regulations, statutory reserve funds shall be made and can only be used for specific purposes and are not distributable as cash dividends. As a result of these PRC laws and regulations that require annual appropriations of 10% of net after-tax profits to be set aside prior to payment of dividends as general reserve fund or statutory surplus fund, the Group's PRC subsidiaries and VIE are restricted in their ability to transfer a portion of their net assets to the Company.

        The Company performed a test on the restricted net assets of its consolidated subsidiaries and VIEs (the "restricted net assets") in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), "General Notes to Financial Statements" and concluded that it was not applicable for the Company to disclose the condensed financial information for the parent company for the years ended December 31, 2016 and 2017 because (i) the Company had not been incorporated as of December 31, 2016 and (ii) the reorganization of the Group has not been completed including the Cayman Island holding company not yet being the parent company of the subsidiaries and the VIEs in China as of December 31, 2017.

PINTEC TECHNOLOGY HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	As of			Pro Forma As of
		March 31,		March 31,
	December 31, 2017
		2018	2018	2018	2018
	RMB	RMB	US$ Note 2 (e)	RMB (Note 24)	US$ Note 2 (e)
ASSETS
Current assets:
Cash and cash equivalents	370,891	280,945	44,789	280,945	44,789
Restricted time deposits	5,000	5,000	797	5,000	797
Short-term investments	2,000	2,000	319	2,000	319
Short-term financing receivables, net	1,506,179	1,333,227	212,548	1,333,227	212,548
Accrued interest receivable, net	7,637	5,595	892	5,595	892
Accounts receivable, net	36,556	40,581	6,470	40,581	6,470
Prepayments and other current assets	68,903	93,476	14,903	93,476	14,903
Amounts due from related parties	229,026	195,146	31,111	195,146	31,111
Total current assets	2,226,192	1,955,970	311,829	1,955,970	311,829

Non-current assets:
Long-term financing receivables, net	178,627	211,799	33,766	211,799	33,766
Long-term investments	6,439	6,223	992	6,223	992
Property, equipment and software, net	6,647	6,483	1,034	6,483	1,034
Intangible assets, net	7,212	6,769	1,079	6,769	1,079
Goodwill	25,680	25,680	4,094	25,680	4,094

Total non-current assets	224,605	256,954	40,965	256,954	40,965

TOTAL ASSETS	2,450,797	2,212,924	352,794	2,212,924	352,794

LIABILITIES
Current liabilities:
Short-term funding debts (including amounts of the consolidated VIEs of RMB1,220,884 and RMB1,244,783, respectively)	1,220,884	1,244,783	198,448	1,244,783	198,448
Accrued interest payable (including amounts of the consolidated VIEs of RMB7,174 and RMB9,361, respectively)	7,174	9,361	1,492	9,361	1,492
Accounts payable (including amounts of the consolidated VIEs of RMB42,985 and RMB55,479, respectively)	43,043	60,984	9,722	60,984	9,722
Amounts due to related parties (including amounts of the consolidated VIEs of RMB344,028 and RMB170,940, respectively)	375,369	207,212	33,034	207,212	33,034
Tax payable (including amounts of the consolidated VIEs of RMB21,327 and RMB29,516 respectively)	22,386	32,539	5,187	32,539	5,187
Convertible loans (including amounts of the consolidated VIEs of RMB nil and RMB nil, respectively)	242,273	255,528	40,737	—	—
Accrued expenses and other liabilities (including amounts of the consolidated VIEs of RMB81,180 and RMB58,988, respectively)	112,189	77,085	12,292	77,085	12,292

Total current liabilities	2,023,318	1,887,492	300,912	1,631,964	260,175

Non-current liabilities:
Long-term funding debts (including amounts of the consolidated VIEs of RMB469,733 and RMB350,750, respectively)	469,733	350,750	55,918	350,750	55,918
Other non-current liabilities (including amounts of the consolidated VIEs of RMB nil and RMB nil, respectively)	8,821	8,821	1,406	8,821	1,406
Amounts due to related parties (including amounts of the consolidated VIEs of RMB11,120 and RMB nil, respectively)	11,120	—	—	—	—

Total non-current liabilities	489,674	359,571	57,324	359,571	57,324

TOTAL LIABILITIES	2,512,992	2,247,063	358,236	1,991,535	317,499

Commitment and contingencies (Note 23)
MEZZANINE EQUITY (Note 19)
Series Seed-A-1 convertible redeemable preferred shares ($0.000125 of par value per share; 2,500,000 and 2,500,000 shares authorized, issued and outstanding with redemption value of RMB2,805 as of March 31, 2018; none authorized, issued and outstanding as of December 31, 2017)	—	2,437	389	—	—
Series Seed-A-2 convertible redeemable preferred shares ($0.000125 of par value per share; 17,678,568 and 17,678,568 shares authorized, issued and outstanding with redemption value of RMB25,289 as of March 31, 2018; none authorized, issued and outstanding as of December 31, 2017)	—	21,975	3,503	—	—
Series Seed-B convertible redeemable preferred shares ($0.000125 of par value per share; 37,257,705 and 37,257,705 shares authorized, issued and outstanding with redemption value of RMB200,930 as of March 31, 2018; none authorized, issued and outstanding as of December 31, 2017)	—	175,563	27,990	—	—
Series Seed-C convertible redeemable preferred shares ($0.000125 of par value per share; 42,747,918 and 42,747,918 shares authorized, issued and outstanding with redemption value of RMB573,372 as of March 31, 2018; none authorized, issued and outstanding as of December 31, 2017)	—	497,007	79,235	—	—

TOTAL MEZZANINE EQUITY	—	696,982	111,117	—	—

INVESTED DEFICIT / SHAREHOLDER'S DEFICIT:
Parent company's investment deficit	(62,195)	—	—	—	—
Ordinary Shares (US$0.000125 par value, 72,000,000 shares authorized, issued and outstanding as of March 31, 2018, none authorized, issued and outstanding as of December 31, 2017)	—	59	9	75	12
Additional paid-in capital	—	122,029	19,454	1,074,523	171,304
Accumulated other comprehensive income	—	5,316	847	5,316	847
Accumulated deficit	—	(858,525)	(136,869)	(858,525)	(136,868)
TOTAL INVESTED DEFICIT/SHAREHOLDERS' DEFICIT	(62,195)	(731,121)	(116,559)	221,389	35,295

TOTAL LIABILITIES, MEZZANINE EQUITY, INVESTED DEFICIT /SHAREHOLDERS' DEFICIT	2,450,797	2,212,924	352,794	2,212,924	352,794

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE (LOSS)/INCOME

(RMB in thousands, except for share and per share data, or otherwise noted)

	For the three months ended March 31,
	2017	2018	2018
	RMB	RMB	US$ Note 2 (e)
Revenues:
Technical service fees	50,511	189,594	30,226
Installment service fees	12,242	88,118	14,048
Wealth management service fees	832	1,688	269

Total revenues	63,585	279,400	44,543

Cost of revenues:
Funding cost (including RMB185 and RMB1,009 to a related party, respectively)	(9,079)	(51,433)	(8,200)
Provision for credit losses	(7,011)	(37,119)	(5,918)
Origination and servicing cost (including RMB390 and RMB152 to a related party, respectively)	(26,905)	(82,223)	(13,108)

Cost of revenues	(42,995)	(170,775)	(27,226)

Gross profit	20,590	108,625	17,317

Operating expenses:
Sales and marketing expenses (including RMB7,165 and RMB1,639 to a related party, respectively)	(14,463)	(22,042)	(3,514)
General and administrative expenses (including RMB12,067 and RMB7,969 to a related party, respectively)	(25,045)	(43,886)	(6,996)
Research and development expenses (including RMB14,639 and RMB3,803 to a related party, respectively)	(16,553)	(18,714)	(2,983)

Total operating expenses	(56,061)	(84,642)	(13,493)

Operating (loss)/profit	(35,471)	23,983	3,824

Change in fair value of convertible loans	—	(663)	(106)
Share of loss from equity method investments	—	(221)	(35)
Other income/(loss), net	(63)	3,206	511

(Loss)/income before income tax expense	(35,534)	26,305	4,194
Income tax expense	—	(11,700)	(1,865)

Net (loss)/income	(35,534)	14,605	2,329
Preferred shares redemption value accretion	(11,575)	(11,415)	(1,820)

Net (loss)/income attributable to ordinary shareholders	(47,109)	3,190	509
Net (loss)/income	(35,534)	14,605	2,329
Other comprehensive income:
Foreign currency translation adjustments net of nil tax	—	4,475	713

Total other comprehensive income	—	4,475	713

Total comprehensive (loss)/income	(35,534)	19,080	3,042
Preferred shares redemption value accretion	(11,575)	(11,415)	(1,820)

Comprehensive (loss)/income attributable to ordinary shareholders	(47,109)	7,665	1,222

Net (loss)/income per ordinary share
Basic	(0.53)	0.04	0.01
Diluted	(0.53)	0.04	0.01
Weighted average ordinary shares outstanding
Basic	89,392,873	91,225,552	91,225,552
Diluted	89,392,873	91,225,552	91,225,552
Share-based compensation expenses included in
Cost of revenues	(7)	(9)	(1)
Sales and marketing expenses	(617)	(768)	(122)
General and administrative expenses	(6,270)	(7,092)	(1,131)
Research and development expenses	(814)	(1,050)	(167)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT

(RMB in thousands, except for share data and per share data, or otherwise noted)

	Ordinary Shares						Total Invested Deficit / Shareholders Deficit
			Additional Paid-in Capital	Other Comprehensive Income	Accumulated Deficit	Parent Company's investment
	Shares	Amount
		RMB	RMB	RMB	RMB	RMB	RMB
As of January 1, 2017	—	—	—	—	—	(9,205)	(9,205)
Share-based compensation expenses allocated from Jimu Parent	—	—	—	—	—	7,708	7,708
Net loss	—	—	—	—	—	(35,534)	(35,534)

As of March 31, 2017	—	—	—	—	—	(37,031)	(37,031)

As of January 1, 2018	—	—	—	—	—	(62,195)	(62,195)
Completion of reorganization	72,000,000	59	113,110	841	(873,130)	62,195	(696,925)
Foreign currency translation adjustments, net of nil tax	—	—	—	4,475	—	—	4,475
Share based compensation expenses allocated from Jimu Parent	—	—	8,919	—	—	—	8,919
Net income	—	—	—	—	14,605	—	14,605

As of March 31, 2018	72,000,000	59	122,029	5,316	(858,525)	—	(731,121)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(RMB in thousands, except for share data and per share data, or otherwise noted)

	For the three months ended March 31,
	2017	2018	2018
	RMB	RMB	US$ Note (e)
Cash flows from operating activities:
Net (loss)/income	(35,534)	14,605	2,329
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization	757	1,083	173
Share-based compensation expense allocated from Jimu Parent	7,708	8,919	1,421
Share of loss from equity-method investments	—	221	35
Change in fair value of convertible loans	—	663	106
Provision for doubtful accounts and credit losses	8,075	54,843	8,743
Changes in operating assets and liabilities:
Accrued interest receivable	(249)	613	98
Accounts receivable	(5,037)	(21,740)	(3,466)
Amount due from related parties	(4,864)	(2,686)	(428)
Prepayments and other current assets	(14,238)	(24,574)	(3,919)
Accounts payable	8,596	17,941	2,860
Accrued interest payable	1,421	2,187	349
Amount due to related parties	33,524	(177,909)	(28,363)
Tax payable	(848)	10,153	1,619
Accrued expenses and other liabilities	31,279	(35,105)	(5,597)

Net cash provided by/(used in) operating activities	30,590	(150,786)	(24,040)

Cash flows from investing activities:
Purchase of property, equipment and software	(19)	(560)	(89)
Financing receivables originated	(1,197,738)	(1,171,383)	(186,746)
Principal collection on financing receivables	950,265	1,275,464	203,339

Net cash (used in)/provided by investing activities	(247,492)	103,521	16,504

Cash flows from financing activities:
Proceeds from issuance of preferred shares	—	57	9
Cash advances from (repayment to) Jimu Parent	36,963	35,282	5,625
Proceeds from funding debts	1,199,325	1,146,785	182,825
Principal payments on funding debts	(971,161)	(1,241,868)	(197,983)
Proceeds from issuance of convertible loans	—	21,730	3,464

Net cash provided by/(used in) financing activities	265,127	(38,014)	(6,060)

Effect of exchange rate changes on cash, cash equivalents and restricted time deposits	(801)	(4,667)	(744)

Net increase/(decrease) in cash, cash equivalents and restricted time deposits	47,424	(89,946)	(14,340)
Cash, cash equivalents and restricted time deposits at beginning of the period	27,292	375,891	59,926
Including:
Cash and cash equivalents at beginning of the period	27,292	370,891	59,129
Restricted time deposits at beginning of the period	—	5,000	797

Cash, cash equivalents and restricted time deposits at end of the period	74,716	285,945	45,586

Including:
Cash and cash equivalents at end of the period	74,716	280,945	44,789
Restricted time deposits at end of the period	—	5,000	797
Supplemental disclosure of cash flow information
Cash paid for interest	8,704	34,093	5,435
Non-Cash investing and financing activities
Accretion to preferred shares redemption value	11,575	11,415	1,820

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities

(a)
Nature of operations

        Pintec Technology Holdings Limited (the "Company" or "Pintec") was incorporated in the Cayman Islands on March 2, 2017 as an exempted company with limited liability. The Company (and its predecessor prior to the reorganization) through its subsidiaries, and its variable interest entities ("VIEs") (collectively, the "Group") is principally engaged in the operation of an online technology platform enabling financial services (the "Pintec Business") in the People's Republic of China (the "PRC" or "China"). The financial services enabled by the Company's technology platform include: (i) a lending solution for borrowers to originate loans, (ii) a lending solution for borrowers who want to finance online purchases and (iii) a wealth management solution for asset management companies and insurance companies to facilitate the sales of their products. (See Note 2(r) for details of the lending solutions and wealth management solution)

(b)
Reorganization

        The Pintec Business commenced operations in June 2015 as a business unit within Jimu Holdings Limited (the "Parent Company" or "Jimu Parent" formerly known as Pintec Holdings Limited), which is a British Virgin Islands ("BVI") holding company. The Company was established in connection with a group reorganization (the "Reorganization") of Jimu Parent. As part of the Reorganization, the Pintec Business was transferred to the Group as of March 31, 2018. The Reorganization was approved by the Board of Directors and a restructuring framework agreement was entered into by the Group, Jimu Parent and the shareholders of Jimu Parent in December 2017.

        To effect the transfer of the Pintec Business to the Group, the following major steps were undertaken:

  •
  Pintec, the holding company for the Group, was set up by one of the founding shareholders of Jimu Parent, (one of the "Founders").

  •
  In April 2017, four dormant holding companies of Jimu Parent which were incorporated in BVI or Hong Kong were transferred to Pintec at par value along with two newly established subsidiaries incorporated in China.

  •
  In May 2017, Pintec issued common shares at par value to Jimu Parent common shareholders for the respective number of shares that they held in Jimu Parent, subject to the receipt of the share issuance price from the shareholders.

  •
  In December, 2017, Pintec issued preferred shares at par value to Jimu Parent preferred shareholders for the respective number of shares that they held in Jimu Parent, subject to the receipt of the share issuance price from the shareholders.

  •
  In December, 2017, the Pintec Business was started to transfer to the Group. This was done by (1) signing agreements over four variable interest entities which were dormant or were used for the operations of the Pintec Business. These four variable interest entities, together with their five wholly owned subsidiaries, operate the Pintec Business (See Note 1 (c) for details of these agreements), and (2) transferring certain other assets and employees from Jimu Parent's subsidiaries and variable interest entities to the Group.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

  •
  In December 2017, options of the Company were issued in connection with the Reorganization to mirror the number and vesting terms of the options originally granted by Jimu Parent. These options have an expiration period of 10 years.

  •
  In March 2018, the issuance price of the common shares and preferred shares of the Company, which were outstanding as of December 31, 2017 were fully paid by shareholders, based on the respective number of shares that common and preferred shareholders that they held in Pintec. Also the transfer of the key employees from Jimu Parent's subsidiaries and variable interest entities to the Group was completed in March 2018.

Establishment of Pintec, its subsidiaries and VIEs

        Upon completion of the Reorganization, the ownership structure of the subsidiaries and VIEs of the Group is as follows.

	Date of incorporation/ acquisition	Place of incorporation	Percentage of direct or indirect economic interest	Principal activities
The Company:
Pintec Technology Holdings Limited ("Pintec")	Incorporated on March 2, 2017	The Cayman Islands		Investment holding
Wholly owned subsidiaries:
Sky City Holdings Limited ("Sky City BVI")	Incorporated on June 23, 2016	BVI	100%	Investment holding
Sky City Hong Kong Limited ("Sky City HK")	Incorporated on August 17, 2016	Hong Kong	100%	Investment holding
Sky City (Beijing) Technology Co., Ltd. ("Sky City WOFE")	Incorporated on December 22, 2016	The PRC	100%	Investment holding
Next Hop Holdings Limited ("Next Hop BVI")	Incorporated on January 4, 2016	BVI	100%	Investment holding
Next Hop Hong Kong Limited ("Next Hop HK")	Incorporated on January 20, 2016	Hong Kong	100%	Investment holding
Pintec (Beijing) Technology Co., Ltd ("Pintec Beijing WOFE")	Incorporated on December 21, 2016	The PRC	100%	Investment holding
VIEs and VIEs' subsidiaries (referred to as "Pintec Operating Entities"):
Anquying (Tianjin) Business Information Consulting Co., Ltd. ("Tianjin Anquying")	Incorporated on January 29, 2016	The PRC	100%	Lending solution business
Anquying (Shanghai) Investment Consulting Co., Ltd. ("Shanghai Anquying")	Incorporated on November 16, 2015	The PRC	100%	Lending solution business
Anquying (Ganzhou) Technology Co., Ltd. ("Ganzhou Anquying")	Incorporated on May 27, 2017	The PRC	100%	Lending solution business
Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd. ("Shenzhen Minheng")	Acquired on June 30, 2016	The PRC	100%	Lending solution business

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

	Date of incorporation/ acquisition	Place of incorporation	Percentage of direct or indirect economic interest	Principal activities
Beijing Hongdian Fund Distributor Co., Ltd. ("Beijing Hongdian")	Incorporated on April 13, 2015	The PRC	100%	Wealth management solution business
Xuanji Intelligence (Beijing) Technology Co., Ltd. ("Beijing Xuanji")	Incorporated on May 31, 2016	The PRC	100%	Wealth management solution business
Tianjin Xiangmu Asset Management Co., Ltd. ("Tianjin Xiangmu")	Incorporated on June 18, 2015	The PRC	100%	Wealth management solution business
Pintec Jinke (Beijing) Technology Information Co., Ltd., (formerly known as Hezi (Beijing) Consultants Co., Ltd) ("Beijing Jinke")	Acquired on January 3, 2017	The PRC	100%	Wealth management solution business
Myfin Insurance Broker Co., Ltd ("Myfin Insurance")	Incorporated on December 17, 2015	The PRC	100%	Wealth management solution business
Basis of Presentation for the Reorganization

        The Reorganization consists of transferring the Pintec Business to the Group, which is owned by Jimu Parent's shareholders immediately before and after the Reorganization. The shareholding percentages and rights of each shareholder were the same in Jimu Parent and Pintec immediately before and after the Reorganization. Accordingly, the Reorganization was accounted for in a manner similar to a common control transaction because it is determined that the transfers lack economic substance. Therefore, the accompanying unaudited condensed consolidated financial statements included the assets, liabilities, revenue, expenses and cash flows that are directly attributable to the Pintec Business for the periods presented and were prepared as if the corporate structure of Pintec after the Reorganization had been in existence throughout the periods presented. Such presentation may not necessarily reflect the results of operations, financial position and cash flows of the Group had it existed on a stand-alone basis during the period presented.

        The assets and liabilities are stated at historical carrying amounts. Those assets and liabilities that are specifically related to the Pintec Business are included in the Group's consolidated balance sheets. Income tax liability is calculated on a separate return basis as if the Group had filed separate tax returns. The Group's statement of operations and comprehensive (loss)/income consists of all the revenues, costs and expenses of the Pintec Business, including allocations to the cost of revenue, sales and marketing expenses, research and development expenses, and general and administrative expenses, which were incurred by Jimu Parent but related to the Pintec Business. These allocated costs and expenses are primarily for office rental expenses, office utilities, information technology support and certain corporate functions, including senior management, finance, legal and human resources, as well as share-based compensation expense.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

        Generally, the cost of shared employees were recognized to the Group based on the Group's headcount as a proportion of total headcount in the Jimu Parent group; share based compensation expenses were allocated to the Group based on the compensation expenses attributable to employees of Pintec Business, and shared corporate marketing expenses and bandwidth and server hosting costs were allocated based on the Group's revenues as a proportion of the total revenue of Jimu Parent group. These allocations are made on a basis considered reasonable by management to estimate what the Company would incur on a stand-alone basis, as if the Company had operated as an unaffiliated entity, before the consummation of the Reorganization.

        The following tables set forth the cost of revenues, sales and marketing expenses, research and development expenses, and general and administrative expenses allocated from Jimu Parent for the three months ended March 31, 2017 and 2018:

For the three months ended March 31, 2017:	Share based compensation	Others	Total
	RMB	RMB	RMB
Cost of revenues	7	383	390
Sales and marketing expenses	617	6,548	7,165
General and administrative expenses	6,270	5,797	12,067
Research and development expenses	814	13,825	14,639

Total	7,708	26,553	34,261

        Out of the total costs and expenses of RMB34,261 allocated from Jimu Parent for the three months ended March 31, 2017, RMB7,708 is for share based compensation expenses which are recorded as a contribution from Jimu Parent. With respect to the remaining balance of allocated expenses of RMB26,553, which are primarily billed by Jimu Parent and recognized in the current portion of "Amounts due to related parties" of the consolidated balance sheets, which will be settled with Jimu Parent.

For the three months ended March 31, 2018:	Share based compensation	Others	Total
	RMB	RMB	RMB
Cost of revenues	9	143	152
Sales and marketing expenses	768	871	1,639
General and administrative expenses	7,092	877	7,969
Research and development expenses	1,050	2,753	3,803

Total	8,919	4,644	13,563

        Out of the total costs and expenses of RMB13,563 allocated from Jimu Parent for the three months ended March 31, 2018. RMB8,919 is for share based compensation expenses which are recorded as a contribution from Jimu Parent. With respect to the remaining balance of allocated expenses of RMB4,644 , which are primarily billed by Jimu Parent and recognized in the current portion of "Amounts due to related parties" of the consolidated balance sheets, which will be settled with Jimu Parent.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

(c)
Variable interest entities

(1)
VIE arrangement before the Reorganization

        Prior to the Reorganization, in order to comply with the PRC laws and regulations which prohibit or restrict foreign control of companies involved in provision of internet content and certain finance businesses, the Jimu Parent operated its restricted businesses in the PRC through its VIEs, whose equity interests are held by certain founders of Jimu Parent. Jimu Parent obtained control over these VIEs by entering into a series of contractual arrangements with the legal shareholders who are also referred to as nominee shareholders.

        To comply with PRC laws and regulations which prohibit or restrict foreign ownership of internet content and certain finance businesses, the nominee shareholders are the legal owners of an entity. However, the rights of those nominee shareholders have been transferred to Jimu Parent through the contractual arrangements.

        The contractual arrangements that were used to control the VIEs include powers of attorney, exclusive business cooperation agreements, equity pledge agreements and exclusive option agreements.

        Management concluded that Jimu Parent, through the contractual arrangements, has the power to direct the activities that most significantly impact the VIEs' economic performance, bears the risks of and enjoys the rewards normally associated with ownership of the VIEs, and therefore Jimu Parent is the ultimate primary beneficiary of these VIEs constituting the Pintec Business. As such, Jimu Parent consolidated the financial statements of these VIEs. Consequently, the financial results of the VIEs directly attributable to the predecessor operations were included in the Group's unaudited condensed consolidated financial statements in accordance with the basis of presentation for the Reorganization as stated in Note 1.

        The following is a summary of the contractual agreements that the Jimu Parent, through its wholly owned foreign enterprise subsidiaries ("Jimu WOFE"), entered into with the VIEs and their nominee shareholders:

        Powers of attorney—Pursuant to the irrevocable power of attorney, Jimu WOFE is authorized by each of the nominee shareholders as their attorney in-fact to exercise all shareholder rights under PRC law and the relevant articles of association, including but not limited to, the sale or transfer or pledge or disposition of all or part of the nominee shareholders' equity interests, and designate and appoint directors, chief executive officers and general manager, and other senior management members of the VIEs. Each power of attorney will remain in force during the period when the nominee shareholder continues to be shareholder of the VIEs. Each nominee shareholder has waived all the rights which have been authorized to Jimu WOFE under each power of attorney. The powers of attorney are irrevocable and remains in force continuously upon execution.

        Exclusive business cooperation agreements—Jimu WOFE and the VIEs entered into exclusive business cooperation agreements under which the VIEs engage Jimu WOFE as their exclusive provider of technical services and business consulting services. The VIEs shall pay services fees to Jimu WFOE, which are determined by Jimu WOFE at its sole discretion. Jimu WOFE shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising from

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

the performance of the agreement. During the term of the agreement, the VIEs shall not accept any consultations and/or services provided by any third party and shall not cooperate with any third party for the provision of identical or similar services without prior consent of Jimu WOFE. These agreements will remain in effect for ten years, but can be terminated by Jimu WOFE with 30 days' advance written notice. These agreements can be extended at the sole discretion of Jimu Parent.

        Equity pledge agreements—Pursuant to the relevant equity pledge agreements, the nominee shareholders of the VIEs have pledged all of their equity interests in the VIEs to Jimu WOFE as collateral for all of the VIEs' payments due to Jimu WOFE and to secure the VIEs' obligations under the above agreement. The nominee shareholders shall not transfer or assign the equity interests, the rights and obligations in the equity pledge agreement or create or permit to create any pledges which may have an adverse effect on the rights or benefits of Jimu WOFE without Jimu WOFE's written consent. Jimu WOFE is entitled to transfer or assign in full or in part the equity interests pledged. In the event of default, Jimu WOFE as the pledgee, will be entitled to request immediate payment of the unpaid service fee and other amounts due to Jimu Parent's relevant PRC subsidiaries, and/or to dispose of the pledged equity. These equity pledge agreements will remain effective until the variable interest entities and their shareholders discharge all their obligations under the contractual arrangements.

        Exclusive option agreements—The nominee shareholders of the VIEs have granted Jimu WOFE the exclusive and irrevocable option to purchase from the nominee shareholders, to the extent permitted under PRC laws and regulations, part or all of their equity interests in these entities for a purchase price equal to the actual capital contribution paid in the registered capital of the VIEs by the nominee shareholders for their equity interests. Jimu WOFE may exercise such option at any time. In addition, the VIEs and their nominee shareholders have agreed that without prior written consent of Jimu WOFE, they shall not sell, transfer, mortgage or dispose of any assets or equity interests of the VIEs or declare any dividend. These agreements will remain effective for ten years and can be extended at the sole discretion of Jimu Parent.

(2)
VIE arrangement after the Reorganization

        In connection with the Reorganization, contractual arrangements consistent with those in place prior to the reorganization have been entered into among the Company's wholly owned subsidiaries (i.e. Sky City WOFE and Pintec Beijing WOFE), Tianjin Anquying, Beijing Hongdian, Beijing Xuanji, Beijing Jinke and the respective nominee shareholders of these VIEs. Shanghai Anquying, Shenzhen Minheng and Ganzhou Anquying are wholly owned by Tianjin Anquying, Myfin Insurance is wholly owned by Beijing Jinke, and Tianjin Xiangmu is wholly owned by Beijing Xuanji, thus, no separate contractual arrangement will be entered into with these subsidiaries of the VIEs.

        The Group has determined that it is the primary beneficiary of these VIEs through the contractual arrangements. Accordingly, the Company will consolidate these VIEs' results of operations, assets and liabilities in the Group's consolidated financial statements pursuant to the accounting principles generally accepted in the United States ("U.S. GAAP") upon the execution of the new contractual arrangements. Refer to Note 2(b) to the unaudited condensed consolidated financial statements for the principles of combination.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

(d)
Risks in relation to the VIE structure

        As the Reorganization was completed in March 2018, a significant part of the Group's business was conducted through the Pintec Operating Entities which were the VIEs of the Group. The Company became the primary beneficiary of the Pintec Operating Entities through contractual arrangements. In the opinion of management, the contractual arrangements with the VIEs and the nominee shareholders were in compliance with PRC laws and regulations and are legally binding and enforceable. The nominee shareholders are also shareholders of the Group and have indicated they will not act contrary to the contractual arrangements. However, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including those that govern the contractual arrangements, which could limit the Group's ability to enforce these contractual arrangements and if the nominee shareholders of the VIE were to reduce their interests in the Group, their interest may diverge from that of the Group and that may potentially increase the risk that they would seek to act contrary to the contractual arrangements. In January 2015, the Ministry of Commerce ("MOFCOM"), released for public comment a proposed PRC law, the Draft Foreign Investment Enterprises ("FIE") Law, that appears to include VIEs within the scope of entities that could be considered to be FIEs, that would be subject to restrictions under existing PRC law on foreign investment in certain categories of industry. Specifically, the Draft FIE Law introduces the concept of "actual control" for determining whether an entity is considered to be an FIE. In addition to control through direct or indirect ownership or equity, the Draft FIE Law includes control through contractual arrangements within the definition of "actual control". If the Draft FIE Law is passed by the People's Congress of the PRC and goes into effect in its current form, these provisions regarding control through contractual arrangements could be construed to include the Group's contractual arrangements with its VIEs, and as a result, the Group's VIEs could become explicitly subject to the current restrictions on foreign investment in certain categories of industry. The Draft FIE Law includes provisions that would exempt from the definition of FIEs where the ultimate controlling shareholders are either entities organized under PRC law or individuals who are PRC citizens. The Draft FIE Law is silent as to what type of enforcement action might be taken against existing VIE, that operates in restricted or prohibited industries and is not controlled by entities organized under PRC law or individuals who are PRC citizens. If the restrictions and prohibitions on FIEs included in the Draft FIE Law are enacted and enforced in their current form, the Group's ability to use the contractual arrangements with its VIEs and the Group's ability to conduct business through the VIEs could be severely limited. The Group's ability to control the VIEs also depends on the power of attorney that the wholly owned subsidiary of the Group has to vote on all matters requiring shareholder approval in the VIEs. As noted above, the Group believes these power of attorney are legally enforceable but may not be as effective as direct equity ownership. In addition, if the Group's corporate structure and the contractual arrangements with the VIEs through which the Group conducts its business in the PRC were found to be in violation of any existing or future PRC laws and regulations, the Group's relevant PRC regulatory authorities could:

  •
  revoke or refuse to grant or renew the Group's business and operating licenses;

  •
  restrict or prohibit related party transactions between the wholly owned subsidiaries of the Group and the VIEs;

  •
  impose fines, confiscate income or other requirements which the Group may find difficult or impossible to comply with;

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

  •
  require the Group to alter, discontinue or restrict its operations;

  •
  restrict or prohibit the Group's ability to finance its operations, and;

  •
  take other regulatory or enforcement actions against the Group that could be harmful to the Group's business.

        The imposition of any of these restrictions or actions could result in a material adverse effect on the Group's ability to conduct its business. In such case, the Group may not be able to operate or control the VIEs, which may result in deconsolidation of the VIEs in the Group's consolidated financial statements. In the opinion of management, the likelihood for the Group to lose such ability is remote based on current facts and circumstances. The Group believes that the contractual arrangements among each of the VIEs, their respective shareholders and relevant WFOE are in compliance with PRC law and are legally enforceable. The Group's operations depend on the VIEs to honor their contractual arrangements with the Group. These contractual arrangements are governed by PRC law and disputes arising out of these agreements are expected to be decided by arbitration in the PRC. Management believes that each of the contractual arrangements constitutes valid and legally binding obligations of each party to such contractual arrangements under PRC laws. However, the interpretation and implementation of the laws and regulations in the PRC and their application on the legality, binding effect and enforceability of contracts are subject to the discretion of competent PRC authorities, and therefore there is no assurance that relevant PRC authorities will take the same position as the Group herein in respect of the legality, binding effect and enforceability of each of the contractual arrangements. Meanwhile, since the PRC legal system continues to evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to the Group to enforce the contractual arrangements should the VIEs or the nominee shareholders of the VIEs fail to perform their obligations under those arrangements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

        The following financial information of the VIEs directly attributable to the predecessor operations as of December 31, 2017 and March 31, 2018 and for the periods then ended were included in the Group's unaudited condensed consolidated financial statements.

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
ASSETS
Cash and cash equivalents	159,189	185,865
Restricted time deposits	5,000	5,000
Short-term investments	2,000	2,000
Short-term financing receivables, net	1,506,179	1,333,227
Accrued interest receivable	7,637	5,595
Accounts receivable, net	36,556	40,239
Prepayments and other current assets	38,516	54,206
Due from subsidiaries of the Company	337,200	759,257
Amounts due from related parties	91,244	98,059

Total current assets	2,183,521	2,483,448

Long-term financing receivables, net	178,627	211,799
Property, equipment and software, net	4,506	4,619
Intangible assets, net	7,163	6,721
Goodwill	25,680	25,680

Total non-current assets	215,976	248,819

Total assets	2,399,497	2,732,267

LIABILITIES
Short-term funding debts	1,220,884	1,244,783
Accrued interest payable	7,174	9,361
Accounts payable	42,985	55,479
Amounts due to related parties	344,028	170,940
Due to subsidiaries of the Company	239,812	801,263
Tax payable	21,327	29,516
Accrued expenses and other liabilities	81,180	58,988
Total current liabilities	1,957,390	2,370,330

Long-term funding debts	469,733	350,750
Amounts due to related parties	11,120	—

Total non-current liabilities	480,853	350,750

Total liabilities	2,438,243	2,721,080

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

	For the three months Ended March 31,
	2017	2018
Total net revenues	64,005	300,609
Net loss	(18,485)	(66)

	For the three months Ended March 31,
	2017	2018
Net cash provided by operating activities	53,925	25,655
Net cash (used in)/provided by investing activities	(247,461)	103,507
Net cash provided by/(used in) financing activities	240,960	(102,486)

Net increase in cash, cash equivalents and restricted time deposits	47,424	26,676
Cash, cash equivalents and restricted time deposits at beginning of the period	27,292	164,189

Including:
Cash and cash equivalents at beginning of the period	27,292	159,189
Restricted time deposits at beginning of the period	—	5,000
Cash, cash equivalents and restricted time deposits at end of the period	74,716	190,865

Including:
Cash and cash equivalents at end of the period	74,716	185,865
Restricted time deposits at end of the period	—	5,000

        In accordance with the contractual arrangements related to post reorganization, the relevant PRC subsidiaries have the power to direct activities of the Group's VIEs and VIEs' subsidiaries, and can have assets transferred out of the Group's VIEs and VIEs' subsidiaries. There are no assets of the VIEs and VIEs' subsidiaries that are collateral for the VIEs obligations and can only be used to settle the VIEs' obligations except for the consolidated assets-backed securitized debts arrangement and trust arrangements (Note 2(j)). Relevant PRC laws and regulations restrict the VIE from transferring a portion of its net assets, equivalent to the balance of its paid-in capital, capital reserve and statutory reserves, to the Company in the form of loans and advances or cash dividends. As the VIEs and VIEs' subsidiaries are incorporated as limited liability companies under the PRC Company Law, the creditors do not have recourse to the general credit of the Company for the liabilities of the VIEs and the VIEs' subsidiaries.

        Currently there is no contractual arrangement that could require the relevant PRC subsidiaries or the Group to provide additional financial support to the Group's VIEs and VIEs' subsidiaries. As the Group is conducting certain businesses in the PRC through the VIEs and VIEs' subsidiaries, the Group may provide additional financial support on a discretionary basis in the future, which could expose the Group to a loss.

        Recognized revenue-producing assets held by the VIEs include computers and servers, customer database relating to point-of-sale installment loan, which was acquired through acquisition.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

1. Organization and principal activities (Continued)

        Unrecognized revenue-producing assets held by VIEs includes the internet content provision license, domain names of pintec.com, idumiao.com, ixuanji.com and hongdianfund.com, patents, copyrights, as well as trademarks including the Chinese name for Dumiao, Hongdian, Myfin and Pintec.

        There is no VIE where the Company or any subsidiary has a variable interest but is not the primary beneficiary.

(e)
Liquidity

        The Group has been incurring losses since inception. The net loss was RMB35,534 for the three months ended March 31, 2017 and the net profit was RMB14,605 for the three months ended March 31, 2018. As of December 31, 2017 and March 31, 2018, current assets of the Group exceeded its current liabilities by RMB202,874 and RMB68,478, respectively. The Group had shareholders' deficit of RMB62,195 and RMB731,121 as of December 31, 2017 and March 31, 2018, respectively. The net cash provided by operating activities was RMB30,590 for the three months ended March 31, 2017 and the net cash used in operating activities was RMB150,786 for the three months ended March 31, 2018.

        The Group's ability to fund its operations is based on its ability to generate cash, its ability to attract investors and its ability to borrow funds on reasonable economic terms. Prior to the Reorganization, the Group's business had relied principally on Jimu Parent's financing from its investors to fund the Group's operations and business development. Post-Reorganization, the Group's ability to continue as a going concern is expected to be dependent on management's ability to successfully execute its business plan, which includes increasing revenues while controlling operating expenses, as well as, generating operational cash flows and continuing to obtain external financing from investors. In addition, the Group can adjust the pace of its operation expansion and control the operating expenditures. Based on cash flows projections from operating and financing activities and existing balances of cash and cash equivalents, the Group believed that it will be able to meet its payment obligations for general operations and debt related commitments for the next twelve months from the date of issuance of the consolidated financial statements. Based on the above considerations, the Group's unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

2. Summary of significant accounting policies

(a)
Basis of presentation

        The unaudited condensed consolidated financial statements of the Group have been prepared in accordance with U.S. GAAP. Accordingly, they do not include all of the information and footnotes normally included in the annual financial statements prepared in accordance with U.S. GAAP. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of management, the Group's unaudited condensed consolidated financial statements and accompanying notes include all adjustments (consisting of normal recurring adjustments) considered necessary for the fair statement of the Group's financial position as of December 31, 2017 and March 31, 2018, and results of operations and cash flows for the three months

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

ended March 31, 2017 and 2018. Interim results of operations are not necessarily indicative of the results for the full year or for any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of and for the year ended December 31, 2017, and related notes included in the Group's audited consolidated financial statements. The financial information as of December 31, 2017 presented in the unaudited condensed consolidated financial statements is derived from the audited consolidated financial statements as of December 31, 2017.

        Significant accounting policies followed by the Group in the preparation of the accompanying unaudited condensed consolidated financial statements are summarized below.

(b)
Principles of consolidation

        The unaudited condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, the VIEs for which the Company is the ultimate primary beneficiary, and the subsidiaries of the VIEs.

        Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

        VIEs are entities in which the Company, or its subsidiary, through contractual arrangements, exercises effective control over the activities that most impact the entities' economic performance, bears the risks of, and enjoys the rewards normally associated with ownership of the entity, and therefore the Company or its subsidiary is the primary beneficiary of the entities.

        All significant intercompany transactions and balances between the Company, its wholly owned subsidiaries and the VIEs have been eliminated upon consolidation.

(c)
Use of estimates

        The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires the Group to make estimates and assumptions that affect the reported amounts of assets and liabilities and related disclosure of contingent assets and liabilities at the balance sheet date, and the reported revenues and expense during the reporting period and disclosed in the unaudited condensed consolidated financial statements and accompanying notes.

        Significant accounting estimates reflected in the Group's unaudited condensed consolidated financial statements include revenue recognition, allocations of revenue to multiple elements, allowance for financing receivables, valuation of share-based awards, and cost and expenses from Jimu Parent to Pintec, valuation allowance for deferred tax assets, fair value of assets and liabilities acquired in business combinations, fair value of convertible loans and impairment of goodwill.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

(d)
Foreign currency translation

        The Group's reporting currency is Renminbi ("RMB"). The functional currency of the Company and the Group's subsidiary incorporated in Hong Kong is United States dollars ("US$"). The Group's PRC subsidiaries, VIEs and VIEs' subsidiaries determined their functional currency to be RMB. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters.

        Transactions denominated in foreign currencies other than functional currency are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies other than functional currency are remeasured into the functional currency at the exchange rates prevailing at the balance sheet date. Exchange gains or losses arising from foreign currency transactions are recorded in the unaudited condensed consolidated statements of operations and comprehensive (loss)/income.

        The financial statements of the Group's non PRC entities are translated from their respective functional currency into RMB. Assets and liabilities denominated in foreign currencies are translated into RMB using the applicable exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Revenues, expenses, gains and losses are translated into RMB using the average exchange rates for the relevant period.

        The resulting foreign currency translation adjustments are recorded as a component of accumulated other comprehensive income/loss in the unaudited condensed consolidated statement of changes in shareholders' deficit and a component of other comprehensive loss in the unaudited condensed consolidated statement of operations and comprehensive (loss)/income.

(e)
Convenience translation

        Translations of the unaudited condensed consolidated balance sheet, the unaudited condensed consolidated statement of operations and comprehensive (loss)/income and the unaudited condensed consolidated statement of cash flows from RMB into US$ as of and for the three months ended March 31, 2018 are solely for the convenience of the readers and were calculated at the rate of US$1.00=RMB6.2726, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on March 30, 2018. No representation is made that the RMB amounts could have been, or could be, converted, realized or settled into US$ at that rate on March 30, 2018, or at any other rate.

(f)
Cash and cash equivalents

        Cash and cash equivalents consist of cash on hand, time deposits, and funds held in deposit accounts with banks, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. All cash and cash equivalents are denominated in RMB and held in PRC. The Group adopted ASU 2016-18, statement of cash flows (Topic 230): Restricted Cash, in the first quarter of fiscal year 2018 on a basis of using a retrospective method to each period presented. The changes in restricted time deposits in the consolidated cash flow were nil for the period ended March 31, 2017.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

(g)
Restricted time deposits

        Cash and time deposits that are restricted as to withdrawal for use or pledged as security is reported separately as restricted time deposits. Cash and term deposits that are restricted as to withdrawal or use for other than current operations is classified as non-current.

(h)
Short-term investments

        The Group invested in certain financial instruments with a variable interest rate indexed to the performance of underlying assets. These financial instruments had maturity dates within one year and classified as short-term investments. The Company elected the fair value method at the date of initial recognition and carried these investments subsequently at fair value. Fair value is estimated based on quoted prices of similar financial products provided by the banks at the end of each period. Changes in the fair value are reflected in the unaudited condensed consolidated statements of comprehensive (loss)/income as "other income/(loss), net".

(i)
Fair value measurement

        Accounting guidance defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Group considers the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

        Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:

  •
  Level 1 applies to assets or liabilities for which there are quoted prices, in active markets for identical assets or liabilities.

  •
  Level 2 applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical asset or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

  •
  Level 3 applies to asset or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

        The carrying amount of cash and cash equivalents, restricted time deposits, short-term investments, accounts receivable, amounts due from related parties, accounts payable, and amounts due to related parties approximates fair value because of their short-term nature. Financing receivables are measured at amortized cost. Funding debts and accrued interest payable are carried at amortized cost. The

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

carrying amount of the financing receivables, funding debts, accrued interest receivable, and accrued interest payable approximates their respective fair value as the interest rates applied reflect the current quoted market yield for comparable financial instruments. The Group considers unobservable inputs to be significant, if, by their exclusion, the estimated fair value of a Level 3 asset or liability would be impacted by a significant percentage change, or based on qualitative factors such as the nature of the instrument and significance of the unobservable inputs relative to other inputs used within the valuation.

(j)
Financing receivables, net

  Nature of the financing receivables and the related funding sources

        The Group generates financing receivables by providing the following:

          (1)   point-of-sale installment services to users of third-party online travel websites and other e-commerce websites (the "Business Partners"), where the Group's main funding sources include (a) the borrowings obtained via the peer-to-peer matching services provided by Lerong Duoyuan Information Technology Co., Ltd, which matches the Group with third party individual investors, or the borrowings obtained from other financial partners, and alternatively (b) proceeds from third-party investors of asset-backed securitized debt issued by securitization vehicles consolidated by the Group. (c) the borrowing obtained via an individual lender.

          (2)   personal and business installment loans to borrowers which are financed via securitization vehicles in the form of trust arrangements, where the Group's funding source include the proceeds from third-party investors of tranches of trust units issued by trust arrangements consolidated by the Group.

        The Group has the intent and the ability to hold such financing receivables for the foreseeable future or until maturity or payoff. Financing receivables are measured at amortized cost, net of any charge-offs, and the allowance that reflects the Group's best estimate of the amounts that will not be collected. The receivable portfolio consists of the financing receivables with the term periods ranging from 30 days to 24 months.

        (1)(a) On-balance sheet: Point-of-sale financing receivables funded by individual investors via peer to peer matching services provided by Lerong Duoyuan Information Technology Co., Ltd ("Jimu Box") or by other financial partners.

        The financing installment receivables due from users of the Business Partners are resulted from the point-of-sale installment services provided by the Group to these users (note 2(r)(ii)) who made purchases from the Business Partners.

        When a user, who qualifies for point-of-sale installment services makes an online purchase using a point-of-sale installment loan, the Group pays the sales price to the business partner and collects the sales price from the Business Partner's user with interest and fees. Upon paying the sales price to the business partners, the Group promptly obtains financing for the sales price paid by factoring the receivable due from the Business Partners' user. Pursuant to ASC 860-10-15-4, the factoring arrangement of the receivable does not satisfy the criteria of financial asset de-recognition because the Group has a commitment to make monthly repayments. Accordingly, the Group does not derecognize

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

the receivable from users upon factoring and accounts for the transaction as secured borrowings. For the three months ended March 31, 2017 and 2018, the majority of the financing for these financing receivables were obtained by the Group via the peer-to-peer matching services provided by Jimu Box, which matches the Group with third party investors.

        Accordingly, the financing receivables due from the users of the Business Partners and the loan payables to the third party individual investors matched with the Group via Jimu Box and the loan payables to other financial partners are recorded on the Group's unaudited condensed consolidated balance sheet as financing receivables and funding debts, respectively.

        (1)(b) On-balance sheet: Point-of-sale financing receivables funded by investors of asset-backed securitized debts

        For certain financing receivables arising from the point-of-sale installment services to users of the Business Partners, the Group obtains financing from third-party investors by issuing asset-backed securitized debts via certain securitization vehicles in the forms of asset backed security arrangements (the "ABSs") established by the Group as of December 31, 2017 and March 31, 2018.

        The Group periodically securitizes its financing receivables due from users of the Business Partners through transferring those assets to the ABSs vehicles which then issues debt securities to third-party investors. The ABSs vehicles are considered as variable interest entities under ASC 810. As the Group has power to direct the activities that most significantly impact economic performance of the ABSs vehicles by providing the loan servicing and default loan collection services, and the Group has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE as the Group purchased all subordinated tranche securities, and the Group is obligated to purchase any loans that are delinquent for more than certain days, accordingly, the Group is considered as the primary beneficiary of the ABSs and has consolidated the ABSs' assets, liabilities, results of operations, and cash flows in the Group's unaudited condensed consolidated financial statements in accordance with ASC 810.

        Accordingly, the financing receivables due from the users of the Business Partners and the loan payables to the third party investors of asset-backed securitized debts are recorded on the Group's consolidated balance sheet as financing receivables and funding debts, respectively.

        (1)(c) On-balance sheet: Point-of-sale financing receivables funded by an individual lender

        Shenzhen Minheng, as one of subsidiaries of the Group, entered into a loan agreement with an individual person ("Lender") in January 2018 and a supplementary loan agreement in March 2018. Pursuant to which, during the quarter ended March 31, 2018, the Group borrowed unsecured RMB denominated loans from this Lender, amounted to RMB 564 million aggregately, with an interest rate of approximately 10.3% for the term of up to one year. The loans were used for early repayment of loan payables to third party individual investors matched with the Group via Jimu Box. As a result of the repayments of RMB 40 million made to the Lender, the remaining outstanding balance as of March 31, 2018 was RMB 524 million.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

        (2) On-balance sheet: Personal and business financing receivables funded by third party investors of trusts arrangements

        For certain personal and business installments loans which are not funded via the peer-to-peer matching services provided by Jimu Box which matches the borrowers with third party individual, investors, they were alternatively funded by investors of certain trust arrangements (the "Trusts") established as of December 31, 2017 and March 31, 2018.

        The Group established business relationships with trusts which were administered by third-party trust companies. The Trusts were set up to invest in loans personal and business installments loans recommended by the Group.

        The Trusts are considered as variable interest entities under ASC 810. As the Group has power to direct the activities that most significantly impact economic performance of the Trusts by providing the loan servicing and default loan collection services, and the Group has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE as the Group purchased all subordinated tranche of trust units, and the Group is obligated to repurchase any loans that are delinquent for more than certain days, accordingly, the Group is considered as the primary beneficiary of the Trusts and has consolidated the Trusts' assets, liabilities, results of operations, and cash flows in the Group's unaudited condensed consolidated financial statements in accordance with ASC 810.

        Accordingly, the financing receivables due from the borrowers of the personal and business installment loans and the loan payables to the third party investors of the trust units are recorded on the Group's consolidated balance sheet as financing receivables and funding debts, respectively.

Accrued interest receivable

        Accrued interest income on financing receivables is calculated based on the contractual interest rate of the loan and recorded as installment service fees as earned. Financing receivables are placed on non-accrual status upon reaching 90 days past due. When a financing receivable is placed on non-accrual status, the Group stops accruing interest as of such date. The Group does not resume accrual of interest after a loan has been placed on non-accrual basis.

Nonaccrual financing receivables and charged-off financing receivables

        The Group considers a financing receivable to be delinquent when a monthly payment is one day past due. When the Group determines it is probable that full repayment of a loan is not probable, the remaining unpaid principal balance is charged off against the allowance for credit losses. Generally, charge-offs occur after the 91th day of delinquency. Installment service fees for nonaccrual financing receivables is recognized upon the collection of cash.

(k)
Accounts receivable, net

        Accounts receivables are stated at the historical carrying amount net of the allowance for doubtful accounts. The Group reviews the accounts receivable on a periodic basis and makes allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual accounts receivable balances, the Group considers several factors, including the age of the balance, the

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

customer's payment history, and current credit worthiness, and current economic trends. Accounts receivable balances are written off after collection efforts have been exhausted.

(l)
Long-term investments

        Long-term investments represent the Group's investments in privately held companies.

        In accordance with ASC 323 "Investment—Equity Method and Joint Ventures", the Group applies the equity method of accounting to equity investments, in common stock or in-substance common stock, over which it has significant influence but does not own a majority equity interest or otherwise control. Under the equity method, the Group initially records its investment at cost. The difference between the cost of the equity investment and the amount of the underlying equity in the net assets of the equity investee is recognized as equity method goodwill or as an intangible asset as appropriate, which is included in the equity method investment on the consolidated balance sheets. The Group subsequently adjusts the carrying amount of the investment to recognize the Group's proportionate share of each equity investee's net income or loss into unaudited condensed consolidated statements of comprehensive (loss)/income after the date of acquisition.

        For long-term investments in equity securities that are not accounted for using equity method of accounting, and that have no readily determinable fair value, the cost method of accounting is used.

        The Group assesses its long-term investments accounted for under the cost method and equity method for other-than-temporary impairment by considering factors including, but not limited to, current economic and market conditions, operating performance of the companies, including current earnings trends and undiscounted cash flows, and other company-specific information, such as recent financing rounds. The fair value determination, particularly for investments in privately-held companies whose revenue model is still evolving, requires significant judgment to determine appropriate estimates and assumptions. Changes in these estimates and assumptions could affect the calculation of the fair value of the investments and the determination of whether any identified impairment is other-than-temporary. If any impairment is considered other-than-temporary, the Group will write down the asset to its fair value and take the corresponding charge to the unaudited condensed consolidated statements of comprehensive (loss)/income.

(m)
Property, equipment and software, net

        Property, equipment and software are recorded at cost, less accumulated depreciation and impairment. Depreciation of property and equipment and amortization of software is calculated on a straight-line basis, after consideration of expected useful lives and estimated residual values. The Group has not recorded any impairments of property, equipment or software for the period presented. The estimated useful lives of these assets are generally as follows:

Category	Estimated useful life
Office furniture and equipment	3 - 5 years
Computer and electronic equipment	3 - 5 years
Software	5 years

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

        Repairs and maintenance costs are charged to expenses as incurred, whereas the costs of renewals and betterment that extend the useful lives of property, equipment and software are capitalized as additions to the related assets. Gains and losses from the disposal of property, equipment and software are included in operating loss.

(n)
Intangible assets, net

        The Group performs valuation of the intangible assets arising from business combination to determine the relative fair value to be assigned to each asset acquired. The acquired intangible assets are recognized and measured at fair value and are amortized using the straight-line approach over the estimated economic useful lives of the assets.

(o)
Goodwill

        Goodwill represents the excess of the purchase price over fair value of the identifiable assets and liabilities acquired in a business combination.

        Goodwill is not depreciated or amortized but is tested for impairment on an annual basis as of December 31 and in between annual tests when an event occurs or circumstances change that could indicate that the asset might be impaired. In accordance with the FASB guidance on "Testing of Goodwill for Impairment," the Company first has the option to assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the Company decides, as a result of its qualitative assessment, that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the quantitative impairment test is mandatory. Otherwise, no further testing is required. The quantitative impairment test consists of a comparison of the fair value of each reporting unit with its carrying amount, including goodwill. A goodwill impairment charge will be recorded for the amount by which a reporting unit's carrying value exceeds its fair value, but not to exceed the carrying amount of goodwill. Application of a goodwill impairment test requires significant management judgment, including the identification of reporting units and determining the fair value of each reporting unit. The judgment in estimating the fair value of reporting units includes estimating future cash flows, determining appropriate discount rates and making other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value for each reporting unit. No impairment of goodwill was recognized for the three months ended March 31, 2018.

(p)
Impairment of long-lived assets

        The Group evaluates its long-lived assets with finite lives for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount of an asset may not be fully recoverable. When these events occur, the Group evaluates the impairment by comparing carrying amount of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the assets, the Group recognizes an impairment loss based on the excess of the carrying amount of the long-lived assets over their fair value. No impairment of long-lived assets was recognized for the three months ended March 31, 2018.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

(q)
Funding Debts

        The proceeds received from individual investors, other financial partners, and investors of the asset-backed securitized debts or the consolidated trusts to fund the Group's on-balance sheet financing receivables, are recorded as funding debts on the unaudited condensed consolidated balance sheets. Accrued interest payable is calculated based on the contractual interest rates of the funding debts.

(r)
Revenue recognition

        The Group is principally engaged in providing lending solutions through its online technology platform.

        The Group earns its revenues by providing the following: (i) A lending solution which assists borrowers obtain loans from third party investors. The Group facilitates the loan origination process and provides on-going loan servicing but does not loan money. For these services, the Group earns technical service fees. (ii) A lending solution for borrowers who want to finance their on-line purchases from third parties ("Business Partners") or who have personal or business installment loan requests. The Group provides financing for these borrowers and earns installment service fees (comprising interest). (iii) A wealth management solution for asset management and insurance companies to facilitate the sale of their products. The Group earns a wealth management fee (a commission on financial products sold by these asset management and insurance companies to their customers). The Group is not a party to the financial products sold.

(i)
Lending solution to assist borrowers to obtain loans

        Loan origination assistance and on-going loan servicing addresses credit needs for individual borrowers, sole proprietors, and small and medium enterprises ("SMEs"). The Group facilitates the borrowing from third parties by entering into service agreements with the borrowers and the Group's financial partners which include peer-to-peer lending platforms, commercial banks and other financial institutions. Pursuant to a financing service agreement, the Group provides an online credit assessment and post-lending management services to borrowers. For these services, which are provided using credit data analysis and machine learning technologies, the Group earns technical service fees. The Group does not provide loans to the borrowers.

        For the three months ended March 31, 2017 and March 31, 2018, the majority of lending solutions were provided in collaboration with a peer-to-peer lending platform, Jimu Box, who both enter into the service agreement with the borrowers. The service fees earned from the borrowers are allocated between the Group and Jimu Parent based on relative fair values of services provided that have been mutually agreed between the two parties.

        For the lending solutions were provided in collaboration with commercial banks and other financial institutions, the Group provides intermediary services to both the borrowers and commercial banks and other financial institutions. The intermediary services provided include online credit assessment and post-origination services to the borrowers and the commercial banks and other financial institutions. For these transactions, the Group earns loan facilitation and servicing fees from the borrowers.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

(ii)
Lending solution for borrowers to finance on-line purchases/personal and business installment loans

        The lending solution for borrowers addresses the credit needs of the users of third-party online travel websites and other e-commerce websites ("Business Partners") to finance their on-line purchases, or the credit needs of personal and business installment loans.

        Some of the Business Partners' customers require immediate installment financing for their on-line purchases. For credit worthy users, the Group offers installment financing ("point-of-sale installment service"). When a user, who qualifies for point-of-sale installment services makes an online purchase using a point-of-sale installment loan, the Group pays the sales price to the Business Partners and collects the sales price from the Business Partners' users with interest and fees. Upon paying the sales price to the Business Partners, the Group promptly obtains financing for the sales price paid by factoring the receivable due from the Business Partners' users. The Group may subsequently factor the receivables to individual investors on the Jimu Box or to other financial partners. Pursuant to ASC 860-10-15-4, the factoring arrangement of the financing receivable due from users of Business Partners or borrowers does not satisfy the criteria of financial asset de-recognition because the Group has a commitment to make monthly repayments. Accordingly, the Group does not derecognize the receivable from users upon factoring and accounts for the transaction as secured borrowings. For the years ended December 31, 2016 and 2017, the majority of borrowings were obtained by the Group via the peer-to-peer matching services provided by Lerong Duoyuan Information Technology Co., Ltd, which matches the Group with third party investors. The installment receivables due from the Business Partners' customers and the loan payables to the third party individual investors and the loan payables to other financial partners are recorded on the Group's unaudited condensed consolidated balance sheets as financing receivables and funding debts, respectively.

        The Group also periodically securitizes its financing receivables arising from users of Business Partners through the transfer of those assets to securitization vehicles. The securitization vehicles are considered as consolidated variable interest entities under ASC 810. Therefore, the financing receivables are recorded as financing receivables in the unaudited condensed consolidated balance sheets. The personal and business installment loans may be funded via trust arrangements, which are also considered as consolidated variable interest entities under ASC 810. As a result, the installment receivables due from borrowers, generated from personal and business installment loans are also recorded as financing receivables in the unaudited condensed consolidated balance sheets. The Group recognizes installment service fees over the terms of the financing receivables using the effective interest rate method. The proceeds from third party individual investors, investors of asset-backed securitized debts and investors of the consolidated trusts are recorded as funding debts. (see also note 2(j))

(iii)
Wealth management solution

        For the wealth management solution business, the Group operates online mutual fund marketplace and online insurance product marketplace platforms to enable asset management companies and insurance companies to offer and sell their mutual fund products and insurance products to their customers. As of March 31, 2018 and for the months then ended, the online insurance product marketplace platform was dormant. The Group earns transaction service commissions from the asset

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

management companies ("wealth management service fee"). The Group does not operate or manage any mutual funds or insurance companies.

        Consistent with the criteria of ASC 605, Revenue Recognition, the Group recognizes revenues when the following four revenue recognition criteria are met:

  1)
  Persuasive evidence of an arrangement exists;

  2)
  Services have been rendered;

  3)
  Pricing is fixed or determinable; and,

  4)
  Collectability is reasonably assured.

        Revenue recognition policies for each type of service are discussed as follows:

  Technical service fees

        The Group earns technical service fees by providing online credit assessment services and post-lending management services, such as cash processing services and collection services. Loan facilitation services are provided to potential borrowers to facilitate their matching with the investors on the Group's financial partners' platforms or commercial banks and other financial institutions.

        The Group has determined that the arrangement to provide technical services to borrowers and commercial banks and other financial institutions contains the following multiple elements: online credit assessment services and post-lending management services. The Group has determined that the borrowers and commercial banks and other financial institutions are its customers. The Group allocates the technical service fees among the deliverables at the inception of the arrangement on the basis of their relative selling prices according to the selling price hierarchy established by ASC 605-25-30. The hierarchy requires the Group to first use vendor-specific objective evidence of selling price, if it exists. If vendor-specific objective evidence of selling price does not exist, the Group is then required to use third-party evidence of selling price. If neither vendor-specific objective evidence of selling price nor third-party evidence of selling price exists, the Group uses management's best estimate of selling price for the deliverables. The Group uses management's best estimate of selling price for the deliverables of the technical service fees.

        The Group can only charge the technical service fees from the borrowers upon the successful matching of the loans by a financial partner. The non-contingent portion of the selling price is collected upfront, if any, upon the loan matching, and the contingent portion of the selling price is collected over the term of the loans when the monthly repayment occurs. As the borrowers are able to prepay the loan amounts before maturity date for a prepayment fee, the aggregate amount of the contingent portion of the fees that can ultimately collected by the Group for credit assessment service and post-lending management service earned from a loan transaction is dependent upon the actual term over which the borrowers made their loan repayments. In accordance with ASC 605-25-30-5, the amount allocated by the Group to the delivered credit assessment service is limited to that amount that is not contingent upon the delivery of additional units or meeting other specified performance conditions. Therefore, the non-contingent portion of the credit assessment service fees are recognized revenue upon cash collection and execution of loan agreements between financial partners and borrowers. In situations where the upfront cash collected is less than the relative selling price of the

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

credit assessment service, the remaining contingent portion of the credit assessment fees, together with the fees allocated to post-lending management services, are recognized each month when the service is provided over the period of the loan as the monthly repayments occur.

        Prepayment fees charged by the Group are recognized when the prepayment occurs and the payments are made by the borrowers.

        The Group also charges fees for collection services related to defaulted payments. These fees are recognized when the contingent events occur and the payments are made by the borrowers as that is the point in time collectability is reasonably assured.

  Installment service fee

        The Group generates installment service fee revenue through the point-of-sale installment payment services that the Group provides to the users of the Business Partners' platforms or the provision of personal and business installment loans to borrowers through trusts arrangements. Installment service fee revenue is recognized over the terms of financing receivables using the effective interest rate method. Installment service fee revenue is not recorded when reasonable doubt exists as to the full, timely collection of installment service fee or principal. The Group also receives miscellaneous fees, such as penalty fees for late payments. The fees, which are contingent fees, are recognized when the event occurs and the payment is made by the customer as that is the point in time collectability is reasonably assured.

  Wealth management service fee

        The wealth management service fee primarily consists of commission fees charged to third-party asset management companies for their use of the Group's online wealth management platform. The Group is not the primary obligor, as it does not have the ability to establish the price or control the related content of the investment or insurance products offered on the online wealth management platform. Such commissions are generally determined as a percentage based on the fees charged to customers by the asset management companies, through the online wealth management platform. Transaction service commissions are recognized on a net basis when the services are rendered, which occurs when the underlying transaction is executed.

(r)
Funding cost

        Funding cost mainly consists of interest expense the Group pays in relation to the funding debts, to fund its financing receivables and certain fees incurred in connection with obtaining these funding debts, such as origination and management fees and legal fees.

(s)
Provision for credit loss

        The allowance for loan losses is determined at a level believed to be reasonable to absorb probable losses inherent in the portfolio of the financing receivables as of each balance sheet date. The allowance is provided based on the Company's assessments performed both on an individual-loan basis and collective basis. For individual loans that are past due for 90 days or where there is an observable indicator of impairment, a specific allowance is provided. All other loans not already included in the

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

individual assessment are assessed collectively depending on factors such as delinquency rate, size, and other risk characteristics of the portfolio. The Company estimates the expected credit losses rate based on delinquency status of the financing receivables within the level: current, 1 to 30, 31 to 60, 61 to 90 calendar dates past due. These loss rates in each delinquency status are based on average historical loss rates of financing receivables associated with each of the abovementioned delinquency categories. In addition, the Company considers other general economic conditions, if any, when determining the provision for credit losses. The expected loss rates will be applied to the outstanding loan balances to determine the allowance for credit loss for each reporting period. The Company evaluates and adjusts its allowance for loan losses on a quarterly basis or more often as necessary.

        The Company writes off the financing receivables against the related allowance when management determines that full repayment of a loan is not probable. Generally, write-off occurs after the 90th day of delinquency. The primary factor in making such determination is the assessment of potential recoverable amounts from the delinquent debtor.

(t)
Origination and servicing cost

        Origination and servicing cost mainly consists of costs that are paid for data used in credit assessments, users acquisition costs relating to revenue from lending solutions, salaries and benefits (including share-based compensation expenses) of employees engaged in operating key systems and providing collection services, bandwidth and data center costs, customer service support costs and fees paid to third-party payment channels.

(u)
Sales and marketing expenses

        Sales and marketing expenses consist primarily of salaries and benefits (including share-based compensation expenses) of sales department, advertising and marketing promotion expenses and other expenses incurred by the Group's sales and marketing personnel.

(v)
General and administrative expenses

        General and administrative expenses consist primarily of salaries and benefits (including share-based compensation expenses) and related expenses for employees involved in general corporate functions, including finance, legal and human resources, rental fees and professional fees.

(w)
Research and development expenses

        Research and development expenses consist primarily of salaries and benefits (including share-based compensation expenses) of employees and related expenses for IT professionals involved in developing technology platforms and websites, server and other equipment depreciation, bandwidth and data center costs, and rental fees. All research and development costs have been expensed as incurred as the costs qualifying for capitalization have been insignificant.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

(x)
Share-based compensation expenses

        All share based awards granted to employees, including restricted ordinary shares and share options, are measured at fair value on grant date. Share based compensation expense is recognized using the straight line method, net of estimated forfeitures, over the requisite service period, which is the vesting period.

        Prior to the Reorganization, all the options and restricted ordinary shares were granted by Jimu Parent with its own underlying shares. The Binomial option pricing model is used to estimate fair value of the share options and restricted ordinary shares. The determination of estimated fair value of share based payment awards on the grant date using an option pricing model is affected by the fair value of Jimu Parent's ordinary shares as well as assumptions regarding a number of complex and subjective variables. These variables include the expected value volatility of Jimu Parent's shares over the expected term of the awards, actual and projected employee share option exercise behaviors, a risk free interest rate and any expected dividends. Shares of Jimu Parent, which do not have quoted market prices, were valued based on the income approach. Determination of estimated fair value of Jimu Parent's shares requires complex and subjective judgments due to their limited financial and operating history, unique business risks and limited public information on companies in China similar to Jimu Parent.

        Forfeitures are estimated at the time of grant and revised in subsequent periods if actual forfeitures differ from those estimates. The Group uses historical data to estimate pre vesting option and records share based compensation expenses only for those awards that are expected to vest.

        The extension of expiration period of an award is accounted for as a modification of the terms of the original award ("modified award"). The compensation costs associated with the modified awards are recognized if either the original vesting condition or the new vesting condition is achieved. The total recognized compensation cost for the awards is at least equal to the fair value of the awards at the grant date, unless at the date of the modification the performance or service conditions of the original awards are not expected to be satisfied. The incremental compensation cost is measured as the excess of the fair value of the modified award over the fair value of the original award at the modification date. Therefore, in relation to the modified awards, the Group recognizes share-based compensation over the vesting periods of the modified award, which comprises, (i) the amortization of the incremental portion of share-based compensation over the remaining vesting term and (ii) any unrecognized compensation cost of the original award, using either the original term or the new term, whichever results in higher expenses for each reporting period.

(y)
Fair value of preferred shares and ordinary shares

        Shares of the Company, which do not have quoted market prices, were valued based on the income approach. The income approach involves applying the discounted cash flow analysis based on projected cash flow using the Group's best estimate as of the valuation dates. Estimating future cash flow requires the Group to analyze projected revenue growth, gross margins, effective tax rates, capital expenditures and working capital requirements. In determining an appropriate discount rate, the Group considered the cost of equity and the rate of return expected by venture capitalists. The Group also applied a discount for lack of marketability given that the shares underlying the award were not publicly traded at the time of grant. Determination of estimated fair value of the Group requires

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

complex and subjective judgments due to its limited financial and operating history, unique business risks and limited public information on companies in China similar to the Group.

        Option-pricing method was used to allocate enterprise value to preferred shares and ordinary shares. The method treats preferred shares and ordinary shares as call options on the enterprise's value, with exercise prices based on the liquidation preference of the preferred shares. The strike prices of the "options" based on the characteristics of the Group's capital structure, including number of shares of each class of ordinary shares, seniority levels, liquidation preferences, and conversion values for the preferred shares. The option-pricing method also involves making estimates of the anticipated timing of a potential liquidity event, such as a sale of the Group or an initial public offering, and estimates of the volatility of the Group's equity securities. The anticipated timing is based on the plans of board of directors and management of the Group. Estimating the volatility of the share price of a privately held company is complex because there is no readily available market for the shares. Volatility is estimated based on annualized standard deviation of daily stock price return of comparable companies.

(z)
Taxation

Income taxes

        Current income taxes are provided on the basis of net profit (loss) for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for income tax purposes, in accordance with the regulations of the relevant tax jurisdictions.

        Deferred income taxes are recognized for temporary differences between the tax bases of assets and liabilities and their reported amounts in the unaudited condensed consolidated financial statements, net operating loss carry forwards and credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided in accordance with the laws of the relevant taxing authorities. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in which temporary differences are expected to be reversed or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the statement of comprehensive income (loss) in the period of the enactment of the change.

        The Group considers positive and negative evidence when determining whether a portion or all of its deferred tax assets will more likely than not be realized. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carry-forward periods, its experience with tax attributes expiring unused, and its tax planning strategies. The ultimate realization of deferred tax assets is dependent upon its ability to generate sufficient future taxable income within the carry-forward periods provided for in the tax law and during the periods in which the temporary differences become deductible. When assessing the realization of deferred tax assets, the Group has considered possible sources of taxable income including (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences and carry-forwards, (iii) future taxable income arising from implementing tax planning strategies, and (iv) specific known trend of profits expected to be reflected within the industry. The Group records a valuation allowance to reduce the amount of

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

        The Group recognizes a tax benefit associated with an uncertain tax position when, in its judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Group initially and subsequently measures the tax benefit as the largest amount that the Group judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The Group's liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The Group did not identify significant unrecognized tax benefits for the periods ended December 31, 2017 and March 31, 2018. The Group's effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management. The Group classifies interest and penalties recognized on the liability for unrecognized tax benefits as income tax expense.

Value added Tax ("VAT")

        The Group is subject to VAT at the rate of 6% depending on whether the entity is a general tax payer, and related surcharges on revenue generated from providing services. Entities that are VAT general taxpayers are allowed to offset qualified input VAT, paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in the line item of accrued expense and other liabilities on the face of balance sheet. The Group records revenue net of value added tax and related surcharges.

(aa)
Income/Loss per share

        Basic income/loss per share is computed by dividing net income/loss attributable to ordinary shareholders, considering the accretions to redemption value of the preferred shares, by the weighted average number of ordinary shares outstanding during the period using the two-class method. Under the two-class method, net loss is not allocated to other participating securities if based on their contractual terms they are not obligated to share in the loss. Diluted income/loss per share is calculated by dividing net income/loss attributable to ordinary shareholders by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Ordinary equivalent shares consist of ordinary shares issuable upon the conversion of the preferred shares and convertible loans using the if-converted method, and ordinary shares issuable upon the exercise of outstanding share options using the treasury stock method. Ordinary equivalent shares are not included in the denominator of the diluted loss per share calculation when inclusion of such shares would be anti-dilutive.

(bb)
Segment reporting

        The Group's chief operating decision maker, the Chief Executive Officer, reviews the consolidated results when making decisions about allocating resources and assessing performance of the Group as a whole and hence, the Group has only one reportable segment. The Company does not distinguish

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

between markets or segments for the purpose of internal reporting. The Group's long-lived assets are substantially all located in the PRC and substantially all of the Group's revenues are derived from within the PRC. Therefore, no geographical segments are presented.

(cc)
Recently issued accounting pronouncements

        In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU 2014 09, "Revenue from Contracts with Customers (Topic 606)". The guidance substantially converges final standards on revenue recognition between the FASB and the International Accounting Standards Board, providing a framework on addressing revenue recognition issues and, upon its effective date, replaces almost all exiting revenue recognition guidance, including industry specific guidance, in current U.S. GAAP. An entity has the option to apply the provisions of ASU 2014 09 either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying this standard recognized at the date of initial application. ASU 2014 09 is effective for fiscal years and interim periods within those years beginning after December 15, 2017 for public companies. In August 2015, FASB issued its final standard formally amending the effective date of the new revenue recognition guidance. The amendments in this ASU will be effective for the Group beginning after December 15, 2018 because the Group qualifies as an "emerging growth company" pursuant to the JOBS Act, which provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. The Group is in the process of evaluating the impact of the new standard in relation to the revenue recognition of all of its material revenue arrangements. The Group is currently in the process of evaluating the required financial statement disclosures.

        In February 2016, the FASB issued ASU 2016 02, "Leases (Topic 842)". The core principle of Topic 842 is that a lessee should recognize the assets and liabilities that arise from operating leases. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right of use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expenses for such leases generally on a straight line basis over the lease term. ASU 2016 02 is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years for public companies. The standard is effective for the Group beginning after December 15, 2019. Early adoption is permitted. The Group is currently evaluating the impact of adopting this standard on its unaudited condensed consolidated financial statements.

        In June 2016, the FASB issued ASU 2016 13, "Financial Instruments—Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments", which will be effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years for public companies. The standard is effective for the Group beginning after December 15, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a Group recognizes an allowance based on the estimate of expected credit loss. The Group is currently evaluating the impact of adopting this standard on its unaudited condensed consolidated financial statements.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

2. Summary of significant accounting policies (Continued)

        In August 2016, the FASB issued ASU 2016 15, "Statement of Cash Flows (Topic 230), Classification of Certain Cash Receipts and Cash Payments". ASU 2016 15 provides guidance for targeted changes with respect to how cash receipts and cash payments are classified in the statements of cash flows, with the objective of reducing diversity in practice. ASU 2016 15 is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years for public companies, with early adoption permitted. The standard is effective for the Group beginning after December 15, 2018. The Group does not expect a material impact on its unaudited condensed consolidated financial statement.

        In January 2017, the FASB issued Accounting Standards Update ("ASU") 2017 04, "Simplifying the Test for Goodwill Impairment." The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit's carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019 for public companies. The standard is effective for the Group beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Group early adopted the amendments from January 1, 2018 on a prospective basis.

        In May 2017, the FASB issued ASU 2017 09, "Compensation—Stock Compensation (Topic 718), Scope of Modification Accounting", which clarifies and reduces both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, to a change to the terms or conditions of a share based payment award. The amendments are effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years for public a companies, with early adoption is permitted. The standard is effective for the Group beginning after December 15, 2018. The Group is currently evaluating the impact of adopting this standard on its unaudited condensed consolidated financial statements and does not expect a material impact on its unaudited condensed consolidated financial statements.

3. Concentration and risks

Concentration of Business Partners

        The Group generates the majority of revenues through a limited number of Business Partners. For the three months ended March 31, 2017 and 2018, the Group generated the majority of its net revenues through cooperation with five Business Partners, among which more than half of net revenues was generated through cooperation with Qunar, which is a large mobile and online travel platform in China. The partnerships with these Business Partners are not on an exclusive basis, and the contract durations are short. If these Business Partners change their policies, terminate their partnership or do not renew their cooperation agreements with the Group, the business and result of operations of the Group may be materially and adversely affected.

Credit risks

        The Group's credit risk primarily arises from receivables due from its customers, related parties and other parties. The maximum exposure of such assets to credit risk is the assets' carrying amounts

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

3. Concentration and risks (Continued)

as of the balance sheet dates. Receivables due from customers are typically unsecured in the PRC and the credit risk with respect to which is mitigated by credit evaluations the Group performs on its customers and its ongoing monitoring process of outstanding balances. The Group believes that there is no significant credit risk associated with amount due from related parties.

Foreign currency exchange rate risk

        The Group's operating transactions are mainly denominated in RMB. RMB is not freely convertible into foreign currencies. The value of the RMB is subject to changes by the central government policies and to international economic and political developments. In the PRC, certain foreign exchange transactions are required by law to be transacted only through authorized financial institutions at exchange rates set by the People's Bank of China (the "PBOC"). Remittances in currencies other than RMB by the Group in China must be processed through PBOC or other China foreign exchange regulatory bodies which require certain supporting documents in order to effect the remittances.

Business risk

        If the cooperation between Shenzhen Minheng and Jimu Box (Jimu Group's online peer-to-peer lending platform) is terminated, the Group may be adversely affected. In July 2017, the Department of Market Supervision of the Ministry of Commerce issued a Notice on the Work of Controlling and Preventing Risks of Commercial Factoring. The notice requires the local departments of the Ministry of Commerce to focus on certain abnormal operating activities, including situations where a commercial factoring company seeks financing through online lending intermediaries on a relatively large scale, and especially where the online lending intermediary is operated by a related party of the commercial factoring company. Although the notice does not explicitly prohibit financing through online lending intermediaries and the Group has not received any notice or penalties from the relevant governmental authorities, the Group cannot be certain that Shenzhen Minheng will not be penalized or required to terminate its cooperation with Jimu Box immediately, which would be materially and adversely affected the business.

4. Acquisition of Shenzhen Minheng

        On April 22, 2015, the Jimu Parent acquired in 30% equity interest of Shenzhen Minheng, which is an entity established in Mainland China that undertakes factoring business, for a cash consideration of RMB0.001. The investment in the equity of Shenzhen Minheng was accounted for as equity method investment based on the equity interest of 30% attributable to the acquired ordinary shares of Shenzhen Minheng in accordance with ASC 323.

        On June 30, 2016, the Jimu Parent acquired the remaining 70% equity interest of Shenzhen Minheng for a cash consideration of RMB1,000. The main purpose of the acquisition is to expand the Group's business scope by providing point-of-sale installment loans to customers of the Company's Business Partners and to obtain financing by factoring the financing receivables to third party investors through a Financial Partner.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

4. Acquisition of Shenzhen Minheng (Continued)

        The step-acquisition has been accounted for as a business combination and the results of operations of Shenzhen Minheng from June 30, 2016 have been included in the Group's unaudited condensed consolidated financial statements as Shenzhen Minheng is part of the predecessor operation of Pintec Business. The Group engaged an independent valuation firm to assist management in valuing the equity interest acquired by the Group. The income approach was adopted to determine the fair value of equity interest estimated acquired, which was the ascertainable fair value as of June 30, 2016. The Group recorded a gain of RMB394 which was recognized as a result of the revaluation of the previously held equity interest upon obtaining control of Shenzhen Minheng. The gain is included in other income in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2016. The fair value measurement of the previously held equity interest is based on certain significant inputs not observable in the market, and thus represent Level 3 measurements. The major assumptions used in valuation consists of discount rate of 23%; and a terminal growth rate of 3%.

        Goodwill arising from this transaction was attributable to the expected synergies from combining Shenzhen Minheng's operation of point-of-sales lending solution with the Group, which is complementary to the Group. The identifiable intangible assets acquired upon acquisition was the customer database amounting to RMB9,697, which has an estimated useful life of approximately 5.5 years. The fair value of the intangible assets acquired was determined by adopting the replacement cost approach.

        The Group made estimates and judgments in determining the fair value of acquired assets and liabilities, based on management's experiences with similar assets and liabilities with the assistance from an independent valuation firm. The allocation of the purchase price is as follows:

	Amounts	Amortization Years
	RMB
Cash	310
Financing receivables, net of provision of RMB10,450	268,365
Other current assets	18,648
Amortizable intangible asset
Customer database	9,697	5.5
Goodwill	25,680
Funding debts	(310,428)
Other current liabilities	(10,878)
Deferred tax assets	2,424
Deferred tax liabilities	(2,424)

Total	1,394

Total purchase price comprised of
—Cash consideration paid by parent company	1,000
—Fair value of previously held equity interests	394

Total	1,394

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

4. Acquisition of Shenzhen Minheng (Continued)

        The following unaudited pro forma information summarizes the results of operations of the Group for the years ended December 31, 2016, as if the acquisition of Shenzhen Minheng had been completed on January 1, 2016. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisition actually taken place on the date indicated and may not be indicative of future operating results. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

	For the year ended December 31,
	2016	2016
	RMB	US$
Pro forma total revenues	59,916	9,552
Pro forma net loss	233,212	37,179

5. Financing receivables, net

        The financing receivables, net, as of December 31, 2017 and March 31, 2018, consists of the following:

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
Short-term:
Short-term financing receivables	1,569,080	1,402,845
Allowance for credit losses	(62,901)	(69,618)

Short-term financing receivables, net	1,506,179	1,333,227

Long-term:
Long-term financing receivables	185,136	217,802
Allowance for credit losses	(6,509)	(6,003)

Long-term financing receivables, net	178,627	211,799

        These balances represent short-term and long-term financing receivables with an original term generally up to two years and do not have collateral.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

5. Financing receivables, net (Continued)

        The following table summarizes the balances of financing receivables by due date as of December 31, 2017 and March 31, 2018 respectively.

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
Due in months:
0 - 12	1,569,080	1,402,845
13 - 24	185,136	217,802

Total financing receivables	1,754,216	1,620,647

        The movements of the allowance for credit losses for the three months ended March 31, 2017 and March 31, 2018 consist of the following:

	For the three months ended March 31,
	2017	2018
	RMB	RMB
Balance at beginning of the period	11,884	69,410
Additions	6,271	35,698
Charge-offs	(5,169)	(29,487)

Balance at end of the period	12,986	75,621

        Aging analysis of past due financing receivables as of December 31, 2017 and March 31, 2018 are as below:

Financing receivables	1 - 30 Days Past Due	31 - 60 Days Past Due	61 - 90 Days Past Due	91 Days or Greater Past Due	Total Past Due	Current	Total
As of December 31, 2017	34,102	11,346	9,372	—	54,820	1,699,396	1,754,216
As of March 31, 2018	32,621	23,679	18,088	—	74,388	1,546,259	1,620,647

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

6. Accrued interest receivable, net

        Accrued interest receivable, net, as of December 31, 2017 and March 31, 2018, consists of the following:

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
Accrued interest receivable	8,687	6,855
Allowance for doubtful accounts	(1,050)	(1,260)

Accrued interest receivable, net	7,637	5,595

        The movements in the allowance for doubtful accounts for the three months ended March 31, 2017 and March 31, 2018 were as follows:

	For the three months ended March 31,	For the three months ended March 31,
	2017	2018
	RMB	RMB
Balance at beginning of the period	377	1,050
Additions	740	1,429
Write-offs	(706)	(1,219)

Balance at end of the period	411	1,260

7. Accounts receivable, net

        Accounts receivable, net, as of December 31, 2017 and March 31, 2018, consists of the following:

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
Receivables for technical service fees from borrowers	40,587	48,887
Receivables for marketplace service fees from asset management companies	1,236	1,569
Others	161	906

Total accounts receivable	41,984	51,362

Allowance for doubtful accounts	(5,428)	(10,781)

Accounts receivable, net	36,556	40,581

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

7. Accounts receivable, net (Continued)

        The movements in the allowance for doubtful accounts for the three months ended March 31, 2017 and 2018 were as follows:

	For the three months ended March 31,
	2017	2018
	RMB	RMB
Balance at beginning of the period	490	5,428
Additions	1,064	17,716
Write-offs	(822)	(12,363)

Balance at end of the period	732	10,781

8. Prepayments and other current assets

        Prepayments and other current assets as of December 31, 2017 and March 31, 2018, consist of the following:

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
Deposits with a Business Partner for point-of-sale installment loans	15,605	6,997
Professional fees capitalized for issuance of new shares upon the initial public offering	13,348	14,791
Tax refund receivables from Tax Bureau*	7,834	8,641
Prepaid input value-added tax	9,309	4,682
Deposits to financial partners and other vendors	8,603	12,326
Prepaid service fees	6,555	6,049
Receivables from third-party online payment platforms	5,802	31,332
Others	1,847	8,658

Total	68,903	93,476

*
For the year ended December 31, 2017, one of the Group's subsidiaries Sky City WOFE, prepaid enterprise income tax expense to local PRC tax bureau during the first nine months of 2017. However, Sky City WOFE incurred a tax loss and it was eventually assessed that it not subject to enterprise income tax for the year ended December 31, 2017. Hence, Sky City WOFE is entitled to receive tax refund from the tax bureau upon the completion of its 2017 annual tax filing.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

9. Property, equipment and software, net

        Property, equipment and software, net as of December 31, 2017 and March 31, 2018 consist of the following:

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
Computer and electronic equipment	7,737	8,229
Software	3,008	3,094
Office furniture and equipment	1,234	1,131

Total	11,979	12,454

Less: Accumulated depreciation and amortization	(5,332)	(5,971)

Property, equipment and software, net	6,647	6,483

        Depreciation and amortization expenses for the three months ended March 31, 2017 and 2018 was RMB316 and RMB639, respectively.

10. Long-term investments

        Long-term investments consist of investments in privately held companies. The following table sets forth the changes in the Group's long-term investments for the period ended March 31, 2018 as the Group made the investment for the period ended December 31, 2017:

	Cost Method	Equity Method	Total
	RMB	RMB	RMB
Balance as of December 31, 2017	—	6,439	6,439

Income/(loss) from equity method investments	—	(220)	(220)
Less: Foreign currency translation adjustments	—	4	4

Balance as of March 31, 2018	—	6,223	6,223

  Equity method investment

        In October 2017, the Group invested in Pivot Fintech PTE. Ltd ("Pivot") to purchase ordinary shares, with a total consideration of RMB 8.8 million. The Group applies the equity method of accounting to account for its equity investments, in common stock or in-substance common stock, over which it has significant influence but does not own a majority equity interest or otherwise control. For the three months ended March 31, 2018, the Group recognized the Group's proportionate share of the equity investee's net loss into earnings after the date of investment, with the amount of RMB385,340. As of December 31,2017 and March 31, 2018, no impairment was recognized on the equity method investment.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

11. Loan servicing rights

        For the loans funded by individual investors, the Group is not the legal lender or borrower and only facilitates the loan origination and repayment process. The Group's obligation related to principal and interest is limited to providing reasonable efforts for collection service. The Group does not provide a guarantee to the investors regarding the recoverability of the principal or collectability of interest; thus, the investors have no recourse to the Group in the event of a default by the borrower.

        Servicing is comprised of providing credit assessment service to facilitate borrowing from individual investors and post-lending management services, including collection of principal and interest from borrowers, transferring the repayment amount to lenders, monitoring delinquencies and post-lending credit assessment.

        Servicing rights are recorded as either an asset or liability when the benefits of servicing are expected to be more or less than adequate compensation. The Group records servicing assets and liabilities at their estimated fair values, when the off-balance sheet loans are originated, in "Prepayments and other current assets" and "Accrued expenses and other liabilities," respectively, on the consolidated balance sheet. Changes in fair value of the servicing assets and liabilities are reported in "Loan origination and servicing cost" in the consolidated statements of operations and comprehensive (loss)/income in the period in which the change occurs.

        The Group utilizes industry standard valuation techniques, such as discounted cash flow models, to arrive at an estimate of fair value with the assistance of an independent valuation firm. Significant assumptions used in valuing the servicing rights are estimates of adequate compensation rates, discount rates, cumulative default rates and cumulative prepayment rates. Changes in certain assumptions may have a significant impact on the fair value of the servicing rights. As of December 31, 2017, the key assumptions include the average period of loan at a range of 6.7 months to 28.1 months, effective prepayment rate at a range of 2% to 24%, vintage loss rate at a range of 1.8% to 11%, discount rate at a range of 16.66% to 24.95%, and cost of servicing. The selection of cumulative default rates and cumulative prepayment rates are based on data derived from historical trends. As of March 31, 2018, the key assumptions used in valuation of the serving rights remains unchanged.

        As of December 31, 2017 and March 31, 2018, the servicing assets and liabilities recorded were insignificant. The change in fair value of the servicing assets and liabilities was insignificant for the three months ended March 31, 2017 and 2018, respectively.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

12. Fair value measurement

Recurring

        The following table presents the fair value hierarchy for the Group's assets and liabilities that are measured and recorded at fair value on a recurring basis as of December 31, 2017 and March 31, 2018:

December 31, 2017	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Balance at Fair Value
	RMB	RMB	RMB	RMB
Assets
Cash and cash equivalents	370,891	—	—	370,891

Restricted time deposits	—	5,000	—	5,000

Short-term investments	—	2,000	—	2,000

Total	370,891	7,000	—	377,891

March 31, 2018	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Balance at Fair Value
	RMB	RMB	RMB	RMB
Assets
Cash and cash equivalents	280,945	—	—	280,945

Restricted time deposits	—	5,000	—	5,000

Short-term investments	—	2,000	—	2,000

Total	280,945	7,000	—	287,945

Restricted time deposits

        The fair value of the Group's restricted time deposits is determined based on the prevailing interest rates for similar products in the market (Level 2).

Short-term investments

        To estimate the fair value of investments in financial instruments with a variable interest rate indexed to the performance of underlying assets, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurement. The financial instruments are issued by commercial banks in China with a variable interest rate indexed to the performance of underlying assets. Since the maturity dates of these financial instruments are within one year, the investments are classified as short-term investments. For the three months ended March 31, 2018, the Company recorded gains resulting from changes in the fair values of short-term investments in the line item "other income/ (loss), net" in the consolidated statements of comprehensive (loss)/income.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

12. Fair value measurement (Continued)

Non-recurring

        The Group measures its intangible assets arising from the acquisition of Shenzhen Minheng under the replacement cost method. The fair value measurements of the intangible assets are based on significant inputs not observable in the market, and thus represent Level 3 measurements.

        The Group measures investments under the cost method and the equity method at fair value on a non-recurring basis only if an impairment charge were to be recognized. The Group's other non-financial assets, such as property, equipment and software, would be cost measured at fair value only if they were determined to be impaired.

        The Group measures convertible loans for using the fair value option. The fair value measurements of convertible loans are based on significant inputs not observable in the market, and thus represent Level 3 measurements.

13. Intangible assets, net

        Intangible assets, net, as of December 31, 2017 and March 31, 2018, consist of the following

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
Customer database	9,697	9,697
Trademark	162	163
Less: Accumulated amortization	(2,647)	(3,091)

Intangible assets, net	7,212	6,769

        Amortization expenses for the three months ended March 31, 2017 and 2018 was RMB441 and RMB444, respectively.

        As of March 31, 2018, amortization expenses related to the intangible assets for future periods are estimated to be as follows:

	For the year ended December 31,
	2018	2019	2020	2021	2022	2022 and thereafter
	RMB	RMB	RMB	RMB	RMB	RMB
Amortization expenses	1,793	1,793	1,793	1,793	40	—

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

14. Funding debts

        The following table summarized the Group's outstanding funding debts as of December 31, 2017 and March 31, 2018, respectively:

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
Short-term:
Loan payables to individual investors via Jimu Box and other financial partners	1,016,113	350,130
Loan payables to individual lender	—	523,979
Loan payables to investors of consolidated trusts	204,771	370,674

Total short-term funding debts	1,220,884	1,244,783

Long-term:
Loan payables to individual investors via the peer to peer platform or other financial partners	31,769	7,543
Loan payables to investors of consolidated trusts	194,111	98,016
Loan payables to investors of asset-backed securitized debts	243,853	245,191

Total long-term funding debt	469,733	350,750

        The following table summarizes the remaining contractual maturity dates of the Group's funding debts and associated interest payments.

	Remaining period of 2018	2019	2020 and thereafter	Total
	RMB	RMB	RMB	RMB
Loan payables to individual investors via the peer to peer platform or other financial partners	294,323	55,806	7,543	357,672
Loan payables to investors of assets-backed securitized debts	—	245,192	—	245,192
Loan payables to investors of consolidated trusts	265,614	203,076	—	468,690
Loan payables to an individual lender	523,979	—	—	523,979

Total funding debts	1,083,916	504,074	7,543	1,595,533

Interest payments	62,418	5,926	108	68,452

Total interest payments	62,418	5,926	108	68,452

        For the three months ended March 31, 2017 and March 31, 2018, the terms of the funding debts borrowed by the Group from individual investors on Jimu Box and investors of certain consolidated trusts ranged from 30 days to 24 months, which were to substantially match with the terms of the corresponding financial receivables due from the borrowers to the Group. And the Group is required to repay the funding debts to the investors on a monthly basis over the term of the debts, where the payment term is substantially matched with the term of financing receivables. In addition, the terms of the funding debts derived from asset-backed securitized debts is 24 months, which are not matched with

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

14. Funding debts (Continued)

the terms of the corresponding financial receivables due from the borrowers to the Group. The funding debts had a weighted average interest rate of 7.32% and 12.52% for the three months ended March 31, 2017 and March 31, 2018, respectively.

        The Group securitizes its financing receivables through the transfer of those assets to securitization vehicles which then issue debt securities to third-party investors. In June 2017, the Group, through its VIE, Shenzhen Minheng, created an asset-backed securities (the "ABS") which was issued and listed on the Shanghai Stock Exchange in June 2017. The ABS size was 245 million. Of the total commitment, 5 institutional funding partners purchased RMB180.0 million senior tranche securities A, bearing interest at 6%, representing 73.5% of total securities issued by the ABS Plan. Qunar purchased RMB 40.0 million senior tranche securities B, bearing interest at 7%, representing 16.3% of total securities. The Group purchased all subordinated tranche securities amounting to RMB25.0 million, representing 10.2% of the total securities issued. Interest payments began in June 2017 and payable monthly through May 2018. Beginning June 2018, monthly payments will consist of both principal and interest with a final maturity of June 2019. The Group has power to direct the activities that most significantly impact economic performance of the ABS by providing the loan servicing and default loan collection services. The Group also has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE as the Group purchased all subordinated tranche securities. Accordingly, the Group is considered as the primary beneficiary of the ABS and has consolidated the ABS's assets, liabilities, results of operations, and cash flows in the Group's unaudited condensed consolidated financial statements.

        As of March 31, 2018, the Group, through its VIEs, created several trusts which were administered by third-party trust companies, including Yunnan Trusts II, and Oriental Trusts. These trusts were set up with total assets ranging from RMB200 million to RMB 300 million. As of March 31, 2018, the loans held by these trusts are all personal installment loans made to individual borrowers with an original term up to 12 months, which are recognized as short-term funding debts on the unaudited condensed consolidated financial statements. The external investors purchased senior tranche securities, bearing the interest from 6.8% to 8.5%, representing a range of 85% to 96% of total securities issued by these trusts. The Group is obligated to purchase subordinated tranche securities, representing a range of 4% to 15% of total securities issued by these trusts. Under most of the trusts, the Group agreed to repurchase delinquent loans outstanding for more than 60 days during the trust term and to purchase any loans that are due but not been fully paid at the trust termination. Therefore, the Group is considered to hold a significant variable interest in these trusts. Moreover, the Group has power to direct the activities that most significantly impact economic performance of the trusts by providing the assets servicing, default loan collection services and deciding which borrower to issue loan to. The Group also has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE, as in the most of trusts, the Group agreed to repurchase delinquent loans, purchase subordinated tranche securities and receive service fees from rendering service. Therefore, the trusts arrangement is considered as the variable interest entity under ASC 810, which was in turn consolidated by the Group.

        As of March 31, 2018, the Group , through its VIE, created the trusts which were administered by third-party trust companies, including Yunnan Trusts I and Huarun Trust. The trusts were set up with total assets ranging from RMB100 million to RMB200 million. As of March 31, 2018, the loans held by

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

14. Funding debts (Continued)

the trust are all personal installment loans made to individual borrowers with an original term up to 24 months, which are recognized as long-term funding debts on the unaudited condensed consolidated financial statements. The external investors purchased senior tranche securities A, bearing interest from 7% to 8.2%, representing a range of 80% to 90% of total securities issued by these trusts. China Securities Credit Investment purchased senior tranche securities B, bearing interest at 8.5%, representing 10% of total securities issued by the trust. The Group also is obligated to purchase subordinated tranche securities, representing a range of 10% of securities. The Group agreed to repurchase delinquent loans outstanding for more than 60 days during the trust term and to purchase any loans that are due but not been fully paid at the trust termination. Therefore, the Group is considered to hold a significant variable interest in these trusts. Moreover, the Group has power to direct the activities that most significantly impact economic performance of the trusts by providing the assets servicing, default loan collection services and deciding which borrower to issue loan to. The Group also has the obligation to absorb losses or the right to receive benefits from the VIE that could potentially be significant to the VIE, as the Group agreed to repurchase delinquent loans, purchase subordinated tranche securities and receive service fees from rendering service. Therefore, the trusts arrangement is considered as the variable interest entity under ASC 810, which was in turn consolidated by the Group.

        Accordingly, the Group is considered as the primary beneficiary of these trusts and has consolidated these trusts' assets, liabilities, results of operations, and cash flows in the Group's unaudited condensed consolidated financial statements. (See also note 2(j)).

15. Accrued expenses and other liabilities

        Accrued expenses and other liabilities as of December 31, 2017 and March 31, 2018, consist of the following:

	As of December 31,	As of March 31,
	2017	2018
	RMB	RMB
Payable to Business Partners for point-of-sale installment loans	31,877	5,747
Payable to asset management companies for funds received from customers	22,107	8,843
Payables to individual investors on Jimu Box and financial partners for collecting principal and interests on behalf of borrowers	15,492	25,137
Payroll payable	22,243	10,670
Payable related to professional fees	14,057	11,270
Payable related to service fees and others	3,022	8,742
Payable related to rental fees	1,400	66
Deferred revenue	1,916	6,533
Others	75	77

Total	112,189	77,085

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

16. Convertible loans

        In November 2017, the Group issued convertible loans up to the aggregated principal amount of US$36.0 million to the investors of the Group with a simple interest rate at 6% per annum, maturing on June 30, 2018. Pursuant to the convertible loan agreements, the holders of the convertible loan may convert the outstanding principal of the convertible loans into Series A convertible redeemable preferred shares if the completion of the subscription of the Series A convertible redeemable preferred shares or other certain events does occur before June 30, 2018. The conversion price is determined at the price per share at which Series A convertible redeemable preferred shares will be issued upon exercise of the conversion right. Accrued interests shall be waived if the investors elect to exercise any the conversion options. As of March 31, 2018, the convertible loans in the principal amount of RMB248,100 (US$39,553) were issued by the Group. The Group considers the conversion price adjustments are part of the conversion features that do not require bifurcation and the convertible loan is accounted for using the fair value option. The Group engaged an independent valuation firm to assist the management in its assessment of fair value of convertible loans, and the changes in fair value of convertible loans of RMB663 was recognized in the unaudited condensed consolidated financial statements for the three months ended March 31, 2018.

17. Taxation

Cayman Islands

        Under the current laws of the Cayman Islands, the Group is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

British Virgin Islands

        Under the current laws of the British Virgin Islands, entities incorporated in British Virgin Islands are not subject to tax on their income or capital gains.

Hong Kong

        Under the current Hong Kong Inland Revenue Ordinance, the Company's Hong Kong subsidiary is subject to Hong Kong profits tax at the rate of 16.5% on its taxable income generated from the operations in Hong Kong. Payments of dividends by the subsidiary to the Company are not subject to withholding tax in Hong Kong.

PRC

        Under the PRC Enterprise Income Tax Law (the "EIT Law"), the standard enterprise income tax rate for domestic enterprises and foreign invested enterprises is 25%. Effective January 1, 2008, the EIT Law in China unifies the enterprise income tax rate for the entities incorporated in China at 25% if they are not eligible for any preferential tax treatment. High and new technology enterprises enjoy a preferential tax rate of 15% under the EIT Law. Beijing Hongdian is qualified as a "high and new technology enterprise" under the EIT Law and is eligible for a preferential enterprise income tax rate of 15%, for the period from 2016 to 2019, so long as it obtains approval from the relevant tax authority and if it is profitable during the period.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

17. Taxation (Continued)

        The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose "de facto management body" is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the "de facto management body" as "the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, property, of a non-PRC company is located." For the periods ended March 31, 2017 and 2018, the Group did not have operations outside of the PRC, thus would not be subject to this tax.

Withholding tax on undistributed dividends

        The EIT law also imposes a withholding income tax of 10% on dividends distributed by a foreign investment enterprise ("FIE") to its immediate holding company outside China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company's jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. The Cayman Islands, where the Company is incorporated, does not have such tax treaty with China. According to the arrangement between Mainland China and Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion in August 2006, dividends paid by an FIE in China to its immediate holding company in Hong Kong will be subject to withholding tax at a rate of no more than 5%. The Group did not record any dividend withholding tax, as the Group's FIE, the PRC WFOE, has no retained earnings in any of the period presented.

        The Group recorded current income tax expense of nil and RMB11,700 for the three months ended March 31, 2017 and March 31, 2018.

        The following table sets forth reconciliation between the statutory EIT rate and the effective tax rates:

	For the three months ended March 31,
	2017	2018
Statutory income tax rate in PRC	25.00%	25.00%
Tax effect of non-deductible expenses	0.29%	0.38%
Changes in valuation allowance	–25.29%	–69.86%

Effective tax rate	0.00%	–44.48%

18. Share based compensation expenses

        Share based compensation expenses for periods prior to the Reorganization relate to the share options or restricted shares granted by Jimu Parent to the employees of the Pintec Business. For the three months ended March 31, 2017 and 2018, total share based compensation expenses allocated from Jimu Parent were RMB7,708 and RMB8,919, respectively.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

18. Share based compensation expenses (Continued)

Share options issued by Jimu Parent to employees of the Company

        Starting from 2014, Jimu Parent granted multiple tranches of share options with tiered vesting commencement dates to employees, including employees of the Pintec Business. The options are generally scheduled to be vested over four years, one-fourth of the awards shall be vested upon the end of the calendar year in which the awards were granted or the first anniversary dates of the grants, and the remaining of the awards shall be vested on straight line basis. Options granted typically expire in ten years from the respective vesting commencement date as stated in the grant letters.

        A summary of activities of the service-based share options granted to the employees of the predecessor operations of Pintec Business for the three months ended March 31, 2017 and 2018 are presented below:

	Options Outstanding	Weighted- Average Grant-Date Fair Value	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
		US$	(In years)	(RMB in thousands)
Outstanding as of December 31, 2016	15,887,042	0.87	8.63	26,538
Granted	520,000	1.00	—	—
Exercised	—	—	—	—
Forfeited	(36,382)	1.00	—	—

Outstanding as of March 31, 2017	16,370,660	0.87	8.44	29,518

Vested and expected to vest as of March 31, 2017	16,370,660	0.87	8.44	29,518
Exercisable as of March 31, 2017	6,517,310	0.75	8.44	4,358

	Options Outstanding	Weighted- Average Grant-Date Fair Value	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
		US$	(In years)	(RMB in thousands)
December 31, 2017	16,202,892	0.87	7.75	27,998
Granted	—	—	—	—
Exercised	—	—	—	—
Forfeited	(136,843)	1.00	—	—

March 31, 2018	16,066,049	0.87	7.56	26,943

Vested and expected to vest as of March 31, 2018	16,066,049	0.87	7.56	26,943
Exercisable as of March 31, 2018	10,023,139	0.80	7.56	9,937

        There were 520,000 and nil options granted for the three months ended March 31, 2017 and 2018. The weighted average grant date fair value of options granted for the three months ended March 31, 2017 and 2018 was US$1.88 and nil per share, respectively.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

18. Share based compensation expenses (Continued)

        For the three months ended March 31, 2017 and 2018, share-based compensation expenses recognized associated with the service-based share options granted to employees of the predecessor operations of Pintec Business and allocated to the Company were RMB5,180 and RMB6,552.

        As of December 31, 2017 and March 31, 2018, there was RMB52,961 and RMB41,619 of unrecognized share-based compensation expenses, adjusted estimated forfeitures, related to the share options granted. The expenses are expected to be recognized over a weighted-average period of 2.24 and 1.24 years, respectively, and may be adjusted for future change in estimated forfeitures.

        The estimated fair value of each option grant is estimated on the date of grant using the Binominal option-pricing model with the following assumptions:

For the three months ended March 31, 2017 and 2018
Expected volatility	34.6% ~ 40.2%
Risk-free interest rate (per annum)	2.02% ~ 3.02%
Exercise multiples	2.2 ~ 2.8
Expected dividend yield	0%
Expected term (in years)	10
Fair value of the underlying shares on the date of option grants (US$)	0.45 ~ 2.70

        The use of a valuation model requires the Company to make certain assumptions of Jimu Parent with respect to selected model inputs. The expected volatility is calculated based on the annualized standard deviation of the daily return embedded in historical share prices of comparable companies. The risk free interest rate is estimated based on the yield to maturity of China treasury bonds based on the expected term of the incentive shares. Jimu Parent has not declared or paid any cash dividends on its capital stock, and does not anticipate any dividend payments on its ordinary shares in the foreseeable future. The estimated forfeiture rate is determined based on the fact that vested incentive shares would only be forfeited in the event of misconduct by the holders of the incentive shares.

Restriction of ordinary shares held by senior management

        In connection with Jimu Parent's issuance of Series A preferred shares on March 5, 2014, 40% of the 72,000,000 ordinary shares held by certain members of Jimu Parent's senior management became restricted pursuant to the shareholders' agreement. The 40% of the shares subject to vesting thereafter in 60 equal and continuous monthly installments following the grant date, provided that the founders' continuous service for the Jimu Parent. This arrangement is accounted for similar to a reverse stock split, followed by the grant of restricted stock awards to the founders subject to service vesting conditions. These shares issued are determined to be share-based compensation. The fair value of the ordinary shares at the grant date was estimated using the income approach. The difference between the fair value and par value is recognized as compensation expenses using graded vesting method over the requisite service period, which is the vesting period. Grant date fair value per restricted share on March 5, 2014 is US$0.45.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

18. Share based compensation expenses (Continued)

        As of March 31, 2017 and 2018, an aggregate of 6,666,065 and 3,272,334 of the restricted shares remained unvested, respectively. The activities of the total restricted ordinary shares for the three months ended March 31, 2017 and 2018 are summarized as below:

	Number of shares	Weighted-Average Grant Date Fair Value (in US$)
Unvested at January 1, 2017	7,522,601
Granted	—	—
Vested	(856,536)

Unvested at March 31, 2017	6,666,065

Unvested at January 1, 2018	4,096,458
Grant	—	—
Vested	(824,124)

Unvested at March 31, 2018	3,272,334

        For the three months ended March 31, 2017 and 2018, share-based compensation expenses recognized associated with the restricted ordinary shares and allocated to the Company were RMB2,528 and RMB2,367, respectively. As of December 31, 2017 and March 31, 2018, unrecognized compensation cost, adjusted for estimated forfeitures and related to non-vested service-based restricted ordinary shares, was RMB12,833 and RMB6,370, respectively.

19. Convertible redeemable preferred shares

        In conjunction with the Group's Reorganization discussed in Note 1, in March 2018, the Group completed to issue 2,500,000 Series Seed-A-1 Convertible Redeemable Preferred Shares ("Series Seed-A-1 Preferred Shares") at par value for an aggregate purchase price of RMB1.9 (US$0.3) and 17,678,568 Series Seed-A-2 Convertible Redeemable Preferred Shares ("Series Seed-A-2 Preferred Shares") at par value for an aggregate purchase price of RMB13.5 (US$2.2) (collectively, "Series Seed A Preferred Shares"). In March 2018, the Group also completed to issue 37,257,705 Series Seed-B Convertible Redeemable Preferred Shares ("Series Seed-B Preferred Shares") at par value for an aggregate purchase price of RMB28.7 (US$4.7) and 42,747,918 Series Seed-C Convertible Redeemable Preferred Shares ("Series Seed-C Preferred Shares") at par value for an aggregate purchase price of RMB32.5 (US$5.3). The Series Seed-A-1, A-2, B, and C Preferred Shares are collectively referred to as the "Preferred Shares". All series of Preferred Shares have the same par value of US$0.000125 per share. At the same time, the Group completed to issue 72,000,000 Ordinary Shares for cash consideration of RMB59.

        The Group determined that the Series Seed-A-1, A-2, B, and C Preferred Shares should be classified as mezzanine equity upon their respective issuance since the Preferred Shares are contingently redeemable at any time after the earlier of (i) May 11, 2019 in the event that a qualified initial public offering ("QIPO") has not occurred and the Preferred Shares have not been converted; (ii) if there is any change of laws or policy with respect to the validity of Reorganization documents, (iii) the Group's receipt of the request from any holder of the Series Seed-A Preferred Shares or Series

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

19. Convertible redeemable preferred shares (Continued)

Seed-B Preferred Shares or Series Seed-C Preferred Shares to redeem any of the Series Seed-A Preferred Shares or Series Seed-B Preferred Shares or Series Seed-C Preferred Shares.

        The major rights, preferences and privileges of the Preferred Shares are as follows:

Conversion rights

        Each of the Preferred Shares is convertible, at the option of the holder, into the Company's ordinary shares at an initial conversion ratio of 1:1 at any time after the date of issuance of such Preferred Shares, subject to adjustments in the event of

          (i)  share splits, share combinations, share dividends or distribution, other dividends, recapitalizations and similar events, or (ii) issuance of ordinary shares (excluding certain events such as issuance of ordinary shares pursuant to a public offering) at a price per share less than the conversion price in effect on the date of or immediately prior to such issuance.

        The Preferred Shares shall be automatically converted based on the conversion price, into Ordinary Shares upon the earlier of (i) the closing of a QIPO, or (ii) with respect to the Series Seed-A Shares, the vote or written consent of the holders of more than 50% of the then outstanding Series Seed-A Preferred Shares (voting together as a single class), with respect to the Series Seed-B Shares, the vote or written consent of the holders of more than 50% of the then outstanding Series Seed-B Preferred Shares (voting together as a single class), and with respect to the Series Seed-C Shares, the vote or written consent of the holders of more than 50% of the then outstanding Series Seed-C Preferred Shares (voting together as a single class).

Dividend rights

        The holders of Preferred Shares are entitled to receive non-cumulative dividends prior and in preference to any declaration or payment of any dividend on Ordinary Shares carried at the rate of 8% of original issuance price per annum as and when declared by the board of directors.

        After payment of such preferential dividends on Preferred Shares during any year, any further dividends or distribution distributed during such year shall be declared and paid ratably on the outstanding Preferred Shares (on an as-converted basis) and the ordinary shares.

        No dividends on Preferred Shares and ordinary shares have been declared since the inception through March 31, 2018.

Liquidation preferences

        In the event of any liquidation, dissolution or winding up of the Group, either voluntarily or involuntarily, the holders of Preferred Shares have preference over holders of ordinary shares with respect to payment of dividends and distribution of assets.

        Upon liquidation, Series Seed-C Preferred Shares shall rank senior to Series Seed-B Preferred Shares, Series Seed-B Preferred Shares shall rank senior to Series Seed A Preferred Shares, and Series Seed A Preferred Shares shall rank senior to ordinary shares.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

19. Convertible redeemable preferred shares (Continued)

        The holders of Series Seed-C Preferred Shares shall be entitled to choose from receiving an amount equal to 100% of the Series Seed-C Preferred Share deemed issue price with respect to each Series Seed-C Preferred Share on an as-converted basis, plus all dividends declared and unpaid with respect thereon (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) with respect to each Series Seed-C Preferred Share on an as-converted basis.

        The holders of Series Seed-B Preferred Shares, shall be entitled to receive an amount equal to 100% of the Series Seed-B Preferred Share deemed issue price with respect to each Series Seed-B Preferred Share on an as-converted basis, plus all dividends declared and unpaid with respect thereon (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per share, then held by such holder.

        The holders of Series Seed A Preferred Shares, shall be entitled to receive an amount equal to 100% of the Series Seed A Preferred Share deemed issue price with respect to each Series Seed A Preferred Share on an as-converted basis, plus all dividends declared and unpaid with respect thereon (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per share, then held by such holder.

        After distribution or payment in full of the amount distributable or payable on the Series Seed-C Preferred Shares, Series Seed-B Preferred Shares, and Series Seed A Preferred Shares, the remaining assets of the Company available for distribution to members shall be distributed ratably among the holders of outstanding ordinary shares and the holders of outstanding Preferred Shares in proportion to the number of outstanding ordinary shares held by them (on an as-converted basis).

Voting rights

        The holder of each ordinary share issued and outstanding has one vote for each ordinary share held and the holder of each Preferred Shares has the number of votes as equals to the number of ordinary shares then issuable upon their conversion into ordinary shares. The holders of the Preferred Shares shall vote together with the holders of ordinary shares on all matters submitted to a vote of the shareholders of the Company and not as a separate class.

Redemption rights

        At any time after May 11, 2019 in the event that a qualified initial public offering ("QIPO") has not occurred and the Preferred Shares have not been converted, or for Series Seed A Preferred Shares, Series Seed-B Preferred Shares and Series Seed-C Preferred Shares, if requested by the holders of the respective series of Preferred Shares then outstanding, the Group shall redeem all or part of the respective outstanding Preferred Shares in that series. The redemption prices shall be the sum of (i) the Preferred Shares deemed issue price; (ii) all dividends declared and unpaid; and (iii) annual interest calculated at 8% per annum on the deemed issue price, compounded annually.

        The Group accretes changes in the redemption value over the period from the date of original issuance of the Preferred Shares to their respective earliest redemption date using effective interest method. Changes in the redemption value are considered to be changes in accounting estimates. The accretion will be recorded against retained earnings, or in the absence of retained earnings, by charges

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

19. Convertible redeemable preferred shares (Continued)

against additional paid-in capital. Once additional paid-in capital has been exhausted, additional charges should be recorded by increasing the accumulated deficit.

Accounting of Preferred Shares

        The Group records accretion on the Preferred Shares, where applicable, to the redemption value from the original issuance dates to the earliest redemption dates. The accretion of Preferred Shares was RMB11.6 million and RMB11.4million for the three months ended March 31, 2017 and 2018, respectively. The Preferred Shares are recorded initially at fair value, net of issuance costs.

        The Group determined that the embedded conversion features and the redemption features do not require bifurcation as they either are clearly and closely related to the Preferred Shares or do not meet the definition of a derivative.

        The Group has determined that there was no embedded beneficial conversion feature attributable to the Preferred Shares. In making this determination, the Group compared the initial effective conversion prices of the Preferred Shares and the fair values of the Group's ordinary shares determined by the Group at the issuance dates.

        The Group's preferred shares activities for the three months ended March 31, 2018 are summarized below:

	Series Seed-A-1 Preferred Shares		Series Seed-A-2 Preferred Shares		Series Seed-B Preferred Shares		Series Seed-C Preferred Shares		Mezzanine Equity
	No. of shares	Amount in RMB	No. of shares	Amount in RMB	No. of shares	Amount in RMB	No. of shares	Amount in RMB	Total No. of shares	Total Amount
Balances as of December 31, 2017	—	—	—	—	—	—	—	—	—	—
Completion of reorganization	2,500,000	2,395	17,678,568	21,598	37,257,705	172,579	42,747,918	488,995	100,184,191	685,567
Preferred Shares redemption value accretion	—	42	—	377	—	2,984	—	8,012	—	11,415

Balances as of March 31, 2018	2,500,000	2,437	17,678,568	21,975	37,257,705	175,563	42,747,918	497,007	100,184,191	696,982

20. Net (loss)/income per share

        Basic net (loss)/income per share is the amount of net (loss)/income available to each share of ordinary shares outstanding during the reporting period. Diluted net (loss)/income per share is the amount of net (loss)/income available to each share of ordinary shares outstanding during the reporting period adjusted period adjusted to include the effect of potentially dilutive ordinary shares. For the three months ended March 31, 2017 and 2018, options to purchase ordinary shares that were anti-dilutive and excluded from the calculation of diluted net (loss)/income per share were 1,613,241 and 809,589 shares on a weighted average basis. For the three months ended March 31, 2017 and 2018, the Series Seed-A-1 Preferred Shares, Series Seed-A-2 Preferred Shares, Series Seed-B Preferred Shares, Series Seed-C Preferred Shares, and convertible loans convertible into ordinary shares that

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

20. Net (loss)/income per share (Continued)

were anti-dilutive and excluded from the calculation of diluted net (loss)/income per share of the Company were nil shares and 1,097,909 shares on a weighted average basis, respectively.

        The following table set forth the computation of basic and diluted net (loss)/income per share for the periods indicated:

	For the three months ended March 31,
Basis net (loss)/income per share calculation:	2017	2018
Numerator:
Net (loss)/Income	(35,534)	14,605
Accretion on Series Seed-A-1 Preferred Shares redemption value	(42)	(42)
Accretion on Series Seed-A-2 Preferred Shares redemption value	(379)	(377)
Accretion on Series Seed-B Preferred Shares redemption value	(3,000)	(2,984)
Accretion on Series Seed-C Preferred Shares redemption value	(8,154)	(8,012)
Net (loss)/Income attributable to ordinary shareholders	(47,109)	3,190
Denominator:
Weighted average ordinary shares outstanding-basic	89,392,873	91,225,552
Net (loss)/income per share attributable to ordinary shareholders-basic	(0.53)	0.04
Diluted net (loss)/income per share calculation:
Numerator:
Net (loss)/Income attributable to ordinary shareholders-diluted	(47,109)	3,190
Denominator:
Weighted average ordinary shares outstanding-basic	89,392,873	91,225,552
Ordinary shares issuable upon the exercise of outstanding stock option using the treasury stock method	—	—
Weighted average ordinary shares outstanding-Diluted	89,392,873	91,225,552
Net (loss)/income per share attributable to ordinary shareholders-diluted	(0.53)	0.04

21. Related party transactions

        The Group has historically relied on Jimu Group for most of the Group's funding. (See note 1(e)).

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

21. Related party transactions (Continued)

        The table below sets forth the major related parties and their relationships with the Group as of December 31, 2017 and March 31, 2018:

Name of related parties	Relationship with the Group
Jimu Parent	the Group is under the control of the same group of shareholders
BBAE Holdings Limited	An entity which has one common director of the Board of Directors with the Company who can significantly influence both the entity and the Company
Beijing Liangduo Science and Technology Co. Ltd.	An entity which the Group holds 18% equity interests
(a)
The Group entered into the following transactions with related parties:

	For the three months ended March 31,
Transactions	2017	2018
	RMB	RMB
(i) Transactions recorded in costs and expenses
—Cost and expenses allocated from Jimu Parent(1)	34,261	13,563
—Service fees to Jimu Parent for the peer-to-peer matching services for the funding debts	185	1,009
(ii) Financing transactions
—Cash advances from Jimu Parent	36,963	35,282
—Loan proceeds from Jimu Parent	—	—

(1)
For the three months ended March 31, 2017, the allocated cost and expenses except for share based compensation expenses, with an amount of RMB26,553 would be settled with Jimu Parent. For the three months ended March 31, 2018, the allocated cost and expenses except for share based compensation expenses, with an amount of RMB4,644 would be settled with Jimu Parent.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

21. Related party transactions (Continued)

(b)
The Group had the following balances with the major related parties:

	As of December 31, 2017	As of March 31, 2018
	RMB	RMB
Due from Jimu Parent and its subsidiaries(2)	228,548	194,668
BBAE Holdings Limited	478	478

Total	229,026	195,146

Due to Jimu Parent and its subsidiaries	385,035	203,929
BBAE Holdings Limited	527	552
Beijing Liangduo Science and Technology Co. Ltd.	927	2,731

Total	386,489	207,212

(2)
This amount represents the cash proceeds from funding debts held by the peer-to-peer lending platform that had not yet been remitted to the Group.
(c)
For 2016, all of the loans provided to borrowers are funded via peer-to-peer matching services provided by Jimu Parent and its subsidiaries.

22. Defined contribution plan

        Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries, VIEs and VIEs' subsidiaries of the Group make contributions to the government for these benefits based on certain percentages of the employees' salaries, up to a maximum amount specified by the local government. The Group has no legal obligation for the benefits beyond the contributions made. The total amounts for such employee benefit expenses, which were expensed as incurred, were approximately RMB8,145 and RMB6,191 for the three months ended March 31, 2017 and 2018.

23. Commitments and contingencies

Operating lease commitment

        The Group has entered into non-cancellable operating leases covering various facilities. Future minimum lease payments under these non-cancellable leases as follows:

	Payment due by schedule
	Remaining period of 2018	2019	2020 and thereafter	Total
Office rental	12,457	9,208	—	21,665
Bandwidth leasing	186	—	—	186

	12,643	9,208	—	21,851

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

23. Commitments and contingencies (Continued)

        For the three months ended March 31 2017 and March 31, 2018, the Group incurred office rental expenses in the amounts of RMB3,444 and RMB4,494, respectively and incurred bandwidth leasing expenses in the amounts of RMB216 and RMB229 respectively.

Debt Obligation

        The expected repayment amount of the debt obligations are as follows:

	Payment due by schedule
	Remaining period of 2018	2019	2020 and thereafter	Total
Funding Debts obligations
Loan payables to individual investors via Jimu Box and other financial partners	294,324	55,806	7,543	357,673
Loan payables to investors of assets-backed securitized debts	—	245,192	—	245,192
Loan payables to investors of consolidated trusts	265,614	203,076	—	468,690
Loan payables to an individual lender	523,979	—	—	523,979
Interest payments	62,418	5,926	108	68,452

Total Funding Debts obligations	1,146,335	510,000	7,651	1,663,986

Legal Proceedings

        As of December 31, 2017 and March 31, 2018, the Group was not involved in any legal or administrative proceedings that may have a material adverse impact on the Group's business, financial position results of operations, or cash flows.

24. Unaudited Pro Forma Information

        Pursuant to the Company's memorandum and articles of association, the Company's Preferred Shares and the convertible loans will be automatically converted into ordinary shares upon a qualified IPO. Unaudited pro forma shareholders' equity as of March 31, 2018, as adjusted for the reclassification of the related Preferred Shares from mezzanine equity to shareholders' equity and convertible loans from liabilities to shareholders' equity is shown in the unaudited pro forma consolidated balance sheet.

PINTEC TECHNOLOGY HOLDINGS LIMITED

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(RMB in thousands, except for share data and per share data, or otherwise noted)

24. Unaudited Pro Forma Information (Continued)

        Unaudited pro forma basic and diluted net income per ordinary share reflects the effect of the conversion of Preferred Shares and convertible loans as follows, as if the conversion occurred as of the beginning of the period or the original date of issuance, if later.

For the three months ended March 31, 2018
RMB
Basic pro forma net income per share calculation
Numerator:
Net income attributable to ordinary shares	3,190
Preferred Shares redemption value accretion reversed	11,415
Numerator for pro forma net income per share-basic	14,605
Denominator:
Weighted average number of ordinary shares used in calculating pro forma basic and diluted net income per share	217,060,422
Pro forma basic and diluted net income per share	0.07

25. Subsequent events

        On April 15, 2018, the Company entered the framework agreement with United Overseas Bank Limited ("UOB") to establish a joint venture of Avatec.ai (S) Pte. Ltd ("Avatec") in Singapore to develop the lending platform so as to providing credit services and solutions, focusing on data technology based credit assessment, scoring and selection with commercial applications, and supporting consumer and small and medium enterprise lending activities.

        On May 18, 2018, the Company received Conversion Notice from the holders of the convertible loans issued in November 2017, to convert such loans into 25,650,679 Series A-1 Preferred Shares of the Company, at the conversion price of US$1.54 per share.

        On May 18, 2018, the Company entered into Share Purchase Agreement with 11 investors to issue 38,829,699 Series A-2 Preferred Shares, for an aggregated cash consideration of US$ 64 million.

        Subsequent to the reorganization completion in March 2018, all future share-based awards of the Company will be granted under the Company's own incentive plan (the "Pintec Plan") which permits the grant of options, restricted shares and restricted share units of the Company to employees, directors and other eligible persons of the Company and its affiliates. On May 31, 2018 the Group granted 16,397,500 and 2,405,000 stock options, to its employees and directors of the Company and employees of Jimu Parent, respectively under the Pintec Plan with an exercise price of US$0.000125.

        On July 14, 2018, the Company entered into a loan agreement with Delight Treasure Holding Limited, which is one of shareholders of the Group, with a principal amount of US$10,000, an annual interest rate of 10.3%, and a term of one year.

        On July 14, 2018, Shenzhen Minheng, as one of subsidiaries of the Group, entered into a seperate loan agreement with Xijin (Shanghai) Venture Capital Management Co., Ltd., which is one of subsidiaries of one shareholders of the Group. The loan has a principal amount of RMB70,000 (US$11,160), an annual interest rate of 10.3%, and a term of one year. The Company plans to use the proceeds of these loans, together with cash on hand, to repay the balance of the loan which the Company borrowed from the individual lender mentioned in note 2(1)(c).

Powering the future of finance.

3.7bn+
Cumulative Wealth Management Transaction Amount (RMB)
23.9bn+
Cumulative Loan Facilitated (RMB)
179
Business Partners
81
Financial Partners
3.8m+
Cumulative Unique Borrowers[1]
168k+
Cumulative Investors

(1) All numbers on this page are as of Mar 31, 2018.

An Independent Technology Enablement Platform

PINTEC
品钛

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Cayman Islands law does not limit the extent to which a company's articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. Our post-offering amended and restated memorandum and articles of association provide that each officer or director of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person's own dishonesty, willful default or fraud, in or about the conduct of our company's business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

        Pursuant to the form of indemnification agreement filed as Exhibit 10.2 to this Registration Statement, we will agree to indemnify our directors and senior officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

        The form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement will also provide for indemnification of us and our officers and directors.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Purchaser	Date of Issuance	Number of Securities	Class of Securities	Consideration	Underwriting Discount and Commission
Wise Plus Limited	March 2, 2017	1	Ordinary Shares	US$0.000125	Not applicable
Wise Plus Limited	April 7, 2017	1	Ordinary Shares	US$0.000125	Not applicable
Wise Plus Limited	May 5, 2017	15,698,912	Ordinary Shares	US$1,962.36	Not applicable
Genius Hub Limited	May 5, 2017	23,722,804	Ordinary Shares	US$2,965.35	Not applicable
Rosy Range Global Limited	May 5, 2017	12,360,777	Ordinary Shares	US$1,545.10	Not applicable
Earnest Way International Limited	May 5, 2017	6,977,295	Ordinary Shares	US$872.16	Not applicable
CH Financial Holdings Ltd.	May 5, 2017	4,186,378	Ordinary Shares	US$523.30	Not applicable
Spring Fountain Holdings Limited	May 5, 2017	5,426,785	Ordinary Shares	US$678.35	Not applicable
Black Swan Investment Holdings Limited	May 5, 2017	1,000,000	Ordinary Shares	US$125.00	Not applicable
Up Sail Holdings Limited	May 5, 2017	400,000	Ordinary Shares	US$50.00	Not applicable
Diversity Ventures Limited	December 8, 2017	1,726,111	Ordinary Shares	US$215.76	Not applicable
Dreamland Ventures Limited	December 8, 2017	200,400	Ordinary Shares	US$25.05	Not applicable
China eCapital Investment Holdings, Ltd.	December 8, 2017	300,536	Ordinary Shares	US$37.57	Not applicable
		7,214	Series Seed-C Preferred Shares	US$0.90	Not applicable

Purchaser	Date of Issuance	Number of Securities	Class of Securities	Consideration	Underwriting Discount and Commission
Peak Capital Advisory Limited	December 8, 2017	2,500,000	Series Seed-A-1 Preferred Shares	US$312.50	Not applicable
Halvorson Ventures Limited	December 8, 2017	929,782	Series Seed-B Preferred Shares	US$116.22	Not applicable
		572,651	Series Seed-C Preferred Shares	US$71.58	Not applicable
Ventech China II SICAR	December 8, 2017	13,750,000	Series Seed-A-2 Preferred Shares	US$1,718.75	Not applicable
		3,165,886	Series Seed-B Preferred Shares	US$395.74	Not applicable
		763,535	Series Seed-C Preferred Shares	US$95.44	Not applicable
Zhong Capital Fund, L.P.	December 8, 2017	3,817,674	Series Seed-C Preferred Shares	US$715.81	Not applicable
Cheer Fortune Investment Limited	December 8, 2017	1,690,463	Series Seed-C Preferred Shares	US$211.31	Not applicable
Fuda Investment Inc.	December 8, 2017	218,371	Series Seed-C Preferred Shares	US$27.30	Not applicable
Moon Wan Sun Investments Company Limited	December 8, 2017	3,928,568	Series Seed-A-2 Preferred Shares	US$491.07	Not applicable
		904,538	Series Seed-B Preferred Shares	US$113.07	Not applicable
		1,450,715	Series Seed-C Preferred Shares	US$181.34	Not applicable
Xiaomi Ventures Limited	December 8, 2017	14,651,116	Series Seed-B Preferred Shares	US$1,831.39	Not applicable
		2,305,371	Series Seed-C Preferred Shares	US$288.17	Not applicable
Shunwei TMT III Limited	December 8, 2017	4,883,705	Series Seed-B Preferred Shares	US$610.46	Not applicable
		1,632,996	Series Seed-C Preferred Shares	US$204.12	Not applicable
Matrix Partners China III Hong Kong Limited	December 8, 2017	6,010,714	Series Seed-B Preferred Shares	US$751.34	Not applicable
		6,108,278	Series Seed-C Preferred Shares	US$763.53	Not applicable
Vertex Asia Fund Pte. Ltd.	December 8, 2017	4,207,500	Series Seed-B Preferred Shares	US$525.94	Not applicable
		763,534	Series Seed-C Preferred Shares	US$95.44	Not applicable
Magic Stone Hong Tao Alternative Fund, L.P.	December 8, 2017	2,003,571	Series Seed-B Preferred Shares	US$250.45	Not applicable
Magic Stone Alternative Private Equity Fund, L.P.	December 8, 2017	5,726,508	Series Seed-C Preferred Shares	US$715.81	Not applicable
Hillingdon Ventures Limited	December 8, 2017	500,893	Series Seed-B Preferred Shares	US$62.61	Not applicable
		167,486	Series Seed-C Preferred Shares	US$20.94	Not applicable
Sheen Profit Holdings Limited	December 8, 2017	38,177	Series Seed-C Preferred Shares	US$4.77	Not applicable
Investec Bank plc	December 8, 2017	10,689,488	Series Seed-C Preferred Shares	US$1,336.19	Not applicable
Delight Treasure Holdings Limited	December 8, 2017	2,366,957	Series Seed-C Preferred Shares	US$57.27	Not applicable
Prime Ever Group Limited	December 8, 2017	1,068,947	Series Seed-C Preferred Shares	US$133.62	Not applicable
Woo Foong Hong Limited	December 8, 2017	1,908,837	Series Seed-C Preferred Shares	US$238.60	Not applicable
Mandra iBase Limited	December 8, 2017	1,450,716	Series Seed-C Preferred Shares	US$181.34	Not applicable
Mandra iBase Limited		16,252,912	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Asembly Fintech Limited		4,550,815	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Shunwei TMT III Limited		1,300,233	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable

Purchaser	Date of Issuance	Number of Securities	Class of Securities	Consideration	Underwriting Discount and Commission
David Charles Desilets		1,300,233	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Asembly Fintech Limited		5,200,931	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Cheer Fortune Investment Limited		946,254	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
Hillingdon Ventures Limited		650,116	Series A-1 Preferred Shares	subscription price of convertible loans	Not applicable
New Fortune Fund L.P.		18,201,422	Series A-2 Preferred Shares	$30,000,000	Not applicable
Genesis Ventures Limited		3,033,570	Series A-2 Preferred Shares	$5,000,000	Not applicable
True Radiant Limited		1,820,142	Series A-2 Preferred Shares	$3,000,000	Not applicable
Yang Zhizhong		1,213,428	Series A-2 Preferred Shares	$2,000,000	Not applicable
Delight Treasure Holdings Limited		2,548,199	Series A-2 Preferred Shares	$4,200,000	Not applicable
Asembly Fintech Limited		3,033,570	Series A-2 Preferred Shares	$5,000,000	Not applicable
Lucky P2P Limited		6,067,141	Series A-2 Preferred Shares	$10,000,000	Not applicable
Precise Noble Limited		910,071	Series A-2 Preferred Shares	$1,500,000	Not applicable
Sheen Profit Holdings Limited		182,014	Series A-2 Preferred Shares	$300,000	Not applicable
Mandra iBase Limited		910,071	Series A-2 Preferred Shares	$1,500,000	Not applicable
Woo Foong Hong Limited		910,071	Series A-2 Preferred Shares	$1,500,000	Not applicable

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
Exhibits

        See Exhibit Index beginning on page II-5 of this registration statement.

(b)
Financial Statement Schedules

        Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

        The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Pintec Technology Holdings Limited
EXHIBIT INDEX

Exhibit Number		Description of Document
1.1	*	Form of Underwriting Agreement

3.1		Second Amended and Restated Memorandum and Articles of Association of the Registrant dated May 18, 2018, as currently in effect

3.2	*	Form of Third Amended and Restated Memorandum and Articles of Association of the Registrant, as effective upon the completion of this offering

4.1	*	Form of American Depositary Receipt (included in Exhibit 4.3)

4.2	*	Registrant's Specimen Certificate for ordinary shares

4.3	*	Deposit Agreement, dated as of , 2018, among the Registrant, the depositary and holders of the American Depositary Shares

4.4		Amended and Restated Shareholders Agreement, dated as of May 18, 2018, between the Registrant and the holders of the Registrant's ordinary and preferred shares

5.1	*	Opinion of Travers Thorp Alberga regarding the validity of the ordinary shares being registered

8.1	*	Opinion of Travers Thorp Alberga regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

10.1		Share Incentive Plan

10.2		Form of Indemnification Agreement with the Registrant's directors and senior officers

10.3		Form of Employment Agreement between the Registrant and an executive officer of the Registrant

10.4		English translation of Exclusive Business Cooperation Agreement between Sky City (Beijing) Technology Co., Ltd. and Anquying (Tianjin) Business Information Consulting Co., Ltd. dated December 13, 2017

10.5		English translation of Exclusive Option Agreement among Sky City (Beijing) Technology Co., Ltd., Anquying (Tianjin) Business Information Consulting Co., Ltd. and shareholders of Anquying (Tianjin) Business Information Consulting Co., Ltd. dated December 13, 2017

10.6		English translation of Equity Pledge Agreement among Sky City (Beijing) Technology Co., Ltd., Anquying (Tianjin) Business Information Consulting Co., Ltd. and shareholders of Anquying (Tianjin) Business Information Consulting Co., Ltd. dated December 13, 2017

10.7		English translation of the Power of Attorney by the shareholders of Anquying (Tianjin) Business Information Consulting Co., Ltd. dated December 13, 2017

10.8		English translation of Exclusive Business Cooperation Agreement between Pintec (Beijing) Technology Co., Ltd. and Xuanji Intelligence (Beijing) Technology Co., Ltd. dated December 13, 2017

Exhibit Number		Description of Document
10.9		English translation of Exclusive Option Agreement among Pintec (Beijing) Technology Co., Ltd., Xuanji Intelligence (Beijing) Technology Co., Ltd. and shareholders of Xuanji Intelligence (Beijing) Technology Co., Ltd. dated December 13, 2017

10.10		English translation of Equity Pledge Agreement among Pintec (Beijing) Technology Co., Ltd., Xuanji Intelligence (Beijing) Technology Co., Ltd. and shareholders of Xuanji Intelligence (Beijing) Technology Co., Ltd., dated December 13, 2017

10.11		English translation of the Power of Attorney by the shareholders of Xuanji Intelligence (Beijing) Technology Co., Ltd., dated December 13, 2017

10.12		English translation of Exclusive Business Cooperation Agreement between Pintec (Beijing) Technology Co., Ltd. and Pintec Jinke (Beijing) Technology Information Co., Ltd.

10.13		English translation of Exclusive Option Agreement among Pintec (Beijing) Technology Co., Ltd., Pintec Jinke (Beijing) Technology Information Co., Ltd. and shareholders of Pintec Jinke (Beijing) Technology Information Co., Ltd.

10.14		English translation of Equity Pledge Agreement among Pintec (Beijing) Technology Co., Ltd., Pintec Jinke (Beijing) Technology Information Co., Ltd. and shareholders of Pintec Jinke (Beijing) Technology Information Co., Ltd.

10.15		English translation of the Power of Attorney by the shareholders of Pintec Jinke (Beijing) Technology Information Co., Ltd.

10.16		English translation of Exclusive Business Cooperation Agreement between Pintec (Beijing) Technology Co., Ltd. and Beijing Hongdian Fund Distributor Co., Ltd. dated December 13, 2017

10.17		English translation of Exclusive Option Agreement among Pintec (Beijing) Technology Co., Ltd., Beijing Hongdian Fund Distributor Co., Ltd. and shareholders of Beijing Hongdian Fund Distributor Co., Ltd. dated December 13, 2017

10.18		English translation of Equity Pledge Agreement among Pintec (Beijing) Technology Co., Ltd., Beijing Hongdian Fund Distributor Co., Ltd. and shareholders of Beijing Hongdian Fund Distributor Co., Ltd. dated December 13, 2017

10.19		English translation of the Power of Attorney by the shareholders of Beijing Hongdian Fund Distributor Co., Ltd. dated December 13, 2017

10.20	†	English translation of "Jiequhua" Business Cooperation Agreement by and among Tianjin Quna Internet Finance Information Technology Co., Ltd. and Anquying (Shanghai) Investment Consulting Co., Ltd. dated April 3, 2018

10.21	†	English translation of "Naquhua" Business Cooperation Agreement by and among Anquying (Shanghai) Investment Consulting Co., Ltd. and Xi'an Quxie Financial Services Co., Ltd. dated December 25, 2017

10.22	†	English translation of Supplemental Agreement (I) to Naquhua Business Cooperation Agreement by and among Anquying (Shanghai) Investment Consulting Co., Ltd. and Xi'an Quxie Financial Services Co., Ltd. dated February 2, 2018

10.23	†	English translation of Supplemental Agreement (III) to Naquhua Business Cooperation Agreement by and among Anquying (Shanghai) Investment Consulting Co., Ltd. and Xi'an Quxie Financial Services Co., Ltd. dated May 1, 2018

Exhibit Number		Description of Document
10.24		Lerong Cooperation Agreement by and among Anquying (Shanghai) Investment Consulting Co., Ltd. and Beijing Lerong Duoyuan Information Technology Co., Ltd. dated November 16, 2015

10.25		Master Transaction Agreement by and between Pintec Technology Holdings Limited and Pintec Holdings Limited, dated December 13, 2017

10.26		Restructuring Agreement by and among Pintec Holdings Limited and Shareholders

10.27		Cooperation Framework Agreement by and between Pintec Technology Holdings Limited and Pintec Holdings Limited, dated December 13, 2017

10.28		Non-Competition Agreement by and between Pintec Technology Holdings Limited and Pintec Holdings Limited, dated December 13, 2017

10.29		Intellectual Property License Agreement by and between Pintec Technology Holdings Limited and Pintec Holdings Limited, dated December 13, 2017

10.30		Loan agreement between Shenzhen Qianhai Minheng Commericial Factoring Co., Ltd. and Xuan Zhang dated as of January 22, 2018, and amended as of March 9, 2018

10.31		2018 Share Incentive Plan

10.32	*	Loan agreement between the Registrant and Delight Treasure Holdings Limited dated as of July 14, 2018

10.33	*	Loan agreement between Shenzhen Qianhai Minheng Commercial Factoring Co., Ltd. and Xijin (Shanghai) Venture Capital Management Co., Ltd. dated as of July 14, 2018

21.1		Principal subsidiaries of the Registrant

23.1		Consent of PricewaterhouseCoopers Zhong Tian LLP, Independent Registered Public Accounting Firm

23.2	*	Consent of Travers Thorp Alberga (included in Exhibit 5.1)

23.3		Consent of Beijing Shihui Law Firm (included in Exhibit 99.2)

23.4		Consent of Oliver Wyman Consulting (Shanghai) Limited

24.1		Powers of Attorney (included on signature page)

99.1		Code of Business Conduct and Ethics of the Registrant

99.2		Opinion of Beijing Shihui Law Firm regarding certain PRC law matters

*
To be filed by amendment.

†
Confidential treatment has been request for certain portions of this exhibit pursuant to Rule 406 under the Securities Act. In accordance with Rule 406, these confidential portions have been omitted and filed separately with the Commission.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on July 16, 2018.

Pintech Technology Holdings Limited
By:	/s/ WEI WEI
	Name:	Wei Wei
	Title:	Chief Executive Officer and Director

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Wei Wei and Steven Yuan Ning Sim as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the "Shares"), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WEI WEI Name: Wei Wei	Chief Executive Officer and Director (principal executive officer)	July 16, 2018
/s/ STEVEN YUAN NING SIM Name: Steven Yuan Ning Sim	Chief Financial Officer (principal financial and accounting officer)	July 16, 2018
/s/ JUN DONG Name: Jun Dong	Director	July 16, 2018
/s/ JING ZHOU Name: Jing Zhou	Director	July 16, 2018
/s/ XIAOMEI PENG Name: Xiaomei Peng	Director	July 16, 2018
/s/ CHAO ZHOU Name: Chao Zhou	Director	July 16, 2018

Signature	Title	Date

/s/ FENG HONG Name: Feng Hong	Director	July 16, 2018
/s/ JIACHENG LIU Name: Jiacheng Liu	Director	July 16, 2018

 SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

        Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Pintech Technology Holdings Limited, has signed this registration statement or amendment thereto in Newark, Delaware, United State of America on July 16, 2018.

Authorized U.S. Representative
By:	/s/ DONALD J. PUGLISI
	Name:	Donald J. Puglisi
	Title:	Managing Director